Exhibit 2.1
Execution Copy

PURCHASE AGREEMENT
among
ONEBEACON INSURANCE GROUP, LTD.,
ONEBEACON INSURANCE GROUP LLC,
ONEBEACON AMERICA INSURANCE COMPANY,
THE EMPLOYERS’ FIRE INSURANCE COMPANY,
THE CAMDEN FIRE INSURANCE ASSOCIATION,
HOMELAND INSURANCE COMPANY OF NEW YORK,
ONEBEACON INSURANCE COMPANY,
ONEBEACON MIDWEST INSURANCE COMPANY,
PENNSYLVANIA GENERAL INSURANCE COMPANY,
THE NORTHERN ASSURANCE COMPANY OF AMERICA
and
TOWER GROUP, INC.
Dated as of February 2, 2010

i

SCHEDULES

Schedule	Description
Schedule 1.1A	Associated Assets
Schedule 1.1B	Specialty Lines Programs
Schedule 1.1C	Knowledge (Seller Parent)
Schedule 1.1D	Knowledge (Buyer)
Schedule 1.1E	Pro Forma Adjustments
Schedule 4.3	Consents and Approvals (Seller Parent)
Schedule 4.4(a)	Shares; Units; Surplus Notes
Schedule 4.7(a)	Legal Proceedings
Schedule 4.8(b)	Guaranty Fund Assessments
Schedule 4.8(c)	Company Defaults
Schedule 4.9(a)	Absence of Certain Changes
Schedule 4.9(a)(ii)(F)	Entry into Material Affiliate Agreements
Schedule 4.9(b)	Business of Renewal Rights Sellers
Schedule 4.9(c)	No Material Adverse Effect
Schedule 4.10(a)	Compliance with Law
Schedule 4.10(b)	Licensed Jurisdictions; State of Domicile
Schedule 4.10(f)	Insurance Companies’ Premium Rates
Schedule 4.11	Filings
Schedule 4.12(a)(i)	Agents of Insurance Companies and Renewal Rights Sellers
Schedule 4.12(a)(ii)	Binding Authority
Schedule 4.12(b)	Agent Compensation
Schedule 4.14	Market Conduct
Schedule 4.15(a)	Insurance Issued by the Companies; Subject Policies
Schedule 4.15(b)	Tiered Claims
Schedule 4.16(a)	Reinsurance and Retrocession Treaties and Agreements
Schedule 4.16(a)(i)	Consents under Ceded Reinsurance Agreements
Schedule 4.17(a)	Material Contracts
Schedule 4.17(b)	Certain Seller and Company Contracts
Schedule 4.17(c)	Commercial Lines Agreement Covenants
Schedule 4.18(a)(i)	Owned Exclusively Used Intellectual Property
Schedule 4.18(a)(ii)	Licensed Exclusively Used Intellectual Property
Schedule 4.18(b)(i)	Owned Generally Used Intellectual Property
Schedule 4.18(b)(ii)	Licensed Generally Used Intellectual Property
Schedule 4.18(c)	Excluded Intellectual Property
Schedule 4.18(d)	Intellectual Property Encumbrances
Schedule 4.18(f)	Material Agreements or Arrangements
Schedule 4.18(i)	Employee Confidentiality Agreements
Schedule 4.19(a)	Real Estate Leases
Schedule 4.19(b)	Right to Quiet Enjoyment
Schedule 4.19(d)	Third-Party Right to Occupancy
Schedule 4.20	Title to Assets
Schedule 4.21	Sufficiency of Assets and Contractual Rights
Schedule 4.22(i)	In-Force Policies
Schedule 4.22(ii)	Business Written on a Reinsurance Basis
Schedule 4.24(b)	Affiliated Group Companies
Schedule 4.24(c)	Tax Returns
Schedule 4.24(e)	Audits
Schedule 4.24(f)	Tax Return Extensions

Schedule	Description
Schedule 4.24(g)	Power of Attorney
Schedule 4.24(h)	Tax Sharing and Allocation Agreement Parties
Schedule 4.24(t)	Surplus Notes
Schedule 4.24(x)	Internal Revenue Code Section 846(e) Elections
Schedule 4.25(a)	Benefit Plans
Schedule 4.26(b)	Labor Disputes
Schedule 4.27(b)	Governmental Authority
Schedule 4.28	Agreements of Related Party Transactions
Schedule 4.30	Environmental Matters
Schedule 4.32	Bank Accounts
Schedule 5.3	Consents and Approvals (Buyer)
Schedule 6.1(A)	Conduct of Business
Schedule 6.1(B)	Continuation of Current Plans
Schedule 6.6(a)	Costs of Obtaining Certain Consents
Schedule 6.6(b)	Cost of Services
Schedule 6.10(i)	Severance
Schedule 6.12(b)	Related Party Transactions
Schedule 6.17(c)	Carried Loss and Loss Expense Reserves as of December 31, 2009
Schedule 6.17(c-1)	Description of Process
Schedule 6.17(c-2)	Unreported Patterns and Loss Ratios
Schedule 6.17(c-3)	Costs Per Claim
Schedule 6.17(c-4)	Recording of IBNR for ULAE
Schedule 6.18(d)	Restricted Policyholders
Schedule 6.20(b)	Management Companies Surviving Contracts
Schedule 6.27	Lease Agreement Terms
EXHIBITS

Exhibit	Description
Exhibit A	Form of Acquired Business Administrative Services Agreements
Exhibit B	Form of Acquired Business Reinsurance Agreements
Exhibit C	Form of Purchase Notes
Exhibit D	Form of Bill of Sale
Exhibit E	Form of Commutation Agreements
Exhibit F	Form of Excluded Business Administrative Services Agreements
Exhibit G	Form of Excluded Business Reinsurance Agreements
Exhibit H	Form of Transition Services Agreement
Exhibit I	Form of Trust Agreements

v

PURCHASE AGREEMENT
     This PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of February 2, 2010, by and among OneBeacon Insurance Group, Ltd., an exempted limited liability company organized under the laws of Bermuda (“Seller Parent”), OneBeacon Insurance Group LLC, a limited liability company organized under the laws of the State of Delaware (“OneBeacon LLC”), OneBeacon America Insurance Company, an insurance company organized under the laws of the Commonwealth of Massachusetts (“OneBeacon America”), The Employers’ Fire Insurance Company, an insurance company organized under the laws of the Commonwealth of Massachusetts (“Employers Fire”), The Camden Fire Insurance Association, an insurance company organized under the laws of the State of New Jersey (“Camden Fire”), Homeland Insurance Company of New York, an insurance company organized under the laws of the State of New York (“Homeland New York”), OneBeacon Insurance Company, an insurance company organized under the laws of the Commonwealth of Pennsylvania (“OneBeacon Insurance”), OneBeacon Midwest Insurance Company, an insurance company organized under the laws of the State of Wisconsin (“OneBeacon Midwest”), Pennsylvania General Insurance Company, an insurance company organized under the laws of the Commonwealth of Pennsylvania (“Pennsylvania General”), The Northern Assurance Company of America, an insurance company organized under the laws of the Commonwealth of Massachusetts (“Northern Assurance,” and, together with OneBeacon Insurance, OneBeacon Midwest, Pennsylvania General, OneBeacon America, Employers Fire and Camden Fire, collectively, the “Renewal Rights Sellers,” and together with Seller Parent, OneBeacon LLC and Homeland New York, collectively, “Sellers”), and Tower Group, Inc., a Delaware corporation (“Buyer”).
RECITALS
     WHEREAS, OneBeacon LLC is a wholly owned indirect Subsidiary of Seller Parent and directly or indirectly owns (i) all of the issued and outstanding capital stock of each of OneBeacon America, Employers Fire, Camden Fire and Homeland New York, (ii) 100 membership units of Adirondack AIF, LLC, a limited liability company organized under the laws of the State of New York (“Adirondack Management”), which membership units constitute all of the issued and outstanding equity interests of Adirondack Management, and (iii) one membership unit of New Jersey Skylands Management LLC, a limited liability company organized under the laws of the State of Delaware (“Skylands Management”), which membership unit constitutes all of the issued and outstanding equity interests of Skylands Management (the membership units described by clauses (ii) and (iii), collectively, the “Units”);
     WHEREAS, (i) OneBeacon America owns 31,250 shares of common stock, par value $100.00 per share, of York Insurance Company of Maine, an insurance company organized under the laws of the State of Maine (“York”), which shares constitute all of the issued and outstanding capital stock of York, and (ii) Employers Fire owns 20,000 shares of common stock, par value $100.00 per share, of Massachusetts Homeland Insurance Company, an insurance company organized under the laws of the Commonwealth of Massachusetts (“Homeland”), which shares constitute all of the issued and outstanding capital stock of Homeland (the shares described in clauses (i) and (ii), collectively, the “Shares”);

     WHEREAS, (i) Adirondack Management manages Adirondack Insurance Exchange, a reciprocal insurance exchange organized and existing under the laws of the State of New York (“Adirondack Exchange”), and (ii) Skylands Management manages New Jersey Skylands Insurance Association, a reciprocal insurance exchange organized and existing under the laws of the State of New Jersey (“Skylands Association” and, together with Adirondack Exchange, the “Reciprocals”);
     WHEREAS, (i) Homeland New York is the holder of a surplus note issued by Adirondack Exchange (the “Adirondack Surplus Note”) in the aggregate principal amount of $70,700,000 and (ii) Camden Fire is the holder of a surplus note issued by Skylands Association in the aggregate principal amount of $31,450,000 comprised of a $31,250,000 surplus loan and a $200,000 security deposit loan (the “Skylands Surplus Note” and, together with the Adirondack Surplus Note, the “Surplus Notes”);
     WHEREAS, York, Homeland, Adirondack Management, Skylands Management, the Reciprocals and the Reciprocal Subsidiary (collectively, the “Companies”) and the Renewal Rights Sellers are engaged in the Business (as hereinafter defined); and
     WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, the Shares, the Units, the Surplus Notes, the Renewal Rights and certain of the assets and rights associated with the Business.
     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1. Definitions. For all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):
     “2009 HO Quota Share Reinsurance Agreement” has the meaning set forth in Section 4.16(c).
     “2010 HO Quota Share Reinsurance Agreement” has the meaning set forth in Section 4.16(c).
     “Accommodation Policies” means Subject Policies that are landlord protector Insurance Policies, and any renewals thereof, written by a Tower Reinsurer on behalf of the Renewal Rights Sellers pursuant to the Acquired Business Administrative Services Agreements

in jurisdictions in which the Renewal Rights Sellers are currently writing such Subject Policies but with respect to which an Impediment exists.
     “Accounting Firm” has the meaning set forth in Section 7.2(b).
     “Acquired Business Administrative Services Agreements” means the separate Acquired Business Administrative Services Agreements to be dated as of the Closing Date between a Tower Reinsurer and each of the Renewal Rights Sellers, in the form of Exhibit A, pursuant to which a Tower Reinsurer will issue and administer, as applicable, the Reinsured Policies.
     “Acquired Business Reinsurance Agreements” means the separate Acquired Business Reinsurance Agreements to be dated as of the Closing Date between a Tower Reinsurer and each of the Renewal Rights Sellers in the form of Exhibit B, pursuant to which a Tower Reinsurer will reinsure the Reinsured Policies written by or on behalf of such Renewal Rights Seller.
     “Acquired Companies” means Homeland, York and the Management Companies.
     “Acquired Companies Statutory Capital” means the combined surplus as regards policyholders of Homeland and York determined in accordance with SAP (as required to be reflected on line 35 of the “Liabilities, Surplus and Other Funds” page of the 2009 NAIC Annual Statement Blank).
     “Action” means any action, cause of action, claim, cease and desist letter, demand, suit, arbitration proceeding, citation, summons, subpoena or investigation of any nature, whether civil, criminal, regulatory or otherwise, in law or in equity.
     “Actual Costs” has the meaning set forth in Section 6.6(b).
     “Adirondack Exchange” has the meaning set forth in the Recitals.
     “Adirondack Exchange Advisory Committee Rules” means the Rules of the Advisory Committee of Adirondack Exchange.
     “Adirondack Exchange Declaration” means the Adirondack Insurance Exchange Declaration of Initial Subscribers and Attorney-In-Fact.
     “Adirondack Exchange Subscriber’s Agreement” means the Adirondack Insurance Exchange Subscriber’s Agreement, which is appended to Insurance Policies issued by Adirondack Exchange.
     “Adirondack Management” has the meaning set forth in the Recitals.
     “Adirondack Management Agreement” means the 2004 Insurance Management Services Agreement between Adirondack Management and Adirondack Exchange, along with any subscriber agreements, powers of attorney, and other documents and ancillary agreements entered into in connection therewith.

     “Adirondack Surplus Note” has the meaning set forth in the Recitals.
     “Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by or is under common control with such Person; provided, however, that, other than for purposes of Sections 4.28 and 6.12, neither White Mountains Insurance Group, Ltd. nor any Affiliate of White Mountains Insurance Group, Ltd. shall be deemed to be an Affiliate of Seller Parent or any Person controlled by Seller Parent other than Seller Parent and any Person controlled by Seller Parent. The term “control,” for the purposes of this definition, means the power to direct or cause the direction of the management or policies of the controlled Person.
     “Affiliated Group” has the meaning set forth in Section 1504(a) of the Code.
     “Agreement” has the meaning set forth in the Preamble.
     “Allocable Amount” has the meaning set forth in Section 2.3(c).
     “Ancillary Agreements” means the Acquired Business Reinsurance Agreements, the Excluded Business Reinsurance Agreements, the Acquired Business Administrative Services Agreements, the Excluded Business Administrative Services Agreements, the Transition Services Agreement, the Trust Agreements, the Commutation Agreements, the Purchase Notes (if required to be issued pursuant to Article II), the Bill of Sale and the Lease Agreements.
     “Applicable Law” means any federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree, directive, principle of common law or written interpretation of any of the foregoing by a Governmental Authority applicable to a Person or any such Person’s Subsidiaries, properties, assets, officers, directors, employees or agents.
     “Associated Assets” means (i) the Transferred Owned Intellectual Property not owned by any Acquired Company as of the Closing Date (excluding Records), (ii) the Records, (iii) the Renewal Rights, (iv) all tangible personal property and other physical assets of any Seller used exclusively in the Business and (v) the assets listed on Schedule 1.1A. For the avoidance of doubt, the Associated Assets do not include any Intellectual Property other than the Transferred Owned Intellectual Property.
     “Audit” has the meaning set forth in Section 4.24(e).
     “Audited Balance Sheet” has the meaning set forth in Section 6.17(b).
     “Audited Financial Statements” has the meaning set forth in Section 6.17(a).
     “Benefit Plans” has the meaning set forth in Section 4.25(a).
     “Bill of Sale” means a bill of sale in the form of Exhibit D to be delivered by Sellers to Buyer on the Closing Date to effect the transfer of the Associated Assets.

     “Business” means the development, marketing, underwriting, issuance, sale, administration, renewal, reinsurance or servicing of voluntary and involuntary property and casualty Insurance Policies to individuals and households in their private capacity, including automobile, homeowners’, fire, tenant-occupied dwellings, personal umbrella, personal inland marine, watercraft supported by homeowners or package, package, mobile home, landlord protector and fire Insurance Policies, in each case other than personal lines Insurance Policies constituting surplus lines policies for high-value property coverages or a part of Sellers’ specialty personal lines programs described on Schedule 1.1B, including the specialty collector car and boat program, or any business currently conducted by Essentia Insurance Company, AutoOne Insurance Agency, Inc., AutoOne Insurance Company, AutoOne Management Company, Inc., AutoOne Select Insurance Company, Houston General Insurance Company, Houston General Insurance Exchange and Houston General Insurance Management Company.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are required to be closed for regular banking business.
     “Business Employees” has the meaning set forth in Section 4.25(e).
     “Buyer” has the meaning set forth in the Preamble.
     “Buyer 401(k) Plan” has the meaning set forth in Section 6.10(d).
     “Buyer Indemnitee” has the meaning set forth in Section 9.2(a).
     “Buyer Tax Indemnified Parties” has the meaning set forth in Section 7.1(a).
     “Buyer TSA Consent Cost Cap” has the meaning set forth in Schedule 6.6(a).
     “Camden Fire” has the meaning set forth in the Preamble.
     “Cash Equivalents” shall mean cash, checks, money orders, short-term instruments issued by the U.S. treasury having a term to maturity of no longer than 90 days and other cash equivalents, funds in time and demand deposits or similar accounts.
     “Ceded Reinsurance Agreements” has the meaning set forth in Section 4.16(a).
     “Closing” has the meaning set forth in Section 3.1.
     “Closing Date” means the actual date and time at which the Closing occurs.
     “COBRA” means Part 6 of Title I of ERISA.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.
     “Commercial Lines Agreement” has the meaning set forth in Section 4.17(c).
     “Commercial Lines Agreement Covenants” has the meaning set forth in Section 4.17(c).

     “Commercial Lines Business” means competing for or engaging in the marketing, sale or distribution of any commercial property, general liability, automobile, workers compensation, umbrella and associated liability insurance coverages designed for and purchased by businesses to cover business risks and properties.
     “Commutation Agreements” means the Commutation Agreements to be dated as of the Closing Date (and to be effective immediately prior to the effective time of the Excluded Business Reinsurance Agreement) between each of Homeland and York and OneBeacon Insurance, in the form of Exhibit E, pursuant to which the Insurance Policies written by Homeland and York will be commuted to Homeland or York, as applicable.
     “Companies” has the meaning set forth in the Recitals.
     “Company Confidential Information” has the meaning set forth in Section 4.18(i).
     “Confidentiality Agreement” has the meaning set forth in Section 6.3(i).
     “Consents” has the meaning set forth in Section 6.6(a).
     “Consumer Privacy Information” means personal, private, health or financial information about individual policyholders, customers, consumers or benefits recipients.
     “Continuing Business Employees” has the meaning set forth in Section 6.10(a).
     “Contract” means any agreement, contract, option, license, instrument, mortgage, obligation, note, franchise commitment, arrangement, lease, promise, treaty, appointment, authorization, endorsement, rider, binder, policy, certificate, slip, cover or undertaking or understanding (in each case whether written or oral and whether express or implied) that is legally binding.
     “Data” has the meaning set forth in Section 4.18(h).
     “Domiciliary Regulators” means the Governmental Authorities responsible for regulating insurance companies in the Insurance Companies’ respective states of domicile.
     “Eligible Insurance Proceeds” has the meaning set forth in Section 9.4(f).
     “Employee Confidentiality Agreements” has the meaning set forth in Section 4.18(i).
     “Employers Fire” has the meaning set forth in the Preamble.
     “Encumbrance” means any charge, claim, community property interest, condition, easement, covenant, Contract, commitment, warrant, demand, encumbrance, equitable interest, lien, mortgage, charge, option, purchase right, pledge, security interest, right of first refusal, or other rights of third parties or restrictions of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

     “Environmental Laws” means any Applicable Law that relates to or otherwise imposes liability or standards of conduct concerning environmental protection, health and safety of persons, discharges, emissions, releases or threatened releases of any noises, odors or Hazardous Materials into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, as amended, the Occupational Safety and Health Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, the Federal Water Pollution Control Act, as amended, the Clean Water Act, as amended, any so-called “Superlien” law, and any other similar federal, state or local law.
     “Environmental Permits” means all Permits, approvals, identification numbers, licenses and other authorizations required under any Environmental Law.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.
     “Estimated Adjusted Book Value” means (a) the Estimated Book Value less (b) the amount, if any, by which the Estimated Statutory Capital Amount exceeds the Maximum Statutory Capital Amount.
     “Estimated Book Value” means an amount equal to (a) the combined total assets of the Acquired Companies less (b) the combined total liabilities of the Acquired Companies, in each case as reflected on the Estimated GAAP Balance Sheet.
     “Estimated GAAP Balance Sheet” means the unaudited pro forma estimated combined balance sheet of the Acquired Companies as of the end of the last day of the month immediately preceding the month in which the Closing Date occurs (or, if the Closing Date occurs on or before the 15th day of a month, as of the end of the last day of the month that is the second month immediately preceding the month in which the Closing Date occurs), in each case after giving effect to the Pro Forma Adjustments, which pro forma estimated combined balance sheet will be prepared by Sellers in good faith in accordance with GAAP and delivered to Buyer in accordance with Section 2.3(b).
     “Estimated Purchase Price” has the meaning set forth in Section 2.2(a).
     “Estimated Reciprocals Balance Sheet” means the combined balance sheet of Adirondack Exchange and Skylands Consolidated as of the end of the last day of the month immediately preceding the month in which the Closing Date occurs (or, if the Closing Date occurs on or before the 15th day of a month, as of the end of the last day of the month that is the second month immediately preceding the month in which the Closing Date occurs), which balance sheet will be prepared by Sellers in good faith in accordance with SAP and delivered to Buyer in accordance with Section 2.3(b).
     “Estimated Statutory Balance Sheet” means the unaudited pro forma estimated combined balance sheet of Homeland and York as of the end of the last day of the month immediately preceding the month in which the Closing Date occurs (or, if the Closing Date occurs on or before the 15th day of a month, as of the end of the last day of the month that is the second month immediately preceding the month in which the Closing Date occurs), in each case after giving effect to Pro Forma Adjustments, which pro forma estimated combined balance sheet will be prepared by Sellers in good faith in accordance with SAP and delivered to Buyer in accordance with Section 2.3(b).
     “Estimated Statutory Capital Amount” means the calculation of Acquired Companies Statutory Capital based on the Estimated Statutory Balance Sheet.
     “Evaluation Date” has the meaning set forth in Section 4.27(a).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Excluded Business Administrative Services Agreements” means the separate Excluded Business Administrative Services Agreements to be dated as of the Closing Date between each of Homeland and York and OneBeacon Insurance, in the form of Exhibit F, pursuant to which OneBeacon Insurance will administer the Excluded Policies.
     “Excluded Business Reinsurance Agreements” means the separate Excluded Business Reinsurance Agreements to be dated as of the Closing Date among each of Homeland and York and OneBeacon Insurance, in the form of Exhibit G, pursuant to which OneBeacon Insurance will reinsure all of the Excluded Policies.
     “Excluded Intellectual Property” has the meaning set forth in Section 4.18(c).
     “Excluded Liabilities” means (a) all Liabilities and obligations of the Renewal Rights Sellers not expressly assumed by Buyer or a Tower Reinsurer pursuant to the Ancillary Agreements, (b) any Liability of York arising out of actions or omissions, or the operation of its business, at any time prior to the Closing, except for (i) those Liabilities that are reflected or reserved against on the Financial Statements as of September 30, 2009, and (ii) Liabilities incurred by York since September 30, 2009 in the ordinary course of business consistent with past practice; provided that this clause (b) shall not be deemed to be an express or implied guarantee that the reserves held by York as of the Closing Date or the assets supporting such reserves will be adequate or sufficient for the purposes for which they were established, (c) any Liabilities arising from any Contract (or interference with any Contract) between any Seller or any Affiliate thereof (including any of the Companies) and any third party for or in connection with the sale of any other business or group of assets of Seller Parent or any of its Affiliates, including the Commercial Lines Agreement, but other than Liabilities arising from a breach by a Company after the Closing Date of its obligations set forth in Section 6.18(d), (d) Seller Extra Contractual Obligations, (e) with respect to costs that are subject to the Buyer TSA Consent Cost Cap (as provided in and subject to the terms and conditions of Schedule 6.6(a)), Liabilities for such costs in excess of the Buyer TSA Consent Cost Cap, (f) any Liabilities arising with respect to the matters described under the heading “Other Matters” on Schedule 4.10(f), (g) any Liabilities arising out of any profit sharing, contingent commission, commission override and similar agreements or arrangements of the Sellers with respect to the Business or of the Companies, in each case with respect to insurance products written or placed prior to the Closing and (h) any Liabilities arising out of or relating to the Specified Litigation.

     “Excluded Policies” means all Insurance Policies, other than Subject Policies, written by the Insurance Companies prior to the Closing Date, and all mandatory renewals thereof.
     “Existing Cat Program” has the meaning set forth in Section 6.9(a).
     “Expenses” means all expenses paid or payable by an Insurance Company to third parties in connection with the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of claims or judgments arising from each and every loss for which an Insurance Company is or may be found liable under a Post-Closing ECO Claim or a Tier 1 Pre-Closing Claim, including all paid or payable loss adjustment expenses, defense costs, court costs, supersedeas and appeal bond costs, post-judgment or prejudgment interest or delayed damages, attorneys’ fees and expenses, claim-specific declaratory judgment expenses and expenses of outside adjusters or outside third party administrators.
     “Expired Policies” means Subject Policies written by the Renewal Rights Sellers prior to the Closing Date that are no longer in-force as of the Closing Date.
     “Extra Contractual Obligations” means all liabilities in excess of policy limits for compensatory, consequential, exemplary, punitive or other special or similar damages that relate to any alleged or actual act, error, omission or other event in connection with any settlement, defense, investigation or handling of any claims under any Subject Policy issued by or on behalf of an Insurance Company.
     “Final Adjusted Book Value” means (a) the Final Book Value less (b) the amount, if any, by which the Final Statutory Capital Amount exceeds the Maximum Statutory Capital Amount.
     “Final Book Value” means an amount equal to (a) the combined total assets of the Acquired Companies less (b) the combined total liabilities of the Acquired Companies, in each case as reflected on the Final GAAP Balance Sheet.
     “Final GAAP Balance Sheet” has the meaning set forth in Section 2.3(b)(vii).
     “Final Purchase Price” has the meaning set forth in Section 2.3(a).
     “Final Reciprocals Balance Sheet” has the meaning set forth in Section 2.3(b)(vii).
     “Final Statutory Balance Sheet” has the meaning set forth in Section 2.3(b)(vii).
     “Final Statutory Capital Amount” means the calculation of Acquired Companies Statutory Capital based on the Final Statutory Balance Sheet.
     “Financial Statements” has the meaning set forth in Section 4.6(b).
     “FTE” has the meaning set forth in Section 6.6(b).

     “GAAP” means United States generally accepted accounting principles.
     “GAAP Financial Statements” has the meaning set forth in Section 4.6(b).
     “Governmental Authority” means any federal, state, local or foreign governmental authority, regulatory body or stock exchange or listing authority, including any applicable department of insurance, agency, court or commission or other governmental authority or instrumentality, arbitral tribunal or industry self-regulatory organization.
     “Hazardous Material” means any (i) hazardous substance, toxic substance, hazardous waste or pollutant (as such terms are defined by or within the meaning of any Environmental Law), (ii) material or substance that is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any Environmental Law, (iii) petroleum, crude oil or fraction thereof, (iv) asbestos-containing material, (v) polychlorinated biphenyls, (vi) lead-based paint or (vii) radioactive material.
     “Historical Reciprocals Financial Statements” has the meaning set forth in Section 4.6(d).
     “Homeland” has the meaning set forth in the Recitals.
     “Homeland New York” has the meaning set forth in the Preamble.
     “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
     “Impediment” means the lack of a Permit or other authorization or operational assets or capability, agency or producer appointments or relationships, form or rate filings or other impediment (including contractual obligations) to the ability of, as applicable, (i) the Permitted Designees to write or renew some or all of the Subject Policies or (ii) the Renewal Rights Sellers and other insurance company Affiliates of Seller Parent to write or renew some or all of the Excluded Policies.
     “In-Force Policies” means Subject Policies written by the Renewal Rights Sellers on or prior to the Closing Date that are in-force on the Closing Date or that have policy inception dates after the Closing Date, and any renewals thereof.
     “Indemnification Basket” has the meaning set forth in Section 9.2(b).
     “Indemnification Cap” has the meaning set forth in Section 9.2(b).
     “Indemnified Person” has the meaning set forth in Section 9.3(a).
     “Indemnifying Person” has the meaning set forth in Section 9.3(a).
     “Independent Accountant” has the meaning set forth in Section 2.3(b)(vi).

     “Independent Actuary” has the meaning set forth in Section 6.17(c).
     “Information Return” means, with respect to any corporation or group of corporations, any and all reports, returns, declarations or other filings (other than Tax Returns), including, but not limited to, federal and state wage reporting, employment, and unemployment reports (e.g., IRS Forms 940, 941, W-2, W-3, and their state and local equivalents) as well as reports of payments made (e.g., IRS Forms 1099 and 1042), that are required under Applicable Law to be supplied to any Taxing Authority.
     “Insurance Company” means each of Homeland, York, the Reciprocals and the Reciprocal Subsidiary.
     “Insurance Policy” means any policy or Contract of insurance or reinsurance.
     “Intellectual Property” means any and all United States and foreign rights in: (a) Registered Intellectual Property; and (b) the following, to the extent not Registered Intellectual Property: (i) business and product names and slogans, unregistered trademarks (including common law trademarks), service marks, trade names, trade dress, logos, business and product names and slogans and other similar designations of source or origin, any common law rights therein, and any goodwill associated therewith; (ii) unregistered copyrights and any common law rights therein; (iii) inventions, processes, methods, algorithms, models, discoveries, techniques, designs, formulae, trade secrets and know-how, and any confidential information related thereto; (iv) computer software (including in the form of source code, object code, executables and utilities); (v) datasets, databases and related documentation; and (vi) all similar intellectual property rights and tangible embodiments of any of the foregoing in any media, including electronic media, now known or later developed.
     “Interim GAAP Financial Statements” has the meaning set forth in Section 6.16(a).
     “Interim Statutory Statements” has the meaning set forth in Section 6.16(a).
     “Investment Management Agreements” means the Investment Management Agreements between White Mountains Advisors, LLC, on one hand, and each of Homeland, York, the Reciprocal Subsidiary and the Reciprocals, on the other hand.
     “IRS” means the Internal Revenue Service.
     “Knowledge” means, (i) as to Seller Parent, the actual knowledge of any of the individuals listed on Schedule 1.1C, and (ii) as to Buyer, the actual knowledge of any of the individuals listed on Schedule 1.1D.
     “Lease” means any lease, leasehold interest, sublease or license, including any amendment with respect thereto, pursuant to which any Company or, in connection with the Business, any Seller, uses or holds any Leased Real Property.

     “Lease Agreements” means the leases to be dated as of the Closing Date between Sellers and Buyer, pursuant to which Sellers will lease or sublease to Buyer the premises listed on Schedule 6.27.
     “Leased Real Property” means the real property leased by any Company or, in connection with the Business, any Seller, as tenant, together with, to the extent leased by any Company or, in connection with the Business, any Seller, all buildings and other structures, facilities or improvements currently located thereon, all fixtures thereto, and all easements, licenses, rights and other appurtenances relating to the foregoing.
     “Liability” means any indebtedness, liability, claim, Loss, damage, deficiency or obligation of any kind, whether fixed or unfixed, choate or inchoate, liquidated or unliquidated, known or unknown, asserted or unasserted, secured or unsecured, accrued, absolute, contingent or otherwise.
     “Licensed Exclusively Used Intellectual Property” has the meaning set forth in Section 4.18(a).
     “Licensed Generally Used Intellectual Property” has the meaning set forth in Section 4.18(b).
     “Licensed Intellectual Property” means the Licensed Generally Used Intellectual Property and the Licensed Exclusively Used Intellectual Property, collectively.
     “Listed Employees” has the meaning set forth in Section 6.10(a).
     “Losses” means any and all liabilities, obligations, losses, claims, costs, expenses (including reasonable attorneys’ and accountants’ fees and expenses), judgments, settlements, deficiencies, damages, fines and demands, including interest, taxes and additions and penalties with respect thereto, any punitive damages, lost profits and incidental, indirect, consequential and similar damages, but excluding (i) any of the foregoing to the extent arising from special circumstances of the Indemnified Person that the Indemnifying Person did not know and would not reasonably be expected to have known, (ii) any of the foregoing to the extent not the probable and reasonably foreseeable result of any breach by the Indemnifying Person of a representation, warranty or covenant contained in this Agreement, (iii) punitive damages other than punitive damages recovered by third parties in connection with a third party claim, (iv) any damages based on diminution in value and (v) any damage solely attributable to lost profits to the extent constituting damages in excess of the difference between the value of what the Indemnified Person received in the transaction contemplated by this Agreement and the value of what the Indemnified Person should have received in the transaction contemplated by the Agreement if there had been no related breach.
     “Management Companies” means Adirondack Management and Skylands Management, collectively.
     “Material Adverse Effect” means any event, change or effect, individually or in the aggregate with any other event, change or effect, that (a) prevents or materially impedes or would reasonably be expected to prevent or materially impede, the ability of Sellers or any of their Affiliates to perform fully their respective obligations under this Agreement or any Ancillary Agreement or to effect the transactions contemplated hereby or thereby or (b) is, or would reasonably be expected to be, materially adverse to the business, results of operations or financial condition of the Companies or the Business conducted by the Renewal Rights Sellers, taken as a whole, excluding, in the case of this clause (b) only, any such event, change or effect arising out of or resulting from (i) changes in general economic or political conditions in the United States of America after the date hereof, (ii) changes in financial or capital markets generally in the United States of America, including changes in interest or exchange rates after the date hereof, (iii) changes occurring after the date hereof that are the result of factors generally affecting any of the industries in which the Companies or the Business operate or in which products or services of the Companies or the Business are used or distributed, (iv) changes in GAAP, SAP or Applicable Law that are publicly proposed or become effective after the date hereof, (v) any hostilities, act of war, sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, act of war, sabotage, terrorism or military actions, (vi) the announcement of the transactions contemplated thereby, (vii) the identity of, or the effects of any facts or circumstances relating to, Buyer or its Affiliates, (viii) any action taken by Buyer or any of its Affiliates, (ix) any action taken by Seller Parent or any of its Affiliates at the written request of Buyer, (x) any failure by the Companies or the Business to achieve any specific financial projections or forecasts (provided that the underlying causes and effects of such failure shall not be excluded pursuant to this clause) and (xi) any effect that is cured, to the reasonable satisfaction of Buyer, by Seller Parent or any of its Affiliates prior to the Closing; except, in the case of clauses (i), (ii), (iii), (iv) and (v) above, to the extent disproportionately affecting the Companies and the Business conducted by the Renewal Rights Sellers, taken as a whole, relative to other participants in the industries in which the Companies and the Business operate; provided, however, that, notwithstanding the foregoing, no change or development in the business, financial condition, results of operations or credit, financial strength or other ratings of Seller Parent or any of its Affiliates (including the Companies; any such change or development, a “Seller Parent Event”), shall be deemed, in and of itself, to constitute a Material Adverse Effect, except to the extent that such Seller Parent Event (or the underlying cause of such Seller Parent Event) adversely affects or would reasonably be expected to adversely affect the business, results of operations or financial condition of the Companies and the Business conducted by the Renewal Rights Sellers, taken as a whole, and, in such case, only to the extent such Seller Parent Event is not otherwise excluded pursuant to any of clauses (i) — (xi).
     “Material Contracts” has the meaning set forth in Section 4.17(a).
     “Maximum Statutory Capital Amount” means $29,000,000.
     “Non-Compete Term” has the meaning set forth in Section 6.18(a).
     “Northern Assurance” has the meaning set forth in the Preamble.
     “Notice of Insurance” has the meaning set forth in Section 9.4(f).
     “OneBeacon America” has the meaning set forth in the Preamble.
     “OneBeacon Insurance” has the meaning set forth in the Preamble.

     “OneBeacon LLC” has the meaning set forth in the Preamble.
     “OneBeacon Midwest” has the meaning set forth in the Preamble.
     “Owned Exclusively Used Intellectual Property” means all Intellectual Property that is owned by, and used by, the Acquired Companies or any Seller exclusively in the conduct of the Business and that is reasonably necessary for the conduct of the Business as it is currently conducted.
     “Owned Generally Used Intellectual Property” means all Intellectual Property that is owned by any Acquired Company, Seller Parent or any of its Affiliates and used or held for use both in the conduct of the Business in the conduct of any of the other businesses of Seller Parent or its Affiliates, and that is reasonably necessary for the conduct of the Business as it is currently conducted.
     “Owned Intellectual Property” means the Owned Generally Used Intellectual Property and the Owned Exclusively Used Intellectual Property, collectively.
     “Pennsylvania General” has the meaning set forth in the Preamble.
     “Permits” means all licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings with or by any Governmental Authority (including Environmental Permits and insurance licenses).
     “Permitted Designees” means Homeland, York and any other insurance company Affiliate of Buyer designated by Buyer as a Permitted Designee hereunder.
     “Permitted Encumbrance” means (a) Encumbrances for current Taxes and assessments not yet due and payable arising other than by reason of any default on the part of Sellers or any of the Companies that are being contested in good faith and for which adequate reserves have been established, (b) such Encumbrances, minor imperfections of title or easements on real property, leasehold estates or tangible personal property as do not in any material respect detract from the value thereof and do not in any material respect interfere with the present use of the property subject thereto, (c) materialmen’s, mechanics’, workmen’s, repairmen’s, employees’, carriers’, warehousemen’s and other like liens on real property, leasehold estates or tangible personal property arising in the ordinary course of business if payment is not yet due on the underlying obligation and (d) any Encumbrance that will be released upon or prior to the Closing.
     “Person” means any individual, corporation, company, partnership (limited or general), joint venture, limited liability company, association, trust, government or any department or agency thereof, or any other entity.
     “Policyholders” means the holders of the Subject Policies.
     “Post-Closing Covenants” has the meaning set forth in Section 9.1.

     “Post-Closing ECO Claim” means a claim under a Subject Policy issued by or on behalf of an Insurance Company that is reported after the Closing Date but prior to the end of the 90-day period immediately following the Closing Date that involves an actual or alleged act, error, omission or other event occurring prior to the Closing that Buyer reasonably believes could give rise to Extra Contractual Obligations.
     “Post-Closing Tax Period” has the meaning set forth in Section 7.1(b).
     “Pre-Closing Covenants” has the meaning set forth in Section 9.1.
     “Pre-Closing Tax Period” has the meaning set forth in Section 7.1(a).
     “Pro Forma Adjustments” means, with respect to any financial statements of any Acquired Company as of any specified date, the adjustments set forth on Schedule 1.1E, which, together with any adjustments required by PricewaterhouseCoopers LLP arising out of its review of the Audited Financial Statements for the year ended December 31, 2009, will represent the adjustments required to be made to such financial statements as of such date to give effect to the transactions contemplated by this Agreement (including, for the avoidance of doubt, the actions contemplated by Sections 6.11 and 6.12) and the Ancillary Agreements (including, for the avoidance of doubt, the transactions contemplated by the Excluded Business Reinsurance Agreements, the Acquired Business Reinsurance Agreements, the Commutation Agreements and the Bill of Sale, assuming, for this purpose, that York is or will be the reinsurer under the Acquired Business Reinsurance Agreements and a party to the Bill of Sale). For the avoidance of doubt, after application of the Pro Forma Adjustments to any financial statements of any Acquired Company as of a specified date, the only insurance reserves of such Acquired Company appearing on such financial statements will be the insurance reserves relating exclusively to the Business.
     “Pro Forma Balance Sheets” has the meaning set forth in Section 4.6(c).
     “Proposed Final Balance Sheets” has the meaning set forth in Section 2.3(b)(ii).
     “Purchase Note” means a promissory note, in the form of Exhibit C, dated as of the Closing Date and issued by Buyer to the applicable holder of a Surplus Note pursuant to Section 2.2(b) with a principal amount determined pursuant to Section 2.2(b) and subject to adjustment pursuant to Section 2.3.
     “Quarterly Period” has the meaning set forth in Section 6.16(a).
     “Reciprocal Subsidiary” means New Jersey Skylands Insurance Company, an insurance company organized under the laws of the State of New Jersey.
     “Reciprocal Subsidiary Shares” has the meaning set forth in Section 4.5(b).
     “Reciprocals” has the meaning set forth in the Recitals.
     “Reciprocals Statutory Capital” means, as of any applicable date, the sum of (i) the combined surplus as regards policyholders of Adirondack Exchange and Skylands

Consolidated as of such date determined in accordance with SAP (as required to be reflected on line 35 of the “Liabilities, Surplus and Other Funds” page of the 2009 NAIC Annual Statement Blank) plus (ii) the remaining amount of the security deposit loan held as of such date by Skylands Association.
     “Records” means all accounts, ledgers and records (including computer generated, recorded or stored records) pertaining exclusively to the Companies or the Business conducted by the Renewal Rights Sellers or reasonably necessary to the conduct of the Business by Buyer and its Affiliates from and after the Closing, including customer lists, contract forms, applications forms, enrollment forms, policy information, policyholder information, claim records, sales records, underwriting records, administrative, pricing, underwriting, claims handling and reserving manuals, corporate and accounting and other records (including the books of account and other records), Tax records, disclosure and other documents and filings required under Applicable Law, financial records, and compliance records pertaining exclusively to the Companies or the Business conducted by the Renewal Rights Sellers, including any database, magnetic or optical media and any other form of recorded, computer-generated or stored information or process pertaining exclusively to the operations of the Companies and (with respect to the Associated Assets and their conduct of the Business) Sellers, in all cases in the format maintained by the Companies or the Sellers as of the date hereof. For the avoidance of doubt, “Records” includes only the foregoing and does not include other data, information, materials or other items owned or licensed by any Seller that is commingled therewith.
     “Reference GAAP Balance Sheet” has the meaning set forth in Section 6.17(a).
     “Reference Reciprocals Balance Sheet” has the meaning set forth in Section 6.17(a).
     “Reference SAP Balance Sheet” has the meaning set forth in Section 6.17(a).
     “Registered Intellectual Property” means any and all United States and foreign: (a) patents (including design patents, industrial designs and utility models), patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations-in-part and extensions), and patent disclosures awaiting filing determination; (b) registered trademarks, service marks and any goodwill associated therewith; (c) registered copyrights; (d) Internet domain names including those registered with an Internet domain name registrar, and (e) any other intellectual property that is the subject of an application, certificate, filing, registration or other document issued, filed with or recorded by any Governmental Authority.
     “Regulatory Agreement” has the meaning set forth in Section 4.10(d).
     “Reinsured Policies” means the Accommodation Policies, the In-Force Policies and the Expired Policies.
     “Related Party Transactions” has the meaning set forth in Section 4.28.
     “Renewal Rights” means all of the Renewal Rights Sellers’ rights to offer, quote and solicit the renewals of the In-Force Policies, including the rights to solicit replacement insurance coverage upon expiration of the terms of such In-Force Policies.

     “Renewal Rights Sellers” has the meaning set forth in the Preamble.
     “Restricted Area” means the United States of America.
     “Restricted Business” means the development, marketing, underwriting, issuance, sale, administration, renewal or servicing of Insurance Policies that constitute a part of the Business.
     “Restrictive Conditions” means limitations, requirements or conditions that would, individually or in the aggregate, reasonably be expected to (i) impair or interfere with the ability of Buyer and its Affiliates (including the Companies) to conduct their respective businesses, taken as a whole, or the Business after the Closing Date substantially in the manner as conducted by Buyer and such Affiliates, or the Companies and the Sellers, as of the date hereof, (ii) result in the sale, lease, license, disposal or holding separate (x) by Buyer of the Shares, the Units, the Surplus Notes or the Associated Assets or (y) by Buyer or any of its Affiliates (including the Companies) of any of their material assets, rights, product lines, licenses, categories of assets or businesses or other operations or interests therein, (iii) materially and adversely affect the benefits, taken as a whole, that either party would otherwise receive from the transactions contemplated by this Agreement and the Ancillary Agreements (it being agreed that a requirement to redomesticate Homeland to New York shall not be deemed to materially and adversely affect the benefits, taken as a whole, that Buyer would otherwise receive from the transactions contemplated by this Agreement and the Ancillary Agreements) or (iv) with respect to Sellers, require Sellers to cause the Acquired Companies Statutory Capital as of the Closing Date, after giving effect to the Pro Forma Adjustments, to be greater than the Maximum Statutory Capital Amount, unless Buyer determines, in its sole discretion, to adjust the Estimated Adjusted Book Value and the Final Adjusted Book Value to account for such excess.
     “SAP” means statutory accounting principles prescribed by applicable Domiciliary Regulators.
     “SEC” means the United States Securities and Exchange Commission.
     “Seller 401(k) Plan” has the meaning set forth in Section 6.10(d).
     “Seller Indemnitee” has the meaning set forth in Section 9.2(e).
     “Seller Parent” has the meaning set forth in the Preamble.
     “Seller Parent Event” has the meaning set forth in the definition of “Material Adverse Effect.”
     “Seller Representative” has the meaning set forth in Section 11.8(a).
     “Seller Schedules” means the Schedules referred to in Article IV and Schedule 6.1(A) and 6.1(B).
     “Seller Extra Contractual Obligations” means (i) with respect to a Post-Closing ECO Claim, (a) all Extra Contractual Obligations in excess of the product of two multiplied by the applicable policy limits of the underlying Subject Policy that gave rise to such claim and (b) Sellers’ Pro Rata Share of Expenses in respect of such Post-Closing ECO Claim; and (ii) with respect to a Tier 1 Pre-Closing Claim, (a) all Extra Contractual Obligations in excess of the applicable policy limits of the underlying Subject Policy that gave rise to such claim and (b) Sellers’ Pro Rata Share of Expenses in respect of such Tier 1 Pre-Closing Claim.
     “Sellers” has the meaning set forth in the Preamble.
     “Sellers’ Pro Rata Share of Expenses” means, with respect to Tier 1 Pre-Closing Claims and Post-Closing ECO Claims, the product of (i) the aggregate amount of Expenses incurred in respect of such claim and (ii) a fraction, the denominator of which is the aggregate payment made in respect of such claim and the numerator of which is the portion of such payment that constitutes Seller Extra Contractual Obligations.
     “Shares” has the meaning set forth in the Recitals.
     “Skylands Association” has the meaning set forth in the Recitals.
     “Skylands Consolidated” means Skylands Association and the Reciprocal Subsidiary, collectively and on a consolidated basis.
     “Skylands Management” has the meaning set forth in the Recitals.
     “Skylands Management Agreement” means, collectively, (i) the Insurance Management Services Agreement dated as of July 15, 2002, between Skylands Management and the Reciprocal Subsidiary, and (ii) the Authorizations of Skylands Management and Member Authorization Certificates executed from time to time by parties in connection with such parties’ becoming members of Skylands Association.
     “Skylands Surplus Note” has the meaning set forth in the Recitals.
     “Specified Litigation” means the Actions listed as items 1 through 4 on Schedule 4.7(a).
     “Statutory Statements” has the meaning set forth in Section 4.6(a).
     “Straddle Period” has the meaning set forth in Section 7.1(c).
     “Subject Policies” means all Insurance Policies written by Homeland, York, Adirondack Exchange, Skylands Association or any Renewal Rights Sellers that constitute a part of the Business.
     “Subsidiary” of any Person means another Person more than 50% of the total combined voting power of all classes of capital stock or other voting interests of which, or more than 50% of the equity securities of which, is owned directly or indirectly by such first Person or with respect to which any Person has the direct or indirect power to direct or cause the direction of the management and policies of such entity, whether by Contract or otherwise.

     “Surplus Notes” has the meaning set forth in the Recitals.
     “Tax” means: (i) all federal, state, county, local, foreign and other taxes, assessments, charges, duties, fees, levies, imposts or other similar charges imposed by a Governmental Authority, including all income, franchise, profits, capital gains, capital stock, transfer, gross receipts, production, customs, sales, use, transfer, service, state guarantee fund assessment, occupation, ad valorem, property, excise, severance, windfall profits, premium, stamp, license, payroll, employment, social security, workers compensation, unemployment, disability, environmental (including all taxes under section 59A of the Code), alternative minimum, add-on, value-added, capital taxes, withholding and other taxes, assessments, deficiencies, charges, duties, fees, levies, imposts, adjustments for inflation or other similar charges of any kind whatsoever (whether payable directly, by withholding or pursuant to a closing agreement with the IRS and whether or not requiring the filing of a Tax Return), and all estimated taxes, deficiency assessments, additions to tax and penalties (civil or criminal), additional amounts imposed by any Governmental Authority and interest on or in respect of a failure to comply with any requirement relating to such taxes or any Tax Return and (ii) any transferee liability in respect of any items described in clause (i) payable by reason of contract, assumption, transferee liability, operation of law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under law) or otherwise.
     “Tax Benefit” means the actual reduction in the Tax liability of a party (or of an Affiliated Group of which it is a member) resulting from any deductions, credits, or offsets against Taxes attributable to Losses for which an indemnity payment is received pursuant to the terms of this Agreement. For purposes of the preceding sentence, “Tax Benefit” shall include any refund in Taxes relating to either a carryforward or a carryback of such losses or the utilization of a Tax credit; other similar item; or depreciation, amortization, or other deduction resulting from an increase in the Tax basis of an asset that the Indemnified Person would not otherwise have been entitled to but for the payment of such losses.
     “Tax Claim” has the meaning set forth in Section 7.3(a).
     “Tax Claim Notice” has the meaning set forth in Section 7.3(a).
     “Tax Losses” has the meaning set forth in Section 7.1(a).
     “Tax Return” means any federal, state, local or foreign (including any other governmental subdivision or Taxing Authority) return, report, form, or statement required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof) including any Information Return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes any Company and including any records or documents that are required to be kept or maintained by Applicable Law.
     “Taxing Authority” means the IRS and any other domestic or foreign Governmental Authority responsible for the administration of any Tax.

     “Termination Fee” has the meaning set forth in Section 10.3(a).
     “Tier 1 Claims” has the meaning set forth in Schedule 4.15(b).
     “Tier 1 Pre-Closing Claims” has the meaning set forth in Section 6.28.
     “Tier 2 Claims” has the meaning set forth in Schedule 4.15(b).
     “Tier 3 Claims” has the meaning set forth in Schedule 4.15(b).
     “Tiered Claims” has the meaning set forth in Section 4.15(b).
     “Tower Reinsurer” means an insurance company Affiliate of Buyer designated by Buyer prior to the Closing Date and reasonably acceptable to the Seller Representative.
     “Transfer Taxes” has the meaning set forth in Section 7.5.
     “Transferred Owned Intellectual Property” has the meaning set forth in Section 4.18(c).
     “Transition Services Agreement” means the Transition Services Agreement to be dated as of the Closing Date between OneBeacon LLC and Buyer in the form of Exhibit H.
     “Trust Agreements” means (i) the separate Trust Agreements to be dated as of the Closing Date among OneBeacon Insurance, the trustee thereunder and each of Homeland and York pursuant to which OneBeacon Insurance’s obligations under the Excluded Business Reinsurance Agreements will be secured and (ii) the separate Trust Agreements to be dated as of the Closing Date among a Tower Reinsurer, the trustee thereunder and each of the Renewal Rights Sellers pursuant to which the Tower Reinsurer’s obligations under the Excluded Business Reinsurance Agreements will be secured, in each case in the form of Exhibit I.
     “Unaudited Financial Statements” has the meaning set forth in Section 6.17(a).
     “Units” has the meaning set forth in the Recitals.
     “Wire Transfer” means a payment in immediately available funds by wire transfer in lawful money of the United States of America to such account or accounts as shall have been designated by notice to the paying party.
     “York” has the meaning set forth in the Recitals.
ARTICLE II
PURCHASE AND SALE OF SECURITIES AND ASSETS; RENEWAL RIGHTS
     Section 2.1. Purchase and Sale of Securities and Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Sellers shall sell, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from Sellers, all of their respective interest in and title to the Shares, the Units, the Surplus Notes and the Associated Assets, free and clear of all Encumbrances, for the Final Purchase Price specified in Section 2.3.
          Section 2.2. Estimated Purchase Price.
          (a) At the Closing, Buyer shall pay to Sellers, in accordance with Section 3.2, an aggregate amount (the “Estimated Purchase Price”) equal to (i) $32,500,000, plus (ii) an amount equal to the Reciprocals Statutory Capital as of the Closing Date reflected on the Estimated Reciprocals Balance Sheet, but in no event exceeding the aggregate principal amount of the Surplus Notes as of the Closing Date plus (iii) the Estimated Adjusted Book Value.
          (b) In the event that the Reciprocals Statutory Capital as of the Closing Date reflected on the Estimated Reciprocals Balance Sheet exceeds the aggregate outstanding principal amount of the Surplus Notes as of the Closing Date (including the amount of the security deposit loan related thereto), then Buyer shall, at the Closing, issue to one or both of the holders of a Surplus Note, as applicable, Purchase Notes having an aggregate principal amount equal to the lesser of (i) such excess and (ii) the amount of accrued and unpaid interest on the Surplus Notes as of the Closing Date. The aggregate principal amount of the Purchase Notes will be subject to adjustment pursuant to Section 2.3.
          Section 2.3. Post-Closing Adjustment.
          (a) The Estimated Purchase Price will be adjusted in accordance with Section 2.3(b). As used in this Agreement, “Final Purchase Price” means the Estimated Purchase Price, (x) as adjusted to reflect the determination of the amount described in clause (ii) of Section 2.2(a) from the Final Reciprocals Balance Sheet and (y) calculated assuming that clause (iii) of Section 2.2(a) refers to the Final Adjusted Book Value.
          (b) The Final Purchase Price shall be determined and a final payment shall be made by Buyer to Sellers or by Sellers to Buyer, as the case may be, as provided in this Section 2.3(b).
          (i) At least three Business Days prior to the Closing Date, the Seller Representative shall cause to be delivered to Buyer (A) the Estimated GAAP Balance Sheet, which will be prepared from the Records in accordance with GAAP applied on a basis consistent with the preparation of the Reference GAAP Balance Sheet (to the extent the Reference GAAP Balance Sheet is prepared using methodologies consistent with the methodologies used to prepare the Audited Financial Statements) after giving effect to the Pro Forma Adjustments, (B) the Estimated Statutory Balance Sheet, which will be prepared from the Records in accordance with SAP applied on a basis consistent with the preparation of the Reference SAP Balance Sheet (to the extent the Reference SAP Balance Sheet is prepared using methodologies consistent with the methodologies used to prepare the Audited Financial Statements) after giving effect to the Pro Forma Adjustments, (C) the Estimated Reciprocals Balance Sheet, which will be prepared from the Records of the Reciprocals and the Reciprocal Subsidiary in accordance with SAP applied on a basis consistent with the preparation of the Reference Reciprocals Balance

Sheet (to the extent the Reference Reciprocals Balance Sheet is prepared using methodologies consistent with the methodologies used to prepare the Audited Financial Statements) and (D) a certificate duly executed by an authorized executive officer of Seller Parent setting forth the calculation of the Estimated Adjusted Book Value and the Estimated Purchase Price and certifying on behalf of Sellers that such calculations have been determined in good faith in accordance with the terms set forth in this Section 2.3(b).
          (ii) Not later than 120 days after the Closing Date, Buyer shall prepare, or cause to be prepared, and deliver to the Seller Representative (A) a combined GAAP balance sheet of the Acquired Companies, which will be prepared from the Records in accordance with GAAP applied on a basis consistent with the preparation of the Reference GAAP Balance Sheet (to the extent the Reference GAAP Balance Sheet is prepared using methodologies consistent with the methodologies used to prepare the Audited Financial Statements) after giving effect to the Pro Forma Adjustments, (B) a combined statutory balance sheet of Homeland and York as of the Closing Date, which will be prepared from the Records in accordance with SAP applied on a basis consistent with the Reference SAP Balance Sheet (to the extent the Reference SAP Balance Sheet is prepared using methodologies consistent with the methodologies used to prepare the Audited Financial Statements) after giving effect to the Pro Forma Adjustments, (C) a combined SAP balance sheet of Adirondack Exchange and Skylands Consolidated, which will be prepared from the books and records of the Reciprocals and the Reciprocal Subsidiary in accordance with SAP applied on a basis consistent with the Reference Reciprocals Balance Sheet (to the extent the Reference Reciprocals Balance Sheet is prepared using methodologies consistent with the methodologies used to prepare the Audited Financial Statements) (the balance sheets to be delivered pursuant to (A), (B) and (C) above, collectively, the “Proposed Final Balance Sheets”) and (D) a certificate duly executed by an authorized officer of Buyer setting forth the calculation of the Final Adjusted Book Value and the Final Purchase Price from the Proposed Final Balance Sheets (assuming, for purposes of such certificate, that the Final GAAP Balance Sheet, the Final Statutory Balance Sheet and the Final Reciprocals Balance Sheet will be in the form of the Proposed Final Balance Sheets) and certifying on behalf of Buyer that such calculation has been determined in good faith in accordance with the terms set forth in this Section 2.3(b). If Buyer shall fail to deliver the Proposed Final Balance Sheets pursuant to this Section 2.3(b)(ii) within 120 days after the Closing Date, the Estimated GAAP Balance Sheet, the Estimated Statutory Balance Sheet and the Estimated Reciprocals Balance Sheet shall be deemed to be final, binding and conclusive on the parties.
          (iii) After delivery of the Proposed Final Balance Sheets and the related officer’s certificate to the Seller Representative, Sellers and a firm of independent public accountants and independent actuaries designated by Sellers will be entitled to reasonable access during normal business hours to the relevant records and working papers of Buyer and its accountants and actuaries to aid in their review of the Proposed Final Balance Sheets.

          (iv) The Proposed Final Balance Sheets will be deemed to be accepted by and will be final, binding and conclusive on the parties except to the extent, if any, that the Seller Representative has delivered to Buyer within 45 days after the date on which the Proposed Final Balance Sheets and the related officer’s certificate are delivered to the Seller Representative, a written notice stating that Sellers believe that any of the Proposed Final Balance Sheets contains mathematical errors or was not prepared in accordance with, in the case of the Proposed Final Balance Sheet required to be prepared in accordance with GAAP, GAAP applied in a manner consistent with its application in the preparation of the Reference GAAP Balance Sheet and the Audited Financial Statements (including its application with respect to loss and loss adjustment expenses and the valuation of assets) after giving effect to the Pro Forma Adjustments and, in the case of the Proposed Final Balance Sheet required to be prepared in accordance with SAP, SAP applied in a manner consistent with its application in the preparation of the Reference SAP Balance Sheet or Reference Reciprocals Balance Sheet, as applicable (in each case, including its application with respect to loss and loss adjustment expenses and the valuation of assets, after giving effect to the Pro Forma Adjustments and to the extent consistent with the Audited Financial Statements). Sellers may not challenge or object to the Proposed Final Balance Sheets on any other basis. The written notice of objection must specify in reasonable detail (A) each and every item in the Proposed Final Balance Sheets to which Sellers object, (B) the nature of any such objection, (C) the amount in question, (D) Sellers’ proposed change with respect to such items, and (E) the reasons supporting Sellers’ positions.
          (v) If a proposed change by the Seller Representative is disputed by Buyer, the Seller Representative and Buyer shall negotiate in good faith to resolve such dispute. If Buyer and the Seller Representative reach agreement with respect to any disputed item, Buyer shall revise the Proposed Final Balance Sheets to reflect such agreement, and such revised and agreed Proposed Final Balance Sheets will be final, binding and conclusive on the parties.
          (vi) If any such proposed change remains disputed after a period of 30 days following the date on which the Seller Representative gives Buyer the written notice of objection, then Buyer shall engage KPMG LLP, or, if KPMG LLP has a conflict of interest with respect to such engagement that is not waived by the parties or is otherwise unable or unwilling to accept such engagement, another nationally recognized “Big Four” independent registered public accounting firm having substantial insurance and reinsurance arbitration expertise that (A) does not have a conflict of interest with respect to such engagement that is not waived by the parties and (B) is mutually acceptable to Buyer and the Seller Representative (KPMG LLP or such other firm, the “Independent Accountant”) to resolve any remaining disputes or, if such dispute involves a matter contemplated by Section 6.17(c), the parties shall engage the Independent Actuary to resolve such dispute in accordance with the terms of such Section 6.17(c). When acting under this Agreement, the Independent Accountant and the Independent Actuary shall be entitled to the privileges and immunities of an arbitrator. Each of the Independent Accountant and the Independent Actuary will act as an arbitrator to determine only those issues as to which the Seller Representative has disagreed in the notice of objection duly delivered pursuant to Section 2.3(b)(iv) that are disputed by Buyer. Buyer and the Seller

Representative shall deliver written briefs in support of their positions to the Independent Accountant or the Independent Actuary, as applicable, and to one another within 20 Business Days after the matter is submitted to the Independent Accountant or Independent Actuary, as applicable. Reasonable discovery will be permitted in any such arbitration proceeding, including the right to depose or obtain interrogatories from officers, employees or other representatives of the other party to the extent such Persons are knowledgeable about, or possess information regarding, matters relevant to any disputed item. In addition, during the review by the Independent Accountant or the Independent Actuary, as applicable, Buyer and Sellers shall each make available to the Independent Accountant or Independent Actuary, as applicable, such individuals and such information, books, records and work papers, as may be required by the Independent Accountant or Independent Actuary to fulfill its obligations under this Section 2.3(b)(vi); provided, however, that the independent accountants and independent actuaries of Sellers, the Seller Representative or Buyer shall not be obligated to make any working papers available to the Independent Accountant or Independent Actuary unless and until the Independent Accountant or Independent Actuary, as applicable, has signed a confidentiality and hold harmless agreement relating to such access to working papers in form and substance reasonably acceptable to such independent accountants or independent actuaries. Buyer and the Seller Representative shall use their commercially reasonable efforts to cause the Independent Accountant and the Independent Actuary, as applicable, to issue its written determination regarding all disputed items within 30 days (and in any event such determination will be issued not later than 60 days) after such items are submitted for review. In no event may the Independent Accountant’s or Independent Actuary’s determination of disputed items be for an amount that is outside the range of Buyer’s and Sellers’ disagreement. The determination of the Independent Accountant or, with respect to the matters contemplated by Section 6.17(c), the Independent Actuary will be final, binding and conclusive on Buyer and Sellers, and Buyer shall revise the Proposed Final Balance Sheets to reflect such determination. The fees, costs and expenses of the Independent Accountant and the Independent Actuary will be borne by Buyer and Sellers in a proportion equal to the aggregate amount unsuccessfully disputed by such party over the total amount in dispute and submitted to the Independent Accountant or Independent Actuary, as applicable, as calculated by the Independent Accountant or Independent Actuary, as applicable.
          (vii) The Proposed Final Balance Sheets that become final, binding and conclusive on the parties pursuant to any of clauses (ii), (iv), (v) and (vi) of this Section 2.3(b) are respectively referred to herein as the “Final GAAP Balance Sheet,” the “Final Statutory Balance Sheet” and the “Final Reciprocals Balance Sheet.” Upon the date that the Final Reciprocals Balance Sheet becomes final, binding and conclusive on the parties, the principal amount of each Purchase Note will automatically be adjusted so that the aggregate principal amount of all Purchase Notes will equal (A) the lesser of (1) the amount, if any, by which the Reciprocals Statutory Capital as of the Closing Date reflected on the Final Reciprocals Balance Sheet exceeds the aggregate principal amount of the Surplus Notes as of the Closing Date (including the amount of the security deposit loan related thereto) and (2) the aggregate amount of accrued and unpaid interest on the Surplus Notes as of the Closing Date less (B) the aggregate amount of principal paid with respect to the Purchase Notes from the Closing Date to the date the Final Reciprocals

Balance Sheet becomes final, binding and conclusive on the parties. If the principal amount of any Purchase Note is increased or decreased pursuant to the previous sentence, then Seller Parent shall deliver or cause to be delivered such Purchase Note to Buyer, and Buyer will cancel such original Purchase Note and issue a new Purchase Note having terms identical to such original Purchase Note but reflecting the adjustment to the aggregate principal amount thereof as set forth in this Section 2.3. Within five Business Days following the date on which all of the Proposed Final Balance Sheets are finalized in accordance with any of clauses (ii), (iv), (v) and (vi) of this Section 2.3(b):
               (A) if the Final Purchase Price is less than the Estimated Purchase Price, Sellers shall pay to Buyer by Wire Transfer an amount equal to such shortfall; and
               (B) if the Final Purchase Price is more than the Estimated Purchase Price, Buyer shall pay to Sellers by Wire Transfer, in the proportions consistent with those described in Section 3.2(a), an amount equal to such excess.
          (viii) Any payment required to be made pursuant to this Section 2.3(b) will be made by Wire Transfer together with interest thereon from the Closing Date to the date of payment at the rate of interest per annum equal to the prime rate in effect on the Closing Date as reported in The Wall Street Journal and will be treated as an adjustment to the Final Purchase Price for Tax reporting purposes.
          (ix) Buyer’s and Sellers’ rights to indemnification pursuant to Article IX will not be deemed to limit, supersede or otherwise affect, or be limited, superseded or otherwise affected by, Buyer’s and Sellers’ respective rights under this Section 2.3(b), except to the extent any Loss is reflected, reserved for or accrued on the Final GAAP Balance Sheet or the Final Statutory Balance Sheet.
          (c) Sellers and Buyer shall allocate the aggregate purchase price payable under this Agreement (the “Allocable Amount”) in accordance with the requirements of Section 1060 of the Code for all Tax purposes. As soon as practicable after the Closing Date, Buyer shall prepare a schedule reflecting the allocation of the Allocable Amount and shall submit it to Sellers. Buyer and Sellers shall use commercially reasonable efforts to agree on the amount and proper allocation of the Allocable Amount in accordance with Section 1060 of the Code; however, if Buyer and Sellers cannot agree on such an allocation, each of Buyer and Sellers shall be free to allocate the Allocable Amount in the manner that such party reasonably believes is most consistent with the requirements of Section 1060 of the Code. No election shall be made by Buyer or Sellers pursuant to Section 338(g) or (h)(10) of the Code with respect to the Shares.
          Section 2.4. Renewal Rights.
          (a) Upon the terms and subject to the conditions set forth in this Agreement, at any time following the Closing Date, Buyer shall be entitled to and may, in connection with the first expiration, renewal, or anniversary date of each In-Force Policy (and, with respect to In-Force Policies with renewal rate quotes outstanding on the Closing Date or that are otherwise renewed by a Renewal Rights Seller after the Closing Date, the next expiration, renewal or anniversary date of each In-Force Policy), solicit, quote, bind, write and/or issue, or cause to be solicited, quoted, bound, written and/or issued to any policyholder prior to or upon the expiration, cancellation or non-renewal of such In-Force Policy, policies or other evidences of insurance coverage on the policy forms of the applicable Permitted Designee, subject in each case to Applicable Law and the rights of policyholders.
          (b) Effective from and after the Closing Date, the Renewal Rights Sellers shall (i) cease renewing the In-Force Policies and (ii) not write or renew any Insurance Policy in connection with the Business that would have been a Subject Policy if in force on the Closing Date, except (A) pursuant to a renewal offer required under Applicable Law, (B) to honor a quote outstanding on the Closing Date or (C) Accommodation Policies, in each case written by a Tower Reinsurer in accordance with the terms of the Acquired Business Administrative Services Agreements.
          (c) Sellers shall provide to Buyer at the Closing a complete and correct list of all of the In-Force Policies as of the last day of the month immediately preceding the month in which the Closing occurs and all In-Force Policies that have been written on or before such date but with policy inception dates thereafter, along with details identifying such In-Force Policies in a form reasonably acceptable to Buyer (including a listing of the producer, the named insured, the policy number, the effective date, the type of policy and the premium).
          (d) With respect to each In-Force Policy, Buyer may, in connection with the first policy anniversary date occurring after the Closing Date, in compliance with all Applicable Laws and in accordance with the terms of Acquired Business Administrative Services Agreements, cause the appropriate Renewal Rights Seller to send to each Policyholder of an In-Force Policy that is selected by Buyer a written notice in the form agreed by the parties notifying such Policyholder of the non-renewal of such In-Force Policy by the applicable Renewal Rights Seller. The Renewal Rights Sellers shall send a copy of such non-renewal notice to the insurance agent appointed by such Policyholder and, as directed by Buyer, shall send a notice to such agent in a form mutually agreeable to the parties informing such agent of the availability of replacement insurance from a Permitted Designee and encouraging such agent to place such insurance with a Permitted Designee. Buyer shall also, in connection with the first policy anniversary date occurring after the Closing Date, in compliance with all Applicable Law and in accordance with the terms of the Acquired Business Administrative Services Agreements, cause the appropriate Renewal Rights Seller to send to each Policyholder of an In-Force Policy that was not selected by Buyer pursuant to the first sentence of this Section 2.4(d) a written notice in the form agreed by the parties notifying such Policyholder of the non-renewal of such In-Force Policy by the Renewal Rights Seller. In the event that any notice of non-renewal with respect to an In-Force Policy cannot be sent due to requirements of Applicable Law and such In-Force Policy is renewed by a Renewal Rights Seller pursuant to Section 2.4(b), such renewal Insurance Policy will be reinsured pursuant to the Acquired Business Reinsurance Agreements, administered pursuant to the Acquired Business Administrative Services Agreements and subject to the provisions of this Section 2.4 with respect to the first policy anniversary after the date of issuance of such Insurance Policy. The applicable Renewal Rights Sellers shall otherwise cooperate with Buyer as reasonably requested by Buyer to facilitate Buyer’s exercise of its Renewal Rights hereunder.

          (e) It is acknowledged and agreed that neither Buyer, any Permitted Designee nor any other Affiliate of Buyer is required to offer insurance coverage to all Policyholders of In-Force Policies, any particular Policyholder of an In-Force Policy or any minimum percentage of Policyholders of In-Force Policies. Buyer and the Permitted Designees will apply their own underwriting judgment and premium rates to the replacement of In-Force Policies as they determine are appropriate in their sole discretion.
          (f) From and after the Closing Date, in accordance with Applicable Law and the terms of the relevant agency agreements, the Renewal Rights Sellers shall modify the agency contracts to terminate and cause their Affiliates (other than the Companies) to modify the agency contracts to terminate their agency appointments, with respect only to insurance products constituting a part of the Business, with the agents that have placed In-Force Policies, and to assist Buyer in contracting directly with such agents as Buyer may select.
          Section 2.5. Accommodation Policies. Commencing on the Closing Date and through the 15-month anniversary of the Closing Date, the Tower Reinsurer will have the right to issue, on behalf of the Renewal Rights Sellers, Accommodation Policies in accordance with the terms of the applicable Acquired Business Administrative Services Agreement. Each of the Accommodation Policies will be reinsured by a Tower Reinsurer pursuant to the applicable Acquired Business Reinsurance Agreement.
ARTICLE III
THE CLOSING
          Section 3.1. Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the purchase and sale of the Shares, the Units, the Surplus Notes and the Associated Assets (the “Closing”) will be at 10:00 a.m. local time at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, New York 10019, on the tenth Business Day following the date on which all of the conditions set forth in Article VIII (other than those conditions that by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions) shall have been satisfied or waived, or such other location, date and time as Buyer and Sellers shall agree upon in writing.
          Section 3.2. Payment of Purchase Price; Delivery of Securities. At the Closing:
          (a) Buyer shall deliver to Sellers by Wire Transfer an aggregate amount equal to the Estimated Purchase Price in such proportions and to such accounts as specified in writing by a duly authorized officer of Seller Parent to Buyer no later than three (3) days prior to the Closing;
          (b) Sellers shall (i) deliver to Buyer certificates representing all of the Shares, which shall in each case be free and clear of all Encumbrances, duly endorsed in blank or accompanied by duly executed instruments of transfer acceptable to Buyer and accompanied by all requisite stock transfer tax stamps, (ii) deliver to Buyer certificates duly executed by Sellers acknowledging the transfer of all of the Units to Buyer, which shall in each case be free and clear of all Encumbrances and all requisite transfer taxes shall have been paid by the applicable Seller, and (iii) deliver to Buyer the Surplus Notes duly endorsed in blank or accompanied by duly executed instruments of transfer acceptable to Buyer, and in each case the Surplus Notes shall be free and clear of all Encumbrances and all requisite transfer taxes shall have been paid by the applicable Seller.
          Section 3.3. Other Closing Deliveries.
          (a) Closing Deliveries by Sellers. At the Closing, Sellers shall deliver to Buyer the following:
          (i) the Associated Assets (including the Records) transferred in a form reasonably acceptable to Buyer;
          (ii) a receipt or receipts signed by Sellers evidencing receipt by Sellers, and payment by Buyer, of the Estimated Purchase Price (provided that such receipt or receipts shall become effective only upon full satisfaction of Buyer’s obligations set forth in Section 3.2(a));
          (iii) a good standing certificate and a certificate of compliance (or their equivalents) for each of the Companies issued by the Secretary of State of the state in which each such Company is organized, dated as of a date within five Business Days prior to the Closing Date or reasonably current date (other than states in which a good standing certificate (or its equivalent) is not issued for an insurance company);
          (iv) a good standing certificate (or its equivalent) for each of the Insurance Companies, certified by the applicable Domiciliary Regulators, in each case, dated as of a reasonably current date;
          (v) certificates or articles of incorporation, organization or formation of each of the Companies, together with all amendments thereto or restatements thereof, certified by the applicable Domiciliary Regulators, Secretaries of State or other appropriate Governmental Authority, dated as of a date within five Business Days prior to the Closing Date or a reasonably current date;
          (vi) copies of the bylaws of Homeland and York, together with all amendments thereto or restatements thereof, certified by the Secretary or Assistant Secretary of Homeland and York as of the Closing Date;
          (vii) a copy of the limited liability company operating agreement of each Management Company, together with copies of all amendments thereto or restatements thereof, certified by an authorized signatory of each Management Company as of the Closing Date;
          (viii) copies of resolutions of the board of directors or board of managers, as applicable, of Sellers and any Affiliates of Sellers that will be parties to any Ancillary Agreement, certified by an authorized signatory of such Sellers or Affiliates, approving and authorizing the execution, delivery and performance of this Agreement and any Ancillary Agreements to which Sellers or such Affiliates are parties and the consummation of the transactions contemplated hereby and thereby, which certificate will also certify the incumbency and signatures of the officers of Sellers and such Affiliates of Sellers, as applicable, executing this Agreement and any Ancillary Agreement;
          (ix) all Ancillary Agreements to which any Seller, any Company or any Affiliate of any Seller is or is to be a party, duly executed by Sellers, such Companies or such Affiliates, as the case may be;
          (x) the resignations, effective as of the Closing, of each director, officer and manager of each of the Companies, other than those directors, officers and managers (if any) whom Buyers shall have specified in writing at least five Business Days prior to the Closing;
          (xi) a certificate executed by Seller Parent certifying that the conditions set forth in Sections 8.1(a) and 8.1(b) have been satisfied;
          (xii) the original stock transfer and corporate minute books (or their equivalent) of each of the Acquired Companies that are in the possession of Sellers or the Acquired Companies, with physical delivery thereof subject to any requirements of Applicable Law;
          (xiii) a non-foreign person affidavit from each Seller (other than Seller Parent) certifying that such Seller (or its sole owner, if such Seller is disregarded as separate from such owner for United States federal tax purposes) is not a foreign person, in a form that satisfies the requirements of Section 1445 of the Code and the Treasury Regulations promulgated thereunder; and
          (xiv) such other documents, instruments or certificates as may be reasonably necessary to effectuate the Closing of the transaction.
          (b) Closing Deliveries by Buyer. At the Closing, Buyer shall deliver to Sellers the following:
          (i) a receipt or receipts signed by Buyer evidencing receipt by Buyer of the Shares, Units and Surplus Notes (provided that such receipt or receipts shall become effective only upon full satisfaction of Sellers’ obligations set forth in Section 3.2(b));
          (ii) resolutions of the board of directors of Buyer and any Affiliates of Buyer that will be parties to any Ancillary Agreement, certified by the Secretary or Assistant Secretary of Buyer or such Affiliates, approving and authorizing the execution, delivery and performance of this Agreement and any Ancillary Agreement to which Buyer or any Affiliate of Buyer is a party and the consummation of the transactions contemplated hereby and thereby, which certificate will also certify the incumbency and signatures of the officers of Buyer and such Affiliates of Buyer, as applicable, executing this Agreement and any Ancillary Agreement;

          (iii) all Ancillary Agreements to which Buyer or any Affiliate of Buyer is or is to be a party, duly executed by Buyer or such Affiliate of Buyer, as the case may be;
          (iv) a certificate executed by a duly authorized officer of Buyer certifying that the conditions set forth in Sections 8.2(a) and 8.2(b) have been satisfied; and
          (v) such other documents, instruments or certificates as may be reasonably necessary to effectuate the Closing of the transaction.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER PARENT
          Seller Parent hereby represents and warrants to Buyer, as of the date hereof and, upon the occurrence of the Closing, as of the Closing Date, as follows:
          Section 4.1. Organization and Related Matters.
          (a) Each Seller and each Affiliate of any Seller that is a party to any Ancillary Agreement is a corporation or limited liability company (as the case may be) duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Each Seller and each Affiliate of any Seller that is a party to any Ancillary Agreement has full corporate or limited liability company (as the case may be) power and authority to carry on its business, including the Business, as it is now being conducted and to own, lease and operate all of its properties and assets, including the Shares, the Units, the Surplus Notes and the Associated Assets owned by such Person.
          (b) Homeland is a Massachusetts stock property and casualty insurance company duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and York is a Maine stock property and casualty insurance company duly incorporated, validly existing and in good standing under the laws of the State of Maine. Each of Homeland and York has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets, and is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character of the assets owned by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Sellers have previously delivered to Buyer a true and complete copy of the certificate or articles of incorporation and the bylaws of each of Homeland and York, in each case as amended to the date of this Agreement. Neither Homeland nor York is in default under or in violation of any provision of its certificate or articles of incorporation or bylaws.
          (c) Each of Skylands Management and Adirondack Management is a limited liability company duly organized, validly existing and in good standing under the laws of the

State of Delaware and the State of New York, respectively. Each of the Management Companies has full limited liability company power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets, and is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character of the assets owned by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Sellers have previously delivered to Buyer a true and complete copy of the certificate or articles of organization or formation and the limited liability company operating agreement of each Management Company, in each case as amended to the date of this Agreement. Neither of the Management Companies is in default under or in violation of any provision of its certificate or articles or organization or formation or limited liability company operating agreement.
          (d) The Reciprocal Subsidiary is a stock property and casualty insurance company duly incorporated, validly existing and in good standing under the laws of the State of New Jersey. The Reciprocal Subsidiary has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets, and is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character of the assets owned by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Sellers have delivered to Buyer a true and complete copy of the certificate or articles of incorporation and bylaws of the Reciprocal Subsidiary, in each case as amended to the date of this Agreement. The Reciprocal Subsidiary is not in default under or in violation of any provision of its certificate or articles of incorporation or bylaws.
          (e) Each of Adirondack Exchange and Skylands Association is a reciprocal insurance exchange duly organized, validly existing and in good standing under the laws of the States of New York and New Jersey, respectively. Each Reciprocal has full power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets, and is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character of the assets owned by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Sellers have previously delivered to Buyer true and complete copies of the Adirondack Exchange Declaration, the Adirondack Exchange Subscriber’s Agreement, the Adirondack Exchange Advisory Committee Rules and the Skylands Management Agreement, in each case as amended to the date of this Agreement. Adirondack Exchange is not in default under or in violation of any provision of the Adirondack Exchange Declaration, the Adirondack Exchange Subscriber’s Agreement or the Adirondack Exchange Advisory Committee Rules. Skylands Association is not in default under or in violation of any provision of the Skylands Management Agreement.
          Section 4.2. Authority; No Violation.
          (a) Each Seller and each Affiliate of any Seller that will be a party to any Ancillary Agreement has full corporate or limited liability company (as the case may be) power and authority to execute and deliver this Agreement and each Ancillary Agreement to which any Seller or any Affiliate of a Seller will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Agreement to which each Seller and any Affiliate of any Seller is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved and authorized by all requisite corporate or limited liability company (as the case may be) action on the part of each Seller and each such Affiliate, and no other corporate, limited liability company or other entity proceedings on the part of such Seller and each such Affiliate are necessary to approve this Agreement or the Ancillary Agreements to which any Seller or any Affiliate of a Seller will be a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by each Seller and (assuming the due authorization, execution and delivery of this Agreement by Buyer) constitutes a valid and binding obligation of each Seller, enforceable against such Seller in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights and remedies generally. As of the Closing Date, each Ancillary Agreement to which any Seller or any Affiliate of any Seller will be a party will have been duly and validly executed and delivered by such Seller or such Affiliate (as the case may be) and (assuming the due authorization, execution and delivery of such Ancillary Agreement by the other parties thereto) will constitute a valid and binding obligation of such Seller or such Affiliate, enforceable against such Seller or such Affiliate in accordance with its terms, except as such enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights and remedies generally.
          (b) The execution and delivery by each Seller of this Agreement do not, the execution and delivery by each Seller and each Affiliate of any Seller of the Ancillary Agreements to which such Seller or such Affiliate will be a party will not, and the performance by each Seller and each such Affiliate of a Seller of its obligations hereunder and thereunder and the consummation by each Seller and each such Affiliate of any Seller of the transactions contemplated hereby and thereby and compliance with any of the terms or provisions hereof or thereof will not (i) violate any provision of the certificate or articles of incorporation, organization or formation, the bylaws, limited liability company operating agreement or other organizational documents of such Seller, such Affiliate of any Seller or any Company or (ii) assuming that the consents and approvals referred to in Section 4.3 are duly obtained, (A) violate in any respect any Applicable Law with respect to such Seller, such Affiliate of any Seller or any Company, or any of their respective properties or assets, (B) result in the creation of any Encumbrance (other than Permitted Encumbrances) (1) upon any of the Shares, the Units, the Surplus Notes, the Associated Assets or the Reciprocal Subsidiary Shares or (2) upon any of the assets or properties of any Company, or (C) violate, conflict with, result in a breach of any provision of, constitute a default under, or give rise to any rights of termination, amendment, acceleration, modification, re-pricing right, suspension, approval, revocation or cancellation of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument, Contract or obligation to which such Seller, such Affiliate of any Seller or any Company is a party, or by which any of them or any of their respective properties or assets, may be bound or affected including, for the avoidance of doubt, any Contract between any Seller or any Affiliate thereof and a third party for the sale of any other business or assets of Seller Parent or any of its Affiliates, except in the case of clauses (A) and (C) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery of this Agreement by Sellers or any Ancillary Agreement by each Seller and each Affiliate of any Seller party thereto, nor the consummation of the transactions contemplated hereby or thereby, will violate, conflict with, result in a breach of any provision of, constitute a default under, or give rise to any rights of termination, amendment, acceleration, modification, re-pricing right, suspension, approval, revocation or cancellation of, any Contracts involving the advisory board or other governing body of either of the Reciprocals or any member or members of such advisory board or other governing body, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          Section 4.3. Consents and Approvals. Except for (i) any filings required under the HSR Act and the approvals or consents of Governmental Authorities under the insurance holding company laws of New York, New Jersey, Maine and Massachusetts, (ii) the consents and approvals set forth on Schedule 4.3, and (iii) such other filings, authorizations, consents or approvals the failure to make or obtain which would not, individually or in the aggregate, have a Material Adverse Effect, no consents or approvals of or filings or registrations with any Governmental Authority or third party are necessary in connection with the execution and delivery by each Seller or any of its Affiliates of this Agreement or any Ancillary Agreement to which such Seller or Affiliate is a party, the performance by such Seller or such Affiliate of its obligations hereunder or thereunder or the consummation by such Seller or Affiliate of the transactions contemplated hereby or thereby.
          Section 4.4. Securities Ownership.
          (a) The authorized capital stock of Homeland consists of 60,000 shares of common stock, par value $100.00 per share, of which 20,000 shares are issued and outstanding, and the authorized capital stock of York consists of 60,000 shares of common stock, par value $100.00 per share, of which 31,250 shares are issued and outstanding. There is no limit on the authorized membership interests of Skylands Management, of which one membership unit is issued and outstanding, the authorized membership interests of Adirondack Management consist of 1,000 membership units, of which 100 membership units are issued and outstanding. Each Seller owns beneficially and of record the number of Shares, the number of Units and the principal amount of Surplus Notes listed next to its name on Schedule 4.4(a), free and clear of any Encumbrances (other than Permitted Encumbrances). Each Seller has the full and unrestricted power to sell, assign, transfer and deliver the Shares, Units and Surplus Notes owned by it to Buyer upon the terms and subject to the conditions of this Agreement, free and clear of any Encumbrances other than Permitted Encumbrances. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire record and beneficial ownership of the Shares, the Units and the Surplus Notes owned by each Seller, free and clear of any Encumbrances (other than Permitted Encumbrances).
          (b) All of the Shares have been duly authorized and validly issued and are fully paid, non-assessable and free of, and were not issued in violation of, any preemptive or similar rights. All of the Units have been validly issued and are not subject to, and were not issued in violation of, any preemptive or similar rights, and each Seller that is an owner of Units has been duly admitted as a member of the limited liability company to which such Units relate and has no obligation to make any additional contributions to such limited liability company with respect to such Units or otherwise as a member of such limited liability company. There are no (i) outstanding options, warrants, subscriptions, calls, puts, unsatisfied preemptive rights, securities convertible or exchangeable or redeemable for shares of capital stock, units, membership interests or other securities of, or other rights, agreements, arrangements or commitments of any kind relating to any Company, (ii) obligations (whether or not contingent) of such Seller, any Company or any of their Affiliates to offer, issue, sell, transfer, vote or otherwise dispose of any capital stock, units, membership interest or other securities of any Company convertible into or exchangeable or redeemable for shares of capital stock, units, membership interests or any other securities of any Company, (iii) obligations (whether or not contingent) of such Seller, any Company or any of their respective Affiliates to repurchase, redeem (or establish a sinking fund with respect to redemption) or otherwise acquire any shares of capital stock of Homeland or York or any units or membership interests in Skylands Management or Adirondack Management, (iv) bonds, debentures, notes or other indebtedness of any Company having voting rights (or convertible into securities having voting rights) or (v) shares of capital stock, units, membership interests or other equity interests or securities of any Company reserved for issuance.
          (c) The Adirondack Surplus Note and the Skylands Surplus Note have been duly authorized by Adirondack Exchange and Skylands Association, respectively, and when sold and delivered in accordance with this Agreement, will constitute valid and binding obligations of Adirondack Exchange and Skylands Association, respectively, enforceable by Buyer against Adirondack Exchange and Skylands Association, respectively, in accordance with their terms, except as such enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights and remedies generally. No payments of interest, dividends or other distributions have been made by either of the Reciprocals with respect to the Surplus Notes or otherwise since December 31, 2008 and through the date of this Agreement, other than payments required in accordance with the terms of the Insurance Policies.
          (d) None of the Companies has any outstanding indebtedness for money borrowed other than, in the case of Adirondack Exchange, the Adirondack Surplus Note and accrued interest thereon, in the case of Skylands Association, the Skylands Surplus Note (including a $200,000 loan from Camden Fire Insurance Company in connection with security deposit paid to the New Jersey Department of Banking and Insurance) and accrued interest thereon and none of the Companies has guaranteed, or otherwise agreed to become responsible for the payment of principal, interest or other amounts with respect to or the performance of obligations under, indebtedness for money borrowed of any other Person.
          Section 4.5. Subsidiaries.
          (a) Except for the Reciprocal Subsidiary, which is a direct, wholly owned Subsidiary of Skylands Association, none of the Companies has any Subsidiaries and, except for portfolio investments made in the ordinary course of business, there are no corporations, partnerships or other Persons in which any Company owns, of record or beneficially, any direct or indirect equity interest or any right (contingent or otherwise) to acquire the same.

          (b) The authorized capital stock of the Reciprocal Subsidiary consists of 1,200,000 shares of common stock, par value $1.00 per share, of which 1,200,000 shares are issued and outstanding. All of the outstanding shares and other ownership interests of the Reciprocal Subsidiary (the “Reciprocal Subsidiary Shares”) are beneficially and legally owned directly by Skylands Association, free and clear of all Encumbrances (other than Permitted Encumbrances), preemptive or other similar rights and have not been issued in violation of any Applicable Laws or other respective organization documents or any Contract to which the Reciprocal Subsidiary is a party or by which its properties or assets are bound.
          Section 4.6. Financial Statements.
          (a) Sellers have previously delivered to Buyer the following statements (collectively, the “Statutory Statements”): (i) the unaudited annual statements of each of Homeland and York as of and for each of the years ended December 31, 2008, 2007 and 2006, as filed with the Domiciliary Regulators of Homeland and York, respectively, and (ii) the quarterly statement of each of the Insurance Companies as of and for the period ended September 30, 2009, as filed with the Domiciliary Regulators of the Insurance Companies, together in each case with any exhibits, schedules, amendments, supplements or notes thereto. The Statutory Statements were prepared from and are consistent with the Records of each applicable Insurance Company and were filed with the applicable Domiciliary Regulators on forms prescribed or permitted by such Domiciliary Regulators and were prepared in conformity with SAP consistently applied. Each of the balance sheets included in the Statutory Statements presents fairly in all material respects the financial position of the applicable Insurance Company, including the admitted assets, liabilities, capital and surplus of such Insurance Company, as of its date and each of the statements of operations included in the Statutory Statements presents fairly in all material respects the results of operations of the applicable Insurance Company for the period therein set forth, in each case in accordance with SAP. There are no permitted practices utilized in the preparation of the Statutory Statements.
          (b) Sellers have previously delivered to Buyer copies of the unaudited quarterly combining GAAP balance sheet and insurance operations income statement through underwriting income of the Companies as of and for the period ended September 30, 2009 (the “GAAP Financial Statements” and, together with the Statutory Statements, the “Financial Statements”). The GAAP Financial Statements: (x) were prepared from and are consistent with the Records, (y) present fairly in all material respects the combined financial position and the combined results of operations of the Acquired Companies, as of their respective dates and for the period then ended, and (z) were prepared in conformity with GAAP applied on a basis consistent with its application in connection with the preparation of, and the GAAP Financial Statements are otherwise consistent with, the consolidated financial statements of Seller Parent and its Subsidiaries of the same dates or periods that were included in the reports of Seller Parent filed with the SEC in accordance with the Exchange Act.
          (c) Sellers have previously delivered to Buyer an unaudited combined pro forma balance sheet of the Acquired Companies as of December 31, 2009 prepared in accordance with GAAP after giving effect to the Pro Forma Adjustments and such other adjustments that would be required to cause such balance sheets to comply with the requirements applicable to pro forma balance sheets under Regulation S-X promulgated by the SEC pursuant to the Exchange Act (the “Pro Forma Balance Sheet”). The Pro Forma Balance Sheet was prepared from and is consistent with the Records and the Financial Statements, presents fairly in all material respects the consolidated pro forma financial position of the Acquired Companies as of December 31, 2009, and was prepared in conformity with GAAP applied on a basis consistent with its application in connection with the preparation of the Financial Statements.
          (d) Sellers have also previously delivered to Buyer copies of the unaudited quarterly SAP balance sheets and income statements of the Reciprocals as of and for the period ended September 30, 2009, and the audited annual SAP balance sheets and income statements of each of Adirondack Exchange and Skylands Consolidated as of and for the years ended December 31, 2008, 2007 and 2006 (the “Historical Reciprocals Financial Statements”). The Historical Reciprocals Financial Statements: (i) were prepared from and are consistent with the Records of the Reciprocals and Reciprocal Subsidiary, (ii) present fairly in all material respects the financial position, results of operations and the cash flows of the Adirondack Exchange and Skylands Consolidated as of their respective dates and for the period then ended, and (iii) were prepared in conformity with SAP (except as may be stated in the notes thereto) consistently applied.
          Section 4.7. Legal Proceedings.
          (a) Other than (i) as set forth on Schedule 4.7(a) and (ii) Actions constituting claims under Insurance Policies arising in the ordinary course of business, there are no pending or, to the Knowledge of Seller Parent, threatened, Actions arising against, relating to or affecting any Seller in connection with the Business, any Company or any of their respective properties, assets or businesses, or any Action challenging the validity or propriety of, or that would have the effect of preventing, materially delaying or making illegal any of, the transactions contemplated by this Agreement or the Ancillary Agreements.
          (b) There is no injunction, order, judgment, decree, award or regulatory restriction imposed upon any Seller, any Company or any Affiliate of Seller that will be a party to any Ancillary Agreement or any of their respective properties or assets that (i) restricts the ability of any Seller, any Company or any Affiliate of Seller that will be a party to any Ancillary Agreement to conduct its business in the ordinary course of business consistent with past practices and (ii) has had or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          Section 4.8. Undisclosed Liabilities.
          (a) The Companies have no Liabilities except for (i) those Liabilities that are reflected or reserved against on the Financial Statements as of September 30, 2009, (ii) Liabilities incurred since September 30, 2009 in the ordinary course of business consistent with past practice (including all claims under Insurance Policies), and (iii) Liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (b) The Insurance Companies have paid in full or established reserves for all guaranty or other similar state governmental fund assessments required by any Governmental Authority to be paid by them. As of the date of this Agreement, except as set forth in Schedule

4.8(b) and except as and to the extent paid prior to December 31, 2008 or reserved against in the Statutory Statements, the Insurance Companies have not received any guaranty fund assessments.
          (c) Except as set forth on Schedule 4.8(c), none of the Companies is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any indebtedness of the Companies, including the Surplus Notes, and no event or condition exists with respect to any indebtedness of the Companies that would permit (or that with notice or lapse of time, or both, would permit) one or more Persons to cause such indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. None of the Companies has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise), themselves or any of their equity interests, assets or properties, whether now owned or hereafter acquired, to be subject to an Encumbrance other than a Permitted Encumbrance.
          Section 4.9. Absence of Certain Changes; No Material Adverse Effect.
          (a) Except as set forth on Schedule 4.9(a), as reflected on the Financial Statements as of and for the period ended September 30, 2009, or as otherwise expressly contemplated by this Agreement, since December 31, 2008, the Companies (i) have conducted the Business in the ordinary course of business consistent with past practice, and (ii) have not:
          (A) made any material change in the underwriting, reinsurance, pricing, claim processing and payment, reserving, financial or accounting practices or policies of any Company, except as required by changes in Applicable Law, GAAP or SAP;
          (B) entered into or modified any reinsurance or retrocession agreement other than in the ordinary course of business consistent with past practice;
          (C) issued, sold, pledged or encumbered any capital stock, notes, bonds or other securities of any Company, or any option, warrant or other right to acquire the same;
          (D) merged with, entered into a consolidation with or acquired an interest of 10% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any assets (other than fixed maturity securities, equity securities, cash and short-term investments) with an aggregate value in excess of $350,000;
          (E) sold, abandoned or made any other disposition of any of its material investments or other material assets, properties or business other than in the ordinary course of business consistent with past practice; or amended any Contract pursuant to which it agrees to indemnify any Person (other than insurance policies or similar instruments written by any Company in the ordinary course of business consistent with past practice) or to refrain from competing with any Person;

          (F) engaged in any transaction with, or entered into any Contract with any Affiliate that involves the transfer of consideration and that (i) has terms materially less favorable, in the aggregate, to the Companies than the Companies would reasonably be expected to receive from a non-Affiliate or (ii) has or would have a material adverse financial impact on the Companies, other than, in each case, pursuant to the Contracts with Affiliates existing on the date of this Agreement (without giving effect to any amendments or restatements), each of which has been identified on Schedule 4.9(a)(ii)(F) and have been previously provided to Buyer;
          (G) made any capital expenditure or commitment for any capital expenditure in excess of $350,000 in the aggregate;
          (H) incurred indebtedness for borrowed money, guaranteed, assumed or endorsed any indebtedness for borrowed money of, or otherwise became responsible or liable (whether directly, contingently or otherwise) for indebtedness on behalf of, any Person, made any loan, advance or capital contribution to any other Person or granted or permitted to exist any security interest or other Encumbrance with respect to the Shares, the Units or the Associated Assets;
          (I) (i) changed any financial or Tax accounting methods or practices other than as required by a change in applicable GAAP, SAP or Applicable Law, (ii) made, revoked, changed, or amended any Tax election, (iii) filed any amended Tax Return or claim for refund, (iv) paid, settled or compromised any claim, proceeding, audit, examination, adjudication or controversy relating to a Tax liability or refund, (v) rescinded any claim for refund, or (vi) entered into any agreement with a Taxing Authority that could continue to be binding after the Closing Date or terminated, revoked or amended any agreement with a Governmental Entity with respect to Taxes that has been executed and is in effect as of the date hereof, in each case of clauses (i) — (vi), to the extent such action could affect the Taxes of any Company following the Closing Date;
          (J) except as required by Applicable Law, or involving ordinary increases consistent with past practice, (i) granted any increase, or announced or promised any increase, in the wages, salaries, compensation, bonuses, incentives, severance, pension or other direct or indirect compensation or benefits payable to any of the Business Employees or any other employee, director, consultant or agent to the extent any Company has any Liability for such compensation or benefits, including any increase or change pursuant to any Benefit Plan, or (ii) established, increased, accelerated or promised to establish, increase or accelerate any compensation or benefits under any Benefit Plan;
          (K) increased or decreased its reserves for losses (including incurred but not reported losses) and loss adjustment expense other than in the ordinary course of business in a manner consistent with past practice;

          (L) amended or restated its certificate or articles of incorporation, organization or formation or bylaws or limited liability company operating agreement (or other organizational documents);
          (M) terminated, canceled or amended any insurance coverage maintained by any Company with respect to any material assets of any Company that was not replaced by substitute insurance coverage; or
          (N) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 4.9(a), except as expressly contemplated by this Agreement.
          (b) Except as set forth on Schedule 4.9(b), since December 31, 2008, the Renewal Rights Sellers have conducted the Business conducted by them in the ordinary course of business consistent with past practice and have not undertaken any action specified in Section 4.9(a)(ii)(A), (B), (H), (K) or (N) with respect to or otherwise affecting the Subject Policies or the Associated Assets.
          (c) Except as set forth on Schedule 4.9(c), since December 31, 2008, there has been no event or occurrence which has had or which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          Section 4.10. Compliance with Law; Permits; Regulatory Matters.
          (a) Except as set forth on Schedule 4.10(a) or, with respect to clause (i) only, as would not reasonably be expected to have a Material Adverse Effect, since January 1, 2008, (i) the Companies and (with respect to the Associated Assets and their conduct of the Business) Sellers have been and are in compliance in all respects with all Applicable Laws and (ii) none of the Companies or (with respect to the Associated Assets and their conduct of the Business) any Seller has received any written notice to the effect that, or otherwise been advised that, it is not in compliance with any Applicable Law.
          (b) Schedule 4.10(b) lists (i) the jurisdictions in which each of the Insurance Companies is licensed to write and the types of insurance and other products that the Insurance Companies are licensed to write in each such jurisdiction and (ii) each jurisdiction in which each Renewal Rights Seller is licensed to write Subject Policies. Other than as set forth in Schedule 4.10(b) and other than in the ordinary course of regularly scheduled financial and market conduct examinations, none of the Insurance Companies is the subject of any material pending or, to the Knowledge of Seller Parent, threatened regulatory proceedings. Schedule 4.10(b) lists the state of domicile of each Insurance Company. None of the Insurance Companies is a “commercially domiciled insurer” under the laws of any jurisdiction or is otherwise treated as domiciled in a jurisdiction other than its jurisdiction of organization.
          (c) (i) The Companies hold all material Permits necessary for the ownership and conduct of their business in each of the jurisdictions in which the Companies conduct or operate their business in the manner now conducted, and all such Permits are in full force and effect, (ii) the Renewal Rights Sellers hold all material Permits necessary for the ownership and conduct of the Business in each of the jurisdictions in which the Business is conducted or operated by them in the manner now conducted, and all such Permits are in full force and effect,

(iii) each Seller, any Affiliate of such Seller that is a party to this Agreement or any Ancillary Agreement and the Companies are, and at all times have been, in compliance in all material respects with the terms of the Permits and all Applicable Laws, (iv) none of such Sellers, any Affiliate of such Seller or any Company has received, at any time since January 1, 2008, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding (1) any material actual, alleged, possible, or potential violation of, or failure on the part of such Seller, any Affiliate of such Seller or any Company to comply with, any term or requirement of any Permit or (2) any material actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Permit, (v) no event has occurred or circumstance exists that (with or without the giving of notice or lapse of time or both) (x) constitutes or would result in, directly or indirectly, a material violation of, or a failure to comply with, any Applicable Law or any term or requirement of any material Permit, or (y) has resulted or would result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any material Permit, and (vi) all applications required to have been filed for the renewal of each material Permit have been duly filed on a timely basis with the appropriate Governmental Authority, and all other filings required to have been made with respect to each such Permit have been duly made on a timely basis with the appropriate Governmental Authority. Subject to the receipt of each of the consents and approvals listed on Schedules 4.3 and 5.3 (assuming Schedule 5.3 is correct and complete) and compliance by Sellers and Buyer with the HSR Act and the applicable change of control insurance laws, regulations and other requirements of the states of Maine, New Jersey and New York and the Commonwealth of Massachusetts, the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not result in any revocation, cancellation, suspension or nonrenewal of any such Permit of the Insurance Companies or the Renewal Rights Sellers. As of the Closing, Homeland and York collectively will not be subject to Impediments that would prohibit them from replacing or renewing any of the In-Force Policies upon the expiration of its then current term.
          (d) None of Sellers, any Affiliate of such Sellers that is a party to any Ancillary Agreement, the Companies or any of their properties or assets is subject to any outstanding order or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of any Governmental Authority that by its terms restricts in any material respect the conduct of its business or that in any manner relates to its capital adequacy, its management or its business, including the Business (each, a “Regulatory Agreement”), nor has any Seller or any Affiliates of any Seller that are a party to any Ancillary Agreement or any Company been advised since January 1, 2008 by any Governmental Authority that it is considering issuing or requesting any such Regulatory Agreement.
          (e) All Subject Policies are in compliance, and at their respective dates of issuance were in compliance, in all material respects with all Applicable Laws and, to the extent required under Applicable Law, are on forms approved where required by the applicable Governmental Authorities or have been filed where required and not objected to (or such objection has been withdrawn or resolved) by such Governmental Authorities within the period provided for objection.

          (f) Except as set forth on Schedule 4.10(f), all premium rates established by the Insurance Companies and (with respect to the Subject Policies written by the Renewal Rights Sellers) the Renewal Rights Sellers that are required to be filed with or approved by any Governmental Authorities have been so filed or approved, the premiums charged conform in all material respects to the premiums so filed or approved and comply (or complied at the relevant time) in all material respects with the insurance laws applicable thereto.
          (g) Other than with respect to the Reciprocals, there are no Subject Policies of any Insurance Company or any Renewal Rights Seller under which the holders or owners of such Subject Policies have any rights with respect to dividends, surplus, profits, participation or voting rights.
          (h) Except as would not have a Material Adverse Effect, all necessary filings in connection with the Adirondack Management Agreement and the Skylands Management Agreement and the fees payable to Adirondack Management and Skylands Management thereunder have been made and all necessary approvals by applicable Governmental Authorities have been received. None of Sellers and any Company has received any notice or other communication (whether oral or written) from any Governmental Authority or any other Person claiming that the fees paid or payable to Adirondack Management or Skylands Management thereunder are excessive or should be disallowed or reduced for any reason.
          Section 4.11. Filings. Except as set forth on Schedule 4.11, (i) the Companies and (with respect to their conduct of the Business) Sellers have filed all material reports, statements, documents, registrations, filings and submissions required to be filed with any Governmental Authority, and all such reports, statements, documents, registrations, filings and submissions complied in all material respects with Applicable Law in effect when filed and (ii) no material deficiencies have been asserted by, nor any material penalties imposed by, any such Governmental Authorities with respect to such reports, statements, documents, registrations, filings or submissions.
          Section 4.12. Agents.
          (a) Schedule 4.12(a)(i) sets forth a list of each insurance agent that has placed any Subject Policy from January 1, 2009 through December 31, 2009. Except as set forth in Schedule 4.12(a)(ii), no Person has binding authority on behalf of any Insurance Company or (with respect to their conduct of the Business) on behalf of any of the Renewal Rights Sellers.
          (b) To the Knowledge of Seller Parent, other than as set forth on Schedule 4.12(b) (i) each insurance agent, at the time such agent wrote, sold, produced or managed business for any Insurance Company was duly licensed (for the type of business written, sold, produced or managed by such agent) in the particular jurisdiction in which such agent wrote, sold, produced or managed such business for such Insurance Company; (ii) all compensation paid or payable to each such agent was paid or is payable in accordance with Applicable Laws and Permits and did not and does not consist of any contingent commissions; and (iii) no such agent violated (or with or without notice or lapse of time or both would have violated) any term or provision of any Applicable Law or order applicable to the Business or any aspect (including the marketing, writing, sale, production or management) of the business of any Insurance Company or the Business of the Renewal Rights Sellers.
          Section 4.13. Underwriting. Sellers have provided Buyer with copies of all current underwriting guidelines and manuals related to the Business currently utilized by the Companies. Except as would not have a Material Adverse Effect, each Renewal Rights Seller with respect to the Subject Policies and each Company has followed such guidelines in all respects in the ordinary course of business since January 1, 2008.
          Section 4.14. Market Conduct. Since January 1, 2008, except as set forth in Schedule 4.14: (i) the Companies, the Renewal Rights Sellers and, to the Knowledge of Seller Parent, the agents and representatives of the Insurance Companies and the Renewal Rights Sellers, have marketed, sold and issued the Subject Policies written by, and other products of, the Insurance Companies and the Subject Policies of the Renewal Rights Sellers, in compliance, in all material respects, with all Applicable Laws in the respective jurisdictions in which the Subject Policies and such products have been marketed, sold or issued; (ii) all advertising, promotional and sales materials and other marketing practices used by the Companies or (with respect to their conduct of the Business) the Renewal Rights Sellers or, to the Knowledge of Seller Parent, any agents and representatives thereof, have complied and are currently in compliance, in each case, in all material respects, with all Applicable Laws; and (iii) neither the manner in which the Companies and the Renewal Rights Sellers compensate any Person involved in the sale or servicing of personal lines property and casualty insurance that is not an insurance agent, nor, to the Knowledge of Seller Parent, the conduct of any such Person, renders such Person an insurance agent under any Applicable Laws, and the manner in which the Companies and the Renewal Rights Sellers compensate each Person involved in the sale or servicing of Insurance Policies on behalf of the Insurance Companies and Subject Policies on behalf of the Renewal Rights Sellers is in compliance in all material respects with all Applicable Laws.
          Section 4.15. Insurance Issued by the Companies; Subject Policies.
          (a) The Renewal Rights Sellers, Adirondack Management, Skylands Management, Homeland, York, the Reciprocals and the Reciprocal Subsidiary are the only Subsidiaries of Seller Parent that engage or have engaged since January 1, 2007 in the Business. Except as required by Applicable Law or set forth in Schedule 4.15(a), since January 1, 2009 (a) all insurance claims made by any Person under any Insurance Policy issued by any Insurance Company or any Subject Policy have been paid or appropriate provisions therefor have been made and (b) all such insurance claims paid by any Company or any Renewal Rights Seller have in all material respects been paid in accordance with the terms of the Subject Policies or Insurance Policies under which they arose, except in the case of clauses (a) and (b) for such claims for which the applicable Renewal Rights Seller or Company has a reasonable basis to contest payment.
          (b) Set forth on Schedule 4.15(b) is a description of the Insurance Companies’ and the Renewal Rights Sellers’ characterization of “Tier 1 Claims,” “Tier 2 Claims” and “Tier 3 Claims.” Schedule 4.15(b) also identifies, for each such characterization, each claim under a Subject Policy that is pending as of the date hereof and is characterized as such by an Insurance

Company or a Renewal Rights Seller (such claims, together with any additional claims that are characterized as a Tier 1 Claim, a Tier 2 Claim or a Tier 3 Claims between the date hereof and Closing Date in accordance with Section 6.28, the “Tiered Claims”).
          Section 4.16. Reinsurance and Retrocessions.
          (a) Schedule 4.16(a) sets forth a correct and complete list of (i) all reinsurance and retrocession treaties and agreements in force as of the date of this Agreement to which any Insurance Company or (with respect to their conduct of the Business) any Renewal Rights Seller is a ceding party, including the 2010 HO Quota Share Reinsurance Agreement, (ii) any terminated or expired reinsurance or retrocession treaty or agreement of any Insurance Company or (with respect to their conduct of the Business) any Renewal Rights Seller under which there remains any material outstanding reserves and (iii) any reinsurance or retrocession treaty or agreement between any Insurance Company or (with respect to their conduct of the Business) any Renewal Rights Seller, on one hand, and any Affiliate of any Company, on the other hand, and for each such treaty or agreement described in (i), (ii) or (iii), the effective date of such treaty or agreement and the termination date of any such treaty or agreement which has a definite termination date (collectively, the “Ceded Reinsurance Agreements”). The Sellers have delivered or made available to Buyer true and complete copies of each Ceded Reinsurance Agreement. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all Ceded Reinsurance Agreements required to be set forth on Schedule 4.16(a) are in full force and effect to the respective dates noted on the Schedule, no Company or Renewal Rights Seller is in default in any respect as to any provision of any Ceded Reinsurance Agreement and there is no pending or, to the Knowledge of Seller Parent, threatened dispute between any Company or Renewal Rights Seller, on one hand, and any reinsurer under any such treaty or agreement, on the other hand. Except as set forth in Schedule 4.16(a)(i) or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no consent is required from any party to an existing reinsurance or retrocession treaty or agreement in connection with the transactions provided for in this Agreement or the Ancillary Agreements. Each of the Insurance Companies and the Renewal Rights Sellers is entitled to take full credit in its statutory financial statements pursuant to Applicable Laws for all reinsurance and retrocession ceded pursuant to any reinsurance or retrocession treaty or agreement to which such Insurance Company or (with respect to their conduct of the Business) such Renewal Rights Seller is party, and all such amounts have been properly recorded in all material respects in the Records of such Insurance Company or Renewal Rights Seller and are properly reflected in the Statutory Statements.
          (b) With respect to any reinsurance or retrocession Contract pursuant to which any Insurance Company or (with respect to their conduct of the Business) such Renewal Rights Seller has ceded or assumed any risk for which the ceding insurer party thereto is taking credit on its most recent statutory statements, (i) there has been no separate written or oral agreement between such ceding insurer and the assuming reinsurer that is intended to, and would in fact, reduce, limit or mitigate any loss to the parties under any such Contract and (ii) such Contract satisfies the requisite risk transfer criteria necessary to obtain reinsurance accounting treatment under accounting standards applicable to the Insurance Company or Renewal Rights Seller that is a party thereto.

          (c) The Personal Lines Homeowners Quota Share Reinsurance Contract effective January 1, 2009, between OneBeacon Insurance Company and All Other Direct and Indirect Insurance Company Subsidiaries of OneBeacon LLC including subsequently acquired Subsidiaries of OneBeacon Insurance Group LLC, Adirondack Exchange, Skylands Association and its Subsidiaries and Affiliates and Various Third Party Reinsurers (the “2009 HO Quota Share Reinsurance Agreement”) has been terminated on a run-off basis for business written from and after January 1, 2010. Prior to the date hereof, the Insurance Companies have entered into a quota share reinsurance agreement covering homeowners business written by them during the 2010 calendar year (the “2010 HO Quota Share Reinsurance Agreement”).
          Section 4.17. Material Contracts.
          (a) Schedule 4.17(a) sets forth a correct and complete list, as of the date hereof, of all Contracts to which any Company or (with respect to their conduct of the Business) any Seller is a party (excluding Insurance Policies or similar instruments written, by any Company or any Renewal Rights Seller in the ordinary course of business in a manner consistent with past practice) or by which any of their assets are bound which contain financial obligations of any Company or any Seller in excess of $350,000 or are otherwise material to any Company, the Business conducted by Sellers or the Associated Assets, but excluding in each case Contracts related to Intellectual Property that is not being transferred, licensed, sublicensed or assigned to Buyer under this Agreement or any Ancillary Agreement (collectively, the “Material Contracts”). Each of the Material Contracts is a legal, valid and binding obligation of the applicable Company or the applicable Renewal Rights Seller, as the case may be, enforceable against such Company or such Renewal Rights Seller and, to the Knowledge of Seller Parent, against the other parties thereto, in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors’ rights generally and by general principles of equity. Except as set forth in Schedule 4.17(a), Sellers have provided Buyer with true and complete copies of all written Material Contracts and with a reasonably detailed written description of all oral Material Contracts. None of any Company or any Seller has received written notice of a cancellation of or an intent to cancel any Material Contract. There exists no breach or event of default related to any Material Contract on the part of any Company or any Seller or, to the Knowledge of Seller Parent, on the part of any other party to any Material Contract that would reasonably be expected to have a Material Adverse Effect.
          (b) Except for the Contracts listed in Schedule 4.17(b), none of any Seller, any Company or any of their respective Affiliates is a party to any Contract: (i) containing covenants limiting the freedom of any Company to engage in any line of business in any geographic area or to compete with any Person; (ii) containing provisions providing for the indemnification by any Company of any Person (excluding Insurance Policies written by any Company in the ordinary course of business in a manner consistent with past practice and excluding Contracts relating to software licenses or information technology); (iii) relating to the employment of employees of any Company (excluding employee offer letters and Benefit Plans); (iv) forming joint ventures or partnerships; (v) under which any Company has guaranteed the obligations of any Person (excluding Insurance Policies by any Company in the ordinary course of business in a manner consistent with past practice); (vi) with any Governmental Authority affecting the business of any Company and not made in the ordinary course of business; (vii)

pursuant to which any Company has incurred indebtedness for borrowed money; or (viii) under which the consequences of a default or termination would result in a Material Adverse Effect.
          (c) Schedule 4.17(c) contains the text of certain provisions (the “Commercial Lines Agreement Covenants”) of the Renewal Rights and Asset Purchase Agreement (the “Commercial Lines Agreement”) dated as of December 3, 2009 among Seller Parent, certain of its insurance company subsidiaries, OneBeacon LLC (solely in its capacity as the seller representative thereunder), The Hanover Insurance Company and The Hanover Insurance Group, Inc. (for limited purposes thereunder). The Commercial Lines Agreement Covenants set forth the text of certain legal, valid and binding obligations of Seller Parent and certain of its Affiliates pursuant to the Commercial Lines Agreement (assuming the valid authorization, execution and delivery of the Commercial Lines Agreement by The Hanover Insurance Company) and such obligations are enforceable against Seller Parent and such Affiliates in accordance with their terms, except (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or other similar laws in effect relating to the enforcement of creditors’ rights generally, (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought, and (iii) as to matters which may be deemed to be in contravention of public policy. York is the only Company that is a “Seller” as defined in the Commercial Lines Agreement and the only Company that is subject to the obligations of the “Sellers” (as therein defined) set forth in the Commercial Lines Agreement. The Commercial Lines Agreement does not restrict Buyer or any of its Affiliates (other than, from and after the Closing, the Companies) from engaging in any business, including the marketing, sale and distribution of Commercial Lines Business (as defined in the Commercial Lines Agreement), at any time or to any Person. The section number references contained in the Commercial Lines Agreement Covenants correspond to the section number references in the Commercial Lines Agreement.
          Section 4.18. Technology and Intellectual Property.
          (a) Set forth on Schedule 4.18(a)(i) hereto is a correct and complete listing of all Registered Intellectual Property that is Owned Exclusively Used Intellectual Property, including the registration or application numbers, if applicable, in each applicable jurisdiction. Schedule 4.18(a)(ii) hereto is a correct and complete listing of all material Intellectual Property (other than commercially available software and any customizations thereto) licensed by the Companies or any Seller from a third party and used or held for use by any Company or any Seller exclusively in and reasonable necessary for the conduct of the Business as it is currently conducted (all such Intellectual Property, whether or not material, the “Licensed Exclusively Used Intellectual Property”). Schedule 4.18(a)(ii) also sets forth whether consent from the applicable third party licensor to assign the license in such Licensed Exclusively Used Intellectual Property to Buyer is required under the applicable license agreement.
          (b) Set forth on Schedule 4.18(b)(i) hereto is a correct and complete listing of all Registered Intellectual Property that is Owned Generally Used Intellectual Property, including the registration or application numbers, if applicable, in each applicable jurisdiction. Schedule 4.18(b)(ii) hereto is a correct and complete listing of all material Intellectual Property (other than commercially available software and any customizations thereto) licensed by or on behalf of the

Companies or Sellers from a third party and used or held for use by any Company or any Seller in both the conduct of the Business and also in the conduct of any of the other businesses of Seller Parent or its Affiliates, and that is reasonably necessary for the conduct of the Business as it is currently conducted (all such Intellectual Property, whether or not material, is the “Licensed Generally Used Intellectual Property”).
          (c) Set forth on Schedule 4.18(c) are all items of Owned Exclusively Used Intellectual Property that are being transferred to Buyer (the “Transferred Owned Intellectual Property”). Except for the Transferred Owned Intellectual Property, no Owned Intellectual Property or Licensed Intellectual Property or other Intellectual Property is being licensed, sublicensed, assigned or otherwise transferred to Buyer (such Intellectual Property, collectively, the “Excluded Intellectual Property”) except pursuant to the Transition Services Agreement. On the Closing Date, except with respect to the Excluded Intellectual Property and subject to Section 4.3 and subject to obtaining all applicable consents and Applicable Laws, Buyer will have exclusive ownership of all of Sellers’ respective rights whatsoever in the Transferred Owned Intellectual Property.
          (d) To the Knowledge of Seller Parent, (i) the conduct of the Business of the Companies, in whole or in part, does not infringe on the intellectual property rights of any other Person, including rights of copyright, trademark, patent, trade secret or any other proprietary right; (ii) since January 1, 2007, none of the Companies or Sellers has received any written notice of any claim that the conduct of the Business of the Companies, in whole or in part, infringes the Intellectual Property rights of any third party; (iii) the software and databases that are part of the Transferred Owned Intellectual Property, whether through license or assignment, do not, to the Knowledge of Seller Parent, contain any “viruses,” trojan horses, or other software routines designed to permit unauthorized access to or disabling or erasure of data without the consent of the user (it being understood that the foregoing does not include routines or mechanisms related to security or that limit the number or locations of users or modifications); and (iv) except as set forth on Schedule 4.18(d), to the Knowledge of Seller Parent, no such Owned Intellectual Property that is material software is subject to any “open source” license such as the GNU Public License, Lesser GNU Public License or Mozilla Public License that (a) requires or could require, or condition or could condition, the use or distribution of such software on the disclosure, licensing or distribution of any source code for any portion of such software or (b) otherwise imposes or could impose any limitation, restriction or condition on the right or ability of the Companies or Sellers to use or distribute such software. Except as set forth on Schedule 4.18(d) and except for the Excluded Intellectual Property, (A) to the Knowledge of Seller Parent, the Companies or Sellers have full right, title and interest in and to all Owned Intellectual Property free and clear of any Encumbrances, and (B) to the Knowledge of Seller Parent, the Companies or Sellers own or have valid and enforceable licenses, agreements or rights (through non-assertion, settlement or similar agreements or otherwise), which are in full force and effect, to use all Licensed Intellectual Property.
          (e) The Companies and Sellers have taken reasonable steps to protect (i) the security, confidentiality and integrity of transactions executed through their computer systems, including through appropriate security protocols and techniques and (ii) the security, confidentiality and integrity of all confidential or proprietary Data and Consumer Privacy Information in the possession or under the control of the Companies. To the Knowledge of

Seller Parent, each Seller and each Company is in compliance in all material respects with Applicable Laws. Since January 1, 2006, neither the Companies nor (with respect to the Business) any Seller has had a material security breach that resulted in or, to the Knowledge of Seller Parent, required the notification of their customers or the employees that the information of such customers or employees had been or may have been compromised or otherwise accessed by an unauthorized Person.
          (f) Other than as set forth on Schedule 4.18(f), there are no material agreements or arrangements pursuant to which (i) the Acquired Companies or the Sellers have licensed to any other Person or otherwise permitted any other Person to use (through non-assertion, settlement or similar agreements or otherwise) any of the Transferred Owned Intellectual Property or (ii) the Companies have licensed any material Licensed Intellectual Property to any Person (other than in the ordinary course of business) or (iii) any of the Companies or any of the Sellers has entered into an agreement to indemnify any Person against a charge of infringement arising out of the authorized use of the Transferred Owned Intellectual Property.
          (g) To the Knowledge of Seller Parent, all Owned Intellectual Property used in the conduct of the Business by any Company or any Seller that has been licensed by the Companies or any Seller to another Person, or that the Companies or Sellers permit another Person to use (through non-assertion, settlement or similar agreements or otherwise), and all Licensed Intellectual Property that is licensed from or to another Person by the Acquired Companies, is being used substantially in accordance with the applicable license, agreement or arrangement.
          (h) To the Knowledge of Seller Parent, collectively, the Sellers and the Acquired Companies own or have the right to use all of the material data contained in Records used and necessary to carry on the Business (collectively, the “Data”) free and clear of any Encumbrances (other than restrictions on use or disclosure imposed by Applicable Law) in the manner as used by them in the conduct of the Business.
          (i) Each of the Companies and each Seller has used commercially reasonable efforts to protect and preserve the confidentiality of trade secrets or other material confidential information and proprietary know-how, ideas and information used or necessary for any business of any of the Companies (“Company Confidential Information”). Except as set forth on Schedule 4.18(i), all current employees of the Companies and Sellers have been required to agree to adhere to a Company’s or a Seller’s respective policies regarding disclosure of confidential or proprietary information relating to the business of any of the Companies or the Business conducted by the Renewal Rights Sellers (collectively, the “Employee Confidentiality Agreements”). To the Knowledge of Seller Parent, (i) no such current or former employee of any of the Acquired Companies or Sellers has breached or violated any of the Employee Confidentiality Agreements in any material respect and (ii) there has been no material infringement or breach of any Company Confidential Information by any other Person. Each of the Companies and (with respect to their conduct of the Business) each Seller has a policy in effect requiring each contractor to execute a proprietary information/confidentiality agreement and all current contractors of the Companies and (with respect to their conduct of the Business) Sellers have executed such an agreement providing for the Companies or Sellers to obtain written assignments or acknowledgements of assignments from such contractors who contributed to the creation or development of any Transferred Owned Intellectual Property of such contractors’ rights to such contributions that the Companies do not already own by operation of law. To the Knowledge of Seller Parent, all material use, disclosure to a third party or appropriation by a third party, other than attorneys and other advisors subject to rules of professional conduct, of Company Confidential Information has been pursuant to the terms of a written agreement between the Companies or a Seller, on the one hand, and such third party, on the other hand. To the Knowledge of Seller Parent, all use, disclosure or appropriation of confidential information of a third party by the Companies or a Seller has been in compliance in all material respects with the applicable confidentiality obligations or is otherwise lawful.
          Section 4.19. Real Property.
          (a) None of the Companies owns, and, to the Knowledge of Seller Parent, none of the Companies has ever owned, any direct, indirect or beneficial interest in real property. Schedule 4.19(a) sets forth a correct and complete listing, as of the date hereof, of all real estate Leases currently in force and setting forth the address, the name of landlord, the name of the tenant, the rent, the term, the entity in possession of any sublease, the amount of security deposit, if any, whether the real property is used exclusively by the applicable Company or Seller or is shared with other businesses operated by any Seller or any Affiliates of any Seller for each Lease. Sellers have delivered to Buyer true and complete copies of each Lease (as amended or supplemented). Each Lease is legal, valid, binding, in full force and effect, has not been modified or amended, and enforceable in accordance with its respective terms against any Company or their Affiliates party thereto and, to the Knowledge of Seller Parent, against the other parties thereto.
          (b) Each Lease grants the tenant under such Lease the exclusive right to use and occupy the premises and rights demised and intended to be demised thereunder. The tenant in each such Lease has good and valid title to the leasehold estate under such Lease free and clear of any Encumbrances, other than obligations under such Lease and Permitted Encumbrances. Except as set forth in Schedule 4.19(b), the Companies and Sellers have the right to quiet enjoyment of all material property leased by any of them for the full term of each such Lease (or any renewal option) relating thereto and have full right, power and authority to enter into and to consummate the transactions contemplated by each of the Lease Agreements covering any of the facilities or real property that is also subject to a Lease.
          (c) Since January 1, 2008, none of Sellers or any Company has given or received any notification that disputes the computation of rents or charges payable pursuant to the Leases and there are no pending unresolved material disputes with any landlord under such Leases. None of the Companies or, to the Knowledge of Seller Parent, any other Person is in default under any Lease, and no event has occurred or condition exists which, with the giving of notice or the lapse of time or both, would constitute a default on the part of any Company or would entitle the landlord thereunder to terminate the Lease.
          (d) Other than as disclosed in Schedule 4.19(d), there are no subtenants occupying any portion of the Leased Real Properties, and except for any Company, no other person or entity has any right to occupy or possess any portion of the Leased Real Properties.

None of Sellers’ or any Company’s interest in any of the Leased Real Properties has been pledged, assigned, hypothecated, mortgaged, or otherwise subject to any Encumbrance other than Permitted Encumbrances.
          (e) No written waiver, indulgence or postponement of the applicable landlord’s obligations under any Lease has been granted by Sellers or any Company. No Company is entitled to any free rent or similar concession and no rent has been prepaid for more than one month in advance and no Company is entitled to any refund of any rent or other sums heretofore paid to any landlord.
          (f) No construction, alteration, decoration or other work due to be performed by any Company or any landlord pursuant to any Lease remains to be performed thereunder and all construction allowances to be paid to any Company or any other sums to be paid to outside contractors or other third parties for work performed at any of the Leased Real Properties has been paid in full.
          (g) No Company has vacated or abandoned any of the Leased Real Properties, or given notice of its intent to do the same. No Company has the right or option to purchase or otherwise acquire any of the Leased Real Properties. No Company has given notice to any landlord indicating that it will or will not exercise any extension or renewal option, or any right or option to purchase any of the Leased Real Properties or any portion thereof.
          Section 4.20. Title to Assets. The Acquired Companies have good title to, or valid and subsisting leasehold interests in, all personal property and other assets on their books and reflected on the Acquired Companies’ consolidated balance sheet included in the September 30, 2009 GAAP Financial Statements or acquired in the ordinary course of business since September 30, 2009 which would have been required to be reflected on such balance sheet if acquired on or prior to September 30, 2009, other than assets which have been disposed of in the ordinary course of business. Sellers have good title to all of the Associated Assets. None of such assets is subject to any Encumbrance, except for Permitted Encumbrances and Encumbrances set forth on Schedule 4.20 or reflected in the Financial Statements as of and for the period ended September 30, 2009. As of the Closing, Buyer will have good title to all of the Associated Assets, free and clear of all Encumbrances other than Permitted Encumbrances.
          Section 4.21. Sufficiency of Assets and Contractual Rights. Except as set forth on Schedule 4.21 and except for functions and services performed by the Business Employees, subject to obtaining all applicable consents, immediately following the Closing, the assets owned or leased by the Companies, together with the Associated Assets, the services to be provided to Buyer and the Companies under the Transition Services Agreement and any other Ancillary Agreement, are sufficient in all material respects for the operation of the Business in all material respects as currently conducted.
          Section 4.22. In-Force Policies. Schedule 4.22(i) sets forth a correct and complete list of all Subject Policies written by the Renewal Rights Sellers that were in-force as of December 31, 2009. As of December 31, 2009, other than the Subject Policies listed on Schedule 4.22(i), no Renewal Rights Seller had outstanding or otherwise insured, marketed or administered any Insurance Policy with respect to the Business. Other than the Subject Policies set forth on Schedule 4.22(i), any mandatory renewals thereof that become effective after the date thereof and prior to the Closing Date and any Subject Policies issued after the date thereof that are landlord protector Insurance Policies, as of the Closing Date, no Renewal Rights Seller will have outstanding or will otherwise have insured, marketed or administered any Insurance Policy with respect to the Business. Each of the Subject Policies set forth on Schedule 4.22(i) is a direct policy obligation of the respective Renewal Rights Sellers, and, except as set forth on Schedule 4.22(ii), no portion of the Business has been written by any Renewal Rights Seller on a reinsurance basis.
          Section 4.23. Reserves. The loss (including incurred but not reported loss) and loss adjustment expense reserves of the Insurance Companies reflected on the balance sheets as of and for the periods ended December 31, 2008 and September 30, 2009 included in the Financial Statements, and those loss and loss adjustment expense reserves of the Renewal Rights Sellers reflected on the Pro Forma Statements were determined using generally accepted actuarial standards consistently applied and actuarial assumptions that were in accordance with or more conservative than those called for in the relevant Insurance Policy. Sellers have provided to Buyer all material actuarial reports and analyses relating to the Business (whether prepared internally or by any external actuary) prepared since January 1, 2008 and all information furnished to actuaries in connection with the preparation of such reports and analyses was accurate in all material respects. Sellers make no express or implied representation or warranty hereby or otherwise under this Agreement or any Ancillary Agreement that the reserves held by or on behalf any Insurance Company or the assets supporting such reserves have been or will be adequate or sufficient for the purposes for which they were established.
          Section 4.24. Taxes.
          (a) All (i) Tax Returns required to have been filed by or with respect to any of the Companies have been filed on a timely basis in the manner prescribed by Law and (ii) Taxes shown to be due on such Tax Returns or otherwise due have been paid. All such Tax Returns were and continue to be true, correct, and complete, except where the failure of such Tax Returns to be true, correct, and complete is not material. With respect to Taxes for any taxable period for which Taxes are not yet due or owing, the Companies have made due and sufficient current accruals on the Financial Statements in accordance with GAAP.
          (b) Except as set forth on Schedule 4.24(b), none of the Companies has been a member of an Affiliated Group or any other group filing Tax Returns on a combined, consolidated, unitary, or other similar basis other than an Affiliated Group that includes OneBeacon U.S. Financial Services, Inc., as a common parent.
          (c) (i) The Tax Returns set forth on Schedule 4.24(c) constitute (A) all federal and state income Tax Returns and (B) all non-income Tax Returns for which there has been reported an amount of Tax paid (or to be paid) in excess of $500,000, in each case filed by or with respect to any of the Companies (and any Affiliated Group of which any of the Companies is a member) for all taxable periods commencing after December 31, 2003, (ii) no material claim has ever been made by a Governmental Authority in a jurisdiction where Tax Returns are not filed by or with respect to any of the Companies that any of the Companies is or may be subject to taxation by or should have filed a Tax Return in that jurisdiction and there is no reasonable basis for any such claim, and (iii) none of the Companies has been or is subject to any material Tax in a jurisdiction other than (A) the United States or (B) any state or local Tax jurisdiction where a Tax Return is currently filed.
          (d) There are no Encumbrances relating to Taxes on the Shares, Units, or Surplus Notes or on any of the assets of the Companies or the Associated Assets, except for Permitted Encumbrances.
          (e) Except as set forth on Schedule 4.24(e), no written notice has been received by any of the Companies with respect to any (i) federal, state, local, or foreign audit, action, suit, examination, investigation, or other administrative proceeding or court proceeding (each an “Audit”) with respect to Taxes or Tax Returns of or with respect to any of the Companies or any of the Associated Assets; (ii) Audit that is pending or threatened with respect to any Taxes or Tax Returns of or with respect to any of the Companies or any of the Associated Assets; (iii) reassessments of any property owned by the Companies or any of the Associated Assets that could increase the amount of any Tax to which any of the Companies could be subject after the Closing Date; and (iv) material deficiencies for Taxes claimed, proposed, or assessed by any Governmental Authority.
          (f) Except as set forth on Schedule 4.24(f), no request has been made for an extension of time within which to file any Tax Return of or with respect to any of the Companies in respect of any taxable year which has subsequently not been filed and no outstanding agreements, waivers, or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns of or with respect to any of the Companies has been given by or on behalf of any of the Companies.
          (g) Except as set forth on Schedule 4.24(g), no power of attorney has been granted by or with respect to any of the Companies with respect to any matter relating to Taxes.
          (h) Except as set forth on Schedule 4.24(h), none of the Companies is a party to, is bound by, or has any obligation under any Tax sharing or allocation agreement, or any other agreement which provides an indemnification for Taxes or similar contract or arrangement, and none of the Companies is liable for any Taxes of another person as a successor, transferee, by indemnity, by contract, by operation of Applicable Law, or otherwise.
          (i) Tax basis, loss and loss adjustment expense reserves, and unearned premium reserves for each of the Companies have been computed and maintained in the manner required under Sections 807, 832, and 846 of the Code and any other applicable tax provision; and deductions and gross income for each Reciprocal have been computed in the manner required under Section 832(f) of the Code and any other applicable tax provision and each Reciprocal has satisfied all related notification requirements.
          (j) None of the assets or liabilities of the Companies are and neither Surplus Note is a debt obligation that has been treated by the relevant Company as (i) “corporate acquisition indebtedness” within the meaning of Code Section 279(b), (ii) a “registration-required obligation” as defined in Section 163(f)(2) of the Code; (iii) having original issue discount for purposes of Section 1272 of the Code; (iv) providing for contingent payments for purposes of Treasury Regulations Section 1.1275-4; or (v) a “disqualified debt instrument” as defined in Section 163(l)(2) of the Code.
          (k) None of the Companies (nor any Seller with respect to any of the Companies, the Associated Assets or the Subject Policies) has participated, within the meaning of Treasury Regulation Section 1.6011-4(c), or has been a “material advisor” or “promoter” (as those terms are or have been defined in Sections 6111 and 6112 of the Code and the Treasury Regulations promulgated thereunder) in (i) any “reportable transaction” within the meaning of Sections 6011, 6662A, and 6707A of the Code and the Treasury Regulations thereunder; (ii) any “confidential corporate tax shelter” within the meaning of Section 6111 of the Code and the Treasury Regulations thereunder; or (iii) any “potentially abusive tax shelter” within the meaning of Section 6112 of the Code and the Treasury Regulations thereunder.
          (l) None of the Companies has (i) entered into any transaction that resulted in a “deferred intercompany gain” (within the meaning of Treasury Regulation Section 1.1502-13) equal to or greater than $50,000 that, in whole or in part, continues to be deferred pursuant to the provisions of Treasury Regulation Section 1.1502-13 as of the date hereof; (ii) an “excess loss account,” as defined in Treasury Regulation Section 1502-19; or (iii) any liability that will be subject to the rules of Treasury Regulation Section 1.1502-13(g) after the Closing Date.
          (m) Within the meaning of Section 355 of the Code, none of the Companies was a “distributing corporation” in a transaction intended to be governed by Section 355 of the Code in the two years prior to the date of this Agreement.
          (n) None of the Insurance Policies of the Companies or that are part of the Subject Policies is a “specified insurance contract” under Code Section 848.
          (o) None of (i) the Companies has been or is a life insurance company as defined in Section 7702 of the Code or (ii) the Insurance Policies of the Companies or that are part of the Subject Policies is subject to or otherwise intended to qualify under Section 72, 101, 130, 401, 403, 408, 457, 817, 817A, 7702, or 7702A of the Code.
          (p) No asset sold by Seller Parent or any entity disregarded as separate from Seller Parent for United States federal tax purposes is a United States real property interest within the meaning of Section 897 of the Code and none of the Sellers other than Seller Parent or any entity disregarded as separate from Seller Parent for United States federal tax purposes is a “foreign person” within the meaning of Section 1445 of the Code.
          (q) No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local, or foreign law) has been entered into and no Tax ruling has been received or requested by or with respect to any of the Companies or any of the Associated Assets that could have an adverse effect on Buyer after the Closing Date.
          (r) All Applicable Law relating to the payment and withholding of Taxes with respect to the Companies and the Associated Assets has been complied with and all withholding and payment of Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, foreign person, or other third party has occurred.

          (s) For United States federal tax purposes, Adirondack Management has been treated as a disregarded entity since its formation and Skylands Management has been treated as a disregarded entity since May 1, 2003.
          (t) Except as set forth on Schedule 4.24(t), since issuance, the Surplus Notes have been treated as debt for income Tax purposes and interest thereon has been treated by the Reciprocals as deductible without any limitation for income Tax purposes.
          (u) No reduction in Tax basis has been elected or required with respect to any of the Companies pursuant to Section 358 of the Code.
          (v) With respect to any policy or Contract of reinsurance to which any of the Companies is a party, no facts, circumstances, or basis exists under which the IRS is reasonably likely to successfully make any (i) reallocation, recharacterization, or other adjustment under Section 845(a) of the Code or (ii) adjustment arising from a determination that any such Insurance Contract had or has a significant Tax avoidance effect under Section 845(b) of the Code.
          (w) None of the Companies maintains a “special loss discount account” or makes “special estimated tax payments” within the meaning of Section 847 of the Code.
          (x) Except as set forth on Schedule 4.24(x), no election has been made with respect to any Insurance Contract of the Companies or that is part of the Subject Policies under Section 846(e) of the Code.
          (y) None of the Companies will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iii) prepaid amount received on or prior to the Closing Date.
          (z) Either (i) no election has been made with respect to either Reciprocal under Section 835(a) of the Code or (ii) with respect to any Reciprocal with respect to which an election has been made under Section 835(a) of the Code, such Reciprocal was qualified to make such election, complied with the provisions of Section 835, and was entitled to any credit claimed under Section 835(d) of the Code.
          Section 4.25. Employee Matters.
          (a) Schedule 4.25(a) contains a correct and complete list of each material “employee benefit plan,” as that term is defined in Section 3(3) of ERISA, and each bonus, incentive, commission, deferred compensation, employment, severance, termination, retention, change of control, equity-based performance or other compensation or benefit plan, agreement or arrangement, written or unwritten, in each case (i) in which any Business Employee participates, (ii) with respect to which any Business Employee receives or may receive compensation or benefits, (iii) that is contributed to (or for which there is an obligation to contribute to) by any

Company, or (iv) with respect to which any Company has or could reasonably be expected to have any Liability (collectively, “Benefit Plans”).
          (b) None of the Companies sponsors or maintains or has sponsored or maintained any Benefit Plans. None of the Companies, Buyer or any Affiliate of Buyer will have any Liability at or after the Closing with respect to any Benefit Plan or any other compensation or benefit plan, program, agreement or arrangement that was sponsored, maintained or contributed to by any of the Companies, Seller Parent or any of its Affiliates on or prior to the Closing Date.
          (c) Sellers have made available to Buyer an accurate description of the material provisions of the Benefit Plans.
          (d) Each Benefit Plan has been operated and administered in all material respects in accordance with its terms and with all applicable provisions of ERISA, the Code and all other Applicable Laws. All contributions required to have been made by any Company under any Benefit Plan have been made by the due date therefor (including any extensions).
          (e) Sellers have provided to Buyer a list of all persons employed by Seller Parent or its Affiliates primarily in the Business as of the date hereof (the “Business Employees”) and his or her title and current salary.
          (f) The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to, or in respect of, or accrued on behalf of any current or former Business Employee or entitle any Business Employee or any other person to any severance or similar compensation or benefits under any Benefit Plan or any other compensation or benefit plan, program, agreement or arrangement that was sponsored, maintained or contributed to by any of the Companies, Seller Parent or any of its Affiliates on or prior to the Closing Date and with respect to which the Companies, Buyer, or any Affiliate of Buyer will have any Liability at or after Closing.
          (g) No “payment” (as defined in Treasury Regulation Section 1.280G-1) that could be received (whether in cash or property or the vesting of property) as a result of the transactions contemplated by this Agreement or upon a termination of employment or other event that is deemed to be related to the transactions contemplated by this Agreement could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code), and no Business Employee is entitled to receive any tax gross-up payment in the event that the excise tax required by Section 4999(a) of the Code is imposed under any Benefit Plan or any other compensation or benefit plan, program, agreement or arrangement that was sponsored, maintained or contributed to by any of the Companies, Seller Parent or any of its Affiliates on or prior to the Closing Date and with respect to which the Companies, Buyer, or any Affiliate of Buyer will have any Liability at or after Closing.
          Section 4.26. Collective Bargaining; Labor Disputes; Compliance.
          (a) No general work stoppage or other significant labor dispute with respect to any Company is pending or, to the Knowledge of Seller Parent, threatened, and no application for certification of a collective bargaining agent is pending or, to the Knowledge of Seller Parent, threatened with respect to the business of any Company. No employees of any Company are covered by a collective bargaining agreement. Each Company has complied in all material respects with all Applicable Laws relating to the employment and safety of labor, including provisions relating to wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, and all Applicable Laws regarding occupational safety and health with respect to employees employed by it.
          (b) Except as set forth in Schedule 4.26(b), since January 1, 2008, with respect to the Business Employees, no Company, has received (i) notice of any charge or complaint with respect to or relating to them pending before the Equal Employment Opportunity Commission or any other Governmental Authority responsible for the prevention of unlawful employment practices, (ii) notice of the intent of any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration, or occupational safety and health laws to conduct an investigation with respect to or relating to them or notice that such investigation is in progress, or (iii) notice of any complaint, lawsuit or other proceeding pending or threatened in any forum by or on behalf of any present or former employee of such entities, any applicant for employment, or classes of the foregoing alleging breach of any express or implied contract of employment, violation of any applicable law governing employment or the termination thereof, or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.
          (c) Each Company is and has been in compliance with all notice and other requirements under the Workers’ Adjustment and Retraining Notification Act and any similar state or local law relating to plant closings and layoffs.
          (d) To the Knowledge of Seller Parent, no employee of any Company is in material violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation to a former employer of any such employee relating to the right of any such employee to be employed by any Company.
          (e) To the Knowledge of Seller Parent, no current employee with the title of Vice President or higher who is employed by any Company intends to terminate his or her employment.
          (f) Sellers have provided or made available to Buyer true and complete copies of any retention agreements with any Business Employees and all such retention agreements are in full force and effect as of the date hereof.
          Section 4.27. Internal Controls and Procedures.
          (a) Sellers maintain a system of internal control over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Seller Parent has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Companies and designed such disclosure controls and procedures to ensure that material information relating to the Companies is made known to the certifying officers by others within those entities. Sellers have evaluated the effectiveness of the Companies’ controls and procedures as of the date prior to the filing date of Seller Parent’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”) and determined that such controls were effective to provide reasonable assurance that material information required to be included in Seller Parent’s periodic SEC reports is recorded, processed, summarized and reported within the time period specified under Applicable Law. Since the Evaluation Date, there have been no significant changes in Seller Parent’s or the Companies’ internal control over financial reporting or, to the Knowledge of Seller Parent, in other factors that could significantly affect Seller Parent’s or the Companies’ internal control over financial reporting.
          (b) Except as set forth in Schedule 4.27(b), neither any of the Companies nor any director, officer, manager, member or employee, auditor, accountant or representative of the Companies, Sellers or any of their Affiliates has received or been under a duty to report (including any self-reporting obligation) to any Governmental Authority or the board of directors of Seller Parent or the audit committee thereof any non-frivolous material written complaint, allegation, assertion or claim, regarding the accounting, reserving or auditing practices, procedures, methodologies or methods of the Companies or their respective internal control over financial reporting, including any material complaint, allegation, assertion or claim that any of the Companies has engaged in questionable accounting, reserving or auditing practices.
          Section 4.28. Transactions with Certain Persons. Schedule 4.28 contains a correct and complete list of all Contracts, courses of dealing, transfers of assets or liabilities, provision of goods or services or other commitments or transactions (whether or not reduced to writing and whether or not entered into in the ordinary course of business consistent with past practice and custom) between any Company or (with respect to the Associated Assets or their conduct of the Business) any Seller and any of the following Persons: (i) Sellers or any of their Affiliates and (ii) any director, officer, member, manager, employee, consultant or senior executive of any Seller or Subsidiary of a Seller (including the Companies), or any Person related by blood or marriage to such natural Person, other than, in all cases, the payment of director fees to directors of any Seller or Company (such transactions, “Related Party Transactions”).
          Section 4.29. Investment Company. None of Sellers, the Affiliates of Sellers that will be parties to any Ancillary Agreement or the Companies is an investment company subject to registration and regulation under the Investment Company Act of 1940, as amended.
          Section 4.30. Environmental Laws. Except as set forth on Schedule 4.30, (i) each Company is in material compliance with all applicable Environmental Laws, and possesses and is in compliance with all material Environmental Permits required under such laws for the conduct of its business and operations, (ii) no Company has received any claims or notices alleging any material Liability relating to any Environmental Laws, and (iii) there are and have been no conditions at any property operated or used by any Company since January 1, 2005 that would give rise to any material Liability of any Company under any Environmental Law.
          Section 4.31. Insurance Coverage. Insurance policies and binders of insurance are maintained by or on behalf of the Companies and such policies and binders are in full force and effect pursuant to the terms and conditions thereof. All coverage under any insurance policy or binder of insurance maintained by or on behalf of any Company will be terminated, effective as of the Closing, other than any insurance policy maintained by either Reciprocal or the Reciprocal Subsidiary.
          Section 4.32. Bank Accounts. Schedule 4.32 sets forth, as of the date hereof, a correct and complete list of bank accounts and investment accounts maintained by the Companies, including the name of each bank or other institution, account numbers and a list of signatories to such account.
          Section 4.33. No Broker. No broker, finder or similar intermediary has acted for or on behalf of any Seller, any Company or any of their Affiliates, or is entitled to any broker’s, finder’s or similar fee or other commission based on arrangements made by any Seller, any Company or their Affiliates in connection with this Agreement or the transactions contemplated hereby.
          Section 4.34. Disclaimer. Except for the representations and warranties contained in this Agreement and, as of the Closing Date, the Ancillary Agreements, none of Sellers or any of their respective Affiliates (including the Companies) or their respective representatives makes or has made any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to Sellers, their respective Affiliates, the Companies, the Associated Assets, the Surplus Notes, the Shares, the Units, the Reciprocal Subsidiary Shares or the Business, or the transactions contemplated by this Agreement or any Ancillary Agreements, including any relating to the financial condition, results of operations, prospects (including as may be set forth in any projections or forecasts), assets or liabilities of any of the foregoing entities or operations. Except for the representations and warranties contained in this Agreement or, as of the Closing Date, any Ancillary Agreement, Seller Parent disclaims, on behalf of itself, Sellers, their respective Affiliates (including the Companies) and their respective representatives, any other representations or warranties, whether made by Seller Parent, any Seller, any of their respective Affiliates (including the Companies) or their respective representatives or any other Person in connection with the transactions contemplated by this Agreement or any Ancillary Agreements.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER
          Buyer hereby represents and warrants to Sellers, as of the date hereof and, upon the occurrence of the Closing, as of the Closing Date, as follows:
          Section 5.1. Organization and Related Matters. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its properties and assets.
          Section 5.2. Authority; No Violation.
          (a) Buyer and each Affiliate of Buyer that is a party to any Ancillary Agreement has full corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which Buyer or any of its Affiliates is party and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by all requisite corporate action on the part of Buyer and each such Affiliate, and no other proceedings on the part of Buyer or any of its Affiliates are necessary to approve this Agreement or the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the due authorization, execution and delivery of this Agreement by Sellers) constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency, moratorium and similar laws affecting creditors’ rights and remedies generally. As of the Closing Date, each Ancillary Agreement to which Buyer or any Affiliate of Buyer is a party will have been duly and validly executed and delivered by Buyer or such Affiliate (as the case may be) and (assuming the due authorization, execution and delivery of such Ancillary Agreement by the other parties thereto) will constitute a valid and binding obligation of Buyer or such Affiliate, enforceable against Buyer or such Affiliate in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency, moratorium and similar laws affecting creditors’ rights and remedies generally.
          (b) Neither the execution and delivery of this Agreement by Buyer, nor the execution and delivery by Buyer and each Affiliate of Buyer of any Ancillary Agreements to which it is a party, the performance by Buyer or any such Affiliate of its respective obligations hereunder and thereunder and the consummation by Buyer or such Affiliate of the transactions contemplated hereby and thereby to be performed by it, nor compliance by Buyer with any of the terms or provisions hereof or by Buyer or such Affiliates of the terms or provisions of any Ancillary Agreements to which it is a party, will (i) violate any provision of the certificate or articles of incorporation, organization or formation or bylaws or limited liability company operating agreement of Buyer or any Affiliate of Buyer that is a party to any Ancillary

Agreement, or (ii) assuming that the consents and approvals referred to in Section 5.3 are duly obtained, (A) violate in any respect any Applicable Law with respect to Buyer or any Affiliate of Buyer that is a party to any Ancillary Agreement, or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of, or constitute a default under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any Affiliate of Buyer that is a party to any Ancillary Agreement is a party, or by which Buyer or any Affiliate of Buyer that is a party to any Ancillary Agreement or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, prevent or materially delay the performance by Buyer of any of its obligations hereunder or by Buyer or any Affiliate of Buyer that is a party to any Ancillary Agreement under any Ancillary Agreement.
          Section 5.3. Consents and Approvals. Except for (i) any filings required under the HSR Act and the approvals or consents of Governmental Authorities under the insurance holding company laws of, New York, New Jersey, Maine and Massachusetts, (ii) the consents and approvals set forth on Schedule 5.3, and (iii) such other filings, authorizations, consents or approvals the failure to make or obtain which would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by Buyer or any of its Affiliates of any of their respective obligations pursuant to this Agreement or any Ancillary Agreement to which any of them is party, no consents or approvals of or filings or registrations with any Governmental Authority or any third party are necessary in connection with the execution and delivery by Buyer or any of its Affiliates of this Agreement or any Ancillary Agreement to which Buyer or any such Affiliate is party, the performance by Buyer or such Affiliate of its obligations hereunder or thereunder or the consummation by Buyer or such Affiliates of the transactions contemplated hereby and thereby.
          Section 5.4. Legal Proceedings.
          (a) Neither Buyer nor any of its Affiliates that is a party to any Ancillary Agreement is a party to any, and there are no pending or, to the Knowledge of Buyer, threatened, Actions arising against, relating to or affecting Buyer, any such Affiliate or their respective properties or assets or challenging the validity or propriety of, or that have the effect of preventing, materially delaying or making illegal any of the transactions contemplated by this Agreement or the Ancillary Agreements.
          (b) There is no injunction, order, judgment, decree, award or regulatory restriction imposed upon Buyer, any such Affiliate or any their respective properties or assets which has prevented or delayed or could reasonably be expected to prevent or materially delay the performance by Buyer of any of its obligations pursuant to this Agreement or any Ancillary Agreement to which Buyer or any Affiliate of Buyer will be a party.
          Section 5.5. Investment Intent of Buyer. The Shares, Units and Surplus Notes will be acquired by Buyer for its own account and not for the purpose of a distribution. Buyer will refrain from transferring or otherwise disposing of any of the Shares, Units or Surplus Notes acquired by it, or any interest therein, in such manner as to violate any registration provision of the Securities Act of 1933, as amended. Buyer agrees that the certificates representing the

Shares, Units or Surplus Notes may bear legends to the effect that the Shares, Units and Surplus Notes have not been registered under the Securities Act of 1933, as amended, and that no interest therein may be transferred or otherwise disposed of in violation of the provisions thereof.
          Section 5.6. Investment Company. Neither Buyer nor any Affiliate of Buyer that will be party to any Ancillary Agreement is an investment company subject to registration and regulation under the Investment Company Act of 1940, as amended.
          Section 5.7. No Broker. No broker, finder or similar intermediary has acted for or on behalf of Buyer or any Affiliate of Buyer, or is entitled to any broker’s, finder’s or similar fee or other commission based on arrangements made by Buyer or its Affiliates in connection with this Agreement or the transactions contemplated hereby.
          Section 5.8. Financing. Buyer has, and will have, as of the Closing, sufficient funds to pay the Estimated Purchase Price.
ARTICLE VI
COVENANTS AND AGREEMENTS
          Section 6.1. Conduct of Business. Except as set forth on Schedule 6.1(A) as otherwise expressly permitted by this Agreement, as required by Applicable Law or as consented to in writing by Buyer (which consent, with respect to clause (m) below, shall not be unreasonably withheld), during the period from the date of this Agreement through the Closing Date, Sellers shall, and shall cause the Companies to, conduct the Business in the ordinary course of business in a manner consistent with past practice, including the continuation in the ordinary course of business of the actions set forth on Schedule 6.1(B), and shall cause the Companies to (a) use commercially reasonable efforts to preserve intact their present business organization, (b) use commercially reasonable efforts to preserve the rights, franchises, goodwill and relations of their customers and others with whom business relationships exist, (c) use commercially reasonable efforts to keep available the services of their present officers, employees, consultants and agents, (d) maintain their Records in the usual manner consistent with past practice, (e) not make, revoke, change or amend any election or method of accounting concerning any Taxes, (f) not file any Tax Return in a manner that is inconsistent with past practices with respect to such Tax Return (as established on a separate Tax Return basis by the most recently filed of each such Tax Return of which a copy has been provided to Buyer prior to the date hereof) or file any amended Tax Return or claim for refund; provided, that a copy of any such Tax Return shall first be provided to Buyer at least 20 days prior to filing for Buyer’s comments and approval, (g) not pay, settle or compromise any Tax Claim or any claim, proceeding, audit, examination adjudication, controversy or assessment that involves a liability or refund for Taxes in excess of $100,000, (h) not to surrender or rescind any right to claim a refund of any Taxes in excess of $100,000, (i) not request any rulings or legal determinations with respect to any matter relating to Taxes from a Governmental Authority or submit a request to supplement, amend, or revise a ruling or other legal determination that was issued prior to the date hereof, (j) not enter into any agreements relating to Taxes with a Governmental Authority, or terminate, revoke or amend any agreement with a Governmental Entity with respect to Taxes that has been executed and is in effect as of the date hereof or consent to extend the period of limitations for the payment or assessment of any Tax, (k) not make any capital contribution to, and not permit any third party to make any capital contribution to, any Acquired Company, (l) not permit or cause either Reciprocal or the Reciprocal Subsidiary to make (i) any dividends or distributions to policyholders other than in the ordinary course of business in a manner consistent with past practice or (ii) any payments of accrued interest or other payments with respect to the Surplus Notes to the extent such payments would cause the Reciprocals Statutory Capital as of the Closing Date to be less than the aggregate principal amount of the Surplus Notes as of the Closing Date (including the amount of the security deposit loan related thereto) and (m) not take any of the actions referred to in Section 4.9(a)(ii) or, in the case of the Renewal Rights Sellers, any of the actions referred to in Section 4.9(b). During the period from the date of this Agreement through the Closing Date, Sellers shall, to the extent permitted under Applicable Law, cause the Companies to, consult in good faith with members of Buyer’s management with respect to significant developments, transactions and decisions involving the operations or affairs of the Companies and (with respect to the Associated Assets or their conduct of the Business) Sellers not prohibited under this Agreement.
          Section 6.2. Announcements. Prior to the Closing, subject to Section 6.3, Buyer and Sellers shall consult each other as to the form and substance, and agree as to the timing, of any public disclosures that they or their respective Affiliates shall make related to the announcement of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby, provided, however, that nothing contained herein shall prohibit any party from making any disclosure that its counsel determines to be required by any Applicable Law or the applicable rules of any stock exchange (provided that prior to making any such disclosure, if practicable, such party shall have notified the other party hereto and such other party shall have had an opportunity to review and comment on the form and substance of such disclosure).
          Section 6.3. Confidentiality.
          (a) Each party acknowledges that the success of the transactions contemplated hereby and by the Ancillary Agreements and of the continuing business of each such party and its Affiliates from and after the Closing depends upon the continued preservation of the confidentiality of certain information possessed by the other parties and their respective Affiliates and that the preservation of the confidentiality of certain information by the other parties and their respective Affiliates is an essential premise of the bargain among the parties. Each of the parties acknowledges that each of the other parties would be unwilling to enter into this Agreement or any of the Ancillary Agreements in the absence of this Section 6.3 and the protections established hereby.
          (b) Except for communications between Sellers and White Mountains Insurance Group, Ltd. and its Affiliates in the ordinary course of business, Sellers shall not, and Sellers shall cause their Affiliates (including the Companies until the consummation of the Closing) and their respective agents and representatives not to, at any time from and after the date of this Agreement, directly or indirectly, disclose or use any confidential or proprietary information to the extent involving or relating to (x) Buyer, the Companies or the Business, including any such information contained in the Records or (y) Buyer or any of its Affiliates; provided, however, that disclosure and use of any such information shall be permitted (i) with the prior written consent of Buyer, (ii) as and to the extent expressly permitted by this Agreement or any of the Ancillary Agreements, (iii) as and solely to the extent necessary or required for the performance by Sellers or any of their Affiliates of any of their respective obligations under this Agreement or the Ancillary Agreements, (iv) prior to the Closing, as and to the extent necessary or required in the operation of the Companies’ businesses in the ordinary course of business, (v) to the extent such information is generally available to, or known by, the public or otherwise has entered the public domain (other than as a result of disclosure in violation of this Section 6.3(b) by Sellers or any of their Affiliates), (vi) as and to the extent necessary or required by any Applicable Law or Governmental Authority, subject to Section 6.3(f) and (vii) as, and to the extent, necessary or required or reasonably appropriate in connection with the enforcement of any right or remedy relating to this Agreement or any of the Ancillary Agreements.
          (c) Buyer shall not, and Buyer shall cause its Affiliates (including the Companies following the consummation of the Closing) and their respective agents and representatives not to, at any time from and after the date of this Agreement, directly or indirectly, disclose or use any confidential or proprietary information involving or relating to Sellers and their Affiliates (excluding, from and after the Closing, the Companies); provided, however, that disclosure and use of any such information shall be permitted (i) with the prior written consent of Sellers, (ii) as and solely to the extent necessary or required for the performance by Buyer or any of its Affiliates of any of their respective obligations under this Agreement or the Ancillary Agreements, (iii) to the extent such information is generally available to, or known by, the public or otherwise has entered the public domain (other than as a result of disclosure in violation of this Section 6.3(c) by Buyer or any of its Affiliates), (iv) from and after the Closing to the extent such information pertains exclusively to the Business (and not to Sellers or any other businesses of Sellers) or is included in the Associated Assets, (v) as and to the extent necessary or required by any Applicable Law or Governmental Authority, subject to Section 6.3(e), and (vi) as and to the extent necessary or required or reasonably appropriate in connection with the enforcement of any right or remedy relating to this Agreement or the Ancillary Agreements.
          (d) For the avoidance of doubt, confidential information includes business plans, financial information, operational information, strategic information, legal strategies or legal analysis, lists, names, research, marketing, sales information and any other information similar to any of the foregoing or serving a purpose similar to any of the foregoing. The parties are not required to mark or otherwise designate information as “confidential or proprietary information,” “confidential” or “proprietary” in order to receive the benefits of this Section 6.3.
          (e) In the event that a party is required by Applicable Law or any Governmental Authority to disclose any confidential or proprietary information of another party hereto that is subject to the restrictions of this Section 6.3, such party shall (i) notify such other party in writing as soon as possible, unless it is otherwise affirmatively prohibited by such Applicable Law or such Governmental Authority from notifying such other party, (ii) cooperate with such other party to preserve the confidentiality of such confidential or proprietary information consistent with the requirements of such Applicable Law or such Governmental Authority, and (iii) use its commercially reasonable efforts to limit any such disclosure to the minimum disclosure necessary or required to comply with such Applicable Law or such Governmental Authority, in each case, at the cost and expense of such other party.
          (f) Nothing in this Section 6.3 shall prohibit a party from keeping or maintaining any copies of any records, documents or other information that may contain information that is otherwise subject to the requirements of this Section 6.3, subject to its compliance with this Section 6.3.
          (g) Prior to any disclosure or use of any information that is subject to the requirements of either Section 6.3(b) or 6.3(c) by any party, such party shall use its commercially reasonable efforts to redact or otherwise conceal any information that is not otherwise disclosable or useable in accordance with the requirements of this Section 6.3.
          (h) Each party shall be responsible for any breach or violation of the requirements of this Section 6.3, as it applies to such party, by any of its agents or representatives.
          (i) Notwithstanding the foregoing provisions of this Section 6.3, that certain letter agreement (the “Confidentiality Agreement”) dated as of May 13, 2009 between OneBeacon LLC and Buyer shall remain in full force and effect and shall, if not earlier terminated in accordance with its terms, automatically terminate as of the Closing (provided that, for such purposes, the consummation of the transactions contemplated hereby shall be deemed to be the occurrence of a “potential transaction” as referred to therein).
          Section 6.4. Filings.
          (a) Upon the terms and subject to the conditions of this Agreement, the parties hereto shall use their respective commercially reasonable efforts (i) to obtain as promptly as practicable all authorizations, consents, orders and approvals of all Governmental Authorities that may be or may become necessary to consummate and make effective the transactions contemplated by this Agreement or any of the Ancillary Agreements, and (ii) to take all reasonable actions as may be necessary to obtain such authorizations, consents, orders and approvals. The parties hereto shall cooperate with the reasonable requests of each other in seeking to obtain as promptly as practicable all such authorizations, consents, orders and approvals. The parties hereto shall (and shall cause their relevant Affiliates to) make, as promptly as reasonably practicable, all filings and notifications with all Governmental Authorities that may be or may become necessary to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, including (A) Buyer causing a “Form A” or similar change of control application to be filed with the States of Maine, Massachusetts, New Jersey and New York with respect to the transactions contemplated by this Agreement and the Ancillary Agreements, (B) Buyer causing a “Form E” or similar pre-acquisition notice to be filed in each state requiring such notice with respect to the transactions contemplated by this Agreement and the Ancillary Agreements, (C) Sellers causing a “Form D” or similar request for approval or non-disapproval of the transactions contemplated by this Agreement and the Ancillary Agreements which may constitute transactions between or among Affiliates pursuant to Applicable Law, and (D) if required under the HSR Act, Seller Parent and Buyer each making an appropriate filing of a notification and report form pursuant to the HSR

Act (which filing, including the exhibits thereto, need not be shared or otherwise disclosed to the other party) with respect to the transactions contemplated by this Agreement. Seller Parent and Buyer each shall supply, as promptly as reasonably practicable, any additional information and documentary material that may be reasonably requested by any applicable Governmental Authority pursuant to the HSR Act or any other Applicable Laws. Each of Seller Parent and Buyer shall have responsibility for any filing fees or other costs associated with the filings made by it or its Affiliates, except that any filing fees associated with the filings under the HSR Act will be split equally between Buyer and Seller Parent.
          (b) Subject to the terms and conditions set forth in this Agreement, without limiting the generality of the other undertakings pursuant to this Section 6.4, each of Seller Parent and Buyer shall, as promptly as reasonably practicable, provide to a Governmental Authority, or cause (i) the provision, as promptly as reasonably practicable, to a Governmental Authority of, non-privileged information, documents or testimony requested by such Governmental Authority that are necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement and (ii) the use of commercially reasonable efforts to avoid the entry of, or to effect the dissolution of, any permanent, preliminary or temporary injunction or other order, decree, decision, determination or judgment that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by this Agreement.
          (c) Subject to Applicable Laws relating to the sharing of information and other than with respect to any filings required under the HSR Act, each of Seller Parent and Buyer shall promptly notify each other of any communication it or its Affiliates receives from any Governmental Authority and permit the other party to review in advance any proposed written communication by such party to any Governmental Authority and shall provide each other with copies of all written correspondence, filings or communications between such party or any of its representatives, on the one hand, and any Governmental Authority or members of the staff of any Governmental Authority, on the other hand, in each case to the extent relating to the matters that are the subject of this Agreement. Sellers, on the one hand, and Buyer, on the other hand, shall, to the extent not prohibited by such Governmental Authority, give the other the opportunity to attend and participate at any meeting with or hearing by a Governmental Authority which relates to approvals required in connection with the transactions contemplated by this Agreement. Sellers, on the one hand, and Buyer, on the other hand, shall coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other may reasonably request in connection with the foregoing (including in seeking early termination of any applicable waiting periods under the HSR Act, if a filing under the HSR Act is required to be made with respect to the transactions contemplated by this Agreement); provided, however, that the foregoing shall not require Sellers, Buyer or any of their respective Affiliates (i) to disclose any information that in its respective reasonable judgment would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality or (ii) to disclose any of their privileged information or confidential competitive information. No party hereto shall be required to comply with any provision of this Section 6.4(c) to the extent that such compliance would be prohibited by Applicable Law.
          (d) Notwithstanding anything to the contrary in this Agreement, nothing contained in this Section 6.4 shall (A) require any party hereto to waive any condition to its obligation to consummate the transactions contemplated hereby, (B) require any party to agree to sell, lease, license or otherwise dispose of or hold separate any assets, rights, product lines, licenses, categories of assets or businesses or other operations or interests therein of Buyer or any of its Affiliates (including the Companies) or Sellers or any of their Affiliates, as the case may be, or (C) require any party to agree to any Restrictive Condition.
          Section 6.5. Expenses. Except as otherwise expressly provided in this Agreement or any Ancillary Agreement, regardless of whether any or all of the transactions contemplated by this Agreement are consummated, Buyer and Sellers shall each bear their respective direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby.
          Section 6.6. Third Party Consents.
          (a) Buyer and Sellers shall cooperate with each other and (i) shall use their commercially reasonable efforts promptly to prepare and to file all necessary documentation, and to effect all applications, notices, petitions and filings, with each third party (other than a Governmental Authority) that are necessary or advisable to consummate the transactions contemplated by this Agreement, and (ii) shall use their commercially reasonable efforts to obtain as promptly as practicable any Permit, consent, approval, waiver or authorization (collectively for purposes of this Section 6.6, “Consents”) of such third party that is necessary or advisable to consummate the transactions contemplated by this Agreement. No failure to obtain any Consent by Seller Parent, in and of itself, shall constitute a breach of this Agreement. Seller Parent shall use its, and shall cause its Affiliates to use their, reasonable best efforts, with Buyer’s cooperation, to negotiate and obtain all Consents from third parties necessary or appropriate to permit the transfer of the Acquired Companies and the Associated Assets and to permit Seller Parent to provide to Buyer the Services, as such term is defined under the Transition Services Agreement. The costs of obtaining or pursuing all Consents required from Sellers’ information technology vendors or providers to permit the performance of Transition Services and Omitted Services (as each such term is defined under the Transition Services Agreement) for Buyer under the Transition Services Agreement will be borne by the parties in accordance with the arrangement described on, and the parties will otherwise comply with the terms of, Schedule 6.6(a).
          (b) Schedule 6.6(b) sets forth an estimate of the number of full-time equivalent (“FTE”) employees who perform, or are expected after the Closing Date (assuming such FTE employee will not be a Continuing Business Employees hereunder) to perform, any of the Services, other than the IT Services and the Discretionary Development Services, each as defined in the Transition Services Agreement, required to be performed by Sellers or any of their Affiliates pursuant to the Transition Services Agreement. Within 15 Business Days after the date hereof, Sellers will prepare and deliver to Buyer (i) an updated Schedule 6.6(b), which will set forth Sellers’ good faith estimate of the rates and other costs applicable to the provision of such Services by such FTE employees pursuant to the Transition Services Agreement, which rates and costs will equal the actual cost to Sellers (including salary, incentive compensation, benefits, and related allocated facility, equipment and desktop information and telecommunications technology costs, along with any appropriate direct purchase costs relating to the task, the “Actual Costs”) of making such employees available to provide such Services under the Transition Services Agreement and (ii) a certificate signed by an executive officer of Seller Parent to the effect that Sellers have used their best efforts to calculate as accurately as possible such Actual Costs. For a period of 15 Business Days following receipt of the updated Schedule 6.6(b) and again for the 45-day review period referenced below, Buyer will be entitled to reasonable access during normal business hours to the relevant records of Buyer to aid in its review of Schedule 6.6(b). The parties will cooperate and work together in good faith to agree on the hours to be charged and will attempt to agree on fully loaded costs. The entire content of Schedule 6.6(b), as finalized in accordance with the terms of this Section 6.6(b), will be deemed to have been integrated into Exhibit A of the form of Transition Services Agreement attached hereto as Exhibit H. On a monthly basis after the Closing Date, Sellers will invoice Buyer for the Services (other than the IT Services and the Discretionary Development Services) performed by Sellers under the Transition Services Agreement using the Actual Costs as determined pursuant to this Section 6.6(b), unless Buyer delivers to the Seller Representative, within 45 days after receipt of the initial billing for such Services after the Closing Date, a written notice indicating that it disagrees that the rates and costs set forth on the updated Schedule 6.6(b) represent the Actual Costs. Buyer and the Seller Representative shall work together in good faith to resolve any disagreements regarding the calculation of the Actual Costs. If the parties cannot agree on the calculation of the Actual Costs within 30 days after Buyer delivers a notice of disagreement pursuant to this paragraph (b), Buyer and the Seller Representative shall submit the matter in dispute to the Independent Accountant for resolution in accordance with the terms set forth in Section 2.3(b)(vi).
          Section 6.7. Access to Information; Due Diligence.
          (a) Prior to the Closing Date, Buyer shall be entitled, through its employees, agents and representatives, to make such reasonable investigation of the assets, liabilities, financial condition, properties, business and operations of the Companies and (with respect to the Associated Assets and their conduct of the Business) Sellers as Buyer may reasonably deem necessary or appropriate, and for such purposes to have access to the Records, Contracts, facilities and personnel of the Companies and (with respect to the Associated Assets and their conduct of the Business) Sellers, including an examination of the corporate records and minute books, financial statements and projections, insurance department filings, reports and examinations, summaries of pending Actions, Tax Returns, accounting and actuarial methods, business plans and prospects, in each case wherever located, of the Companies and (with respect to the their conduct of the Business) the Renewal Rights Sellers. Any such investigation, access and examination shall be conducted during regular business hours upon reasonable prior notice, and Seller Parent shall cause Sellers and the Companies and use commercially reasonable efforts to cause their respective employees, agents and representatives, including their respective counsel and independent public accountants, to cooperate fully with such employees and representatives in connection with such investigation, access and examination; provided that in no case shall any disclosure be required to be made by Seller Parent, any of its Affiliates or any of their respective agents or representatives if such disclosure would, or would reasonably be expected to, result in a loss of any attorney-client privilege, violate any contractual obligation regarding confidentiality or result in a violation of Applicable Law.

          (b) In order to facilitate the resolution of any claims made by or against Sellers or any of their Affiliates relating to the Companies or the Business, for a period of 10 years after the Closing or, if longer, the applicable period specified in Buyer’s document retention policy, Buyer shall (i) retain the books and records relating to the Companies and the Business relating to periods prior to the Closing, and (ii) upon reasonable notice, afford the officers, employees, agents and representatives of Sellers and their Affiliates reasonable access (including the right to make photocopies at the expense of Sellers and their Affiliates) during normal business hours, to such books and records.
          (c) In order to facilitate the resolution of any claims made by or against Buyer or any of its Affiliates relating to the Business, for a period of 10 years after the Closing or, if longer, the applicable period specified in Sellers’ document retention policy, Sellers shall (i) retain the books and records relating to the Companies and the Business relating to periods prior to the Closing which shall not otherwise have been delivered to the Purchaser and (ii) upon reasonable notice, afford the officers, employees, agents and representatives of Buyer and its Affiliates reasonable access (including the right to make photocopies at the expense of Buyer and its Affiliates) during normal business hours, to such books and records.
          Section 6.8. Notification of Certain Matters. Sellers, on the one hand, and Buyer, on the other hand, shall give prompt notice to the other of the occurrence, or failure to occur, of any event or the existence of any condition that has resulted in or would reasonably be expected to result in the failure of any of the conditions set forth in Sections 8.1(a) and 8.1(b) or Sections 8.2(a) and 8.2(b), respectively; provided, however, that the delivery of notice pursuant to this Section 6.8 shall not be deemed to amend or modify this Agreement or any Schedule hereto or limit or otherwise affect the remedies available hereunder to the other Party.
          Section 6.9. Reinsurance.
          (a) Subject to availability and reasonable pricing, Sellers shall cause the Reciprocals to extend, effective April 1, 2010, the Property Catastrophe Excess of Loss Program, effective April 1, 2009, among the Reciprocals and Various Third Party Reinsurers (the “Existing Cat Program”) to provide coverage through June 30, 2010 on the same terms as the Existing Cat Program. The Sellers shall also cause the Reciprocals to keep the Existing Cat Program in full force and effect through the Closing.
          (b) Other than as set forth in paragraph (a) above, from and after the date of this Agreement and through the Closing Date, Sellers shall, and shall cause the Companies to consult with Buyer regarding the renewal of any ceded reinsurance treaty or Contract of the Companies that is due to expire during such period.
          Section 6.10. Employees.
          (a) No later than 20 Business Days after the date of this Agreement, Buyer shall provide to Seller Parent a list of Business Employees that Buyer intends to hire as of the Closing Date (the “Listed Employees”). No later than 20 Business Days after the date of this Agreement, Buyer or an Affiliate of Buyer shall offer employment, effective as of the Closing Date, to each Listed Employee. Each Listed Employee who accepts such offer of employment and who commences employment with Buyer or an Affiliate of Buyer as of the Closing Date shall be referred to herein as a “Continuing Business Employee.” Buyer shall have sole Liability for any Losses arising out of or resulting from any claims brought by any Business Employee resulting from or attributable to the sharing of information to assist in the selection of those Business Employees to receive offers of employment from Buyer. Buyer will not have any Liability or responsibility for, and Sellers and their Affiliates will have sole Liability and responsibility for, any and all severance pay, change of control amounts and other employment termination or contract obligations for all employees of Sellers or their Affiliates regardless of whether such employees become Continuing Business Employees hereunder; provided, that Buyer will reimburse to Sellers or their Affiliates, as applicable, promptly upon demand, all severance pay amounts actually paid by them in accordance with Sellers’ severance pay policy as set forth on Schedule 6.10(i) to any Business Employee who is not a Continuing Business Employee but is hired by Buyer or its Affiliates at any time prior to the date that is six months after the Closing Date. Sellers will have sole Liability and responsibility for, and shall pay at or prior to the Closing or, with respect to any portion of the compensation of such Business Employee, on the applicable employer’s next regularly scheduled compensation date applicable to such compensation, all base salary, commissions, incentive, performance or other bonuses, paid time-off and other amounts payable (or to become payable) to any Continuing Business Employee in respect of services performed or paid time-off accrued at any time on or prior to the Closing Date. Nothing in this Agreement shall preclude Seller or its Affiliates from terminating the employment of any Business Employee for cause prior to the Closing, nor, from and after the date on which Buyer offers employment to the Listed Employees as contemplated by this Section 6.10(a), from terminating for any reason any Business Employee who is not a Listed Employee or who is a Listed Employee but does not accept Buyer’s offer of employment.
          (b) From and after the Closing Date, Buyer shall provide Continuing Business Employees with annual compensation and benefits, including base pay, authorized overtime, bonuses, incentive compensation and benefits that are comparable in the aggregate to the compensation and benefits provided to similarly situated employees of Buyer.
          (c) With respect to any employee benefit plan maintained by Buyer or any of its Affiliates in which Continuing Business Employees participate after the Closing Date, effective upon the Closing Date, Buyer shall, or shall cause one of its Affiliates to use commercially reasonable efforts to, (i) waive all limitations as to pre-existing conditions or waiting periods, if any, under such Buyer or its Affiliate’s plans in which such Continuing Business Employees may be eligible to participate, and (ii) provide to each Continuing Business Employee credit for all service with Sellers and their Affiliates prior to the Closing Date for purposes of vesting and eligibility (but not for purposes of benefit accrual) under such Buyer or Affiliate’s plans, programs and policies to the extent such Continuing Business Employee would be eligible to participate in such Buyer or Affiliate’s plans, programs or policies.
          (d) Continuing Business Employees who receive an eligible rollover distribution (within the meaning of section 402(f)(2) of the Code) which constitutes a direct rollover distribution within the meaning of section 401(a)(31) of the Code and regulations thereunder from a Benefit Plan which is a defined contribution plan (the “Seller 401(k) Plan”) shall, subject to the provisions of section 402 of the Code and the terms of the defined contribution plan maintained by Buyer or its Affiliates (the “Buyer 401(k) Plan”), be permitted to make a rollover contribution to the Buyer 401(k) Plan. To extent that, pursuant to the foregoing provisions of this paragraph (d), a Continuing Business Employee is eligible to make a rollover contribution of a direct rollover distribution to the Buyer 401(k) Plan, such rollover contribution may include promissory notes for loans made to such Continuing Business Employee under the terms of the Seller 401(k) Plan.
          (e) Seller Parent or its Affiliates (other than the Companies) will provide any continuation coverage required under COBRA to each Business Employee (and his or her eligible spouse and dependents) who is a “qualified beneficiary,” as defined in COBRA, whose first “qualifying event,” as defined in COBRA, occurs on or prior to the Closing Date. Buyer, the Companies or one of their Affiliates will provide all COBRA continuation coverage to each Continuing Business Employee (and his or her eligible spouse and dependents) who is a “qualified beneficiary,” as defined in COBRA, whose first “qualifying event,” as defined in COBRA, occurs after the Closing Date.
          (f) Nothing in this Agreement, express or implied, is intended to be or shall constitute or be construed as, an amendment to or modification of any employee benefit plan or arrangement of Seller Parent, Buyer, the Companies or any of their Affiliates or limit in any way the right of Seller Parent, Buyer, the Companies or any of their Affiliates to amend, modify or terminate any of their respective employee benefit plans or arrangements.
          (g) Seller Parent or its Affiliates (other than the Companies) shall be responsible for compliance with all applicable requirements of the Worker Adjustment and Retraining Notification Act or any similar state law arising out of, or relating to, any actions taken with respect to Business Employees at or before the Closing Date.
          (h) Sellers shall provide commercially reasonable assistance to Buyer in connection with any good faith efforts Buyer may make to enter into reasonably acceptable employment agreements (or amendments to employment agreements), effective as of the Closing Date, with certain key Business Employees designated by Buyer prior to the Closing Date.
          (i) Buyer shall provide any Continuing Business Employee whose employment with Buyer or its Affiliates is terminated by Buyer or its Affiliates within one year of the Closing with severance benefits which are no less than the severance benefits such Continuing Business Employee would have received if such Continuing Business Employee had remained employed by Sellers and had been terminated by Sellers on the date such Continuing Business Employee’s employment with Buyer or its Affiliates is terminated by Buyer or its Affiliates under Sellers’ severance pay policy as set forth on Schedule 6.10(i).
          Section 6.11. Investment Assets. Prior to the Closing Date, each of the Homeland and York shall, and each of the Reciprocals and the Reciprocal Subsidiary may, sell, transfer or exchange all of their investment assets, other than those on deposit with Governmental Authorities, for cash and Cash Equivalents. Seller shall ensure that, at the Closing, after giving effect to all of the transactions contemplated hereby and by the Ancillary Agreements, the investment assets of each of Homeland and York will consist solely of cash, Cash Equivalents and its assets on deposit with Governmental Authorities.

          Section 6.12. Intercompany Accounts; Related Party Transactions.
          (a) All intercompany accounts between (i) any Company, on the one hand, and Sellers and any of their Affiliates (other than the Companies), on the other hand, and (ii) any Management Company, on one hand, and any Reciprocal or the Reciprocal Subsidiary, on the other hand, will be settled pursuant to the terms of the applicable agreements on or before the Closing Date.
          (b) Other than with respect to the Contracts listed on Schedule 6.12(b), Seller Parent shall, and shall cause its Affiliates to, take such actions as may be necessary to terminate, concurrently with the Closing, all Contracts constituting Related Party Transactions.
          Section 6.13. Bank Accounts. Prior to the Closing Date, Sellers shall cause the Companies to change, effective as of the Closing, the individuals authorized to draw on or having access to the bank, savings, deposit or custodial accounts and safe deposit boxes maintained by the Companies to the individuals designated in writing by Buyer no later than 15 Business Days prior to the Closing Date.
          Section 6.14. Transfers of Securities and Assets of the Companies. From and after the date hereof, except as expressly permitted by Article III of this Agreement, Sellers shall not transfer, or permit any Encumbrance (other than any Encumbrance deemed to arise by virtue of this Agreement) on, any of the Shares, the Units, the Surplus Notes or the Associated Assets without the prior written consent of Buyer.
          Section 6.15. Pre-Closing Restructuring Transactions.
          (a) Sellers shall cause the Investment Management Agreements to be terminated, and all amounts due thereunder to be settled in full, as of the Closing Date. Sellers shall use commercially reasonable efforts to cause its Affiliates to cooperate with Buyer in transitioning the investment management of the Companies and the custodianship of their respective investments to an investment manager and custodian designated by Buyer.
          (b) Sellers shall ensure that the commutations contemplated by the Commutation Agreements is effected in such a manner as to (i) cause all of the Insurance Policies written by Homeland or York to cease to be reinsured, as of the Closing Date, by any Seller or any Affiliate of any Seller, other than pursuant to the Excluded Business Reinsurance Agreements, (ii) cause all the reserves, including all unearned premium reserves and all loss reserves, associated with such Insurance Policies to be transferred to Homeland or York, as applicable, as of the Closing Date and (iii) ensure that no Insurance Policies, and no reserves associated with such Insurance Policies, be allocated to Homeland or York other than Subject Policies and Excluded Policies written by Homeland or York, as applicable.
          Section 6.16. Interim Financial Statements.
          (a) From and after the date hereof and through the Closing Date, Sellers shall furnish, or shall cause the Companies to furnish, as soon as reasonably practicable, to Buyer a copy of each annual statement or quarterly statement filed by any Insurance Company with their applicable Domiciliary Regulators after the date hereof, together in each case with any exhibits, schedules, amendments, supplements or notes thereto (collectively, the “Interim Statutory Statements”). In the case of annual statutory financial statements for Adirondack Exchange and Skylands Consolidated, which require audited statutory basis financial statements to be filed with the applicable Domiciliary Regulators, Sellers shall furnish, or shall cause the Companies to furnish, as soon as reasonably practicable, to Buyer a copy of the audited financial statements. From and after the date hereof and through the Closing Date, Sellers shall furnish, or shall cause the Companies to furnish, as soon as reasonably practicable, to Buyer a copy of the annual and quarterly GAAP financial statements of any of the Companies required to be prepared for existing regulatory or compliance purposes, or that may otherwise be prepared by the Sellers in the ordinary course of business, after the date hereof and the related income statement for the year or quarter and year-to-date period then ended (collectively, the “Interim GAAP Financial Statements”). The Interim GAAP Financial Statements will be prepared in accordance with GAAP applied on a consistent basis during the periods involved and on a basis consistent with the preparation of the GAAP Financial Statements as of and for the period ending December 31, 2008. In the case of annual GAAP financial statements for Adirondack Management and Skylands Management which require audited GAAP financial statements, Sellers shall furnish, or shall cause the Companies to furnish, as soon as reasonably practicable, to Buyer a copy of the financial statements Unaudited Interim Statutory Statements and the Interim GAAP Financial Statements (i) as of December 31, 2009 and for the year then ending shall be furnished no later than five Business Days after being filed with applicable regulatory authority; and (ii) as of the end of each quarterly period ending after December 31, 2009 (each a “Quarterly Period”) and for the quarter and year-to-date period then ended shall be furnished within five Business Days of being filed with the applicable regulators, as applicable. Audited Interim Statutory Statements and the Interim GAAP Financial Statements as of December 31, 2009 and for the year then ending shall be furnished within five Business Days of being filed with the applicable Domiciliary Regulators and, in no case, no later than June 1, 2010.
          (b) The Interim Statutory Statements will be prepared from the Records of each applicable Insurance Company and will be filed with the applicable Domiciliary Regulators on forms prescribed or permitted by such Domiciliary Regulators. The Interim Statutory Statements will be prepared in conformity with SAP applied on a consistent basis during the periods involved on a basis consistent with the Statutory Statements. Each of the balance sheets included in the Interim Statutory Statements will present fairly in all material respects the financial position of the applicable Insurance Company as of its date and each of the statements of operations included in the Interim Statutory Statements will present fairly in all material respects the results of operations of the applicable Insurance Company for the period therein set forth, in each case in accordance with SAP applied on a consistent basis during the periods involved.
          (c) The Interim GAAP Financial Statements: (x) will be prepared using the Records and (y) will present fairly in all material respects the financial position and the results of operations of the Companies as of their respective dates and for the period ended.
          Section 6.17. Subsequent Financial Statements; Reference Balance Sheets.
          (a) Sellers shall (A) deliver to Buyer (i) as soon as practicable, but in any event prior to April 15, 2010, to the extent required by Regulations S-K or S-X promulgated by the SEC pursuant to the Exchange Act, audited combined financial statements of the Companies (the “Audited Financial Statements”) as of December 31, 2009, 2008 and 2007 and for the years then ended prepared in accordance with GAAP in a manner consistently applied, with such pro forma and other adjustments applied to such financial statements to enable Buyer and its Affiliates to comply with their obligations under Regulations S-X and S-K promulgated by the SEC pursuant to the Exchange Act, (ii) to the extent necessary in connection with any financing transaction undertaken by Buyer or as required by Regulations S-K or S-X promulgated by the SEC pursuant to the Exchange Act, to be included in a Form 8-K or other applicable periodic SEC filing, as soon as practicable, but in any event, within 45 days after the end of each quarterly period ending after December 31, 2009, unaudited financial statements of the Companies (the “Unaudited Financial Statements”) as of and for such quarterly periods prepared in accordance with GAAP in a manner consistently applied, with such pro forma and other adjustments applied to such financial statements to enable Buyer and its Affiliates to comply with their obligations under Regulations S-X and S-K promulgated by the SEC pursuant to the Exchange Act, (iii) (x) a pro forma combined balance sheet of the Acquired Companies as of December 31, 2009 prepared from and consistent with the Audited Financial Statements and the Pro Forma Balance Sheets and in accordance with GAAP that will present fairly, in all material respects, the value of the assets and liabilities of the Acquired Companies as of December 31, 2009, after giving effect to the Pro Forma Adjustments (the “Reference GAAP Balance Sheet”), (y) a pro forma combined balance sheet of Homeland and York as of December 31, 2009 prepared from and consistent with the statutory balance sheets as of December 31, 2009 included in the Interim Statutory Statements and the Pro Forma Balance Sheets and in accordance with SAP that will present fairly, in all material respects, the value of the combined assets and liabilities of the Acquired Companies as of December 31, 2009, after giving effect to the Pro Forma Adjustments (the “Reference SAP Balance Sheet”) and (z) a combined balance sheet of Adirondack Exchange and Skylands Consolidated as of December 31, 2009 prepared from and consistent with the statutory balance sheets as of December 31, 2009 included in the Interim Statutory Statements and the Historical Reciprocal Financial Statements and in accordance with SAP that will present fairly, in all material respects, the value of the combined assets and liabilities of the Reciprocals and the Reciprocal Subsidiary as of December 31, 2009 (the “Reference Reciprocals Balance Sheet”) and (iv) pro forma financial information of the Companies and other disclosures reasonably requested by Buyer in connection with any financing transaction undertaken by Buyer or required by such Regulations S-K or S-X to be included in a Form 8-K or other applicable periodic SEC filing, and (B) reasonably cooperate with Buyer, and use commercially reasonable efforts to cause their independent auditors to so cooperate with Buyer, in the preparation and filing of a Form 8-K, any registration statements or offering memorandum or any other applicable periodic SEC filing and the issuance of any comfort letter in connection with any financing transaction undertaken by Buyer. Notwithstanding the foregoing, nothing in this Section 6.17 may be deemed to limit the representation and warranty set forth in Section 5.8 or otherwise to create a condition to Buyer’s obligations under this Agreement to the effect that Buyer shall have obtained any third party financing.
          (b) Upon delivery of the Audited Financial Statements, the Unaudited Financial Statements, the Reference GAAP Balance Sheet, the Reference SAP Balance Sheet and the Reference Reciprocals Balance Sheet pursuant to Section 6.17(a), Sellers will be deemed to have represented to Buyer, as of the date of such delivery and as of the Closing Date, that (i)

the Audited Financial Statements and the Unaudited Financial Statements have been derived from the Records of the Companies, and have been prepared in accordance with GAAP consistently applied; the balance sheets included in the Audited Financial Statements (the “Audited Balance Sheet”) and the Unaudited Financial Statements present fairly in all material respects the financial position of the Companies as at the date thereof; and that the income statements included in the Audited Financial Statements and the Unaudited Financial Statements present fairly in all material respects the results of operations of the Companies and (ii) the Reference GAAP Balance Sheet, the Reference SAP Balance Sheet and the Reference Reciprocals Balance Sheet have been derived from the Records of the Companies and the Renewal Rights Sellers after giving effect to the Pro Forma Adjustments, that they have been prepared in accordance with GAAP or SAP, as applicable, consistently applied, and that they have been prepared from and are consistent with the Audited Financial Statements and the Interim Statutory Statements as of December 31, 2009 and present fairly, in all material respects, the financial position of the Companies as of December 31, 2009 after giving effect to Pro Forma Adjustments.
          (c) The loss and loss adjustment expense reserves (including incurred but not reported reserves) of the Insurance Companies reflected on the Reference SAP Balance Sheet or the Reference Reciprocals Balance Sheet may not be less than the loss and loss adjustment expense reserves (including incurred but not reported reserves) provided by Sellers to Buyer in writing and set forth in Schedule 6.17(c). Sellers shall cause the loss and loss adjustment expense reserves (including incurred but not reported reserves) of the Insurance Companies (i) to be determined and recorded as of quarter ends occurring after December 31, 2009 and as of the Closing Date (as reflected in the Estimated Statutory Balance Sheet, the Estimated Reciprocals Balance Sheet, the Final Statutory Balance Sheet and the Final Reciprocals Balance Sheet) using claims adjusting guidelines and actuarial methods consistent with those used as of December 31, 2009 and (ii) to be determined as of the Closing Date and reflected in the Estimated Statutory Balance Sheet, the Estimated Reciprocals Balance Sheet, the Final Statutory Balance Sheet and the Final Reciprocals Balance Sheet such that the ultimate loss and loss adjustment expense ratios for each Insurance Company for accident year 2009 and all prior accident years will not be lower than those recorded as of December 31, 2009 and reflected on the Reference SAP Balance Sheet or, with respect to the Reciprocals and the Reciprocal Subsidiary, the Reference Reciprocals Balance Sheet. Sellers shall ensure that the loss and loss adjustment expense ratios for each Insurance Company for accident year 2010 will be determined and recorded using consistent claims adjusting guidelines and actuarial methods as utilized in the past and in accordance with the Description of Process used by Sellers to record loss and loss expense reserves set forth in Schedule 6.17(c-1). The unreported patterns and loss ratios in use by each Insurance Company for accident year 2010 are set forth in Schedule 6.17(c-2), the reserves for adjusting or ULAE will be determined for pending claims using the costs per claims are set forth in Schedule 6.17(c-3) and the IBNR for ULAE will be recorded as a percentage of Gross Premiums Earned (GPE) as set forth in Schedule 6.17(c-4). In the event of a dispute between the parties with respect to the loss and loss adjustment expense reserves or the loss adjustment expense ratios reflected on the Reference SAP Balance Sheet, the Reference Reciprocals Balance Sheet or the Proposed Final Balance Sheets that the parties, despite their good faith efforts, are unable to resolve within 30 days following either party’s providing written notice to the other party of the existence of such dispute, the parties shall refer such dispute to a nationally recognized independent actuary mutually acceptable to Buyer and the Seller Representative (the “Independent Actuary”) in accordance with the procedures set forth in Section 2.3(b).
          Section 6.18. Non-Competition; Non-Solicitation; Non-Hire.
          (a) In consideration of the benefits of this Agreement and the Ancillary Agreements to Sellers and in order to induce Buyer to enter into this Agreement, Sellers hereby covenant and agree that, for a period of 3.5 years after the Closing Date (the “Non-Compete Term”), neither they nor any of their Affiliates shall, without the prior written consent of Buyer and other than as expressly contemplated by this Agreement or any Ancillary Agreement, directly or indirectly, (i) operate, engage in, manage or own any Restricted Business in the Restricted Area, including by marketing, underwriting, issuing, placing or reinsuring any Insurance Policies that would have been Subject Policies if in effect on the date hereof, (ii) induce or persuade or attempt to induce or persuade any Policyholder to write or renew, or any agent or producer to place or to place the renewal of, any Subject Policy with any company other than Homeland, York and the Permitted Designees or (iii) induce or persuade or attempt to induce or persuade any Policyholder, agent, producer or other Person having business dealings with Sellers in connection with the Restricted Business to restrict or avoid entering into any business relationship or dealings with Buyer or any of its Affiliates (including the Company after the Closing) or any of the Permitted Designees; provided, however, that as to the Restricted Business referred to in clause (i) of this Section 6.18(a), the foregoing provisions shall not be applicable to:
          (i) Sellers and their Affiliates continuing or expanding their current specialty personal lines programs as described on Schedule 1.1B, including the specialty collector car and boat program and the businesses conducted by AutoOne Insurance Agency, Inc., AutoOne Insurance Company, AutoOne Management Company, Inc., AutoOne Select Insurance Company, Houston General Insurance Company, Houston General Insurance Exchange and Houston General Insurance Management Company or pursuing new specialty personal lines programs;
          (ii) Sellers and their Affiliates engaging in any other business as exists on or after the date hereof, other than that which constitutes the Restricted Business;
          (iii) Persons in which Sellers and their Affiliates have less than 10% ownership engaging in any business existing on or after the date hereof;
          (iv) Sellers and their Affiliates acquiring and operating any business concern in which revenues from the Restricted Business represent less than 10% of the total revenues of such concern;
          (v) Sellers and their Affiliates acquiring and operating any business concern in which revenues from Restricted Business exceed 10%, but do not exceed 50%, of the total revenues of such concern calculated based upon such concern’s revenues during the 12 month period immediately preceding the consummation of any such acquisition, provided that Sellers and their Affiliates shall use commercially reasonable best efforts to divest, within 12 months of such acquisition, the assets, properties and business so acquired representing at least the Restricted Business in excess of such 10%; or
          (vi) any business concern that acquires Seller Parent through merger or otherwise and regardless of the structure of the transaction, from engaging in the Restricted Business other than through Sellers and their Affiliates.
          (b) From the date hereof through the Closing Date, neither Sellers nor any of their respective Affiliates may directly or indirectly solicit to employ any Business Employee (other than, after the date specified in Section 6.10(a), a Business Employee who is not a Listed Employee) in any capacity whatsoever with respect to any period after the Closing Date without the express written consent of Buyer. From and after the Closing Date (i) through the date that is six months after the Closing Date, neither Sellers nor any of their respective Affiliates may directly or indirectly employ or solicit to employ any employee of Buyer or its Affiliates in any capacity whatsoever and (ii) through the second anniversary of the Closing Date, neither Sellers nor any of their respective Affiliates may directly or indirectly employ or solicit to employ any Business Employee who is a Continuing Business Employee in any capacity whatsoever, in each case without the express written consent of Buyer. The restrictions set forth in this Section 6.18(b) will not prohibit general, non-targeted solicitations of individuals whether or not such individuals are (or were at any time) employees of Buyer or its Affiliates.
          (c) Except as contemplated by Section 6.10(a), from and after the Closing Date (i) through the date that is six months after the Closing Date, neither Buyer nor any of its Affiliates may directly or indirectly employ or solicit to employ any employee of Sellers or their Affiliates in any capacity whatsoever and (ii) through the date on which the Transition Services Agreement is terminated or expires in accordance with its terms, neither Buyer nor any of its Affiliates may directly or indirectly employ or solicit to employ any employee of Sellers or their Affiliates set forth on a list of employees (identified prior to Closing by employee identification number) engaged in the provision of services to Buyer pursuant to the Transition Services Agreement delivered to Buyer at least ten days prior to Closing and updated in good faith by Seller Parent and Buyer on a monthly basis, in each case without the express written consent of Seller Parent. The restrictions of this Section 6.18(c) shall not prohibit (A) general, non-targeted solicitations of individuals whether or not such individuals are (or were at any time) employees of Sellers or their Affiliates or (B) the employment or solicitation of any individual set forth on the list described in clause (ii) above who is terminated from employment by Sellers or their Affiliates or is removed by Sellers or their Affiliates from the provision of services to Buyer pursuant to the Transition Services Agreement. Seller Parent shall provide written notice to Buyer of the termination of employment or removal from the provision of Services (as defined in the Transition Services Agreement) pursuant to the Transition Services Agreement of any individual set forth on the list described in clause (ii) above within five days after such termination or removal.
          (d) In consideration of the benefits of this Agreement and the Ancillary Agreements to Buyer and in order to induce Seller to enter into this Agreement, Buyer hereby covenants and agrees that Buyer shall cause the Companies not to, directly or indirectly, compete for or engage in the marketing, sale or distribution of any (i) until December 4, 2012, Insurance Policies to the policyholders identified on Schedule 6.18(d) or (ii) until December 4, 2011, commercial property, general liability, automobile, workers compensation, umbrella and associated liability insurance coverage in each case designed for and purchased by businesses to cover business risks and properties, other than those lines of business described in Schedule 1.1B; provided, however, that the foregoing will not prohibit or restrict (A) any business activity of Buyer or any Affiliate of Buyer other than, with respect to periods after the Closing, the Companies, or (B) any insurance company Affiliate of Buyer (including the Companies) from participating in any pooling or other reinsurance arrangement among Affiliates of Buyer.
          Section 6.19. Excluded Policies.
          (a) Prior to the Closing Date, Seller Parent shall cause the Insurance Companies to cease writing any new Excluded Policies (other than mandatory renewals of in-force Excluded Policies) and to non-renew as many of the Excluded Policies as is possible under Applicable Law.
          (b) From and after the Closing, (i) Buyer may cause the Insurance Companies to non-renew as many of the Excluded Policies as is allowed under Applicable Law and (ii) Sellers shall, and shall cause their Affiliates to, use commercially reasonable efforts to remove any Impediments and to replace each of the Excluded Policies upon the expiration of its term.
          Section 6.20. Acquired Companies Statutory Capital; Management Companies; Reciprocals.
          (a) Sellers shall use their commercially reasonable efforts to cause the Acquired Companies Statutory Capital, after giving effect to the Pro Forma Adjustments, as of the date of the Estimated Statutory Balance Sheet and as of the Closing Date, to be as low as possible but in no event less than the minimum amount of Acquired Companies Statutory Capital required for each of Homeland and York to remain in compliance with the requirements for a licensed insurer in each of the jurisdictions in which it holds a Permit authorizing it to act as an insurer therein. Except as required by Applicable Law, Sellers may not increase or permit to be increased the Acquired Companies Statutory Capital following the date hereof.
          (b) Sellers shall cause each of the Management Companies as of the Closing Date to own no assets other than the Skylands Management Agreement, the Adirondack Management Agreement and the other Contracts set forth on Schedule 6.20(b) and to have no Liabilities other than Liabilities arising under the express terms and conditions of the Skylands Management Agreement, the Adirondack Management Agreement and such other Contracts.
          (c) Between the date hereof and the Closing Date, Seller Parent shall cause the Management Companies not to permit the Reciprocals to make any payments of dividends or distributions other than (i) payments required in accordance with the terms of Insurance Policies and (ii) interest payments in respect of the Surplus Notes that will be taken into account in the calculation of the Estimated Purchase Price and the Final Purchase Price.
          Section 6.21. Transition Assistance; Transition Services Agreement. Immediately following the date hereof subject to Applicable Law, Seller Parent shall use commercially reasonable efforts to cooperate and shall cause its Affiliates to use commercially reasonable efforts to cooperate with Buyer, and Buyer shall use commercially reasonable efforts to cooperate with Seller Parent and its Affiliates, in planning for executing and providing knowledge transfer with respect to transition and migration of the Acquired Companies and the Associated Assets (including the Data, systems, operations and administration) to Buyer as of the Closing, in accordance with a mutually agreed upon timetable and processes with such cooperation to include each of Sellers and the Companies (collectively) and Buyer (i) appointing a divestiture manager whose primary responsibilities include the planning and execution of transition, (ii) conducting a comprehensive review of the technology, business operations and administration capabilities to be transitioned or migrated, (iii) establishing transition teams, (iv) setting regular meetings of the transition teams, (v) making available appropriate knowledgeable business, operations, administration and technology personnel and any other personnel reasonably needed for such transition and migration planning, execution and knowledge transfer, and (vi) developing detailed project plans and budgets for migration and transition.
          Section 6.22. Data Separation. Prior to the Closing, Seller Parent shall use commercially reasonable efforts and shall cause its Affiliates to use commercially reasonable efforts, with reasonable cooperation from Buyer, to separate sufficiently all personal, private or financial information about individual customers or consumers related to the Acquired Companies and the Associated Assets from any other information of Sellers or their Affiliates, whether by physical or logical separation of such data and information or by the use of contract, administrative, technical or physical oversights, mechanisms and processes, such that the Acquired Companies will comply with all Applicable Laws with respect to the privacy of such data and information. The cost of such separation will be borne by Seller Parent.
          Section 6.23. Certain Intellectual Property Transfers.
          (a) At Closing, Sellers and Buyer shall enter into the Bill of Sale effecting the transfer to Buyer, the Companies or some other entity designated by Buyer all of Sellers’ respective rights in all Transferred Owned Intellectual Property not held in the name of any Company.
          (b) Prior to or at Closing, subject to obtaining all applicable consents, Seller Parent shall cause the Companies to transfer to Seller Parent or its Affiliates (other than the Companies) or some other entity designated by Seller Parent (i) all Owned Generally Used Intellectual Property held in the name of any Company and (ii) all licenses, agreements, contracts or arrangements related or applicable to Licensed Generally Used Intellectual Property held in the name of any Company. Except for the rights expressly granted to Buyer in the Transition Services Agreement with respect to the services provided thereunder, no right, title or interest in or to any Owned Intellectual Property (other than Transferred Owned Intellectual Property) or Licensed Intellectual Property will be granted, transferred or assigned to Buyer in connection with this Agreement or any Ancillary Agreement.
          Section 6.24. Cooperation. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby. Each party hereto shall cooperate fully with the other in all reasonable respects and shall use commercially reasonable efforts to accomplish the objectives of this Agreement, including making available to each of their respective officers and employees for interviews and meetings with agents and Governmental Authorities and furnishing any additional assistance, information and documents as may be reasonably requested by a party from time to time. The parties acknowledge that it is in their mutual best interests to refrain from making derogatory statements about each other and pledge to cooperate with each other to describe the transactions contemplated by this Agreement using terms that are as positive as may be permitted.
          Section 6.25. Actions with respect to York. Sellers shall use commercially reasonable efforts to cause York to be fully, finally and unconditionally released from all of its obligations under the Commercial Lines Agreement and any agreement or arrangement entered into in connection therewith or ancillary thereto, as of or prior to the Closing.
          Section 6.26. Release. Effective as of the Closing, each Seller, on behalf of itself and its Affiliates, releases and forever discharges each Company from any and all Losses, which such Seller or its Affiliates now has, has ever had or may hereafter have, against any Company arising from acts, omissions, events or circumstances occurring on or prior to the Closing, including for contribution or indemnification; provided, that nothing contained herein will release any obligation of any Company under this Agreement or under any Ancillary Agreement.
          Section 6.27. Lease Agreements. Each of Buyer, Sellers and Seller Parent agrees, during the period from the date hereof to the Closing Date, to negotiate in good faith and enter into the Lease Agreements at or prior to the Closing (to be effective as of the Closing) on terms and conditions acceptable to the parties and consistent with or more favorable to Buyer than those that would be negotiated with other tenants in an arms’-length transaction in the relevant market for office space, in the locations and for the term, monthly rental amount and square footage set forth on Schedule 6.27.
          Section 6.28. Tiered Claims. Without limiting Section 6.7, between the date hereof and the Closing Date, Buyer will be entitled to review all documentation and information as Buyer may reasonably request in connection with the Tiered Claims. Sellers agree to cooperate with Buyer prior to the Closing to determine the proper characterization of any of the Tiered Claims, and the parties shall work together in good faith to agree upon a final list of Tier 1 Claims as of the Closing Date (the “Tier 1 Pre-Closing Claims”), which Tier 1 Pre-Closing Claims will not include any Specified Litigation.
          Section 6.29. Records License. Buyer acknowledges that, in the conduct of performing Services under (and as defined in) the Transition Services Agreement, Sellers and their Affiliates may from time to time be required to access and use information and data relating to the Business included in the Records. In light of the foregoing, Buyer agrees that, from and after the Closing, Sellers and their Affiliates will be permitted to maintain copies, including copies maintained on any electronic or magnetic media or database, of the Records until such time as the Transition Services Agreement is terminated or expires in accordance with its terms. Effective as of the Closing, Buyer hereby grants to Sellers and their Affiliates a non-exclusive, revocable, fully paid-up, worldwide right and license to use the Records and all information and data contained therein as and solely to the extent required to perform the Services in accordance with the terms of the Transition Services Agreement.
ARTICLE VII
TAX MATTERS
          Section 7.1. Tax Indemnity.
          (a) From and after the Closing Date, Sellers shall be responsible for, and shall indemnify and hold Buyer and all of Buyer’s Affiliates, which for purposes of this Article VII, shall include the Companies (the “Buyer Tax Indemnified Parties”), harmless against all Losses relating to, arising out of, or resulting from (i) any liability for Taxes of or relating to the Excluded Policies; (ii) any liability for Taxes and related Losses imposed on or with respect to the Companies, the Associated Assets, the Subject Policies or the Accommodation Policies for any taxable period ending on or before the Closing Date, and for the portion of any Straddle Period ending on the Closing Date (a “Pre-Closing Tax Period”); (iii) any Taxes resulting from or attributable to the transactions contemplated by this Agreement or that are undertaken at the direction of or for the benefit of any Seller; (iv) Taxes for which Sellers are responsible pursuant to Section 7.5; (v) Taxes of a Person other than one of the Companies for which such Company may be liable under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or non-United States Tax law) as a result of being a member of any group which files or has filed a Tax Return on a consolidated, combined, or unitary basis for a taxable period ending on or before the Closing Date; and (vi) a breach or inaccuracy of warranty or representation under Section 4.9(a)(ii)(I) or 4.24 or the breach or nonperformance of any covenants or agreements relating to Tax matters set forth in this Agreement (determined without regard to any materiality, Material Adverse Effect or similar qualification); and (vii) all reasonable costs and expenses relating to the review, investigation, remediation, settlement, contest, adjudication and analysis of any matter relating to the Taxes and Losses described in clauses (i) – (vi) (clauses (i) — (vii) hereinafter referred to as the “Tax Losses”); provided, however, that Sellers’ liability for Tax Losses shall be reduced by an amount equal to the amount of any specific accrual expressly set forth on the Final GAAP Balance Sheet for such liability to the extent such accrual reduced the Final Purchase Price, and Sellers and Buyer agree that this proviso shall be interpreted in a manner that will not provide Sellers with any duplicated benefit relating to such accruals.
          (b) From and after the Closing Date, Buyer shall be responsible for, and shall indemnify and hold each Seller harmless against all Losses relating to, arising out of, or resulting from any liability for Taxes and related Losses imposed on or with respect to the Companies, the Associated Assets, the Subject Policies or the Accommodation Policies for any taxable period beginning after the Closing Date, and for the portion of any Straddle Period beginning after the Closing Date (a “Post-Closing Tax Period”).
          (c) For purposes of Sections 7.1(a) and 7.1(b), in the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the

Closing Date (a “Straddle Period”), the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:
          (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount that would be payable if the taxable year ended with (and included) the Closing Date;
          (ii) in the case of Taxes that are based upon gross premiums deemed equal to the amount that would be payable with respect to the premium written as of the Closing Date; and
          (iii) in the case of Taxes imposed on a periodic basis with respect to the assets of any of the Companies, or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period and the remainder of such Taxes that are payable with respect to a Straddle Period shall be allocable to the portion of the period beginning after the Closing Date.
          (d) Notwithstanding any other provision of this Agreement, Sellers shall not be liable for (and Buyer shall pay, indemnify Sellers and their Affiliates against, and hold Sellers and their Affiliates harmless from) any Taxes imposed on or with respect to the Companies or the Associated Assets resulting from any transaction or event that is outside the ordinary course of business and occurs after the Closing but on the Closing Date.
          Section 7.2. Tax Returns and Payments.
          (a) Sellers and any applicable Affiliates thereof will, in accordance with Applicable Law, duly and timely prepare and file all Tax Returns required to be filed by or with respect to the Companies with respect to any Pre-Closing Tax Period, and all Tax Returns filed on a combined, consolidated, group, or unified basis that include Sellers or any Affiliate of Sellers other than the Companies and Buyer shall duly and timely prepare and file all other Tax Returns required to be filed by or with respect to the Companies. All Tax Returns with respect to any Pre-Closing Tax Period shall be prepared, completed, and filed in a manner consistent with past practices regarding such Tax Returns concerning the income, properties, or operations of the Companies (including elections and accounting methods and conventions), except as otherwise required by law or regulation or otherwise agreed to by Buyer and Sellers prior to the filing thereof. All Tax Returns with respect to any Pre-Closing Tax Period or Straddle Period shall correctly and accurately set forth the amount of any Taxes relating to the applicable period and the party preparing and filing such Tax Returns shall pay within the time and manner prescribed by law all Taxes due and payable with respect to such Tax Returns. Sellers or Buyer (as the case may be) shall pay the other for any Taxes for which a Seller or Buyer, respectively, is liable pursuant to Section 7.1 but which are payable with any Tax Return to be filed by the other pursuant to this Section 7.2 upon the written request of the party entitled to payment, setting forth in detail the computation of the amount owed by Sellers or Buyer (as the case may be), at least 10 Business Days prior to the due date for paying such Taxes.
          (b) A nationally recognized “Big Four” independent registered public accounting firm other than PricewaterhouseCoopers LLP that (x) does not have a conflict of interest with respect to such engagement that is not waived by the parties and (y) is mutually acceptable to Buyer and the Seller Representative (such firm, the “Accounting Firm”) will conduct a complete review of the Surplus Notes to ascertain (i) whether there is substantial authority for the tax treatment previously claimed by the applicable Reciprocal with respect to any payments made or accrued with respect to such Surplus Notes (the “Claimed Treatment”) and, if the Accounting Firm concludes that there is not substantial authority for the Claimed Treatment, (ii) the proper tax treatment of any payments made or accrued with respect to such Surplus Notes (the “Proper Treatment”). Notwithstanding anything to the contrary in this Agreement, the parties agree that, if the Accounting Firm concludes that there is not substantial authority for the Claimed Treatment, the parties will file all Tax Returns consistent with the Proper Treatment and, as allowed by Applicable Law, will amend any prior Tax Returns to the extent necessary to reflect such Proper Treatment. For the avoidance of doubt, Sellers will be responsible for any interest, fees, penalties and other Liabilities resulting from any amendment to a prior Tax Return required by this Section 7.2(b). Buyer, on one hand, and Sellers, on the other hand, shall share equally in the costs of engaging the Accounting Firm to conduct its review pursuant to this Section 7.2(b).
          Section 7.3. Tax Controversy.
          (a) The Buyer Tax Indemnified Parties will promptly notify Sellers in writing (a “Tax Claim Notice”) upon the discovery of any matter that may give rise to a claim for indemnity against a Sellers pursuant to Section 7.1(a) for which the Buyer Tax Indemnified Parties intend to seek indemnity pursuant to this Article VII (a “Tax Claim”); provided, however, that failure to comply with this clause shall affect Sellers’ indemnification obligation hereunder only to the extent that Sellers’ ability to control such Tax Claim is adversely and materially affected by such failure. A Tax Claim Notice shall contain a summary of the facts (set forth with reasonable specificity) underlying or relating to the relevant claim, any correspondence or notice received from any third party with respect thereto, a statement that the Buyer Tax Indemnified Parties seek indemnification for Taxes relating to such claim, and the basis thereof.
          (b) Upon providing written notice to Buyer within 15 days of receiving a Tax Claim Notice that acknowledges liability for all Taxes and Losses relating to the relevant Tax Claim, Sellers, at their expense, shall have the right to control the conduct of the defense of any Tax Claim that involves solely a matter for which Sellers shall be liable and against which Sellers are required to indemnify the Buyer Tax Indemnified Parties; provided that Buyer (at its expense) shall have the right to participate in the conduct of the defense of any Tax Claim controlled by Sellers. With respect to issues relating to a potential adjustment for which both Sellers (as evidenced by their acknowledgment under this paragraph) and the Buyer Tax Indemnified Parties could be liable, (i) each party may participate in the audit or proceeding and (ii) the audit or proceeding shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future Tax periods. The principle set forth in the immediately preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (including, without limitation, choice of judicial forum) in situations in which separate issues are otherwise controlled under this paragraph by Sellers and Buyer. Neither Buyer nor Sellers shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding that would adversely affect the other party for such year or a subsequent year without the written consent of the other party, which consent may not be unreasonably withheld. Buyer (at its expense) shall control the conduct of all other Tax Claims. The Buyer Tax Indemnified Parties and Sellers agree to cooperate in the defense against or compromise of any claim in any audit or proceeding.
          Section 7.4. Tax Cooperation.
          (a) The parties will provide each other with such cooperation and information as either of them reasonably may request with respect to any Tax matter, at the expense of the requesting party. Such cooperation and information shall include providing signatures with respect to any Tax Returns that must be filed and providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers, and documents relating to rulings or other determinations by taxing authorities provided that Sellers shall not be required to disclose to Buyer any consolidated, combined, affiliated or unitary Tax Return which includes Sellers or any of their Affiliates or any Tax-related work papers, except, in each case, for materials or portions thereof that relate solely to the Companies. Each Seller shall make itself available to provide explanations of any documents or information provided hereunder. Each Seller, Buyer, and the Affiliates thereof shall retain all Tax Returns, schedules and work papers, records, and other documents in its possession relating to Tax matters of the Companies for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions, or (ii) six years following the due date (without extension) for such Tax Returns. Prior to disposing of any such records, notice shall be given to the other party providing reasonable terms allowing such other party to take, at its sole expense, possession of such records.
          (b) Notwithstanding any provision to the contrary, the Buyer Tax Indemnified Parties shall not, except as required by Applicable Law, amend any Tax Returns relating to any Pre-Closing Tax Period without Sellers’ written consent, which shall not be unreasonably withheld. Buyer shall have no obligation (but shall have the right at Buyer’s sole discretion) to carry back any Tax attributes of the Buyer Tax Indemnified Parties to taxable periods ending on or prior to the Closing Date; provided, however, that, except as required by Applicable Law, Buyer shall not carry back any Tax attributes without Sellers’ written consent if such carryback could adversely affect Sellers. Any Tax refund (or equivalent benefit to Sellers through a reduction in Tax liability) arising out of such carryback shall be the property of Buyer and, if received by Sellers, shall be paid over promptly to Buyer. Any other Tax refund (including any interest with respect thereto) relating to the Companies for any taxable period prior to the Closing Date (except for any refund included on the Final GAAP Balance Sheet, which shall be the property of Buyer, and if paid to Sellers, shall be paid over promptly to Buyer) shall be the property of Sellers, and if received by any Buyer Tax Indemnified Party shall be paid over promptly to Sellers.

          Section 7.5. Transfer Taxes. Notwithstanding any other provision in this Agreement to the contrary, all stock transfer, real estate transfer, documentary, stamp, registration, filing, sales, use, recording, ad valorem, and other similar Taxes arising out of, or directly attributable to, the transactions contemplated by this Agreement (“Transfer Taxes”) will be borne by Sellers regardless of whether any such Transfer taxes are levied on Sellers or Buyer. Any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by Sellers. In the event that any such Transfer Taxes are required under applicable law to be collected, remitted or paid by Buyer, or any of its Affiliates, Sellers, or their Affiliates, shall pay the amount of such Transfer Taxes to Buyer or its Affiliate, as applicable, at the Closing or thereafter, as applicable, as requested of or by Buyer or its Affiliate.
          Section 7.6. Miscellaneous.
          (a) Sellers and Buyer agree to treat all payments made by either of them under this Agreement as adjustments to the purchase price hereunder for Tax purposes and agree that such treatment shall govern for purposes hereof except to the extent that the laws of a particular jurisdiction provide otherwise.
          (b) At Buyer’s request, all tax-sharing agreements or arrangements among and between the Companies shall be terminated immediately prior to the Closing Date and shall have no continuing force or effect. Sellers and the Companies shall, unless otherwise directed by Buyer, terminate any power of attorney granted by or on behalf of any of the Companies, and any such terminated power of attorney shall have no continuing force or effect after the Closing Date.
          (c) Notwithstanding any provision in this Agreement to the contrary, all covenants, agreements, and indemnification matters contained in this Article VII and all representations and warranties of Sellers contained in Section 4.24 shall terminate 60 days after the expiration of all relevant statute of limitations (including all periods of extension, whether automatic or permissive) relating to such Taxes. The waiver by any party of any condition based on the accuracy of any representation or warranty set forth in this Agreement, or on the performance of or compliance with any covenant, obligation, or agreement set forth in this Agreement, shall not affect such party’s right to indemnification or other remedy based on such representations, warranties, covenants, obligations, and agreements. Notice with respect to any claim in respect of any inaccuracy in or breach of any representation or warranty shall be in writing given to Sellers. Any representation or warranty shall survive the time it would otherwise terminate pursuant to this Section 7.6(c) to the extent that the Buyer Tax Indemnified Parties shall have delivered to Sellers written notice setting forth with reasonable specificity the basis of such claim prior to the expiration of such time pursuant to this Section 7.6(c); provided, that after the delivery of any such notice, the Buyer Tax Indemnified Parties shall expeditiously pursue the resolution of such claim.
          (d) To the extent Treasury Regulations Section 1.502-36 is applicable to Seller Parent or Sellers with respect to the sale of the Companies, the common parent of any Affiliated Group that includes any of the Companies shall make the election provided under Treasury Regulations Section 1.1502-36 (including on a protective basis) to reduce the Tax basis that Sellers have in the shares of the Companies to prevent any reduction of any Tax attributes of the Companies, and such common parent company shall not make any election permitted under Treasury Regulations Section 1.1502-36 that would result in the reattribution of the Tax attributes of the Companies to such common parent company or any other member of any Affiliated Group that includes the Companies.
          Section 7.7. Tax Exclusivity. Anything in Article IX to the contrary notwithstanding, the rights and obligations of the parties with respect to indemnification relating to Tax matters (including indemnification for breach of the representations and warranties of Sections 4.9(a)(ii)(I) and 4.24) shall be governed exclusively by this Article VII and Section 9.4(h).
ARTICLE VIII
CONDITIONS TO CLOSING
          Section 8.1. Conditions to Buyer’s Obligations. The obligations of Buyer to consummate the transactions contemplated hereby on the Closing Date are subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any one or more of which may be waived in writing by Buyer to the extent permitted by Applicable Law:
          (a) (i) The representations and warranties of Seller Parent set forth in Section 4.2(a) of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date (except to the extent expressly made as of a specified date, in which case, as of such specified date) and (ii) the other representations and warranties of Seller Parent set forth in this Agreement shall be true and correct (without giving effect to any limitations as to materiality or Material Adverse Effect contained therein) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of a specified date, in which case, as of such specified date), except, in the case of this clause (ii) only, where the failure of such representations or warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
          (b) Sellers shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Sellers on or prior to the Closing Date;
          (c) There shall not have occurred since December 31, 2008 any Material Adverse Effect;
          (d) (i) No order, injunction or decree issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement shall be in effect and no Action therefor initiated by any Governmental Authority shall be pending; and (ii) no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts or makes illegal the consummation of the transactions contemplated hereby or thereby;

          (e) (i) the approvals of the Governmental Authorities required to consummate the transactions contemplated hereby and by the Ancillary Agreements the failure of which to obtain would cause such transactions to be a violation of Applicable Law (including required approvals from the Domiciliary Regulators) shall have been obtained and shall remain in full force and effect, provided, however, that no such approvals shall contain any Restrictive Conditions imposed on Buyer and (ii) if a filing required under the HSR Act is required to be made with respect to the transactions contemplated by this Agreement, the waiting period (and any extension of such period) under the HSR Act applicable to the consummation of the transactions contemplated by this Agreement shall have expired or shall have been terminated;
          (f) The third-party consents and approvals required to be obtained pursuant to Schedule 8.1(f) shall have been obtained and all such consents and approvals shall remain in full force and effect;
          (g) Each of the Adirondack Management Agreement and the Skylands Management Agreement shall be in full force and effect without any material restrictions, limitations or other material terms not in existence on the date of this Agreement; and
          (h) Sellers shall have made the deliveries (other than the Lease Agreements) required to be made by them under Section 3.3(a).
          Section 8.2. Conditions to Sellers’ Obligations. The obligations of Sellers to consummate the transactions contemplated hereby on the Closing Date are subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any one or more of which may be waived in writing by Sellers to the extent permitted by law:
          (a) (i) The representations and warranties of Buyer set forth in Sections 5.2(a) of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date (except to the extent expressly made as of a specified date, in which case, as of such specified date) and (ii) the other representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects (without giving effect to any limitations as to materiality contained therein) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of a specified date, in which case, as of such specified date), except, in the case of this clause (ii) only, where the failure of such representations and warranties to be so true and correct would not individually or in the aggregate reasonably be expected to prevent or materially delay the performance by Buyer of any of its obligations hereunder or by Buyer or any Affiliate of Buyer that is a party to any Ancillary Agreement under any Ancillary Agreement;
          (b) Buyer shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date;
          (c) (i) the approvals of the Governmental Authorities required to consummate the transactions contemplated hereby and by the Ancillary Agreements the failure of which to obtain would cause such transactions to be a violation of Applicable Law (including required approvals from the Domiciliary Regulators) shall have been obtained and shall remain in full force and effect, provided, however, that no such approvals shall contain any Restrictive Conditions imposed on Sellers and (ii) if a filing required under the HSR Act is required to be made with respect to the transactions contemplated by this Agreement, the waiting period (and any extension of such period) under the HSR Act applicable to the consummation of the transactions contemplated by this Agreement shall have expired or shall have been terminated;
          (d) (i) No order, injunction or decree issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement shall be in effect and no Action therefor initiated by any Governmental Authority shall be pending; and (ii) no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts or makes illegal the consummation of the transactions contemplated hereby or thereby; and
          (e) Buyer shall have made the deliveries (other than the Lease Agreements) required to be made by it under Section 3.3(b).
          Section 8.3. Frustration of Closing Conditions. None of the parties hereto may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by the failure of such party to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur.
ARTICLE IX
SURVIVAL; INDEMNIFICATION
          Section 9.1. Survival. The representations and warranties of Seller Parent set forth in Section 4.25 (Employee Matters) shall survive until 120 days after the expiration of all the applicable statutes of limitations (including all periods of extension, whether automatic or permissive), and the representations and warranties of the parties set forth in Sections 4.1 (Organization and Related Matters) (in each case limited to only the first and second sentence of each subsection), 4.2(a) (Authority; No Violation), 4.4(a), (b) and (c) (Securities Ownership), 4.5 (Subsidiaries), 4.20 (Title to Assets), 4.33 (No Broker), 5.1 (Organization and Related Matters), 5.2 (Authority; No Violation), 5.5 (Investment Intent of Buyer), 5.6 (Investment Company), and 5.7 (No Broker) shall survive the Closing without limitation as to time. All other representations and warranties of the parties set forth in this Agreement shall terminate and expire on the date that is 18 months after the Closing Date. Further, (i) the covenants and agreements that by their terms apply or are to be performed in whole or in part after the Closing (“Post-Closing Covenants”) shall survive for the period provided in such covenants and agreements, if any, or until fully performed, plus an additional 12 months and (ii) the covenants and agreements that by their terms apply or are to be performed in their entirety on or prior to the Closing (“Pre-Closing Covenants”) shall terminate on the date that is 18 months after the Closing Date. The waiver by any party of any condition based on the accuracy of any representation or warranty set forth in this Agreement, or on the performance of or compliance with any covenant, obligation or agreement set forth in this Agreement, shall not affect such party’s right to indemnification or other remedy based on such representations, warranties, covenants, obligations and agreements.

Notice with respect to any claim in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement shall be in writing and shall be given to the party against which such claim is asserted. Any representation, warranty, covenant or agreement shall survive the time it would otherwise terminate pursuant to this Section 9.1 to the extent that the party claiming indemnification for a breach thereof has delivered to the other party written notice setting forth with reasonable specificity the basis of such claim prior to the expiration of such time pursuant to this Section 9.1.
          Section 9.2. Indemnification.
          (a) Subject to Sections 9.1, 9.2(b)-(d) and 9.4, Seller Parent shall indemnify Buyer and its Affiliates (including, after the Closing, the Companies), and their respective successors and assigns (each, a “Buyer Indemnitee”), against, hold each Buyer Indemnitee harmless from and pay to any Buyer Indemnitee as and when incurred, any Losses arising out of or relating to (i) any breach by Seller Parent of any of its representations or warranties contained herein; (ii) any breach by Sellers of any of their covenants or agreements contained herein; (iii) the Excluded Liabilities and (iv) the Excluded Policies.
          (b) Subject to Section 9.4, Seller Parent shall not be required to indemnify, hold harmless or pay any Buyer Indemnitee for Losses under Section 9.2(a)(i), (i) with respect to any claim (or series of related claims arising from the same underlying facts, events or circumstances) unless such claim (or series of related claims arising from the same underlying facts, events or circumstances) involves Losses in excess of $10,000 (nor shall any such claim or series of related claims that does not meet the $10,000 threshold be applied to or considered for purposes of calculating the aggregate amount of Losses for which Seller Parent has responsibility under Section 9.2(a)(i)); (ii) unless the cumulative aggregate amount of all such Losses for which Seller Parent would, but for this Section 9.2(b), be liable exceeds an amount equal to 0.75% of the Final Purchase Price (the “Indemnification Basket”), and then Seller Parent will only be required to indemnify any Buyer Indemnitee for Losses under Section 9.2(a)(i) for the amount of such excess; and (iii) in a cumulative aggregate amount in excess of 25% of the Final Purchase Price (the “Indemnification Cap”). Finally, notwithstanding anything to the contrary contained herein, Seller Parent shall not be required to indemnify, defend or hold harmless any Buyer Indemnitee against, or reimburse any Buyer Indemnitee and shall not have any liability for, any Losses pursuant to Section 9.2(a)(i) in a cumulative aggregate amount exceeding the Final Purchase Price.
          (c) The limitations set forth in Section 9.2(b) will not apply to Losses based upon, arising out of or otherwise in respect of (i) a breach of the representations and warranties in Sections 4.1, 4.2(a), 4.4(a), (b) and (c), and 4.33 hereof (except that the limitations set forth in the last sentence of Section 9.2(b) will apply to such Losses notwithstanding the foregoing), (ii) the Excluded Liabilities, (iii) the Excluded Policies and (iv) the rights and obligations of the parties with respect to indemnification relating to Tax matters (including indemnification for breach of the representations and warranties of Section 4.24) governed by Article VII.
          (d) Notwithstanding anything to the contrary in this Agreement, Seller Parent will not be required to indemnify any Buyer Indemnitee for any Losses arising out of or relating to a breach of the representations and warranties in this Agreement if and to the extent that such

Losses are reflected, reserved for or accrued on the Final GAAP Balance Sheet or the Final Statutory Balance Sheet.
          (e) Subject to Sections 9.1 and 9.4, Buyer shall indemnify Sellers and their directors, officers, employees and Affiliates, and their respective successors and assigns (each, a “Seller Indemnitee”), against, hold each Seller Indemnitee harmless from and pay to each Seller Indemnitee as and when incurred, any Losses arising out of or relating to (i) any breach by Buyer of any of its representations or warranties contained herein and (ii) any breach by Buyer of any of its covenants or agreements contained herein; provided, however, that Buyer shall not be required to indemnify any Seller Indemnitee for Losses under Section 9.2(e)(i) of this Agreement unless the cumulative aggregate amount of all Losses for which Buyer would, but for this proviso, be liable under Section 9.2(e)(i), does not exceed the Indemnification Basket on a cumulative basis, and then Buyer will only be required to indemnify any Seller Indemnitee for Losses under Section 9.2(e)(i) of this Agreement for the amount of such excess; and provided, further, that Buyer shall not be liable in the aggregate under Section 9.2(e)(i) for any Losses in excess of the Indemnification Cap (other than Losses based upon, arising out of or otherwise in respect of a breach of the representations and warranties in Sections 5.1, 5.2, 5.5, 5.6 and 5.7). Notwithstanding anything to the contrary contained herein, Buyer shall not be required to indemnify, defend or hold harmless any Seller Indemnitee against, or reimburse any Seller Indemnitee and shall not have any liability for, any Losses pursuant to Section 9.2(e)(i) in a cumulative aggregate amount exceeding the Final Purchase Price.
          Section 9.3. Indemnification Procedures.
          (a) Upon any Person entitled to be indemnified under this Article IX (the “Indemnified Person”) becoming aware of a fact, condition or event for which indemnification is provided under this Article IX, the Indemnified Person will with reasonable promptness notify the Person from whom indemnification is sought (the “Indemnifying Person”) in writing of such fact, condition or event; provided, that the failure to provide such notice will not limit the Indemnified Person’s right to indemnification hereunder except to the extent that the Indemnifying Person is actually materially prejudiced thereby. If such fact, condition or event is the assertion of a claim by a third party, the Indemnifying Person will be entitled to assume the defense of such claim. Notwithstanding the Indemnifying Person’s election to assume the defense or investigation of such claim, the Indemnified Person will have the right to employ separate counsel and to participate in the defense or investigation of such claim, action or proceeding at its own expense. An Indemnifying Person who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Persons with respect to such claim.
          (b) No Indemnifying Person may settle any claim that would give rise to liability on the part of the Indemnifying Person under this Article IX without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld; provided that an Indemnified Person shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such Indemnified Person other than financial obligations for which such Indemnified Person will be indemnified hereunder. No Indemnifying Person shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Person of a release from all liability in respect to such claim or litigation. Whenever the Indemnified Person or the Indemnifying Person receives a firm offer to settle a claim for which indemnification is sought under this Article IX, it shall promptly notify the other of such offer.
          Section 9.4. Certain Limitations.
          (a) For purposes of this Article IX, any inaccuracy in or breach of any representation or warranty (other than the representations and warranties set forth in Sections 4.6 and 4.9(c) shall be determined without regard to any materiality, Material Adverse Effect or similar qualification.
          (b) The representations, warranties and covenants of Sellers and Buyer Indemnitees’ rights to indemnification with respect thereto will not be affected or deemed waived by reason of any investigation made or knowledge obtained by or on behalf of such Buyer Indemnitee (including by any of its advisers, consultants or representatives).
          (c) Notwithstanding any provision of this Agreement or any Ancillary Agreement to the contrary, nothing herein or therein will limit in any way any party’s remedies in respect of fraud, intentional misrepresentation or omission or intentional misconduct by the other party in connection with the transactions contemplated hereby or thereby.
          (d) No party to this Agreement (or any of its Affiliates) will, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any punitive damages, other than punitive damages paid or payable to a third party.
          (e) Each party hereto acknowledges and agrees that (i) prior to the Closing, other than in the case of intentional breach or fraud by Sellers or their Affiliates, the sole and exclusive remedy of Buyer for any breach or inaccuracy of any representation or warranty contained in this Agreement or any certificate or instrument delivered hereunder shall be, in the event that each of the conditions set forth in Article VIII has not been satisfied or waived, refusal to close the transactions contemplated by this Agreement; and (ii) following the Closing, other than Losses arising from fraud, (A) the indemnification provisions of this Article IX and, with respect to Taxes for which an indemnity is provided under Article VII, Article VII shall be (1) the sole and exclusive remedies of the parties hereto for any breach of the representations or warranties contained in this Agreement and (2) the sole and exclusive monetary remedies of the parties hereto for any breach of any covenant or agreement contained in this Agreement and (B) notwithstanding anything to the contrary contained herein, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any party hereto to rescind this Agreement or any of the transactions contemplated by this Agreement.
          (f) If any portion of Losses to be reimbursed by the Indemnifying Party may be covered, in whole or in part, by third party insurance coverage, the Indemnified Party shall promptly give notice thereof to the Indemnifying Party (a “Notice of Insurance”). If the Indemnifying Party so requests within sixty (60) days after receipt of a Notice of Insurance, the Indemnified Party shall use its commercially reasonable efforts (which shall not include the obligation to institute or defend any action) to collect the maximum amount of insurance proceeds thereunder, in which event all such proceeds actually received (net of deductibles, co-payments or other costs incurred the Indemnified Party (including increased premiums on such related Insurance Policies) in seeking such collection) shall be considered “Eligible Insurance Proceeds.”
          (g) Any amount payable by an Indemnifying Party pursuant to this Article IX shall be reduced by any Eligible Insurance Proceeds. In any case where an Indemnified Party recovers from a third Person any Eligible Insurance Proceeds or any other amount in respect of any Loss for which an Indemnifying Party has actually reimbursed it pursuant to this Article IX, such Indemnified Party shall promptly pay over to the Indemnifying Party the amount of such Eligible Insurance Proceeds, but not in excess of the sum of any amount previously paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such claim.
          (h) Any indemnity payment made by an Indemnifying Party under this Agreement shall be adjusted to account for any Taxes imposed upon the receipt of such payment and shall be reduced by the amount of any Tax Benefit realized by the Indemnified Party or any Affiliate thereof arising out of the Loss for which the indemnification payment is being made. For purposes of determining the amount of any Tax Benefit, the recipient of the Tax Benefit shall be deemed to pay Tax at the highest United States federal income tax corporate marginal rate in effect in the year such indemnifiable loss is incurred and shall be deemed to realize or utilize any Tax Benefit in the first taxable year that such Tax Benefit may be realized or utilized under applicable Law after taking into account all other Tax attributes of such indemnified party and the projected utilization of such Tax attributes as computed by the recipient of such Tax Benefit. If a Tax Benefit resulting from an indemnifiable loss is available in multiple Tax years, the amount of such Tax Benefit for purposes of this Section 9.4(h) shall be the net present value of all of such available Tax Benefits, calculated by using a discount rate equal to the long-term applicable federal rate for the month in which such indemnifiable loss is incurred.
          (i) The parties hereto shall treat any indemnification payment made under this Agreement as an adjustment to the Final Purchase Price.
          Section 9.5. Tax Indemnification. Anything in this Article IX to the contrary notwithstanding, the rights and obligations of the parties with respect to indemnification relating to Tax matters (including indemnification for breach of the representations and warranties of Sections 4.9(a)(ii)(I) and 4.24) will be governed exclusively by Article VII and Section 9.4(h).
ARTICLE X
TERMINATION
          Section 10.1. Termination.
          (a) This Agreement may be terminated only as follows:
          (i) by mutual written consent of Buyer and the Seller Representative;

          (ii) at the election of either Buyer or Sellers, if the Closing Date has not occurred on or before December 31, 2010; provided that no party shall be entitled to terminate this Agreement pursuant to this Section 10.1(a)(ii) if such party’s failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Closing to occur;
          (iii) by either Buyer or Sellers if a court of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or any Ancillary Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; provided that no party shall be entitled to terminate this Agreement pursuant to this Section 10.1(a)(iii) if such party’s failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the entry of such order, decree or ruling; or
          (iv) (A) by Buyer, if at any time there has been an inaccuracy in or breach of any of the representations, warranties, covenants or agreements of Sellers contained in this Agreement that would cause the failure of a condition set forth in Section 8.1 and such inaccuracy or breach is (1) not capable of being cured prior to the Closing or (2) capable of being cured prior the Closing and is not so cured within 45 days after the Seller Representative shall have received notice of such inaccuracy or breach from Buyer, or (B) by Sellers, if, at any time there has been an inaccuracy in or breach of any of the representations, warranties, covenants or agreements of Buyer contained in this Agreement that would cause the failure of a condition set forth in Section 8.2 and such inaccuracy or breach is (1) not capable of being cured prior to the Closing or (2) capable of being cured prior the Closing and is not so cured within 45 days after Buyer shall have received notice of such inaccuracy or breach from the Seller Representative.
          (b) The termination of this Agreement shall be effectuated by the delivery of a written notice of such termination from the party terminating this Agreement to the other party.
          Section 10.2. Obligations upon Termination. In the event that this Agreement is terminated pursuant to Section 10.1, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of any party hereto to any other party except (i) as set forth in Sections 6.3, 6.5 and 10.3(a) and (b) and Article XI and (ii) that nothing herein will relieve any party from liability for any intentional and material breach of this Agreement.
          Section 10.3. Termination Fee.
          (a) Notwithstanding Section 10.2, (i) if this Agreement is terminated by Buyer pursuant to Section 10.1(a)(iv)(A), then Seller Parent shall pay to Buyer, within five Business Days after the date of such termination, as liquidated damages and not as penalty, a termination fee equal to $10,000,000 (the “Termination Fee”) by Wire Transfer and (ii) if this Agreement is terminated by Sellers pursuant to Section 10.1(a)(iv)(B), then Buyer shall pay, as liquidated damages and not as penalty, the Termination Fee to the Seller Representative on behalf of all Sellers by Wire Transfer within five Business Days after the date of such termination. The payment of the Termination Fee by Buyer will be the exclusive remedy of Sellers for Losses arising as a result of any actions taken as set forth on Schedule 6.1(B). Subject to the preceding sentence, the payment by any party of the Termination Fee shall not be an exclusive remedy for purposes of this Agreement and shall in no way limit any rights of the party receiving the Termination Fee from bringing any Claim with respect to any matter described in Section 10.2(i) or Section 10.2(ii) and receiving an award of any remedy with respect thereto; provided, however, that the amount of any damages award received by such party shall be reduced by the amount received by such party in respect of the Termination Fee (excluding any amount received pursuant to Section 10.3(b)).
          (b) The parties hereto acknowledge that the agreements contained in this Section 10.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other parties would not have entered into this Agreement. Accordingly, if either party fails to pay the Termination Fee when due under this Section 10.3 and the other party successfully obtains a judgment against such party for the amount of such Termination Fee, such non-breaching party will also be entitled to all reasonable out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel, financial advisers, actuaries and accountants) incurred by such party in connection with such suit, together with interest on the amount of such judgment from the date the Termination Fee was first required to be paid under this Section 10.3 to the date of actual payment at a rate per annum equal to rate applicable to the prime rate published in The Wall Street Journal on the date the Termination Fee was first required to be paid under this Section 10.3 plus 4%, compounded quarterly.
ARTICLE XI
MISCELLANEOUS
          Section 11.1. No Strict Construction Against the Drafter. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event that any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
          Section 11.2. Waivers and Amendments; Remedies. This Agreement may not be amended, superseded, canceled, renewed or extended, and the terms hereof may not be waived, except by a written instrument signed by each of Buyer, the Seller Representative or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. Subject to Article X and any other limitations expressly set forth herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.
          Section 11.3. Entire Agreement. This Agreement and the Confidentiality Agreement (which if not earlier terminated in accordance with its terms shall automatically terminate as of the Closing) and, upon the Closing, the Ancillary Agreements constitute the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and supersede all prior agreements and understandings (including that certain letter agreement dated December 16, 2009 by and between Buyer and OneBeacon LLC), written and oral, among the parties with respect to the subject matter hereof and thereof.
          Section 11.4. Interpretation.
          (a) The parties acknowledge and agree that they may pursue judicial remedies at law in the event of a dispute with respect to the interpretation or construction of this Agreement. In the event that an alternative dispute resolution procedure is provided for in any of the Ancillary Agreements or any other agreement contemplated hereby or thereby, and there is a dispute with respect to the construction or interpretation of such Ancillary Agreement, the dispute resolution procedure provided for in such Ancillary Agreement shall be the procedure that shall apply with respect to the resolution of such dispute.
          (b) The Exhibits and Schedules to this Agreement that are specifically referred to herein are a part of this Agreement as if fully set forth herein. When reference is made in this Agreement to any Section, Exhibit or Schedule, such reference is to a Section, Exhibit or Schedule of this Agreement unless otherwise indicated. A disclosure by Seller Parent in any Seller Schedule contained herein shall be deemed to be disclosed in any other Seller Schedule as to which it is reasonably apparent from the face of such disclosure that such disclosure is applicable to such other Seller Schedule, notwithstanding the absence of a reference or cross-reference thereto. The table of contents and headings contained in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.
          (c) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to “dollars” or “$”are to lawful currency of the United States. References to periods “from” or “through” any date mean, unless otherwise specified, from and including or through and including, respectively. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.
          Section 11.5. Construction. The parties intend for each representation, warranty, covenant, obligation, agreement and condition contained herein to have independent significance. If any party has breached or violated or not fulfilled, or if there is an inaccuracy in, any representation, warranty, covenant, obligation, agreement or condition contained herein in any respect, the fact that there exists another representation, warranty, covenant, obligation, agreement or condition relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached or violated, has fulfilled or in respect of which there is not an inaccuracy, will not detract from or mitigate the fact that the party has breached or violated, not fulfilled or there is an inaccuracy in, the other representation, warranty, covenant, obligation, agreement or condition.
          Section 11.6. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, that provision will be interpreted to be only as broad as is enforceable.
          Section 11.7. Notices. All notices and other communications hereunder will be in writing, will be given by one or more of the following means and will be deemed given: (a) when delivered, if delivered in person, (b) upon confirmation of receipt if transmitted by facsimile, or (c) on the Business Day on which delivered by an express courier (with confirmation) (or, if not delivered by on a Business Day, on the next Business Day), if delivered, in each case to a party at its address listed below (or at such other address as such party shall deliver to the other party by like notice):
     To Sellers or the Seller Representative at:
OneBeacon Insurance Group, Ltd.
1 Beacon Lane
Canton, MA 02021
Attention: Bradford W. Rich
                     Senior Vice President and General Counsel
     With a concurrent copy to:
Mayer Brown LLP
71 S. Wacker Drive
Chicago, IL 60606
Facsimile: (312) 701-7711
Attention: Edward S. Best
                     Andrew J. Noreuil

     To Buyer:
Tower Group, Inc.
120 Broadway, 31st Floor
New York, NY 10271
Attention: Elliot S. Orol
                   Senior Vice President and General Counsel
With a concurrent copy to:
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019
Facsimile: (212) 259-6333
Attention: Jeffrey S. MacDonald
                    Elizabeth B. Bannigan
          Section 11.8. Seller Representative.
          (a) Each Seller hereby constitutes and appoints OneBeacon LLC to act as its representative for all purposes under this Agreement and the Ancillary Agreements (OneBeacon LLC, in such capacity, the “Seller Representative”), and the Seller Representative hereby accepts such appointment. Each Seller hereby irrevocably constitutes and appoints, with full power of substitution, the Seller Representative as its true and lawful attorney-in-fact, with full power and authority in such Seller’s name, to take all actions required or permitted to be taken hereunder or under the Ancillary Agreements, and to otherwise act on behalf of, and to bind, each Seller for all purposes under this Agreement or under the Ancillary Agreements, including with respect to the receipt of proceeds or any other receivables hereunder, administering any indemnification matter on behalf of Sellers, including agreeing to the settlement of any indemnification matter and otherwise handling and negotiating indemnification matters. Each Seller acknowledges that this Section 11.8 is intended to promote the efficient negotiation and handling of matters arising under or in connection with this Agreement and the Ancillary Agreements. Buyer will be entitled to rely upon, without independent investigation, any act, notice, instruction or communication from the Seller Representative on behalf of Sellers and will not be liable in any manner whatsoever for any action taken or not taken in reliance upon the actions taken or not taken or communications or writings given or executed by the Seller Representative. Without limiting the generality of the foregoing, each Seller hereby irrevocably constitutes and appoints, with full power of substitution, the Seller Representative as its true and lawful attorney-in-fact, with full power and authority in such Seller’s name, place and stead, to execute, certify, acknowledge, deliver, file and record all agreements, certificates, instruments and other documents and any amendment thereto, and take any other action which the Seller Representative deems necessary or appropriate in connection with Sellers’ or the Seller Representative’s obligations under this Agreement and the Ancillary Agreements. The appointment of the Seller Representative by each Seller as such Person’s attorney-in-fact will be deemed to be a power coupled with an interest and will survive the bankruptcy or dissolution of Seller giving such power. The arrangements between Sellers and the Seller Representative set forth in this Section 11.8 are made in consideration of the Seller Representative’s acceptance of its appointment as the Seller Representative.
          (b) In the event that the Seller Representative becomes unable to perform its responsibilities hereunder, Sellers shall promptly select another representative to fill such vacancy and such substituted representative shall be deemed to be the Seller Representative for all purposes of this Agreement and the Ancillary Agreements and the document delivered pursuant hereto and thereto.
          (c) All actions, decisions and instructions of the Seller Representative in accordance with the power and authority granted to it under the terms of this Agreement and the Ancillary Agreements will be conclusive and binding upon all Sellers and will be deemed authorized, approved, ratified and confirmed by Sellers, having the same force and effect as if performed pursuant to the direct authorization of such Sellers, and no Seller will have any cause of action against the Seller Representative for any action taken, decision made or instruction given by the Seller Representative under this Agreement or under the Ancillary Agreements.
          (d) The provisions of this Section 11.8 will be binding upon the legal representatives, and successors of each Seller, and any references in this Agreement to a Seller will mean and include the successors to such Person’s rights hereunder.
          Section 11.9. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the terms or provisions of this Agreement related to the closing of the transactions contemplated hereby were not performed in accordance with their specific wording or were otherwise breached. It is accordingly agreed that, notwithstanding anything to the contrary contained in this Agreement, each of the parties hereto will be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to enforce specifically the terms and provisions hereof, such remedy being in addition to any other remedy to which any party may be entitled at law or in equity, and each of the other parties hereto agrees that it will not oppose the granting of such relief on the basis that there is an adequate remedy available at law.
          Section 11.10. No Third Party Beneficiaries; Binding Effect. Except as provided in Article IX, nothing in this Agreement is intended or shall be construed to confer upon any Person, including any Business Employee or any employee of the Companies, other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or by reason of this Agreement or any part hereof. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with this Agreement without notice or Liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Sellers without the prior written consent of Buyer, or by Buyer without the prior written consent of Seller Representative, except that before or after the Closing, Buyer shall have the right, without such consent, to assign to one or more Subsidiaries of Buyer its rights and obligations under this Agreement or any of the Ancillary Agreements; provided that no such assignment shall relieve Buyer of its obligations hereunder or thereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
          Section 11.11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart. Delivery of an executed counterpart by facsimile or other means of electronic transmission will have the same effect as manual delivery thereof.
          Section 11.12. Governing Law.
          (a) This Agreement and any dispute arising out of this Agreement or any Ancillary Agreement will in all respects be construed in accordance with and governed by the laws of the State of New York applicable to contracts made in the State of New York to be performed in the State of New York.
          (b) Any proceeding brought with respect to this Agreement or any Ancillary Agreement must be brought in any court of competent jurisdiction located in New York County and, by execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.
          Section 11.13. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE ANCILLARY AGREEMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.13.

[Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

ONEBEACON INSURANCE GROUP, LTD.
By:	/s/ Jane E. Freedman
	Name:	Jane E. Freedman
	Title:	Secretary

ONEBEACON INSURANCE GROUP LLC
By:	/s/ T. Michael Miller
	Name:	T. Michael Miller
	Title:	President and Chief Executive Officer

ONEBEACON AMERICA INSURANCE COMPANY
By:	/s/ T. Michael Miller
	Name:	T. Michael Miller
	Title:	President and Chief Executive Officer

THE EMPLOYERS’ FIRE INSURANCE COMPANY
By:	/s/ T. Michael Miller
	Name:	T. Michael Miller
	Title:	President and Chief Executive Officer

THE CAMDEN FIRE INSURANCE ASSOCIATION
By:	/s/ T. Michael Miller
	Name:	T. Michael Miller
	Title:	President and Chief Executive Officer

HOMELAND INSURANCE COMPANY OF NEW YORK
By:	/s/ T. Michael Miller
	Name:	T. Michael Miller
	Title:	President and Chief Executive Officer

ONEBEACON INSURANCE COMPANY
By:	/s/ T. Michael Miller
	Name:	T. Michael Miller
	Title:	President and Chief Executive Officer

ONEBEACON MIDWEST INSURANCE COMPANY
By:	/s/ T. Michael Miller
	Name:	T. Michael Miller
	Title:	President and Chief Executive Officer

PENNSYLVANIA GENERAL INSURANCE COMPANY
By:	/s/ T. Michael Miller
	Name:	T. Michael Miller
	Title:	President and Chief Executive Officer

NORTHERN ASSURANCE COMPANY OF AMERICA
By:	/s/ T. Michael Miller
	Name:	T. Michael Miller
	Title:	President and Chief Executive Officer

TOWER GROUP, INC.
By:	/s/ Michael H. Lee
	Name:	Michael H. Lee
	Title:	Chairman of the Board, President and Chief Executive Officer

EXHIBIT A

FORM OF ACQUIRED BUSINESS ADMINISTRATIVE SERVICES AGREEMENT
by and between
[RENEWAL RIGHTS SELLERS]
and
[TOWER ENTITY]
Effective as of [...], 2010

ACQUIRED BUSINESS ADMINISTRATIVE SERVICES AGREEMENT
     This ACQUIRED BUSINESS ADMINISTRATIVE SERVICES AGREEMENT (this “Agreement”), effective as of [...], 2010 (the “Effective Date”), is entered into by and between [RENEWAL RIGHTS SELLER], a [...] domiciled insurance company (“Company”), and [TOWER ENTITY], a [...] domiciled insurance company (“Administrator”).
RECITALS:
     WHEREAS, OneBeacon Insurance Group, Ltd., OneBeacon Insurance Group, LLC, each Affiliates of Company, and Tower Group, Inc. (“Purchaser”), an Affiliate of Administrator, (among others) have entered into a Purchase Agreement (as defined below) which provides for the parties to enter into this Agreement;
     WHEREAS, Company and Administrator are executing an Acquired Business Reinsurance Agreement concurrently with this Agreement (the “Acquired Business Reinsurance Agreement”), pursuant to which Administrator agrees to reinsure, on a 100% quota share basis, the Insurance Liabilities (as defined in the Acquired Business Reinsurance Agreement) of Company under the Insurance Contracts (as defined in the Acquired Business Reinsurance Agreement), on the terms and conditions set forth therein; and
     WHEREAS, Company wishes to appoint Administrator to provide administrative services with respect to the Insurance Contracts as set forth herein, and Administrator desires to provide such administrative services.
     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     The following terms shall have the respective meanings set forth below throughout this Agreement:
[“Accommodation Policies” shall have the meaning set forth in Section 4.1.] [NTD: Accommodation Policies are only applicable in the Acquired Business Administrative Services Agreement with Camden Fire for the NJ Landlord Protection Policies]
[“Accommodation Policy Termination Date” shall mean [DN: Date which is 15 months from Closing]. [NTD: Accommodation Policy Termination Date is only applicable in the Acquired Business Administrative Services Agreement with Camden Fire for the NJ Landlord Protection Policies]
“Administrative Services” shall have the meaning set forth in Section 2.1.

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“Administrator” shall have the meaning set forth in the introductory paragraph.
“Affiliate” shall have the meaning set forth in the Purchase Agreement.
“Agreement” shall have the meaning set forth in the introductory paragraph.
“Annual Adjustment” shall have the meaning set forth in Section 10.2.
“Applicable Law” shall have the meaning set forth in the Purchase Agreement.
“Acquired Business Reinsurance Agreement” shall have the meaning set forth in the second “Whereas” clause.
“Bank Accounts” shall have the meaning set forth in Section 17.3.
“Business Day” shall have the meaning set forth in the Purchase Agreement.
“Ceded Reinsurance Agreements” shall have the meaning set forth in the Acquired Business Reinsurance Agreement.
“Claim” shall have the meaning set forth in Section 5.1.
“Claimant” shall have the meaning set forth in Section 5.2.
“Commissions” shall have the meaning set forth in the Acquired Business Reinsurance Agreement.
“Company” shall have the meaning set forth in the introductory paragraph.
“Effective Date” shall have the meaning set forth in the introductory paragraph.
“Excluded Liabilities” shall have the meaning set forth in the Acquired Business Reinsurance Agreement.
“Governmental Authority” shall have the meaning set forth in the Purchase Agreement.
“Gross Statutory Reserves” shall have the meaning set forth in the Acquired Business Reinsurance Agreement.
“Impediment” shall have the meaning set forth in the Purchase Agreement.
“Indemnified Party” shall have the meaning set forth in Section 18.2.
“Indemnifying Party” shall have the meaning set forth in Section 18.2.
“Insolvency Fund Quarterly Accounting” shall have the meaning set forth in Section 9.1.
“Legal Proceedings” shall have the meaning set forth in Section 6.1.

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“Person” shall have the meaning set forth in the Purchase Agreement.
“Policyholder” means the holder of an Insurance Contract.
“Post-Closing ECO Claims” shall have the meaning set forth in the Acquired Business Reinsurance Agreement.
“Post-Effective Date Assessments” shall have the meaning set forth in Section 9.1.
“Premium Tax Credit” shall have the meaning set forth in Section 10.2.
“Purchase Agreement” means the Purchase Agreement entered into by and among OneBeacon Insurance Group, Ltd., OneBeacon Insurance Group LLC, OneBeacon America Insurance Company, the Employers’ Fire Insurance Company, The Camden Fire Insurance Association, Homeland Insurance Company of New York, OneBeacon Insurance Company, OneBeacon Midwest Insurance Company, Pennsylvania General Insurance Company and The Northern Assurance Company of America, and Tower Group, Inc., dated as of February ☐, 2010.
“Purchaser” shall have the meaning set forth in the recitals.
“Quarterly Accounting” shall have the meaning set forth in Section 9.1.
“Quarterly Premium Tax Accounting” shall have the meaning set forth in Section 9.1.
“Seller Representative” shall have the meaning set forth in Section 20.6.
“Seller’s Pro Rata Share of Expenses” shall have the meaning set forth in the Acquired Business Reinsurance Agreement.
“Subcontractor” shall have the meaning set forth in Section 20.11.
“Third Party Claim” shall have the meaning set forth in Section 18.2.
“Tier 1 Pre-Closing Claims” shall have the meaning set forth in the Acquired Business Reinsurance Agreement.
“Transition Services Agreement” shall have the meaning set forth in Section 2.2.
ARTICLE II
AUTHORITY
     Section 2.1. Appointment. Subject to Section 2.3, Company hereby appoints Administrator, and Administrator hereby accepts appointment, to provide as an independent contractor of Company, from and after the Effective Date the administrative and other services set forth herein in connection with the administration of the Insurance Contracts (the “Administrative Services”). Company hereby appoints Administrator to act as its exclusive

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agent and in its name as attorney-in-fact with regard to all such matters as are reasonably necessary for purposes of performing the Administrative Services for so long as Administrator is authorized hereunder to provide the Administrative Services. Notwithstanding any other provision of this Agreement to the contrary, Company shall have the right to direct Administrator to perform any action necessary for the Insurance Contracts or the administration thereof or for the Claims or Ceded Reinsurance Agreements to comply with Applicable Law, or to cease performing any action that constitutes a violation of Applicable Law.
     Section 2.2. Provision of Administrative Services. The parties hereby agree that to the extent that any Administrative Services are to be provided by Company or its Affiliates pursuant to the Transition Services Agreement, dated as of the date hereof, by and between OneBeacon Insurance Group LLC and Tower Group, Inc. (the “Transition Services Agreement”), Administrator shall have no obligations to provide such Administrative Services pursuant hereto until Company’s or such Affiliate’s obligation to provide such Administrative Services pursuant to the Transition Services Agreement has terminated in accordance with its terms.
     Section 2.3. Excluded Liabilities. Notwithstanding any other provision of this Agreement to the contrary, except as set forth in Section 5.3 with respect to the administration of Tier 1 Pre-Closing Claims and Post-Closing ECO Claims, in no event shall Administrator be responsible hereunder for providing any services of any nature whatsoever or incurring any liabilities or expenses of any nature whatsoever relating to the Excluded Liabilities.
ARTICLE III
STANDARD FOR SERVICES
     Section 3.1. Standards. (a) Administrator acknowledges that the performance of the Administrative Services in an accurate and timely manner is of paramount importance to Company. All of the Administrative Services shall be performed by Administrator in a competent and professional manner. Without limiting the foregoing, the Administrator shall provide the Administrative Services in accordance with (i) the terms of this Agreement, (ii) Applicable Law, including maintenance by Administrator of all licenses, authorizations, permits and qualifications from Governmental Authorities necessary to perform the Administrative Services required by this Agreement, (iii) the terms of the Insurance Contracts, and (iv) standards of service that, taken as a whole, are at least comparable to those utilized by Affiliates of the Company providing comparable services in providing such services immediately prior to the Effective Date.
          (b) Subject to the provisions of the Transition Services Agreement, Administrator shall at all times maintain sufficient facilities and trained personnel of the kind necessary to perform its obligations under this Agreement in accordance with the performance standards set forth herein.

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ARTICLE IV
RENEWALS OF ADDITIONAL CONTRACTS
     Section 4.1. Insurance Contracts. (a) Subject to the terms and conditions set forth herein, Company agrees that, on and after the Effective Date, Administrator shall have the exclusive authority to (A) renew In-Force Policies (the “Accommodation Policies”); and (B) revise and amend Insurance Contracts utilizing approved forms; provided, however, that the foregoing authority of Administrator with respect to the issuance or renewal of Accommodation Policies shall terminate on the Accommodation Policy Termination Date; provided, further, however, Administrator acknowledges that its authority set forth in (A) Section 4.1 (a) shall terminate with respect to a particular state of the United States or the District of Columbia on the date on which an Impediment for such applicable jurisdiction no longer exists. Notwithstanding the foregoing, the Accommodation Policy Termination Date will be automatically extended with respect to the renewal of any particular Accommodation Policy until such Accommodation Policy can be non-renewed in accordance with Applicable Law.
          (b) With regard to the authority of Administrator set forth in Section 4.1, Administrator shall assume the obligations set forth below:
(i)	Administrator shall assume all responsibility for (A) the provision of all materials to producers, agents and insureds regarding the issuance and renewal of Accommodation Policies, (B) all underwriting necessary or appropriate with respect to the issuance and renewal of Accommodation Policies, (C) the processing of transactions applicable to the issuance and renewal of Accommodation Policies and (D) all other administrative obligations necessary or appropriate with respect to the issuance and renewal of Accommodation Policies.

(ii)	Administrator shall (A) prepare and provide to Policyholders all revisions to the Insurance Contracts that are made due to changes to the applicable contract forms that are required by Applicable Law to be made by Company, or which Administrator elects to make on behalf of Company as permitted by the terms of the Insurance Contracts and this Agreement and (B) prepare and provide all required notices of non-renewal by Company in respect of the Accommodation Policies in accordance with the terms of the Purchase Agreement.
          (c) Administrator shall have the right in its sole discretion to determine and set Commissions payable to producers or agents for the sale, marketing and placement of the Accommodation Policies to the extent permissible under Company’s contracts with such producers and agents.
          (d) Except as provided in the next sentence, each Insurance Contract issued by Administrator in the name of Company after the date hereof shall be issued using rates and on policy forms in use by Company with respect to the Subject Policies in force on the Effective Date; provided that Company shall use its commercially reasonable best efforts and cooperate

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with Administrator to accommodate Administrator’s reasonable requests with respect to rates, forms, underwriting policies and guidelines, pricing and other material terms of Insurance Contracts; provided, further that Administrator shall reimburse Company for any reasonable, third party out-of-pocket costs and expenses incurred by Company in connection with such cooperation. Administrator must obtain the prior written approval of the Company before implementing, or making any filing with respect to the implementation of, any change to the rates, rules or policy forms used by Company with respect to Insurance Contracts, unless such change is required by Applicable Law, such approval not to be unreasonably withheld, conditioned or delayed. Company will be deemed to have approved any proposed change if it fails to object within 20 Business Days of its receipt of notice of such change from or on behalf of Administrator.
     Section 4.2. Communication. In connection with the authority granted to Administrator in this Article IV, Administrator shall have the right, to the extent permitted by Applicable Law, to make such communications with Policyholders and their producers and agents from time to time as are appropriate to promote itself to Policyholders and their producers and agents.
ARTICLE V
CLAIMS HANDLING
          The Administrative Services with respect to Claims shall include the following:
     Section 5.1. Claim Administration Services. Administrator shall acknowledge, consider, review, investigate, deny, settle, pay or otherwise dispose of each claim arising under an Insurance Contract (each, a “Claim” and collectively, the “Claims”). Administrator shall pay from its own funds in accordance with Article XVII all Claims and associated expenses that constitute Insurance Liabilities.
     Section 5.2. Description of Claim Administration Services. Without limiting the foregoing, Administrator shall perform the following services in connection with the Claims, as appropriate:
(i)	provide claimants and their authorized representatives (collectively, “Claimants”) with claim forms and explanatory guidance as required by Applicable Law;

(ii)	establish, maintain and organize claim files and maintain and organize other claims-related records;

(iii)	conduct an investigation of each Claim, including the identification of any coverage issues arising from the facts and circumstances of the Claim;

(iv)	adjust and manage each Claim;

(v)	prepare and distribute to the appropriate recipients any reports required by Applicable Law;

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(vi)	respond to all written or oral claims-related communications as required by Applicable Law; and

(vii)	maintain a complaint log with respect to the Claims in accordance with applicable requirements of Governmental Authorities and provide a copy of such log, continuously updated through the last day of each calendar quarter during the term of this Agreement, to Company on or before the thirtieth day of each calendar quarter covering changes during the preceding calendar quarter.
     Section 5.3. Co-Handled Claims. Notwithstanding anything in this Agreement to the contrary, following notice to Administrator, Company shall have the right to participate fully, at its own expense, in the consideration, review, investigation, denial, settlement, payment or other disposal of Tier 1 Pre-Closing Claims and Post-Closing ECO Claims, including any Legal Proceedings arising therefrom in accordance with Section 6.4. Whether or not Company chooses to so participate, Company shall be liable, and shall promptly reimburse Administrator, for Seller’s Pro Rata Share of Expenses associated with each Tier 1 Pre-Closing Claim and Post-Closing ECO Claim.
ARTICLE VI
REGULATORY AND LEGAL PROCEEDINGS
     Section 6.1. Regulatory Complaints and Proceedings. The Administrator shall:
(i)	promptly notify Company of any Claims or non-Claims payment related complaints, inquiries or proceedings initiated by a Governmental Authority after the Effective Date and involving the Insurance Contracts, Claims or the Ceded Reinsurance Agreements, and prepare and send to the Governmental Authority, with a copy to Company, a response within the Governmental Authority’s requested time frame for response or if no such time frame is provided, within the time frame as allowed by Applicable Law; provided, that the Administrator shall promptly provide such response to the Company for its prior review and comment;

(ii)	except as set forth herein, following receipt of notice thereof, supervise and control the investigation, contest, defense and/or settlement of all complaints, inquiries and proceedings by Governmental Authorities involving the Insurance Contracts, Claims or the Ceded Reinsurance Agreements at its own cost and expense, and in the name of Company when necessary, including those investigations, contests, defenses and settlements initiated prior to the Effective Date and pending on the Effective Date; and

(iii)	on a monthly basis, provide to Company a report in a form mutually agreed by the parties summarizing the nature and status of any such complaints, inquiries or proceedings by Governmental Authorities, the

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alleged actions or omissions giving rise to such complaints, inquiries or proceedings and copies of any files or other documents that Company may reasonably request in connection with its review of these matters.
     Section 6.2. Legal Proceedings. Administrator shall:
(i)	notify Company promptly of any lawsuit, action, arbitration or other dispute resolution proceedings that are instituted or threatened with respect to any matter relating to the Insurance Contracts, Claims or the Ceded Reinsurance Agreements (“Legal Proceeding(s)”), and in no event more than five (5) Business Days after receipt of notice thereof; provided, however, that Administrator’s notification obligations under this clause (i) shall only apply to Legal Proceedings initiated or threatened after the Effective Date;

(ii)	except as set forth herein, following receipt of notice thereof, supervise and control the investigation, contest, defense and/or settlement of all Legal Proceedings at its own cost and expense, and in the name of the Company when necessary, including those Legal Proceedings initiated prior to the Effective Date and pending on the Effective Date; and

(iii)	keep Company fully informed of all material developments of all Legal Proceedings and, on a monthly basis, provide to Company a report summarizing the nature and status of any Legal Proceedings, the alleged actions or omissions giving rise to such Legal Proceedings and copies of any files or other documents that Company may reasonably request in connection with its review of these matters.
     Section 6.3. Notice to Administrator. Company shall give prompt notice to the Administrator of any Legal Proceeding or Claim made or brought against the Company, whether before, on or after the Effective Date, arising under or in connection with the Insurance Contracts, Claims or the Ceded Reinsurance Agreements to the extent known to it and not made against or served on the Administrator or a Subcontractor after the Effective Date, and shall promptly furnish to Administrator copies of all pleadings in connection therewith that are received by Company. The Administrator shall assume the defense of Company.
     Section 6.4. Defense of Regulatory and Legal Proceedings. Notwithstanding anything in this Agreement to the contrary, Company shall have the right to engage in its own separate legal representation, at its own expense, and to participate fully in the defense of any Legal Proceedings or complaints, inquiries or proceedings by Governmental Authorities with respect to the Insurance Contracts, Claims or Ceded Reinsurance Agreements in which Company is a named party without waiving any right to indemnification it may have hereunder or under the Acquired Business Reinsurance Agreement. Administrator and the Company shall reasonably cooperate with each other with respect to the administration of any Legal Proceeding and any such complaint, inquiry or proceeding by Governmental Authorities. Administrator shall not settle or compromise any Legal Proceeding or any such complaint, inquiry or proceeding by Governmental Authorities without the prior written consent of Company, such consent not to be

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unreasonably withheld, conditioned or delayed, unless the settlement or compromise (i) involves only the payment of money damages that are paid in full by Administrator, (ii) does not require an admission or involve a finding of any wrongdoing by or liability of any Person and would have no effect on any other claims that may be made against Company, and (iii) includes a full, unconditional and irrevocable release and does not impose an injunction or other equitable or non-monetary relief upon Company.
ARTICLE VII
NOTIFICATIONS
     Section 7.1. Notification to Policyholders. To the extent required by Applicable Law, Administrator shall and at the Administrator’s election, the Administrator may, send to Policyholders a written notice prepared by Administrator and reasonably acceptable to Company to the effect that Administrator has been appointed by Company to provide Administrative Services. Administrator will include in the above-referenced notices, at a minimum, any changes to the address to which to send claims and related information, premiums, fees and other payments and a toll-free telephone number to call for further information. In addition, Administrator shall prepare and provide to Policyholders all required notices of non-renewal by Company in respect of the Insurance Contracts. Administrator shall send such notices by first class U.S. mail, in all events in accordance with Applicable Law.
ARTICLE VIII
BILLINGS AND COLLECTIONS
     Section 8.1. Billing and Collection Services. Administrator shall assume all responsibility for billing and collecting premiums, fees and other amounts payable with respect to each Insurance Contract, in each case from and after the Effective Date. The risk of loss, theft or destruction of premiums, fees and such other amounts with respect to the Insurance Contracts shall be borne solely by Administrator, except with respect to such premiums, fees or other amounts that come into the possession of Company until such time as such amounts are received by Administrator from Company.
ARTICLE IX
QUARTERLY PREMIUM TAX AND INSOLVENCY FUND ACCOUNTINGS
     Section 9.1. Quarterly Accountings. (a) From and after the Effective Date, within ten (10) Business Days after the end of each calendar quarter that this Agreement is in effect (or more frequently as mutually agreed by the parties), Company shall submit to Administrator a written statement of accounting in a form and containing such information to be agreed upon by the parties hereto (each, an “Insolvency Fund Quarterly Accounting”) setting forth any guaranty fund and involuntary mechanism assessments and similar charges against or payable by Company, to the extent that such assessments constitute Insurance Liabilities (collectively, the “Post-Effective Date Assessments”). If Administrator objects to the amount of an Insolvency Fund Quarterly Accounting, it shall have thirty (30) days following its receipt of such Insolvency

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Funding Quarterly Accounting to notify Company of its objection, unless Company’s time frame for contesting such assessments or charges terminates earlier than the end of such thirty (30) day period, in which case, Administrator shall give notice of its objection no later than five (5) Business Days prior to the last day of such contest period. In the event of such an objection, Administrator and Company shall work in good faith to reach agreement on the amount of the Insolvency Fund Quarterly Accounting as soon as practicable. Within twenty (20) days of reaching such agreement, Administrator shall remit to Company the agreed upon amount of the Insolvency Fund Quarterly Accounting with respect to the Post-Effective Date Assessments. Company agrees to supply Administrator a copy of all supporting data used in preparing the Insolvency Fund Quarterly Accountings.
          (b) In addition, within thirty (30) days after the last day of each calendar quarter that this Agreement is in effect (or more frequently as mutually agreed by the parties), Administrator shall submit to Company a written statement of accounting in a form and containing such information to be agreed upon by the parties hereto (each, a “Quarterly Premium Tax Accounting”, and together with the Insolvency Fund Quarterly Accountings, the “Quarterly Accountings”) setting forth the estimated premium taxes due and arising on account of all collected premiums under the Insurance Contracts attributable to such quarter. Concurrent with the delivery of each Quarterly Premium Tax Accounting, Administrator shall remit to Company the amount set forth on such Quarterly Premium Tax Accounting with respect to such estimated premium taxes, to the extent such premium taxes constitute Insurance Liabilities. Administrator agrees to supply to Company a copy of all supporting data used in preparing the Quarterly Premium Tax Accountings.
     Section 9.2. Adjustments Regarding Quarterly Accountings. In the event that subsequent data or calculations require revision of any of the Quarterly Accountings, the required revision and appropriate payments thereunder shall be made within twenty (20) Business Days after the parties hereto mutually agree as to the appropriate revision.
ARTICLE X
CERTAIN ACTIONS BY COMPANY
     Section 10.1. Filings. From and after the date hereof, Company shall be solely responsible for the preparation and filing of any filings required to be made with any Governmental Authority that relate to Company generally and not just to the Insurance Contracts, including filings with guaranty associations and filings of premium tax returns with taxing authorities. Upon the request of Company, Administrator shall, in a timely fashion in light of the dates such filings by Company are required, provide to Company all information in the possession of Administrator with respect to the Insurance Contracts that may be reasonably required for Company to prepare such filings and tax returns.
     Section 10.2. Annual Adjustment. From and after the date hereof, Company shall pay or provide to Administrator the benefit of any Post-Effective Date Assessments which have been or can be applied to reduce Company’s premium tax liability (“Premium Tax Credits”). Company shall provide to Administrator by March 15 of each year a statement of the amount (the “Annual Adjustment”) of (i) premium taxes due with respect to premiums collected during

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the prior calendar year (to the extent that such premium taxes constitute Insurance Liabilities), less (ii) estimated premium taxes paid by Administrator to Company with respect to such premiums under the provisions of Article IX, less (iii) Premium Tax Credits for the prior calendar year. If Administrator objects to the amount set forth in a statement of Annual Adjustment, it shall have thirty (30) days following its receipt of such statement of Annual Adjustment to notify Company of its objection. In the event of such an objection, Administrator and Company shall work in good faith to reach agreement on the amount to be set forth in the statement of Annual Adjustment as soon as practicable. If Administrator does not dispute the amount set forth in the statement of Annual Adjustment by April 14 of each year, Administrator shall pay to Company the Annual Adjustment, if a positive amount, and Company will pay to Administrator the Annual Adjustment, if a negative amount. If Administrator does dispute the amount set forth in the statement of Annual Adjustment, by (i) May 1 if the dispute is resolved prior to April 14 or (ii) the date which is fifteen (15) days following the resolution of such dispute if such dispute is resolved after April 14 of the applicable year, Administrator shall pay to Company the Annual Adjustment, if a positive amount, and Company shall pay to Administrator the Annual Adjustment, if a negative amount. Company agrees to supply Administrator a copy of all supporting data used in preparation of the Annual Adjustment.
ARTICLE XI
REGULATORY MATTERS AND REPORTING
     Section 11.1. Regulatory Compliance and Reporting. Administrator shall provide on a timely basis information to Company with respect to the Insurance Contracts, Claims and Ceded Reinsurance Agreements to satisfy all current and future informational reporting, prior approval and any other requirements imposed by any Governmental Authority. Upon the request of Company, Administrator shall timely prepare such reports and summaries, including statistical summaries, as are necessary to satisfy any requirements imposed by a Governmental Authority upon Company with respect to the Insurance Contracts, Claims or Ceded Reinsurance Agreements. Among other responsibilities with respect to the foregoing:
(i)	Administrator shall promptly prepare and furnish to Company or, at Company’s election, directly to Governmental Authorities all reports and related summaries (including statistical summaries), certificates of compliance and other reports required or requested by a Governmental Authority with respect to the Insurance Contracts, Claims or Ceded Reinsurance Agreements.

(ii)	Administrator shall assist Company and cooperate with Company in doing all things necessary, proper or advisable, in a commercially reasonable manner in connection with any and all market conduct or other Governmental Authority examinations relating to the Insurance Contracts, Claims or Ceded Reinsurance Agreements.

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     Section 11.2. Reporting and Accounting. Administrator shall assume the reporting and accounting obligations set forth below:
(i)	Within thirty (30) days after the end of each calendar quarter that this Agreement is in effect, Administrator shall provide to Company a report in respect of the Insurance Contracts, Claims and Ceded Reinsurance Agreements for such calendar quarter in the form attached as Schedule A, or in another form mutually acceptable to Company and Administrator (the “Quarterly Report”). Without limiting the foregoing, the Quarterly Report shall include the amount of Gross Statutory Reserves as of the end of such calendar quarter.

(ii)	Administrator shall timely provide notice to Company of (A) any changes in the reserve methodology of Administrator in calculating reserves for the Insurance Contracts or Claims and (B) any significant changes to the Gross Statutory Reserves in respect of the Insurance Contacts that are recommended or deemed appropriate by the Administrator, any of its Affiliates or any third party.

(iii)	On an annual basis, Administrator shall provide Company with actuarial work papers and analysis prepared by a qualified actuary, setting forth such actuary’s unpaid claim estimate relating to loss and loss adjustment expenses in respect of the Insurance Liabilities. The parties shall cooperate in good faith to establish the timing for the provision of such documentation. Administrator shall provide, or cause to be provided, to Company reasonable access to such actuary in connection with Company’s review of such work papers, analysis and estimates.

(iv)	Administrator shall timely provide to Company and Company’s designated independent auditors such additional reports and summaries (and, upon request of Company, detailed supporting records) related to the Insurance Contracts, Claims and Ceded Reinsurance Agreements as may be reasonably required for use in connection with the preparation of Company’s statutory and GAAP financial statements, tax returns and other required financial reports. The parties shall cooperate in good faith to establish the manner and schedule for the providing of such reports.

(v)	For so long as this Agreement remains in effect, upon reasonable notice, Administrator shall from time to time furnish to Company such other reports and information related to the Insurance Contracts, Claims and Ceded Reinsurance Agreements as may be reasonably requested by Company for regulatory, tax, financial reporting or similar purposes and reasonably available to it. At Company’s reasonable request, Administrator shall supply to Company a copy of all supporting information used by Administrator in preparing any Quarterly Report or any other reports, summaries and certifications provided hereunder.

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(vi)	On a monthly basis, provide to Company a report in a form mutually agreed by the parties summarizing deposits and withdrawals from the Bank Accounts and such other information as Company may reasonably request in connection with such Bank Accounts.
ARTICLE XII
MISCELLANEOUS ADMINISTRATIVE SERVICES
     Section 12.1. Miscellaneous Administrative Services. (a) Administrator shall assume the obligations set forth below:
(i)	Administrator shall timely pay, from Administrator’s own funds, to the Policyholders, any refunds of any kind due under the Insurance Contracts to the extent such refunds constitute Insurance Liabilities.

(ii)	Administrator shall have the exclusive authority to manage and administer the Ceded Reinsurance Agreements as relates to the Insurance Contracts, including providing all reports and notices required with regard to the Ceded Reinsurance Agreements to the reinsurers within the time required by the applicable reinsurance agreement and doing all other things necessary to comply with the terms and conditions of the Ceded Reinsurance Agreements. Without limiting the foregoing, Administrator shall timely pay all reinsurance premiums due to reinsurers under the Ceded Reinsurance Agreements and collect from such reinsurers all reinsurance recoverables due thereunder. Notwithstanding the foregoing, Company shall reasonably cooperate with Administrator in the administration of such Ceded Reinsurance Agreements to the extent that Company’s participation is required under the terms of any such Ceded Reinsurance Agreement or is requested by the counterparty to the Ceded Reinsurance Agreement. In no event may the Administrator enter into any new ceded reinsurance agreements on behalf of Company without the Company’s prior written consent.

(iii)	Administrator shall process all policy changes, lapses, cancellations, and reinstatements in accordance with the terms of this Agreement and the express terms of the Insurance Contracts.

(iv)	Administrator shall pay Commissions due under the Insurance Contracts to the extent such Commissions constitute Insurance Liabilities.

(v)	Administrator shall provide all customer service in connection with the Insurance Contracts.

(vi)	Administrator shall provide such other Administrative Services with respect to the Insurance Contracts and Claims as are necessary or appropriate to fully effectuate the purpose of the Purchase Agreement, the

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Acquired Business Reinsurance Agreement and this Agreement, including such Administrative Services as are not performed by or on behalf of Company on the date hereof but the need for which may arise due to changes or developments in Applicable Law or for any other reason.
ARTICLE XIII
BOOKS AND RECORDS
     Section 13.1. Records. Administrator shall keep accurate and complete records, files and accounts of all transactions and matters with respect to the Insurance Contracts, Claims and the Ceded Reinsurance Agreements and the administration thereof in accordance with (i) Applicable Law and (ii) its record management practices in effect from time to time for Administrator’s insurance business not covered by this Agreement, copies of which shall be provided to Company, if any.
     Section 13.2. Access. (a) Following the Effective Date, Administrator shall afford, and will cause its Affiliates to afford, to Company and any of its Affiliates, counsel, accountants or a designated representative, during normal business hours, the right to examine and make copies of the books and records maintained by Administrator pursuant to Section 13.1 for such period as this Agreement is in effect or for as long thereafter as any rights or obligations of Company survives or to the extent that such access may be reasonably required by Company or any of its Affiliates in connection with (i) the preparation of financial statements, (ii) responding to regulatory inquiries or other regulatory purposes, (iii) the preparation of tax returns or in connection with any audit, amended return, claim for refund or any proceeding with respect thereto, (iv) the investigation, arbitration, litigation and final disposition of any claims which may have been or may be made against Company in connection with the Insurance Contracts or which Company may make with respect to the Insurance Contracts, excluding in each case claims made by or against Administrator or its Affiliates, or (v) any other reasonable business purpose. Each of Company and its Affiliates, at its own cost and expense, shall have the right to duplicate all books and records relating to the Insurance Contracts. Administrator will not, and will cause its Affiliates to not, dispose of, alter or destroy any such books and records and other materials other than in accordance with Administrator’s books and records retention policy as may be amended from time to time but in any case for at least seven (7) years after the termination or expiration of all Insurance Contracts or as otherwise required under the Purchase Agreement. Except as set forth in the Purchase Agreement, all such books and records pertaining to the Insurance Contracts shall remain the property of Company; provided that Administrator may keep a copy of such books and records subject to its normal records retention policies.
          (b) Following the Effective Date, Company shall afford, and will cause its Affiliates to afford, to Administrator and any of its Affiliates, counsel, accountant or a designated representative, during normal business hours, the right to examine and make copies of any books and records retained by Company or its Affiliates which relate to the Insurance Contracts or which are otherwise relevant to the Insurance Contracts for such period as this Agreement is in effect or for as long thereafter as any rights or obligations of Administrator survives or to the extent that such access may be reasonably required by Administrator or any of

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its Affiliates in connection with (i) the preparation of financial statements, (ii) responding to regulatory inquiries or other regulatory purposes, (iii) the preparation of tax returns or in connection with any audit, amended return, claim for refund or any proceeding with respect thereto, (iv) the investigation, arbitration, litigation and final disposition of any claims which may have been or may be made against Administrator or its Affiliates in connection with the Insurance Contracts or which Administrator or its Affiliates may make with respect to the Insurance Contracts, excluding in each case claims made by or against Company or its Affiliates, or (v) any other similar, reasonable business purpose. Each of Administrator and its Affiliates, at its own cost and expense, shall have the right to duplicate all such books and records relating to the Insurance Contracts. Company will not, and will cause its Affiliates to not, dispose of, alter or destroy any such books and records and other materials other than in accordance with Company’s books and records retention policy as may be amended from time to time but in any case for at least seven (7) years after the termination or expiration of all Insurance Contracts or as otherwise required under the Purchase Agreement.
ARTICLE XIV
COOPERATION
     Section 14.1. Cooperation. Each party shall cooperate to the extent reasonably possible with the other party and take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind which may be reasonably necessary to carry out any provisions of this Agreement and to effectuate the intention of the parties under the Acquired Business Reinsurance Agreement, the Purchase Agreement and this Agreement.
ARTICLE XV
PRIVACY REQUIREMENTS
     Section 15.1. Use of Confidential Information. Company and Administrator acknowledge that they will have access to confidential and proprietary information concerning the other party and its businesses, which information is not readily available to the public, and acknowledge that Company and Administrator have taken and will continue to take reasonable actions to ensure such information is not made available to the public. For the avoidance of doubt, Company and Administrator acknowledge that the possession, use and disclosure of such confidential information are subject to the restrictions set forth in Section 6.3 of the Purchase Agreement.
     Section 15.2. Privacy Requirements. Each party acknowledges that pursuant to Applicable Law regarding privacy (“Privacy Laws”), Company is required to obtain certain undertakings from Administrator with respect to the privacy, use and protection of Personally Identifiable Information. Notwithstanding anything to the contrary contained herein, Administrator covenants that, with respect to any Personally Identifiable Information, Administrator, its Affiliates and their respective Subcontractors shall (a) comply with all applicable Privacy Laws; (b) keep all Personally Identifiable Information confidential and not disclose or use any Personally Identifiable Information except only to the extent necessary to exercise its rights or perform its obligations hereunder; (c) when acting as a data processor, only

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process Personally Identifiable Information in accordance with the instructions of Company; (d) except with respect to the provision of Administrative Services hereunder or as otherwise agreed by the parties, not disclose any Personally Identifiable Information to any other Person without the prior written consent of Company and an agreement in writing from such other Person to comply, among other things, with the terms of this Section 15.2 and (e) maintain (and shall cause all third Persons consented to by the other party to receive Personally Identifiable Information in accordance with the foregoing subsection (d) to maintain) adequate administrative, technical and physical safeguards to ensure the security and confidentiality of all Personally Identifiable Information, provided that Subcontractors involved in the performance of Administrative Services as of the Effective Date shall not be required to comply with the foregoing requirements in this subsection (e) until March 1, 2012. “Personally Identifiable Information” means any information received by Administrator from Company in connection with the performance of Administrator’s obligations hereunder (a) from which an individual may be identified; (b) concerning an individual that would be considered “nonpublic personal information” within the meaning of Title V of the Gramm-Leach Bliley Act of 1999 and the regulations promulgated thereunder or (c) any other information of or relating to an individual that is protected from disclosure by applicable Privacy Laws.
ARTICLE XVI
CONSIDERATION FOR ADMINISTRATIVE SERVICES
     Section 16.1. Consideration. Apart from the performance by Company of its obligations under the Purchase Agreement and the Acquired Business Reinsurance Agreement, there shall be no fee or other consideration due to Administrator for performance of the Administrative Services under this Agreement.
ARTICLE XVII
BANK ACCOUNT; USE OF COMPANY MARKS
     Section 17.1. Direct Payment. At its option, Administrator may pay Claims directly to Policyholders or Claimants of the Insurance Contracts out of its own accounts or out of accounts established by Administrator in the name of Company pursuant to Section 17.2 hereof. For the avoidance of doubt, any such direct payment to a Policyholder or a Claimant of an Insurance Contract shall, to the extent of such payment, discharge any obligation of Administrator to make such payment to Company under the Acquired Business Reinsurance Agreement in respect of such Claim.
     Section 17.2. Bank Accounts. To the extent required by Applicable Law for the Administrator to make direct payment of Claims to Policyholders or Claimants of the Insurance Contracts, Administrator may establish and maintain separate accounts in the name of the Company with banking institutions to provide the Administrative Services (the “Bank Accounts”). Administrator shall have exclusive authority over the Bank Accounts including, without limitation, the exclusive authority to (a) designate the authorized signatories on the Bank Accounts, (b) issue drafts on and make deposits in the Bank Accounts in the name of Company

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and (c) make withdrawals from the Bank Accounts. At Administrator’s request, Company shall do all things reasonably necessary to enable Administrator to open, maintain and access the Bank Accounts including, without limitation, executing and delivering such depository resolutions and other documents as may be requested from time to time by the banking institutions. The Company agrees that without Administrator’s prior written consent it shall not make any changes to the authorized signatories on the Bank Accounts nor attempt to withdraw any funds therefrom. Administrator shall provide and own all funds deposited in the Bank Accounts. To the extent permitted by Applicable Law, Administrator may pay Claims directly to Policyholders or Claimants of the Insurance Contracts on check stock of Administrator.
     Section 17.3. Trademarks and Letterhead.
          (a) Company hereby grants to Administrator a non-exclusive, royalty-free, non-transferable right and license to use Company’s trademarks (the “Trademarks”) solely in connection with the performance of the Administrative Services for the limited uses of providing the Administrative Services. The foregoing license is sub-licensable to Administrator’s subcontractors engaged pursuant to Section 20.11. The Administrator’s use (or its subcontractors’ use) of the Trademarks, and the provision of services in connection therewith shall (i) be of a consistently high standard of quality, style and appearance commensurate with the standards for quality, style and appearance associated with Company’s use of the Trademarks and provision of services in connection therewith, and (ii) conform to the quality standards set forth on Schedule B attached hereto, as amended from time to time by Company. The Administrator’s use (or its Subcontractors’ use) of the Trademarks and all goodwill associated therewith shall inure solely to the benefit of and be on behalf of Company.
          (b) Company shall make available to Administrator, at the sole expense of Administrator, such letterhead, printed forms and other documents of Company as may be reasonably required by Administrator to perform the Administrative Services. Upon termination of this Agreement, Administrator shall promptly return to Company all such unused letterhead, printed forms and other documents held by it.
ARTICLE XVIII
INDEMNIFICATION
     Section 18.1. Indemnification. (a) As used in this Article XVIII, “Loss” and/or “Losses” shall mean any and all liabilities, obligations, losses, claims, costs, expenses (including reasonable attorneys’ and accountants’ fees and expenses), judgments, settlements, deficiencies, damages, fines and demands, including interest, taxes and additions and penalties with respect thereto, but excluding any punitive damages (other than any punitive damages paid or payable to a third party).
          (b) Administrator agrees to indemnify and hold harmless Company and any of its directors, officers, employees, agents, representatives and Affiliates (and the directors, officers, employees, agents and representatives of such Affiliates) from any and all Losses arising out of or caused by any actual or alleged: (i) fraud, theft or embezzlement by directors, officers, employees, agents, subcontractors, successors or assigns of Administrator during the

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term of this Agreement; (ii) failure, either intentional or unintentional, of Administrator to properly perform the services or take the actions required by this Agreement, including the failure to properly process, evaluate and pay claims or to comply with disbursement requests in accordance with the terms of this Agreement; (iii) acts of negligence or willful misconduct committed by directors, officers, employees, agents, subcontractors, successors or assigns of Administrator during the term of this Agreement; or (iv) failure of Administrator to comply with Applicable Law during the term of this Agreement, other than, in the case of (i), (ii), (iii) or (iv), any failure on the part of Administrator caused by the action or inaction of Company or any of its Affiliates except any action or inaction on the part of Company or its Affiliates taken at the specific direction or specific request of Administrator or its Affiliates or with the specific approval of Administrator or its Affiliates.
          (c) Company agrees to indemnify and hold harmless Administrator and any of its directors, officers, employees, agents, representatives and Affiliates (and the directors, officers, employees, agents and representatives of such Affiliates) from any and all (i) Excluded Liabilities, and (ii) Losses arising out of or caused by any actual or alleged: (A) fraud, theft or embezzlement by directors, officers, employees, agents, successors or assigns of Company during the term of this Agreement; (B) failure, either intentional or unintentional, of Company to take the actions required by this Agreement; (C) acts of negligence or willful misconduct committed by directors, officers, employees, agents, successors or assigns of Company during the term of this Agreement; or (D) failure of Company to comply with Applicable Law during the term of this Agreement, other than, in the case of (A), (B), (C), or (D) of clause (ii), any failure on the part of Company caused by the action or inaction of Administrator or any of its Affiliates, except any action or inaction on the part of Administrator or its Affiliates taken at the specific direction of Company pursuant to Section 2.1 or otherwise at the specific written request or with the specific written approval of Company or its Affiliates.
     Section 18.2. Indemnification Procedures. (a) In order for a party (the “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by, or an action, proceeding or investigation instituted by, any Person not a party to this Agreement (a “Third Party Claim”), such Indemnified Party must notify the other party (the “Indemnifying Party”) in writing, and in reasonable detail, of the Third Party Claim within ten (10) Business Days after such Indemnified Party learns of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) Business Days after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.
          (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed

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by the Indemnifying Party. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnifying Party shall have no liability with respect to any compromise or settlement of such claims effected without its written consent (such consent not to be unreasonably withheld or delayed); the Indemnifying Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed) unless (A) there is no finding or admission of any violation of Applicable Law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and a full and complete release is provided to the Indemnified Party.
          (c) The provisions of this Article XVIII shall survive the termination of this Agreement.
     Section 18.3. Procedures for Direct Claims. In the event any Indemnified Party shall have a claim for indemnity against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall promptly deliver notice of such claim to the Indemnifying Party. Such notice referred to in the preceding sentence shall state the relevant facts and include therewith relevant documents and a statement in reasonable detail as to the basis for the indemnification sought. The failure by any Indemnified Party so to notify the Indemnifying Party in a timely manner shall not be deemed a waiver of the Indemnified Party’s right to indemnification with respect to any claim made pursuant to this Section 18.3, other than to the extent that such failure actually prejudices the Indemnifying Party.
ARTICLE XIX
DURATION; TERMINATION
     Section 19.1. Duration. This Agreement shall continue with respect to each Insurance Contract and Claim until no further Administrative Services are required to be performed hereunder by Administrator in respect of such Insurance Contract or Claim, unless it is earlier terminated under Section 19.2.
     Section 19.2. Termination. (a) This Agreement is subject to immediate termination at the option of Company, upon written notice to Administrator, on the occurrence of any of the following events:
(i)	Commencement of a voluntary or involuntary proceeding in any jurisdiction by or against Administrator for the purpose of conserving, rehabilitating or liquidating Administrator;

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(ii)	There is a material breach by the Administrator of any term or condition of this Agreement that is not cured by the Administrator within thirty (30) days after receipt of written notice from Company of such breach or act;

(iii)	Any license required to be held by Administrator to provide the Administrative Services shall be revoked or the Administrator shall fail to obtain such license; or

(iv)	Administrator is unable to perform the services required under this Agreement for a period of thirty (30) consecutive days for any reason.
          (b) This Agreement may be terminated at any time upon the mutual written consent of the parties hereto, which writing shall state the effective date of termination.
          (c) In the event that this Agreement is terminated under Section 19.2(a), Administrator shall promptly select a third-party administrator to perform the services required by this Agreement. Company shall have the right to consent to any such administrator selected by Administrator, such consent not to be unreasonably withheld. If Administrator fails to so select an administrator pursuant to this Section 19.2(c), Company shall select the administrator which may be Company or an Affiliate. In either case, Administrator shall pay all fees and charges imposed by the selected administrator and shall bear all transition costs associated with the transition of the performance of the services required under this Agreement to such administrator.
          (d) In the event that this Agreement is terminated pursuant to Section 19.2, Administrator shall cooperate fully in the transfer of services and the books and records maintained by Administrator pursuant to this Agreement (or, where appropriate, copies thereof) to the third-party administrator or Company (or an Affiliate) chosen pursuant to Section 19.2(c), or as otherwise agreed in the event of a termination pursuant to Section 19.2(b), as applicable, so that such third-party administrator or Company (or an Affiliate), as the case may be, will be able to perform the services required under this Agreement without interruption following termination of this Agreement.
ARTICLE XX
MISCELLANEOUS PROVISIONS
     Section 20.1. No Strict Construction Against the Drafter. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event that any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
     Section 20.2. Waivers and Amendments; Remedies. This Agreement may not be amended, superseded, canceled, renewed or extended, and the terms hereof may not be waived, except by a written instrument signed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any

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party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.
     Section 20.3. Entire Agreement. This Agreement, the Purchase Agreement and the other Ancillary Agreements (as defined in the Purchase Agreement) constitute the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and supersede all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof and thereof.
     Section 20.4. Interpretation.
          (a) The Exhibits and Schedules to this Agreement that are specifically referred to herein are a part of this Agreement as if fully set forth herein. When reference is made in this Agreement to any Section, Exhibit or Schedule, such reference is to a Section, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.
          (b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The words “hereof”, “herein”, “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to “dollars” or “$“are to lawful currency of the United States. References to periods “from” or “through” any date mean, unless otherwise specified, from and including or through and including, respectively. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.
     Section 20.5. Notices. All notices and other communications hereunder will be in writing, will be given by one or more of the following means and will be deemed given: (a) when delivered, if delivered in person, (b) upon confirmation of receipt, if transmitted by facsimile, or (c) on the Business Day on which delivered by an express courier (with confirmation) (or, if not delivered by on a Business Day, on the next Business Day), if delivered, in each case to a party at its address listed below (or at such other address as such party shall deliver to the other party by like notice):

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To Company, to the Seller Representative at:

OneBeacon Insurance Group, Ltd.
1 Beacon Lane
Canton, MA 02021
Attention: Bradford W. Rich
     Senior Vice President and General Counsel
With a concurrent copy to:
Mayer Brown LLP
71 S. Wacker Drive
Chicago, IL 60606
Facsimile: (312) 701-7711
Attention: Edward S. Best
     Andrew J. Noreuil
To Administrator:
Tower Group, Inc.
120 Broadway, 31st Floor
New York, NY 10271
Attention: General Counsel
With a concurrent copy to:
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019
Facsimile: (212) 259-6333
Attention: Jeffrey S. MacDonald
     Elizabeth B. Bannigan
          Section 20.6. Seller Representative. Company and Administrator agree and acknowledge that, pursuant to the Purchase Agreement, Company has appointed OneBeacon Insurance Group LLC as its representative (OneBeacon Insurance Group LLC, in such capacity, the “Seller Representative”), among other things, for the purposes of sending or receiving notices and reports and taking any other actions required by or permitted of Company under this Agreement, and that the Seller Representative has accepted such appointment.
     Section 20.7. Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior written consent of all other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     Section 20.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the

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same agreement, it being understood that all of the parties need not sign the same counterpart. Delivery of an executed counterpart by facsimile or other means of electronic transmission will have the same effect as manual delivery thereof.
          Section 20.9. Governing Law.
          (a) This Agreement and any dispute arising out of this Agreement will in all respects be construed in accordance with and governed by the laws of the State of New York applicable to contracts made in the State of New York to be performed in the State of New York.
          (b) Any proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction located in New York City and, by execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.
     Section 20.10. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.10.
     Section 20.11. Subcontracting. Administrator reserves the right to subcontract any Administrative Service to Affiliates and unaffiliated third parties (each a “Subcontractor”); provided, that (i) any Administrative Service provided by a Subcontractor shall be performed in accordance with the standards set forth in Article III of this Agreement, (ii) Administrator shall remain liable for compliance of such Subcontractors in all respects with the terms and conditions of this Agreement, and for all acts and omissions of such Subcontractors and their personnel and (iii) the appointment of any Subcontractor that is not an Affiliate of Administrator shall be subject to the prior written consent of Company, which consent shall not be unreasonably withheld, except if such Subcontractor (a) is being used immediately prior to the Closing Date by Administrator or Purchaser or their respective Affiliates for similar services in respect of similar lines of insurance business to the Insurance Contracts or (b) is an appropriately licensed claims adjustor.

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IN WITNESS WHEREOF, Company and Administrator have executed this Administrative Services Agreement as of the date first above written.

[RENEWAL RIGHTS SELLER]
By:
Name:
Title:

[TOWER ENTITY]
By:
Name:
Title:

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SCHEDULE A
QUARTERLY REPORT
[Drafting Note: Form of Quarterly Report to be prepared by Purchaser and Seller between signing and Closing.]

SCHEDULE B
Trademark Quality Standards
Administrator’s right to use the Trademarks is limited to the uses described in Section 17.2(a) of the Agreement and is valid only in conjunction with such use. Administrator shall use the Trademarks in the exact form provided to the Administrator by the Company, using the exact colors provided or a black and white image, and shall not modify or alter the Trademarks in any way or combine them with any other trademarks, words or images. Administrator shall comply with any other usage instructions provided by the Company, from time to time, including ownership disclosures. Administrator shall not use or allow others to use the Trademarks in any way which would tend to allow them to become generic, lose their distinctiveness, mislead the public, or be materially detrimental to or inconsistent with the good name or goodwill of the Company or its goods, products or services. Administrator specifically agrees not to use the Trademarks in connection with any unlawful activities or any pornographic, racist, sexist or discriminatory materials or publications. Administrator shall immediately notify the Company in the event Trademarks are used in violation of this Agreement.

EXHIBIT B

FORM OF ACQUIRED BUSINESS REINSURANCE AGREEMENT
by and between
[RENEWAL RIGHTS SELLER]
and
[TOWER ENTITY]
Dated as of [  ], 2010

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ACQUIRED BUSINESS REINSURANCE AGREEMENT
          This ACQUIRED BUSINESS REINSURANCE AGREEMENT (this “Agreement”), dated as of [...], 2010, is made` by and between [Renewal Rights Seller], a [...] domiciled insurance company (“Seller”), and [Tower Entity], a [...] domiciled insurance company (“Reinsurer”).
          WHEREAS, OneBeacon Insurance Group, Ltd., OneBeacon Insurance Group LLC, each Affiliates of Seller, Seller and Tower Group, Inc., an Affiliate of Reinsurer, (among others) have entered into the Purchase Agreement (as defined below) which provides for the parties to enter into this Agreement;
          WHEREAS, Seller has agreed to cede, and Reinsurer has agreed to reinsure, on a 100% quota share basis, the Insurance Liabilities (as defined below) of Seller under the Insurance Contracts (as defined below), on the terms and conditions set forth herein; and
          WHEREAS, Seller desires that Reinsurer perform administrative functions on behalf of Seller with respect to the Insurance Contracts and Reinsurer has agreed to provide such services pursuant to the terms of the Administrative Services Agreement (as defined below);
          NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
          The following terms shall have the respective meanings set forth below throughout this Agreement:
          [“Accommodation Policies” shall have the meaning set forth in the Purchase Agreement.][NTD: Accommodation Polices will only be applicable in the Acquired Business Reinsurance Agreement with Camden Fire for the NJ Landlord Protection Policies]
          “Administrative Services Agreement” means the Acquired Business Administrative Services Agreement entered into by and between Reinsurer and Seller dated as of the date hereof.
          “Administrator” shall have the meaning set forth in the Administrative Services Agreement.
          “Affiliate” shall have the meaning set forth in the Purchase Agreement.
          “Agreement” means this Acquired Business Reinsurance Agreement.
          “Applicable Law” shall have the meaning set forth in the Purchase Agreement.
          “Business Day” shall have the meaning set forth in the Purchase Agreement.

          “Ceded Reinsurance Agreements” means, to the extent that such treaties or agreements relate to the Insurance Liabilities, (a) all reinsurance and retrocession treaties and agreements to which Seller or any of its Affiliates is a ceding party that were in force on the date of the Purchase Agreement or were entered into by Seller between the date of the Purchase Agreement and the date hereof in accordance with the terms of the Purchase Agreement and (b) any such treaty or agreement that is terminated or expired but under which Seller may continue to receive reinsurance coverage, including, without limitation, the reinsurance agreements listed in Schedule A.
          “Closing Date” shall have the meaning set forth in the Purchase Agreement.
          “Commissions” means all commissions, expense allowances, and other fees and compensation owed to producers.
          “Effective Date” shall have the meaning set forth in Article II hereof.
          “Excluded Liabilities” means (a) premium taxes due in respect of premiums written prior to the Effective Date; (b) any assessment or similar charges in connection with guaranty fund or risk pool participation other than those set forth in clause (d) to the definition of “Insurance Liabilities”; (c) premiums, payments or other consideration (including profit sharing commissions due under the Ceded Reinsurance Agreements) due under Ceded Reinsurance Agreements other than those set forth in clause (f) to the definition of “Insurance Liabilities”; (d) Commissions payable with respect to the Insurance Contracts in respect of premium written prior to the Effective Date; (e) returns or refunds of premiums payable prior to the Effective Date; (f) any Seller Extra Contractual Obligations; (g) any Seller’s Pro Rata Share of Expenses and (h) all Liabilities (as defined in the Purchase Agreement) arising our of or relating to Specified Litigation (as defined in the Purchase Agreement).
          “Excluded Profit Commission” means as to the Ceded Reinsurance Agreements (i) 100% of any profit commission or similar payment payable to Seller in respect of the 2009 HO Quota Share Reinsurance Agreement (as defined in the Purchase Agreement), and (ii) a pro rata share of any such profit commission or similar payment in respect of the 2010 HO Quota Share Reinsurance Agreement (as defined in the Purchase Agreement) based upon the number of days prior to the Effective Date and the number of days from and after the Effective Date. For example, if a profit commission is payable in respect of an accident year ending on December 31, 2010 and the Effective Date is July 1, 2010, the Excluded Profit Commission shall include one-half of the total profit commission for such accident year.
          “Expenses” means all expenses paid or payable by Reinsurer as Administrator to third parties in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of claims or judgments arising from each and every loss for which Seller is or may be found liable under a Post-Closing ECO Claim or a Tier 1 Pre-Closing Claim. “Expense” includes, but is not limited to, the following paid or payable amounts: loss adjustment expenses, defense costs, court costs, supersedeas and appeal bond costs, post or prejudgment interest or delayed damages, attorneys’ fees and expenses, claim-specific declaratory judgment expenses, expenses of outside adjusters or outside third party administrators.

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          “Expired Policies” shall have the meaning set forth in the Purchase Agreement.
          “Extra Contractual Obligations” means all liabilities in excess of policy limits for compensatory, consequential, exemplary, punitive or other special or similar damages which relate to any alleged or actual act, error, omission or other event in connection with any settlement, defense, investigation or handling of any claims under any Insurance Contract, whether prior to, on or after the Closing Date.
          “Final Statutory Reserves” shall have the meaning set forth in Section 5.01(a)(vi).
          “Governmental Authority” shall have the meaning set forth in the Purchase Agreement.
          “Gross Statutory Reserves” means, as of any given date, the gross statutory reserves of Seller with respect to the Insurance Liabilities, including loss reserves (including case reserves and reserves for losses incurred but not reported), loss adjustment expense reserves and unearned premium reserves, calculated in accordance with SAP, without giving effect to this Agreement or any Ceded Reinsurance Agreement.
          “Independent Consultant” shall have the meaning set forth in Section 5.01(a)(v).
          “In-Force Policies” shall have the meaning set forth in the Purchase Agreement.
          “Initial Reinsurance Premium” shall have the meaning set forth in Section 5.1.
          “Insurance Contracts” means, collectively, the Expired Policies, the In-Force Policies [and the Accommodation Policies], in each case, written by or on behalf of Seller.
          “Insurance Liabilities” means the following liabilities of Seller, in each case, excluding the Excluded Liabilities and net of amounts actually collected on or after the Effective Date under the Ceded Reinsurance Agreements, except to the extent that such amounts collected under the Ceded Reinsurance Agreements relate to Seller Extra Contractual Obligations or relate to the business of Seller other than the Insurance Contracts: (a) all liabilities arising under the Insurance Contracts, including all liabilities for unpaid claims and incurred but not reported claims, whether incurred before, on or after the Effective Date; (b) all loss adjustment expenses and expense reimbursement amounts arising out of or relating to the Insurance Contracts; (c) premium taxes due in respect of premiums written on or after the Effective Date with respect to the Insurance Contracts; (d) assessments and similar charges with respect to the Insurance Contracts in connection with the participation by Seller or Reinsurer, whether voluntary or involuntary, in any guaranty association or risk pool established or governed by any state or other jurisdiction, for events occurring after the Effective Date; (e) Commissions payable with respect to the Insurance Contracts in respect of premiums written on or after the Effective Date; (f) premiums, payments, fees or other consideration (including profit sharing commission) or amounts due for reinstatements of coverage on or after the Effective Date under any Ceded Reinsurance Agreements with respect to Insurance Contracts; (g) all liabilities for amounts payable on or after the Effective Date for returns or refunds of premiums with respect to the Insurance Contracts; and (h) all liabilities arising out of Reinsurer Extra Contractual Obligations

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with respect to Insurance Contracts. For the avoidance of doubt, Reinsurer assumes the risk that reinsurance under the Ceded Reinsurance Agreements is not collected.
          “Loss” shall have the meaning set forth in Section 12.1.
          “Net Statutory Reserves” means, as of any given date, the net statutory reserves (net of third party reinsurance) of Seller with respect to the Insurance Liabilities, including loss reserves (including case reserves and reserves for losses incurred but not reported), loss adjustment expense reserves and unearned premium reserves, calculated in accordance with SAP, without giving effect to any reinsurance arrangements with Seller’s Affiliates.
          “Person” shall have the meaning set forth in the Purchase Agreement.
          “Policyholder” means the holder of an Insurance Contract.
          “Post-Closing ECO Claim” means a Claim that is reported after the Closing Date but prior to the end of the 90 day period immediately following the Closing Date that involves an actual or alleged act, error, omission or other event occurring prior to the Closing that Reinsurer reasonably believes could give rise to Extra Contractual Obligations.
          “Proposed Statutory Reserves Calculation” shall have the meaning set forth in Section 5.1(a)(i).
          “Purchase Agreement” means the Purchase Agreement entered into by and among OneBeacon Insurance Group, Ltd., OneBeacon Insurance Group LLC, OneBeacon America Insurance Company, The Employers’ Fire Insurance Company, The Camden Fire Insurance Association, Homeland Insurance Company of New York, OneBeacon Insurance Company, OneBeacon Midwest Insurance Company, Pennsylvania General Insurance Company and The Northern Assurance Company of Maine, and Tower Group, Inc., dated as of [ ], 2010.
          “Reference SAP Balance Sheet” shall have the meaning set forth in the Purchase Agreement.
          “Reinsurer” shall have the meaning set forth in the introductory paragraph hereof.
          “Reinsurer Extra Contractual Obligations” means all Extra Contractual Obligations, excluding (i) Seller Extra Contractual Obligations and (ii) liabilities resulting from the act, error, omission of Seller after the Closing Date other than as provided for in the prior written consent or direction of Reinsurer as Administrator under the Administrative Services Agreement.
          “Reinsurer Indemnitees” shall have the meaning set forth in Section 12.2.
          “SAP” means statutory accounting principles prescribed by Seller’s domiciliary insurance regulator applied on a consistent basis throughout the periods involved.
          “Seller” shall have the meaning set forth in the introductory paragraph hereof.

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          “Seller Extra Contractual Obligations” means (i) with respect to a Post-Closing ECO Claim, (a) all Extra Contractual Obligations in excess of the product of 2 times the applicable policy limits of the underlying Insurance Contact that gave rise to such Claim and (b) Seller’s Pro Rata Share of Expenses in respect of such Post-Closing ECO Claim; and (ii) with respect to a Tier 1 Pre-Closing Claim, (a) all Extra Contractual Obligations in excess of the applicable policy limits of the underlying Insurance Contract that gave rise to such Claim and (b) Seller’s Pro Rata Share of Expenses in respect of such Tier 1 Pre-Closing Claim.
          “Seller Indemnitees” shall have the meaning set forth in Section 12.1.
          “Seller Representative” shall have the meaning set forth in Section 13.6.
          “Seller’s Pro Rata Share of Expenses” means, with respect to Tier 1 Pre-Closing Claims and Post-Closing ECO Claims, the product of (i) 100% of all Expenses incurred in respect of such Claim and (ii) the fraction, the denominator of which is 100% of the Claim payment made in respect of such Claim, and the numerator of which is the portion of such payment that constitutes Seller Extra Contractual Obligations.
          “Termination Account” shall have the meaning set forth in Section 8.8.
“Tier 1 Pre-Closing Claims” shall have the meaning set forth in the Purchase Agreement.
          “Trust Account” shall have the meaning set forth in Section 8.2.
          “Trust Agreement” shall have the meaning set forth in Section 8.2.
          “Trustee” shall have the meaning set forth in Section 8.2.
ARTICLE II
BUSINESS REINSURED
          Upon the terms and subject to the conditions and other provisions of this Agreement, effective as of 12:01 a.m., Eastern time, on [...], 2010 (the “Effective Date”), Seller hereby cedes as reinsurance to Reinsurer, and Reinsurer hereby assumes as reinsurance, on an indemnity basis, a 100% quota share participation in, the Insurance Liabilities outstanding as of the Effective Date or arising thereafter. This Agreement shall remain in effect until the natural expiry of all obligations of Seller under the Insurance Contracts and until all obligations of either party hereunder have been discharged in full.
ARTICLE III
TERRITORY
          The territorial limits of this Agreement shall be identical with those of the Insurance Contracts.

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ARTICLE IV
ADMINISTRATION; CHANGES
          Section 4.1. Administration. Pursuant to the Administrative Services Agreement, from and after the date hereof, Reinsurer shall administer the Insurance Contracts on behalf of Seller.
          Section 4.2. Contract Changes. Except as directed by Reinsurer or as performed by Reinsurer acting on behalf of Seller in Reinsurer’s capacity as the Administrator under the Administrative Services Agreement, Seller, on its own initiative, shall not change the terms or conditions of any Insurance Contract. If the Insurance Liabilities under any of the Insurance Contracts are changed (A) because of changes made on or after the Effective Date in the terms and conditions of the Insurance Contracts effected by Reinsurer acting pursuant to the Administrative Services Agreement or (B) by reason of the requirements of any Governmental Authority or otherwise required by Applicable Law, Reinsurer will share proportionately, on a 100% quota share basis, in such changes, and Seller and Reinsurer will make all appropriate adjustments to amounts due each other under this Agreement. With respect to any change required by reason of the requirement of any Governmental Authority or otherwise required by Applicable Law, Seller shall, to the extent practicable, prior to the effectiveness of any such change, promptly notify Reinsurer of such proposed change and afford Reinsurer (at the Reinsurer’s sole cost and expense) the opportunity, to the extent practicable, to object to such change under applicable administrative procedures (both formal and informal).
          Section 4.3. Follow the Fortunes. Reinsurer’s liability shall attach simultaneously with that of Seller and shall be subject in all respects to the same risks, terms, conditions, interpretations, waivers, modifications, alterations, and cancellations as those of Seller under the Insurance Contract other than the Excluded Liabilities, the true intent of this Agreement being that Reinsurer shall, subject to the terms, conditions, and limits of this Agreement, follow the fortunes of Seller with respect thereto; provided, however, that this Section shall not be construed to expand the liability of Reinsurer beyond what is specifically assumed under this Agreement.
          Section 4.4. Accounting. Pursuant to and in accordance with the terms of the Administrative Services Agreement, Reinsurer will provide to Seller accounting and settlement reports as to the Insurance Contracts.
          Section 4.5. Financial Information. In order to assist Seller in satisfying its financial reporting requirements, Reinsurer shall provide Seller with such financial and informational reports as specified in the Administrative Services Agreement.
          Section 4.6. Losses and Loss Adjustment Expenses. All claims and losses shall be adjusted, settled or compromised in accordance with the terms of the Administrative Services Agreement. All such settlements, compromises, and adjustments, including those involving coverage issues and/or the resolution of whether such claims or losses are required by law, regulation, or regulatory authority to be covered (or not to be excluded thereunder), shall be binding on Seller and Reinsurer.

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ARTICLE V
CONSIDERATION; CEDED REINSURANCE AGREEMENTS
          Section 5.1. Consideration. (a) As consideration for the reinsurance hereunder, on the Closing Date, Seller shall transfer to the Trustee for deposit to the Trust Account on behalf of Reinsurer cash equal to 100% of the Net Statutory Reserves as estimated by Seller as of the end of the last day of the month immediately preceding the month in which the Closing Date occurs (or, if the Closing Date occurs on or before the 15th day of a month, as of the end of the last day of the month that is second month immediately preceding the month in which the Closing Date occurs) (the “Initial Reinsurance Premium”). The calculation of the Initial Reinsurance Premium shall be determined in a manner consistent with the preparation of the Estimated Statutory Balance Sheet (as defined in the Purchase Agreement). The Initial Reinsurance Premium will be subject to adjustment following the Closing Date as follows:
               (i) Not later than 120 days after the Closing Date or such other time as is mutually agreed in writing by Reinsurer and Seller, Reinsurer shall prepare, or cause to be prepared, and deliver to Seller a calculation of the Net Statutory Reserves as of the Effective Date (the “Proposed Statutory Reserves Calculation”). The Proposed Statutory Reserves Calculation shall be determined in a manner consistent with the preparation of the Proposed Final Balance Sheets pursuant to Section 2.3(b)(ii) of the Purchase Agreement (the “Proposed Final SAP Balance Sheet”). The parties shall cooperate with each other in the preparation of the Proposed Statutory Reserves Calculation and the Proposed Final SAP Balance Sheet;
               (ii) After delivery of the Proposed Statutory Reserves Calculation to Seller, Seller and a firm of independent public accountants and independent actuaries designated by Seller will be entitled to reasonable access during business hours to the relevant records and working papers of Reinsurer and its accountants and actuaries to aid in their review of the Proposed Statutory Reserves Calculation;
               (iii) The Net Statutory Reserves determined by reference to the Proposed Statutory Reserves Calculation will be deemed to be accepted by and will be final, binding and conclusive on the parties except to the extent, if any, that Seller has delivered to Reinsurer within 45 days after the date on which the Proposed Statutory Reserves Calculation is delivered to Seller a written notice stating that Seller believes that either the Proposed Statutory Reserves Calculation contains mathematical errors or that the Net Statutory Reserves determined by reference to such calculation were not prepared in accordance with SAP applied in a manner consistent with its application in the preparation of the Reference SAP Balance Sheet. Seller may not challenge or object to the Proposed Statutory Reserves Calculation on any other basis. The written notice of objection must specify in reasonable detail (A) each and every item in the Proposed Statutory Reserves Calculation to which Seller objects, (B) the nature of any such objection, (C) the amount in question, (D) Seller’s proposed change with respect to such items and (E) the reasons supporting Seller’s positions;
               (iv) If a proposed change by Seller is disputed by Reinsurer, the parties shall negotiate in good faith to resolve such dispute. If parties reach agreement with respect to any disputed item, Reinsurer shall revise the Proposed Statutory Reserves Calculation to reflect

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such agreement, and such revised and agreed Proposed Statutory Reserves Calculation will be final, binding and conclusive on the parties;
               (v) If any such proposed change remains disputed after a period of 30 days following the date on which Seller gives Reinsurer the written notice of objection, then Reinsurer shall engage a nationally recognized independent registered public accounting firm or an independent actuary mutually acceptable to the parties (the “Independent Consultant”) to resolve any remaining disputes; provided, however, that if a dispute is submitted to an independent accounting firm or independent actuarial firm pursuant to Section 2.3(b) of the Purchase Agreement, the Independent Consultant shall be the Independent Accountant or Independent Actuary, as applicable, as determined pursuant to the Purchase Agreement. The Independent Consultant will act as an arbitrator to determine only those issues as to which Seller has disagreed in the notice of objection duly delivered pursuant to Section 5.05(a)(iii) that are disputed by Reinsurer. Reinsurer and Seller shall deliver written briefs in support of their positions to the Independent Consultant, and to one another within 20 Business Days after the matter is submitted to the Independent Consultant. Reasonable discovery will be permitted in any such arbitration proceeding, including the right to depose or obtain interrogatories from officers, employees or other representatives of the other party to the extent such Persons are knowledgeable about, or possess information regarding, matters relevant to any disputed item. In addition, during the review by the Independent Consultant, Reinsurer and Seller shall each make available to the Independent Consultant such individuals and such information, books, records and work papers, as may be required by the Independent Consultant to fulfill its obligations under this Section 5.1(a)(v); provided, however, that the independent accountants and independent actuaries of Seller or Reinsurer shall not be obligated to make any working papers available to the Independent Consultant unless and until the Independent Consultant has signed a confidentiality and hold harmless agreement relating to such access to working papers in form and substance reasonably acceptable to such independent accountants or independent actuaries. The parties shall use their commercially reasonable efforts to cause the Independent Consultant to issue its written determination regarding such disputed items within 30 days (and in any event such determination will be issued not later than 60 days) after such items are submitted for review. In no event may the Independent Consultant’s determination of disputed items be for an amount that is outside the range of Reinsurer’s and Seller’s disagreement. The determination of the Independent Consultant will be final, binding and conclusive on the parties, and Reinsurer shall revise the Proposed Statutory Reserves Calculation to reflect such determination. The fees, costs and expenses of the Independent Consultant will be borne by Reinsurer and Seller in a proportion equal to the aggregate amount unsuccessfully disputed by such party over the total amount of items submitted to the Independent Consultant, as calculated by the Independent Consultant;
               (vi) The Net Statutory Reserves determined by reference to the Proposed Statutory Reserves Calculation that becomes final, binding and conclusive on the parties pursuant to any of clauses (iii), (iv) and (v) of this Section 5.01(a) are respectively referred to herein as the “Final Statutory Reserves.” Within 5 Business Days following the date on which the Proposed Statutory Reserves Calculation is finalized in accordance with any of clauses (iii), (iv) and (v) of this Section 5.01(a):

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               (A) if the Final Statutory Reserves are less than the Initial Reinsurance Premium, Reinsurer shall pay to Seller an amount equal to such shortfall; and
               (B) if the Final Statutory Reserves exceed the Initial Reinsurance Premium, Seller shall pay to Reinsurer an amount equal to such excess.
          (b) As additional consideration for the reinsurance hereunder, Reinsurer shall be entitled to 100% of all premiums, refunds (other than refunds collected after the Effective Date with respect to commissions paid by Seller prior to the Effective Date with respect to an Insurance Contract, to which refund Seller shall be entitled) and other payments to the extent that such amounts are collected after the Effective Date by Seller or Reinsurer with respect to the Insurance Contracts. Seller hereby irrevocably and unconditionally assigns to Reinsurer forever all of Seller’s right, title and interest in and to such premiums, refunds and other payments payable to Seller. Seller shall promptly remit to Reinsurer any such amounts received by Seller or its Affiliates. Seller hereby irrevocably appoints Reinsurer as its agent to collect all such amounts in Seller’s name. If necessary for such collection, Seller shall reasonably cooperate, at Reinsurer’s expense (except as otherwise provided herein or in the Purchase Agreement), in any litigation or other matters relating to such collection.
          (c) Reinsurer shall be entitled to all amounts actually collected under the Ceded Reinsurance Agreements, excluding (i) amounts collected under the Ceded Reinsurance Agreements to the extent that such amounts do not otherwise relate to the Insurance Liabilities and (ii) Excluded Profit Commissions. Seller hereby irrevocably and unconditionally assigns to Reinsurer forever all of Seller’s right, title and interest in and to such reinsurance recoverables payable to Seller. Seller shall promptly remit to Reinsurer any such amounts received by Seller or its Affiliates. Reinsurer shall promptly remit to Seller any amounts with respect to the Ceded Reinsurance Agreements received by Reinsurer to the extent that such amounts do not otherwise relate to the Insurance Liabilities or are Excluded Profit Commissions.
ARTICLE VI
INSOLVENCY1
          Section 6.1. Payments. In the event of the insolvency of Seller, all reinsurance ceded, renewed or otherwise becoming effective under this Agreement with respect to Seller shall be payable on the basis of the liability of Seller under the Insurance Contracts, without diminution because of the insolvency of Seller. In the event of such an insolvency and the appointment of a liquidator, receiver or statutory successor of Seller, such payments shall be made directly to the Policyholders.
          Section 6.2. Notice. It is agreed and understood, however, that (i) in the event of the insolvency of Seller, the Reinsurer shall be given written notice of the pendency of a claim against the insolvent Seller on an Insurance Contract within a reasonable time after such claim is filed in the insolvency proceeding and (ii) during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to

[1]	Note to draft:To be conformed to requirements of law in the state of domicile for Seller.

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be adjudicated any defenses which it may deem available to Seller or its liquidator, receiver or statutory successor.
          Section 6.3. Expenses. It is further understood that any expense thus incurred by the Reinsurer pursuant to Section 6.1 shall be chargeable, subject to court approval, against the insolvent Seller as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to Seller solely as a result of the defense undertaken by the Reinsurer.
ARTICLE VII
OFFSETS
          Seller and Reinsurer will have, and may exercise at any time and from time to time, the right to offset any undisputed balance or balances, whether on account of premiums, commissions, claims, losses, expenses, salvage, or subrogation, due from one party to the other under this Agreement.
ARTICLE VIII
REINSURANCE CREDIT; TRUST ACCOUNT
          Section 8.1. Reinsurance Credit. Reinsurer shall take all steps necessary on the part of Reinsurer to permit Seller to obtain full credit for the reinsurance provided by this Agreement in each state within the United States (including the District of Columbia) in which Seller is required to file statutory financial statements; provided that Reinsurer shall be entitled to elect among the methods available for obtaining such credit. Seller and Reinsurer shall reasonably cooperate in any amendment of this Agreement to the extent required to permit Seller to obtain such credit under Applicable Law.
          Section 8.2. Trust Account. In order to secure the obligations of Reinsurer hereunder, on or prior to the date hereof, Seller and Reinsurer shall enter into a trust agreement in the form attached hereto as Exhibit A with such changes thereto that are required by the trustee thereof (“Trustee”) and that are mutually acceptable to Seller and the Buyer, (the “Trust Agreement”) establishing a trust account (the “Trust Account”) for the benefit of Seller. The trustee (i) shall be a qualified United States financial institution authorized to act as a fiduciary of a trust and (ii) shall not be a parent, subsidiary or Affiliate of the Seller or Reinsurer. The Trust Account shall be clearly designated as a segregated account on the books, records and information systems of the Trustee.
          Section 8.3. Value of Assets in Trust. (a) Assets deposited in the Trust Account shall be valued according to their current Fair Market Value, and shall consist only of (i) cash (United States legal tender), (ii) certificates of deposit issued by a United States bank and payable in United States legal tender, (iii) securities representing investments of the types specified in subsections (1), (2), (3), (8) and (10) of Section 1404(a) of the New York Insurance Law and (iv) securities that meet the requirements of subsection (2) of Section 1404(a) of the New York Insurance Law except for the credit quality criteria (other than solvency), so long as such securities are rated BBB- or above by Standard & Poor’s, BBB- or above by Fitch or Baa3 or above by Moody’s and do not at any time exceed, in the aggregate, more than 50% of the Fair

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Market Value of the assets in the Trust Account; provided that no such securities shall have been issued by a parent, a subsidiary or an Affiliate of either Seller or Reinsurer.
          (b) Where assets are required in this Article VIII to be valued at “Fair Market Value,” the value of such assets shall mean the fair market value of such asset as calculated by Trustee in accordance with the terms of the Trust Agreement.
          (c) Amounts in the Trust Account shall be invested at the direction of Reinsurer (or its designated investment advisor) pursuant to the procedures set forth in the Trust Agreement.
          Section 8.4. Depositing Assets in Trust. Prior to depositing assets with the Trustee, Reinsurer and Seller, as applicable, will execute assignments or endorsements in blank, or transfer legal title to the Trustee of all shares, obligations, or any assets requiring assignments, in order that Seller may, or the Trustee upon direction of Seller shall, whenever necessary negotiate these assets without the consent or signature of Reinsurer or any other Person.
          Section 8.5. Initial Deposit with Trustee. On the date hereof, Reinsurer shall deposit, or cause to be deposited, assets into the Trust Account in an amount at least equal to the Gross Statutory Reserves (which deposit shall include the amounts deposited pursuant to Section 5.1(a)) as estimated by Seller as of the end of the last day of the month immediately preceding the month in which the Closing Date occurs (or, if the Closing Date occurs on or before the 15th day of a month, as of the end of the last day of the month that is the second month immediately preceding the month in which the Closing Date occurs.
          Section 8.6. Rebalancing the Trust Account. Pursuant to the Administrative Services Agreement, within thirty (30) days after the end of each calendar quarter that the Administrative Services Agreement is in effect, Administrator thereunder shall prepare and deliver to Seller a Quarterly Report that shall include, among other things, a determination of the Gross Statutory Reserves and the Fair Market Value of the assets in the Trust Account, in each case as of the end of the prior calendar quarter. If the Fair Market Value of assets in the Trust Account as of the statement date of any Quarterly Report is less than 100% of the Gross Statutory Reserves as of such date, Reinsurer shall promptly (but in no event later than 5 Business Days after the Quarterly Report is received), cause additional assets to be deposited into the Trust Account having an aggregate Fair Market Value at least equal to the amount of such deficiency. If, however, the Fair Market Value of the assets in the Trust Account as of the statement date of such Quarterly Report is greater than 102% of the Gross Statutory Reserves as of such date, Seller shall withdraw such excess from the Trust Account in accordance with the provisions of Section 8.7(b) and pay such excess to Reinsurer immediately upon withdrawal.
          Section 8.7. Trust Account Withdrawals. Assets in the Trust Account may be withdrawn by Seller at any time, notwithstanding any other provisions in this Agreement, and shall be utilized and applied by Seller or any successor of Seller by operation of law, including without limitation any liquidator, rehabilitator, receiver or conservator of Seller, without diminution because of insolvency on the part of Seller or Reinsurer, only for the following purposes:

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          (a) to pay or reimburse Seller for Reinsurer’s share, under the terms and provisions of this Agreement, of Insurance Liabilities not paid directly by Reinsurer;
          (b) to pay to Reinsurer amounts held in the Trust Account in excess of 102% of the Gross Statutory Reserves; and
          (c) where Seller has received notification of termination of the Trust Account and where Reinsurer’s obligations under this Agreement remain unliquidated and undischarged ten (10) days prior to the termination date, to withdraw an amount of assets which, in the aggregate, equal Reinsurer’s share of the obligations assumed under this Agreement (to the extent the liabilities have not already been paid through a deduction from the Trust Account or by Reinsurer directly), and deposit those assets in a separate account (the “Termination Account”) in the name of Seller (and Seller hereby covenants and agrees to provide Reinsurer with a first priority security interest over such account) in a qualified United States financial institution apart from its general assets, in trust only for the uses and purpose specified in paragraphs (a) and (b) of this Section 8.7. Seller shall pay interest in cash to Reinsurer on the amount withdrawn, equal to the actual amount of interest, dividends and other income earned on the assets in the Termination Account. Seller may at any time substitute or exchange any assets held in the Termination Account and invest or reinvest such assets, provided that the assets so substituted or exchanged and all reinvestment assets are in cash or cash equivalents.
          Section 8.8. Application of this Article. All of the foregoing provisions of this Article VIII are to be applied without diminution because of insolvency on the part of either the Seller or the Reinsurer.
          Section 8.9. Holdback. In the event that Reinsurer at any time fails to meet its security obligations as set forth in this Article, Seller shall be entitled to hold back, as funds withheld, any amounts otherwise due to Reinsurer under this Agreement.
ARTICLE IX
RIGHTS WITH RESPECT TO INSURANCE LIABILITIES
          Except as set forth in Article XII, Reinsurer’s reinsurance of the Insurance Liabilities is intended for the sole benefit of the parties to this Agreement and shall not create any right on the part of any other party, including any Policyholder, insured, claimant, policy beneficiary or counterparty to any Ceded Reinsurance Agreement, against Reinsurer or any legal relation between any Policyholders, insureds, claimants, beneficiaries or counterparties and Reinsurer.
ARTICLE X
ERRORS AND OMISSIONS
          Inadvertent delays, errors or omissions made by either Seller or Reinsurer in connection with this Agreement or any transaction hereunder shall not relieve the other party from any liability which would have attached to such party had such delay, error or omission not occurred, provided that the party causing such delay, error or omission rectifies the same as soon as possible after its discovery thereof and no prejudice has occurred to the other party.

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ARTICLE XI
DUTY OF COOPERATION
          Each party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement, including making available to each other their respective officers and employees and agents for interviews and meeting with Governmental Authorities, and furnishing any additional assistance, information and documents as may be reasonably requested by a party from time to time. The duty of cooperation shall apply, but not be limited, to regulatory matters and to litigation matters involving third parties.
ARTICLE XII
INDEMNIFICATION
          Section 12.1. Indemnification by Reinsurer. Reinsurer shall on demand indemnify Seller and its officers, directors, employees, agents, and Affiliates (the “Seller Indemnitees”) in respect of, and hold each of them harmless from and against any and all demands, actions, proceedings, suits (by any Person, entity or group, including any Governmental Authority) and liabilities paid, incurred, or suffered (including the reasonable costs and expenses of defending any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises and reasonable attorneys’ fees and expenses in connection therewith) (each, a “Loss”) by any of them or to which any of them becomes subject, relating to, resulting from or arising out of any nonfulfillment of or failure to perform any covenant or agreement on the part of Reinsurer contained in this Agreement, it being understood that Reinsurer shall have no obligation to indemnify the Seller Indemnitees for a Loss under this Agreement that is indemnified under the Purchase Agreement.
          Section 12.2. Indemnification by Seller. Seller shall on demand indemnify Reinsurer and its officers, directors, employees, agents, and Affiliates (the “Reinsurer Indemnitees”) in respect of, and hold each of them harmless from and against any and all demands, actions, proceedings, suits (by any Person, entity or group, including, without limitation, any Governmental Authority) and Losses paid, incurred, or suffered by any of them or to which any of them becomes subject, relating to, resulting from or arising out of any nonfulfillment of or failure to perform any covenant or agreement on the part of Seller contained in this Agreement, it being understood that Seller shall have no obligation to indemnify the Reinsurer Indemnitees for a Loss under this Agreement that is indemnified under the Purchase Agreement.
ARTICLE XIII
MISCELLANEOUS PROVISIONS
          Section 13.1. No Strict Construction Against the Drafter. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event that any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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          Section 13.2. Waivers and Amendments; Remedies. This Agreement may not be amended, superseded, canceled, renewed or extended, and the terms hereof may not be waived, except by a written instrument signed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.
          Section 13.3. Entire Agreement. This Agreement, the Purchase Agreement and the other Ancillary Agreements (as defined in the Purchase Agreement) constitute the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and supersede all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof and thereof.
          Section 13.4. Interpretation.
          (a) The Exhibits and Schedules to this Agreement that are specifically referred to herein are a part of this Agreement as if fully set forth herein. When reference is made in this Agreement to any Section, Exhibit or Schedule, such reference is to a Section, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.
          (b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The words “hereof”, “herein”, “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to “dollars” or “$“are to lawful currency of the United States. References to periods “from” or “through” any date mean, unless otherwise specified, from and including or through and including, respectively. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.
          Section 13.5. Notices. All notices and other communications hereunder will be in writing, will be given by one or more of the following means and will be deemed given: (a) when delivered, if delivered in person, (b) upon confirmation of receipt, if transmitted by

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facsimile, or (c) on the Business Day on which delivered by an express courier (with confirmation) (or, if not delivered by on a Business Day, on the next Business Day), if delivered, in each case to a party at its address listed below (or at such other address as such party shall deliver to the other party by like notice):
To Seller, to the Seller Representative at:
OneBeacon Insurance Group, Ltd.
1 Beacon Lane
Canton, MA 02021
Attention: Bradford W. Rich
                    Senior Vice President and General Counsel
With a concurrent copy to:
Mayer Brown LLP
71 S. Wacker Drive
Chicago, IL 60606
Facsimile: (312) 701-7711
Attention: Edward S. Best
                    Andrew J. Noreuil
To Reinsurer:
Tower Group, Inc.
120 Broadway, 31st Floor
New York, NY 10271
Attention: General Counsel
With a concurrent copy to:
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019
Facsimile: (212) 259-6333
Attention: Jeffrey S. MacDonald
                    Elizabeth B. Bannigan
          Section 13.6. Seller Representative. Seller and Reinsurer agree and acknowledge that pursuant to the Purchase Agreement Seller has appointed OneBeacon Insurance Group LLC as its representative (OneBeacon Insurance Group LLC, in such capacity, the “Seller Representative”), among other things, for the purposes of sending or receiving notices and reports and taking any other actions required by or permitted of Seller under this Agreement, and that the Seller Representative has accepted such appointment.
          Section 13.7. Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior written

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consent of all other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
          Section 13.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart. Delivery of an executed counterpart by facsimile or other means of electronic transmission will have the same effect as manual delivery thereof.
          Section 13.9. Governing Law.
          (a) This Agreement and any dispute arising out of this Agreement will in all respects be construed in accordance with and governed by the laws of the State of New York applicable to contracts made in the State of New York to be performed in the State of New York.
          (b) Any proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction located in New York City and, by execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.
          Section 13.10. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.10.
          Section 13.11. No Reinsurance Intermediary. The parties acknowledge that there is no reinsurance intermediary entitled to a fee from either Seller or Reinsurer by reason of acting as a broker in soliciting, negotiating or procuring the making of this Agreement.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

[RENEWAL RIGHTS SELLER]
By:
Name:
Title:

[TOWER ENTITY]
By:
Name:
Title:

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SCHEDULE A
Ceded Reinsurance Agreements
[Note: OB to provide]

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EXHIBIT A
Trust Agreement

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Exhibit C
Form of Purchase Notes
SECURED PROMISSORY NOTE

$[___][1]	[___], 2010
New York, New York
     FOR VALUE RECEIVED, TOWER GROUP, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of
[___]2 (the “Lender” and together with any subsequent holder of this Note, the “Holder”), in accordance with the provisions of this Secured Promissory Note (the “Note”), the principal amount of $[___] (as adjusted pursuant to Section 1, the “Principal Amount”), together with interest thereon, as provided herein.
     1. Adjustment of Principal Amount. The Principal Amount shall be adjusted (a “Principal Adjustment”) as provided in Section 2.3 of that certain Purchase Agreement, dated as of February [___], 2010 (as the same may be amended or otherwise modified, the “Purchase Agreement”), by and among OneBeacon Insurance Group, Ltd., an exempted limited liability company organized under the laws of Bermuda, OneBeacon Insurance Group LLC, a limited liability company organized under the laws of the State of Delaware, OneBeacon America Insurance Company, an insurance company organized under the laws of the Commonwealth of Massachusetts, The Employers’ Fire Insurance Company, an insurance company organized under the laws of the Commonwealth of Massachusetts, The Camden Fire Insurance Association, an insurance company organized under the laws of the State of New Jersey, Homeland Insurance Company of New York, an insurance company organized under the laws of the State of New York, OneBeacon Insurance Company, an insurance company organized under the laws of the Commonwealth of Pennsylvania, OneBeacon Midwest Insurance Company, an insurance company organized under the laws of the State of Wisconsin, Pennsylvania General Insurance Company, an insurance company organized under the laws of the Commonwealth of Pennsylvania, The Northern Assurance Company of America, an insurance company organized under the laws of the Commonwealth of Massachusetts, and the Borrower.
     2. Calculation and Payment of Interest. The Principal Amount shall bear interest for each day at a rate per annum equal to (i) the Prime Interest Rate as reported in The Wall Street Journal on the first business day of the then-current calendar quarter plus 1.00%, divided by (ii) 100.00% minus the then-current federal corporate income tax rate (expressed as a percentage) (the “Interest Rate”); provided, that [(x)] the Interest Rate shall at no time exceed the maximum rate as described under Section 5-501 of the General Obligations Law of the State of New York [and (y) if the Interest Rate as calculated pursuant to this clause (i) would exceed 12.00%, then the Interest Rate will, with respect to such applicable calendar quarter, equal the Prime Interest Rate as reported in The Wall Street Journal on the first day of the then-current calendar quarter

[1]	Principal amount to be determined pursuant to Article II of the Purchase Agreement.

[2]	The Lender would be the lender under the surplus note for which surplus exceeds the principal amount of the surplus note.

plus 500 basis points]3; provided, further, that upon the occurrence of any Principal Adjustment, the amount of interest that accrued on the Principal Amount (including any interest that was capitalized and added to the Principal Amount and any interest accrued on any such capitalized interest) during the period beginning on [___], 2010 (the “Closing Date”) and ending on the date of such Principal Adjustment shall be adjusted to reflect the amount of interest that would have accrued had such Principal Adjustment been made on the Closing Date. Interest payable under this Note shall be computed on the basis of a 360-day year and the actual number of days elapsed. For the avoidance of doubt, interest accrued on this Note will not be represented as an addition to or be a part of the Principal Amount and will not accrue further interest.
     3. Payments.
          (a) Scheduled Payments. The Borrower shall pay to the Holder the outstanding Principal Amount plus all accrued and unpaid interest thereon on the fifth anniversary of the Closing Date.
          (b) Optional Prepayments. The Borrower may, at any time and from time to time, prepay all or any portion of the Principal Amount and the accrued and unpaid interest thereon to be applied as set forth in Section 4.
          (c) Mandatory Prepayments. Upon the receipt of any payment of interest on [that certain Loan Agreement, dated as of August 31, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Surplus Note”) between Homeland Insurance Company of New York, a New York corporation, as lender, and Adirondack Insurance Exchange, a New York reciprocal insurance exchange, as borrower][that certain Subordinated Surplus Loan, dated as of July 15, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Surplus Note”), by and between The Camden Fire Insurance Association, a New Jersey corporation, as lender, and New Jersey Skylands Insurance Association, a New Jersey reciprocal insurance exchange]4, the Borrower shall repay amounts owing under this Note in an amount equal to the amount of such interest on the Surplus Note so paid by not later than 30 days after such receipt, to be applied as set forth in Section 4.
     4. Application of Payments. All payments on this Note shall be applied first to payment in full of any reasonable out-of-pocket costs incurred in the collection of any sum due under this Note, including without limitation reasonable attorneys’ fees, next to accrued and unpaid interest on the Principal Amount, then to the remaining Principal Amount.
     5. Security. To secure the payment of all principal, interest and other sums payable on this Note, the Borrower hereby pledges and assigns to the Holder, and grants the Holder a continuing first-priority security interest, in all of the Borrower’s right to receive payments of interest and principal under the Surplus Note (collectively, the “Collateral”).
     6. Covenants. So long as any amount due under this Note remains outstanding:

[3]	To be added to any Purchase Note issued to Camden Fire.

[4]	Use first bracketed language if Homeland Insurance Company is the Lender, and second bracketed language if Camden Fire is the Lender.

          (a) The Borrower shall preserve and maintain its existence as a legal entity.
          (b) The Borrower shall not create, incur or permit to exist any lien of any kind on the Collateral other than the liens in favor of the Holder.
          (c) The Borrower shall promptly reimburse the Holder for or pay any reasonable out-of-pocket expenses (including reasonable attorney’s fees) incurred by the Holder in connection with the enforcement of, or the preservation of any rights under, this Note.
          (d) The Borrower hereby irrevocably authorizes the Lender at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that are deemed necessary by the Holder to perfect its first-priority security interest in the Collateral. The Borrower agrees to furnish any and all information deemed necessary by the Holder promptly upon request to make such filings from time to time. The Borrower shall make appropriate entries on its books and records disclosing the Holder’s security interests in the Collateral.
          (e) The Borrower further agrees to take any other action reasonably requested by the Holder to ensure the attachment, perfection and first priority of, and the ability of the Holder to enforce, the Holder’s security interest in any and all of the Collateral, including (x) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Holder to enforce, the Holder’s security interest in such Collateral, and (y) taking all actions required by the Uniform Commercial Code as adopted by the State of New York and in effect from time to time (the “UCC”) or by other law, as applicable in any relevant jurisdiction, or by other law as applicable in any foreign jurisdiction.
          (f) The Borrower agrees to notify the Lender of the receipt of any payment of interest or principal on the Surplus Note by not later than five days after such receipt.
     7. Events of Default. The term “Event of Default” means any one of the following events:
          (a) default in the payment of the principal of or any interest upon this Note when it becomes due and payable;
          (b) material breach by the Borrower of any of its representations, warranties, covenants or other agreements contained in this Note that remains uncured within 30 days after the Holder notifies the Borrower in writing of the existence of such material breach; or
          (c) the commencement by the Borrower of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Borrower to the entry of a decree or order for relief in respect of the Borrower in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Borrower, or the filing by the Borrower of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Borrower to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, or other similar official of the Borrower, or the making by the Borrower of an assignment for the benefit of creditors, or the admission by the Borrower in writing of an inability to pay the debts of the Borrower generally as they become due, or the taking of legal action by the Borrower in furtherance of any such action.
          If an Event of Default occurs and is continuing, then in every such case the Holder of the Note may declare the principal of the Note to be due and payable immediately, by a notice in writing to the Borrower, and upon any such declaration such principal and any accrued interest thereon shall become immediately due and payable. At any time after such a declaration of acceleration has been made, the Holder of this Note may rescind and annul such declaration and its consequences by written notice to the Borrower. In addition, during the existence of an Event of Default, the Holder shall be permitted to exercise any and all of rights as a secured lender under the UCC or otherwise.
     8. Successors; Assignments. The provisions hereof shall be binding upon the legal representatives, successors and assigns of the Holder and shall inure to the benefit of the Holder and its successors and assigns. The Holder shall be permitted to assign its rights under this Note and the Collateral without the consent of the Borrower. The Borrower shall not be permitted to assign its obligations hereunder without the consent of the Holder.
     9. Governing Law. This Note and any dispute arising out of this Note will in all respects be construed in accordance with and governed by the laws of the State of New York applicable to contracts made in the State of New York to be performed in the State of New York.
     10. Consent to Jurisdiction. Any proceeding brought with respect to this Note must be brought in any court of competent jurisdiction located in New York County and, by execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.
     11. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

[SIGNATURE PAGE FOLLOWS]

     SIGNED and DELIVERED in New York, New York, this [___] day of [___], 2010.

BORROWER:

TOWER GROUP, INC., a Delaware corporation

By:

Name:

Title:

Address:

ACKNOWLEDGED AND AGREED:

LENDER:

[HOMELAND NEW YORK OR CAMDEN FIRE]

By:

Name:

Title:

Address:

Exhibit D
FORM OF BILL OF SALE
KNOW ALL PERSONS BY THESE PRESENTS, that OneBeacon Insurance Group, Ltd., OneBeacon Insurance Group LLC, OneBeacon America Insurance Company, The Employers’ Fire Insurance Company, The Camden Fire Insurance Association, Homeland Insurance Company of New York, OneBeacon Insurance Company, OneBeacon Midwest Insurance Company, Pennsylvania General Insurance Company, and The Northern Assurance Company of America (collectively, the “Sellers”) have entered into that certain Purchase Agreement dated as of February ___, 2010 (the “Purchase Agreement”) with Tower Group, Inc. (the “Buyer”), providing, inter alia for the Sellers’ sale to the Buyer of all of their respective interest in and title to the Associated Assets. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Purchase Agreement.
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Seller does hereby sell, transfer, convey, assign and deliver to the Buyer, its successors and assigns forever, effective as of the Closing Date, all right, title and interest of such Seller in, to and under the Associated Assets, free and clear of all Encumbrances, to have and to hold the same unto the Buyer, its successors and assigns, forever.
Each Seller shall execute and deliver all such further instruments of conveyance, assignment and further assurances, and shall take all such further actions as may be reasonably requested by the Buyer, in order to sell, transfer, convey, assign and deliver to the Buyer all of such Seller’s interest in and title to the Associated Assets or to otherwise carry out the provisions and intent of this Bill of Sale.
For the avoidance of doubt, no Seller hereby sells, transfers, conveys, assigns or delivers any interest in or title to any of the Excluded Liabilities.
This Bill of Sale is subject to all the terms and conditions of the Purchase Agreement. In the event of any conflict between the terms and conditions of this Bill of Sale and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall control.
Each Seller hereby binds itself, its successors and assigns, to warrant and defend the title to all of the Associated Assets unto the Buyer, its successors and assigns to the extent they are obligated to do so under the terms of the Purchase Agreement. Notwithstanding anything herein to the contrary, nothing herein shall in any way vary, nor shall they constitute a waiver or release of, the promises, agreements, representations, warranties and covenants set forth in the Purchase Agreement.
This Bill of Sale will in all respects be construed in accordance with and governed by the laws of the State of New York applicable to contracts made in the State of New York to be performed in the State of New York.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Bill of Sale on the ___ day of ___, 2010.

ONEBEACON INSURANCE GROUP, LTD.
By:
Name:
Title:

ONEBEACON INSURANCE GROUP LLC
By:
Name:
Title:

ONEBEACON AMERICA INSURANCE COMPANY
By:
Name:
Title:

THE EMPLOYERS’ FIRE INSURANCE COMPANY
By:
Name:
Title:

THE CAMDEN FIRE INSURANCE ASSOCIATION
By:
Name:
Title:

HOMELAND INSURANCE COMPANY OF NEW YORK
By:
Name:
Title:

ONEBEACON INSURANCE COMPANY
By:
Name:
Title:

ONEBEACON MIDWEST INSURANCE COMPANY
By:
Name:
Title:

PENNSYLVANIA GENERAL INSURANCE COMPANY
By:
Name:
Title:

NORTHERN ASSURANCE COMPANY OF AMERICA
By:
Name:
Title:

EXHIBIT E
CONFIDENTIAL
FORM OF COMMUTATION AGREEMENT
     This COMMUTATION AGREEMENT (this “Agreement”), dated as of [...], 2010, is made by and between [York Insurance Company of Maine, a Maine domiciled insurance company formerly known as Commercial Union York Insurance Company]1 (“Company”), and OneBeacon Insurance Company, a Pennsylvania domiciled insurance company formerly known as General Accident Insurance Company of America (“Reinsurer”).
     WHEREAS, OneBeacon Insurance Group, Ltd., OneBeacon Insurance Group LLC, each Affiliates of Reinsurer, Reinsurer and Tower Group, Inc., among others, have entered into the Purchase Agreement (as defined below);
     WHEREAS, Company and Reinsurer are parties to a 100% Quota Share Reinsurance Agreement dated as of January 1, 1999 (the “Reinsurance Agreement”);
     WHEREAS, pursuant to the Purchase Agreement, the parties thereto have agreed that, effective as of the Effective Time (as defined below), the obligations of the Reinsurer to Company under the Reinsurance Agreement will be commuted; and
     WHEREAS, Company and Reinsurer agree that it is mutually in their best interests to fully and finally settle and commute their respective past, present and future rights, obligations and liabilities, whether known or unknown, under the Reinsurance Agreement with immediate effect and enter into mutual releases relating thereto, all in accordance with the terms and conditions hereinafter contained;
     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
     The following terms shall have the respective meanings set forth below throughout this Agreement (capitalized terms used and not defined herein shall have the respective meanings assigned such terms in the Purchase Agreement):
     “Company” shall have the meaning set forth in the introductory paragraph hereof.
     “Effective Time” means immediately prior to 12:01 a.m. on the Effective Date as defined in the Excluded Business Reinsurance Agreement between Company and Reinsurer.
     “Final Commutation Amount” means an amount equal to (a) the Initial Commutation Amount plus (b) any amount paid by Reinsurer to Company pursuant to Section

[1]	In the second Commutation Agreement, the bracketed text will be replaced with the following: “Massachusetts Homeland Insurance Company, a Massachusetts domiciled insurance company formerly known as CU Homeland Insurance Company.”

2.1(a)(vi)(B), less (c) any amount paid by Company to Reinsurer pursuant to Section 2.1(a)(vi)(A).
     “Final Statutory Reserves” has the meaning set forth in Section 2.1(a)(vi).
     “Independent Consultant” has the meaning set forth in Section 2.1(a)(v).
     “Initial Commutation Amount” has the meaning set forth in Section 2.1(a).
     “Insurance Contracts” means all Insurance Policies (as defined in the Purchase Agreement) issued by Company and reinsured by Reinsurer under the Reinsurance Agreement.
     “Insurance Liabilities”2 means the following liabilities of Reinsurer with respect to the Insurance Contracts: reserves for unearned premiums, losses (both reported and incurred but not reported) and loss adjustment expenses (both reported and incurred but not reported), and all outstanding underwriting and other expenses, as evidenced by the books and records of Company, but shall not include separate company liabilities of a non-underwriting or administrative nature which may arise from time to time, including without limitation inter-company balances, liabilities for Federal income taxes, expenses and taxes related to the ownership of real estate, liabilities incurred in connection with investment transactions, or liabilities for dividends to shareholders.
     “Proposed Final SAP Balance Sheet” has the meaning set forth in Section 2.1(a)(i).
     “Proposed Statutory Reserves Calculation” has the meaning set forth in Section 2.1(a)(i).
     “Purchase Agreement” means the Purchase Agreement entered into by and among OneBeacon Insurance Group, Ltd., OneBeacon Insurance Group LLC, OneBeacon America Insurance Company, The Employers’ Fire Insurance Company, The Camden Fire Insurance Association, Homeland Insurance Company of New York, OneBeacon Insurance Company, OneBeacon Midwest Insurance Company, Pennsylvania General Insurance Company and The Northern Assurance Company of Maine, and Tower Group, Inc., dated as of [  ], 2010.
     “Reference SAP Balance Sheet” has the meaning set forth in the Purchase Agreement.
     “Reinsurance Agreement” has the meaning set forth in the recitals.
     “Reinsurer” shall have the meaning set forth in the introductory paragraph hereof.
     “SAP” means statutory accounting principles prescribed by Company’s domiciliary insurance regulator applied on a consistent basis throughout the periods involved.
     “Seller Representative” shall have the meaning set forth in Section 3.6.

[2]	Note that this definition tracks the definition of “Liabilities” in the Reinsurance Agreement.

     “Statutory Reserves” means, as of any given date, the gross statutory reserves of Company with respect to the Insurance Liabilities, calculated in accordance with SAP. For the avoidance of doubt, Statutory Reserves shall not give effect to any retrocessional arrangements of Reinsurer.
ARTICLE II.
COMMUTATION AND RELEASE
     Section 2.1 Consideration.
          (a) As consideration for the commutation and release hereunder, on the Closing Date, Reinsurer shall transfer to Company cash equal to 100% of the Statutory Reserves as estimated by Reinsurer as of the end of the last day of the month immediately preceding the month in which the Closing Date occurs (or, if the Closing Date occurs on or before the 15th day of a month, as of the end of the last day of the month that is second month immediately preceding the month in which the Closing Date occurs) (the “Initial Commutation Amount”). The calculation of the Initial Commutation Amount shall be determined in a manner consistent with the preparation of the Estimated Statutory Balance Sheet (as defined in the Purchase Agreement). The Initial Commutation Amount will be subject to adjustment following the Closing Date as follows:
               (i) Not later than 120 days after the Closing Date or such other time as is mutually agreed in writing by Company and Reinsurer, Company shall prepare, or cause to be prepared, and deliver to Reinsurer a calculation of the Statutory Reserves as of the Effective Date (the “Proposed Statutory Reserves Calculation”). The Proposed Statutory Reserves Calculation shall be determined in a manner consistent with the preparation of the Proposed Final Balance Sheet pursuant to Section 2.3(b)(ii)(B) of the Purchase Agreement (the “Proposed Final SAP Balance Sheet”). The parties shall cooperate with each other in the preparation of the Proposed Statutory Reserves Calculation and the Proposed Final SAP Balance Sheet;
               (ii) After delivery of the Proposed Statutory Reserves Calculation to Reinsurer, Reinsurer and a firm of independent public accountants and independent actuaries designated by Reinsurer will be entitled to reasonable access during business hours to the relevant records and working papers of Company and its accountants and actuaries to aid in their review of the Proposed Statutory Reserves Calculation;
               (iii) The Statutory Reserves determined by reference to the Proposed Statutory Reserves Calculation will be deemed to be accepted by and will be final, binding and conclusive on the parties except to the extent, if any, that Reinsurer has delivered to Company within 45 days after the date on which the Proposed Statutory Reserves Calculation is delivered to Reinsurer a written notice stating that Reinsurer believes that either the Proposed Statutory Reserves Calculation contains mathematical errors or that the Statutory Reserves determined by reference to such calculation were not prepared in accordance with SAP applied in a manner consistent with its application in the preparation of the Reference SAP Balance Sheet. Reinsurer may not challenge or object to the Proposed Statutory Reserves Calculation on any other basis. The written notice of objection must specify in reasonable detail (A) each and every item in the

Proposed Statutory Reserves Calculation to which Reinsurer objects, (B) the nature of any such objection, (C) the amount in question, (D) Reinsurer’s proposed change with respect to such items and (E) the reasons supporting Reinsurer’s positions;
               (iv) If a proposed change by Reinsurer is disputed by Company, the parties shall negotiate in good faith to resolve such dispute. If parties reach agreement with respect to any disputed item, Company shall revise the Proposed Statutory Reserves Calculation to reflect such agreement, and such revised and agreed Proposed Statutory Reserves Calculation will be final, binding and conclusive on the parties;
               (v) If any such proposed change remains disputed after a period of 30 days following the date on which Reinsurer gives Company the written notice of objection, then Company shall engage a nationally recognized independent registered public accounting firm or an independent actuary mutually acceptable to the parties (the “Independent Consultant”) to resolve any remaining disputes; provided, however, that if a dispute is submitted to an independent accounting firm or independent actuarial firm pursuant to Section 2.3(b) of the Purchase Agreement, the Independent Consultant shall be the Independent Accountant or Independent Actuary, as applicable, as determined pursuant to the Purchase Agreement. The Independent Consultant will act as an arbitrator to determine only those issues as to which Reinsurer has disagreed in the notice of objection duly delivered pursuant to Section 2.1(a)(iii) that are disputed by Company. Company and Reinsurer shall deliver written briefs in support of their positions to the Independent Consultant, and to one another within 20 Business Days after the matter is submitted to the Independent Consultant. Reasonable discovery will be permitted in any such arbitration proceeding, including the right to depose or obtain interrogatories from officers, employees or other representatives of the other party to the extent such Persons are knowledgeable about, or possess information regarding, matters relevant to any disputed item. In addition, during the review by the Independent Consultant, Company and Reinsurer shall each make available to the Independent Consultant such individuals and such information, books, records and work papers, as may be required by the Independent Consultant to fulfill its obligations under this Section 5.1(a)(v); provided, however, that the independent accountants and independent actuaries of Reinsurer or Company shall not be obligated to make any working papers available to the Independent Consultant unless and until the Independent Consultant has signed a confidentiality and hold harmless agreement relating to such access to working papers in form and substance reasonably acceptable to such independent accountants or independent actuaries. The parties shall use their commercially reasonable efforts to cause the Independent Consultant to issue its written determination regarding such disputed items within 30 days (and in any event such determination will be issued not later than 60 days) after such items are submitted for review. In no event may the Independent Consultant’s determination of disputed items be for an amount that is outside the range of Reinsurer’s and Company’s disagreement. The determination of the Independent Consultant will be final, binding and conclusive on the parties, and Company shall revise the Proposed Statutory Reserves Calculation to reflect such determination. The fees, costs and expenses of the Independent Consultant will be borne by Reinsurer and Company in a proportion equal to the aggregate amount unsuccessfully disputed by such party over the total amount of items submitted to the Independent Consultant, as calculated by the Independent Consultant;

               (vi) The Statutory Reserves determined by reference to the Proposed Statutory Reserves Calculation that becomes final, binding and conclusive on the parties pursuant to any of clauses (iii), (iv) and (v) of this Section 2.1(a) are respectively referred to herein as the “Final Statutory Reserves.” Within 5 Business Days following the date on which the Proposed Statutory Reserves Calculation is finalized in accordance with any of clauses (iii), (iv) and (v) of this Section 2.1(a).
               (A) if the Final Statutory Reserves are less than the Initial Commutation Amount, Company shall pay to Reinsurer an amount equal to such shortfall; and
               (B) if the Final Statutory Reserves exceed the Initial Commutation Amount, Reinsurer shall pay to Company an amount equal to such excess.
          (b) Cash transferred pursuant to this Section 2.1 shall be by wire transfer of immediately available funds to the account designated by the party entitled thereto.
     Section 2.2 Release by Company. Effective as of the Effective Time, Company irrevocably releases and discharges Reinsurer, its predecessors, parents, affiliates, subsidiaries, agents, past, present and future officers, directors, employees, consultants, shareholders, attorneys, administrators, successors, assigns and receivers from any and all past, present and future liabilities and obligations, whether known or unknown, reported or unreported, and whether currently existing or arising in the future, including but not limited to, all claims, obligations, offsets, debts, demands, actions, causes of action, suits, sums of money, covenants, contracts, controversies, agreements, reckonings, bonds, bills, promises, damages, omissions, judgments, arbitrations, mediations, costs, expenses, losses, adjustments, accounts, executions, representations and warranties whatsoever, which Company and its successors and assigns ever had, now have, or hereafter may have, whether grounded in law or equity, against Reinsurer by reason of any matter arising under the Reinsurance Agreement, it being the intention of the parties that this release operate as a full and final settlement of Reinsurer’s past, current and future liabilities and obligations, whether known or unknown, to Company under the Reinsurance Agreement. Notwithstanding anything to the contrary stated herein, such release shall not, however, release Reinsurer from any obligation set forth in this Agreement, including with respect to the payment of any amount due pursuant to Section 2.1(a)(vi)(B).
     Section 2.3 Release by Reinsurer. Effective as of the Effective Time, Reinsurer irrevocably releases and discharges Company, its predecessors, parents, affiliates, subsidiaries, agents, past, present and future officers, directors, employees, consultants, shareholders, attorneys, administrators, successors, assigns and receivers from any and all past, present and future liabilities and obligations, whether known or unknown, reported or unreported, and whether currently existing or arising in the future, including but not limited to, all claims, obligations, offsets, debts, demands, actions, causes of action, suits, sums of money, covenants, contracts, controversies, agreements, reckonings, bonds, bills, promises, damages, omissions, judgments, arbitrations, mediations, costs, expenses, losses, adjustments, accounts, executions, representations and warranties whatsoever, which Reinsurer and its successors and assigns ever had, now have, or hereafter may have, whether grounded in law or equity, against Company by reason of any matter arising under the Reinsurance Agreement, it being the intention of the parties that this release operate as a full and final settlement of Company’s past, current and future liabilities and obligations, whether known or unknown, to Reinsurer under the Reinsurance Agreement. Notwithstanding anything to the contrary stated herein, such release shall not, however, release Company from any obligation set forth in this Agreement, including with respect to payment of any amount due pursuant to Section 2.1(a)(vi)(A).
ARTICLE III.
MISCELLANEOUS PROVISIONS
     Section 3.1 No Strict Construction Against the Drafter. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event that any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
     Section 3.2 Waivers and Amendments; Remedies. This Agreement may not be amended, superseded, canceled, renewed or extended, and the terms hereof may not be waived, except by a written instrument signed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.
     Section 3.3 Entire Agreement. This Agreement, the Purchase Agreement and the other Ancillary Agreements (as defined in the Purchase Agreement) constitute the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and supersede all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof and thereof.
     Section 3.4 Interpretation.
          (a) When reference is made in this Agreement to any Section, such reference is to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.
          (b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The words “hereof”, “herein”, “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to “dollars” or “$”are to lawful currency of the United States. References to periods “from” or “through” any date mean, unless otherwise specified, from and including or through and including, respectively. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.
     Section 3.5 Notices. All notices and other communications hereunder will be in writing, will be given by one or more of the following means and will be deemed given: (a) when delivered, if delivered in person, (b) upon confirmation of receipt, if transmitted by facsimile, or (c) on the Business Day on which delivered by an express courier (with confirmation) (or, if not delivered by on a Business Day, on the next Business Day), if delivered, in each case to a party at its address listed below (or at such other address as such party shall deliver to the other party by like notice):
To Reinsurer, to Seller Representative:
OneBeacon Insurance Company
1 Beacon Lane
Canton, MA 02021
Attention: Bradford W. Rich
     Senior Vice President and General Counsel
With a concurrent copy to:
Mayer Brown LLP
71 S. Wacker Drive
Chicago, IL 60606
Facsimile: (312) 701-7711
Attention: Edward S. Best
     Andrew J. Noreuil
To Company:
York Insurance Company of Maine
c/o Tower Group, Inc.
120 Broadway, 31st Floor
New York, NY 10271
Attention: General Counsel
With a concurrent copy to:
Dewey & LeBoeuf LLP

1301 Avenue of the Americas
New York, NY 10019
Facsimile: (212) 259-6333
Attention: Jeffrey S. MacDonald
     Elizabeth B. Bannigan
     Section 3.6 Seller Representative. Company and Reinsurer agree and acknowledge that pursuant to the Purchase Agreement, Reinsurer has appointed OneBeacon Insurance Group LLC as its representative (OneBeacon Insurance Group LLC, in such capacity, the “Seller Representative”), among other things, for the purposes of sending or receiving notices and reports and taking any other actions required by or permitted of Company under this Agreement, and that the Seller Representative has accepted such appointment.
     Section 3.7 Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior written consent of all other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     Section 3.8 Cooperation. Each party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement, including making available to each other their respective officers and employees and agents for interviews and meeting with Governmental Authorities, and furnishing any additional assistance, information and documents as may be reasonably requested by a party from time to time. The duty of cooperation shall apply, but not be limited, to regulatory matters and to litigation matters involving third parties.
     Section 3.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart. Delivery of an executed counterpart by facsimile or other means of electronic transmission will have the same effect as manual delivery thereof.
     Section 3.10 Governing Law.
          (a) This Agreement and any dispute arising out of this Agreement will in all respects be construed in accordance with and governed by the laws of the State of New York applicable to contracts made in the State of New York to be performed in the State of New York.
          (b) Any proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction located in New York City and, by execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.
     Section 3.11 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT

IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.10.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

[COMPANY]
By:
Name:
Title:

ONEBEACON INSURANCE COMPANY
By:
Name:
Title:

EXHIBIT F

FORM OF EXCLUDED BUSINESS ADMINISTRATIVE SERVICES AGREEMENT

by and between
[YORK INSURANCE COMPANY OF MAINE]

and
ONEBEACON INSURANCE COMPANY
Effective as of [...], 2010

EXCLUDED BUSINESS ADMINISTRATIVE SERVICES AGREEMENT
     This EXCLUDED BUSINESS ADMINISTRATIVE SERVICES AGREEMENT (this “Agreement”), effective as of [...], 2010 (the “Effective Date”), is entered into by and between [YORK INSURANCE COMPANY OF MAINE], a [Maine] domiciled insurance company (“Company”), and OneBeacon Insurance Company, a Pennsylvania domiciled insurance company (“Administrator”).
RECITALS:
     WHEREAS, OneBeacon Insurance Group, Ltd., OneBeacon Insurance Group, LLC, each Affiliates of Administrator, Administrator and Tower Group, Inc. (among others) have entered into a Purchase Agreement (as defined below) which provides for the parties to enter into this Agreement;
     WHEREAS, Company and Administrator are executing an Excluded Business Reinsurance Agreement concurrently with this Agreement (the “Excluded Business Reinsurance Agreement”), pursuant to which Administrator agrees to reinsure, on a 100% quota share basis, the Insurance Liabilities (as defined in the Excluded Business Reinsurance Agreement) of Company under the Insurance Contracts (as defined in the Excluded Business Reinsurance Agreement), on the terms and conditions set forth therein; and
     WHEREAS, Company wishes to appoint Administrator to provide administrative services with respect to the Insurance Contracts as set forth herein, and Administrator desires to provide such administrative services.
     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     The following terms shall have the respective meanings set forth below throughout this Agreement:
“Administrative Services” shall have the meaning set forth in Section 2.1.
“Administrator” shall have the meaning set forth in the introductory paragraph.
“Affiliate” shall have the meaning set forth in the Purchase Agreement.
“Agreement” shall have the meaning set forth in the introductory paragraph.
“Annual Adjustment” shall have the meaning set forth in Section 10.2.

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“Applicable Law” shall have the meaning set forth in the Purchase Agreement.
“Bank Accounts” shall have the meaning set forth in Section 17.3.
“Business Day” shall have the meaning set forth in the Purchase Agreement.
“Ceded Reinsurance Agreements” shall have the meaning set forth in the Excluded Business Reinsurance Agreement.
“Claim” shall have the meaning set forth in Section 5.1.
“Claimant” shall have the meaning set forth in Section 5.2.
“Commissions” shall have the meaning set forth in the Excluded Business Reinsurance Agreement.
“Company” shall have the meaning set forth in the introductory paragraph.
“Effective Date” shall have the meaning set forth in the introductory paragraph.
“Excluded Business Reinsurance Agreement” shall have the meaning set forth in the second “Whereas” clause.
“Governmental Authority” shall have the meaning set forth in the Purchase Agreement.
“Gross Statutory Reserves” shall have the meaning set forth in the Excluded Business Reinsurance Agreement.
“Indemnified Party” shall have the meaning set forth in Section 18.2.
“Indemnifying Party” shall have the meaning set forth in Section 18.2.
“Insolvency Fund Quarterly Accounting” shall have the meaning set forth in Section 9.1.
“Legal Proceedings” shall have the meaning set forth in Section 6.1.
“Person” shall have the meaning set forth in the Purchase Agreement.
“Policyholder” means the holder of an Insurance Contract.
“Post-Effective Date Assessments” shall have the meaning set forth in Section 9.1.
“Premium Tax Credit” shall have the meaning set forth in Section 10.2.
“Purchase Agreement” means the Purchase Agreement entered into by and among OneBeacon Insurance Group, Ltd., OneBeacon Insurance Group LLC, OneBeacon America Insurance Company, the Employers’ Fire Insurance Company, The Camden Fire Insurance Association, Homeland Insurance Company of New York, OneBeacon Insurance Company, OneBeacon

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Midwest Insurance Company, Pennsylvania General Insurance Company and The Northern Assurance Company of America, and Tower Group, Inc., dated as of February [  ], 2010.
“Quarterly Accounting” shall have the meaning set forth in Section 9.1.
“Quarterly Premium Tax Accounting” shall have the meaning set forth in Section 9.1.
“Seller Representative” shall have the meaning set forth in Section 20.6.
“Subcontractor” shall have the meaning set forth in Section 20.11.
“Third Party Claim” shall have the meaning set forth in Section 18.2.
ARTICLE II
AUTHORITY
     Section 2.1. Appointment. Company hereby appoints Administrator, and Administrator hereby accepts appointment, to provide as an independent contractor of Company, from and after the Effective Date the administrative and other services set forth herein in connection with the administration of the Insurance Contracts (the “Administrative Services”). Company hereby appoints Administrator to act as its exclusive agent and in its name as attorney-in-fact with regard to all such matters as are reasonably necessary for purposes of performing the Administrative Services for so long as Administrator is authorized hereunder to provide the Administrative Services. Notwithstanding any other provision of this Agreement to the contrary, Company shall have the right to direct Administrator to perform any action necessary for the Insurance Contracts or the administration thereof or for the Claims or Ceded Reinsurance Agreements to comply with Applicable Law, or to cease performing any action that constitutes a violation of Applicable Law.
ARTICLE III
STANDARD FOR SERVICES
     Section 3.1. Standards. (a) Administrator acknowledges that the performance of the Administrative Services in an accurate and timely manner is of paramount importance to Company. All of the Administrative Services shall be performed by Administrator in a competent and professional manner. Without limiting the foregoing, the Administrator shall provide the Administrative Services in accordance with (i) the terms of this Agreement, (ii) Applicable Law, including maintenance by Administrator of all licenses, authorizations, permits and qualifications from Governmental Authorities necessary to perform the Administrative Services required by this Agreement, (iii) the terms of the Insurance Contracts, and (iv) standards of service that, taken as a whole, are at least comparable to those utilized by Affiliates of the Company providing comparable services in providing such services immediately prior to the Effective Date.

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          (b) Administrator shall at all times maintain sufficient facilities and trained personnel of the kind necessary to perform its obligations under this Agreement in accordance with the performance standards set forth herein.
ARTICLE IV
[INTENTIONALLY OMITTED]
ARTICLE V
CLAIMS HANDLING
          The Administrative Services with respect to Claims shall include the following:
     Section 5.1. Claim Administration Services. Administrator shall acknowledge, consider, review, investigate, deny, settle, pay or otherwise dispose of each claim arising under an Insurance Contract (each, a “Claim” and collectively, the “Claims”). Administrator shall pay from its own funds in accordance with Article XVII all Claims and associated expenses.
     Section 5.2. Description of Claim Administration Services. Without limiting the foregoing, Administrator shall perform the following services in connection with the Claims, as appropriate:
(i)	provide claimants and their authorized representatives (collectively, “Claimants”) with claim forms and explanatory guidance as required by Applicable Law;

(ii)	establish, maintain and organize claim files and maintain and organize other claims-related records;

(iii)	conduct an investigation of each Claim, including the identification of any coverage issues arising from the facts and circumstances of the Claim;

(iv)	adjust and manage each Claim;

(v)	prepare and distribute to the appropriate recipients any reports required by Applicable Law;

(vi)	respond to all written or oral claims-related communications as required by Applicable Law; and

(vii)	maintain a complaint log with respect to the Claims in accordance with applicable requirements of Governmental Authorities and provide a copy of such log, continuously updated through the last day of each calendar quarter during the term of this Agreement, to Company on or before the thirtieth day of each calendar quarter covering changes during the preceding calendar quarter.

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ARTICLE VI
REGULATORY AND LEGAL PROCEEDINGS
     Section 6.1. Regulatory Complaints and Proceedings. The Administrator shall:
(i)	promptly notify Company of any Claims or non-Claims payment related complaints, inquiries or proceedings initiated by a Governmental Authority and involving the Insurance Contracts, Claims or the Ceded Reinsurance Agreements, and prepare and send to the Governmental Authority, with a copy to Company, a response within the Governmental Authority’s requested time frame for response or if no such time frame is provided, within the time frame as allowed by Applicable Law; provided, that the Administrator shall promptly provide such response to the Company for its prior review and comment;

(ii)	except as set forth herein, supervise and control the investigation, contest, defense and/or settlement of all complaints, inquiries and proceedings by Governmental Authorities involving the Insurance Contracts, Claims or the Ceded Reinsurance Agreements at its own cost and expense, and in the name of Company when necessary, including those investigations, contests, defenses and settlements initiated prior to the Effective Date and pending on the Effective Date; and

(iii)	on a monthly basis, provide to Company a report in a form mutually agreed by the parties summarizing the nature and status of any such complaints, inquiries or proceedings by Governmental Authorities, the alleged actions or omissions giving rise to such complaints, inquiries or proceedings and copies of any files or other documents that Company may reasonably request in connection with its review of these matters.
     Section 6.2. Legal Proceedings. Administrator shall:
(i)	notify Company promptly of any lawsuit, action, arbitration or other dispute resolution proceedings that are instituted or threatened with respect to any matter relating to the Insurance Contracts, Claims or the Ceded Reinsurance Agreements (“Legal Proceeding(s)”), and in no event more than five (5) Business Days after receipt of notice thereof;

(ii)	except as set forth herein, supervise and control the investigation, contest, defense and/or settlement of all Legal Proceedings at its own cost and expense, and in the name of the Company when necessary, including those Legal Proceedings initiated prior to the Effective Date and pending on the Effective Date; and

(iii)	keep Company fully informed of all material developments of all Legal Proceedings and, on a monthly basis, provide to Company a report summarizing the nature and status of any Legal Proceedings, the alleged

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actions or omissions giving rise to such Legal Proceedings and copies of any files or other documents that Company may reasonably request in connection with its review of these matters.
     Section 6.3. Notice to Administrator. Company shall give prompt notice to the Administrator of any Legal Proceeding or Claim made or brought against the Company on or after the Effective Date, arising under or in connection with the Insurance Contracts, Claims or the Ceded Reinsurance Agreements to the extent known to it and not made against or served on the Administrator or a Subcontractor, and shall promptly furnish to Administrator copies of all pleadings in connection therewith that are received by Company. The Administrator shall assume the defense of Company.
     Section 6.4. Defense of Regulatory and Legal Proceedings. Notwithstanding anything in this Agreement to the contrary, Company shall have the right to engage in its own separate legal representation, at its own expense, and to participate fully in the defense of any Legal Proceedings or complaints, inquiries or proceedings by Governmental Authorities with respect to the Insurance Contracts, Claims or Ceded Reinsurance Agreements in which Company is a named party without waiving any right to indemnification it may have hereunder or under the Excluded Business Reinsurance Agreement. Administrator and the Company shall reasonably cooperate with each other with respect to the administration of any Legal Proceeding and any such complaint, inquiry or proceeding by Governmental Authorities. Administrator shall not settle or compromise any Legal Proceeding or any such complaint, inquiry or proceeding by Governmental Authorities without the prior written consent of Company, such consent not to be unreasonably withheld, conditioned or delayed, unless the settlement or compromise (i) involves only the payment of money damages that are paid in full by Administrator, (ii) does not require an admission or involve a finding of any wrongdoing by or liability of any Person and would have no effect on any other claims that may be made against Company, and (iii) includes a full, unconditional and irrevocable release and does not impose an injunction or other equitable or non-monetary relief upon Company.
ARTICLE VII
NOTIFICATIONS
     Section 7.1. Notification to Policyholders. To the extent required by Applicable Law, Administrator shall and at the Administrator’s election, the Administrator may, send to Policyholders a written notice prepared by Administrator and reasonably acceptable to Company to the effect that Administrator has been appointed by Company to provide Administrative Services. Administrator will include in the above-referenced notices, at a minimum, any changes to the address to which to send claims and related information, premiums, fees and other payments and a toll-free telephone number to call for further information. In addition, Administrator shall prepare and provide to Policyholders all required notices of non-renewal by Company in respect of the Insurance Contracts. Administrator shall send such notices by first class U.S. mail, in all events in accordance with Applicable Law.

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ARTICLE VIII
BILLINGS AND COLLECTIONS
     Section 8.1. Billing and Collection Services. Administrator shall assume all responsibility for billing and collecting premiums, fees and other amounts payable with respect to each Insurance Contract, in each case from and after the Effective Date. The risk of loss, theft or destruction of premiums, fees and such other amounts with respect to the Insurance Contracts shall be borne solely by Administrator, except with respect to such premiums, fees or other amounts that come into the possession of Company until such time as such amounts are received by Administrator from Company.
ARTICLE IX
QUARTERLY PREMIUM TAX AND INSOLVENCY FUND ACCOUNTINGS
     Section 9.1. Quarterly Accountings. (a) From and after the Effective Date, within ten (10) Business Days after the end of each calendar quarter that this Agreement is in effect (or more frequently as mutually agreed by the parties), Company shall submit to Administrator a written statement of accounting in a form and containing such information to be agreed upon by the parties hereto (each, an “Insolvency Fund Quarterly Accounting”) setting forth any guaranty fund and involuntary mechanism assessments and similar charges against or payable by Company, to the extent that such assessments constitute Insurance Liabilities (collectively, the “Post-Effective Date Assessments”). If Administrator objects to the amount of an Insolvency Fund Quarterly Accounting, it shall have thirty (30) days following its receipt of such Insolvency Funding Quarterly Accounting to notify Company of its objection, unless Company’s time frame for contesting such assessments or charges terminates earlier than the end of such thirty (30) day period, in which case, Administrator shall give notice of its objection no later than five (5) Business Days prior to the last day of such contest period. In the event of such an objection, Administrator and Company shall work in good faith to reach agreement on the amount of the Insolvency Fund Quarterly Accounting as soon as practicable. Within twenty (20) days of reaching such agreement, Administrator shall remit to Company the agreed upon amount of the Insolvency Fund Quarterly Accounting with respect to the Post-Effective Date Assessments. Company agrees to supply Administrator a copy of all supporting data used in preparing the Insolvency Fund Quarterly Accountings.
          (b) In addition, within thirty (30) days after the last day of each calendar quarter that this Agreement is in effect (or more frequently as mutually agreed by the parties), Administrator shall submit to Company a written statement of accounting in a form and containing such information to be agreed upon by the parties hereto (each, a “Quarterly Premium Tax Accounting”, and together with the Insolvency Fund Quarterly Accountings, the “Quarterly Accountings”) setting forth the estimated premium taxes due and arising on account of all collected premiums under the Insurance Contracts attributable to such quarter. Concurrent with the delivery of each Quarterly Premium Tax Accounting, Administrator shall remit to Company the amount set forth on such Quarterly Premium Tax Accounting with respect to such estimated premium taxes, to the extent such premium taxes constitute Insurance Liabilities. Administrator

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agrees to supply to Company a copy of all supporting data used in preparing the Quarterly Premium Tax Accountings.
     Section 9.2. Adjustments Regarding Quarterly Accountings. In the event that subsequent data or calculations require revision of any of the Quarterly Accountings, the required revision and appropriate payments thereunder shall be made within twenty (20) Business Days after the parties hereto mutually agree as to the appropriate revision.
ARTICLE X
CERTAIN ACTIONS BY COMPANY
     Section 10.1. Filings. From and after the date hereof, Company shall be solely responsible for the preparation and filing of any filings required to be made with any Governmental Authority that relate to Company generally and not just to the Insurance Contracts, including filings with guaranty associations and filings of premium tax returns with taxing authorities. Upon the request of Company, Administrator shall, in a timely fashion in light of the dates such filings by Company are required, provide to Company all information in the possession of Administrator with respect to the Insurance Contracts that may be reasonably required for Company to prepare such filings and tax returns.
     Section 10.2. Annual Adjustment. From and after the date hereof, Company shall pay or provide to Administrator the benefit of any Post-Effective Date Assessments which have been or can be applied to reduce Company’s premium tax liability (“Premium Tax Credits”). Company shall provide to Administrator by March 15 of each year a statement of the amount (the “Annual Adjustment”) of (i) premium taxes due with respect to premiums collected during the prior calendar year (to the extent that such premium taxes constitute Insurance Liabilities), less (ii) estimated premium taxes paid by Administrator to Company with respect to such premiums under the provisions of Article IX, less (iii) Premium Tax Credits for the prior calendar year. If Administrator objects to the amount set forth in a statement of Annual Adjustment, it shall have thirty (30) days following its receipt of such statement of Annual Adjustment to notify Company of its objection. In the event of such an objection, Administrator and Company shall work in good faith to reach agreement on the amount to be set forth in the statement of Annual Adjustment as soon as practicable. If Administrator does not dispute the amount set forth in the statement of Annual Adjustment by April 14 of each year, Administrator shall pay to Company the Annual Adjustment, if a positive amount, and Company will pay to Administrator the Annual Adjustment, if a negative amount. If Administrator does dispute the amount set forth in the statement of Annual Adjustment, by (i) May 1 if the dispute is resolved prior to April 14 or (ii) the date which is fifteen (15) days following the resolution of such dispute if such dispute is resolved after April 14 of the applicable year, Administrator shall pay to Company the Annual Adjustment, if a positive amount, and Company shall pay to Administrator the Annual Adjustment, if a negative amount. Company agrees to supply Administrator a copy of all supporting data used in preparation of the Annual Adjustment.

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ARTICLE XI
REGULATORY MATTERS AND REPORTING
     Section 11.1. Regulatory Compliance and Reporting. Administrator shall provide on a timely basis information to Company with respect to the Insurance Contracts, Claims and Ceded Reinsurance Agreements to satisfy all current and future informational reporting, prior approval and any other requirements imposed by any Governmental Authority. Upon the request of Company, Administrator shall timely prepare such reports and summaries, including statistical summaries, as are necessary to satisfy any requirements imposed by a Governmental Authority upon Company with respect to the Insurance Contracts, Claims or Ceded Reinsurance Agreements. Among other responsibilities with respect to the foregoing:
(i)	Administrator shall promptly prepare and furnish to Company or, at Company’s election, directly to Governmental Authorities all reports and related summaries (including statistical summaries), certificates of compliance and other reports required or requested by a Governmental Authority with respect to the Insurance Contracts, Claims or Ceded Reinsurance Agreements.

(ii)	Administrator shall assist Company and cooperate with Company in doing all things necessary, proper or advisable, in a commercially reasonable manner in connection with any and all market conduct or other Governmental Authority examinations relating to the Insurance Contracts, Claims or Ceded Reinsurance Agreements.
     Section 11.2. Reporting and Accounting. Administrator shall assume the reporting and accounting obligations set forth below:
(i)	Within thirty (30) days after the end of each calendar quarter that this Agreement is in effect, Administrator shall provide to Company a report in respect of the Insurance Contracts, Claims and Ceded Reinsurance Agreements for such calendar quarter in the form attached as Schedule A, or in another form mutually acceptable to Company and Administrator (the “Quarterly Report”). Without limiting the foregoing, the Quarterly Report shall include the amount of Gross Statutory Reserves as of the end of such calendar quarter.

(ii)	Administrator shall timely provide notice to Company of (A) any changes in the reserve methodology of Administrator in calculating reserves for the Insurance Contracts or Claims and (B) any significant changes to the Gross Statutory Reserves in respect of the Insurance Contacts that are recommended or deemed appropriate by the Administrator, any of its Affiliates or any third party.

(iii)	On an annual basis, Administrator shall provide Company with actuarial work papers and analysis prepared by a qualified actuary, setting forth

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such actuary’s unpaid claim estimate relating to loss and loss adjustment expenses in respect of the Insurance Liabilities. The parties shall cooperate in good faith to establish the timing for the provision of such documentation. Administrator shall provide, or cause to be provided, to Company reasonable access to such actuary in connection with Company’s review of such work papers, analysis and estimates.
(iv)	Administrator shall timely provide to Company and Company’s designated independent auditors such additional reports and summaries (and, upon request of Company, detailed supporting records) related to the Insurance Contracts, Claims and Ceded Reinsurance Agreements as may be reasonably required for use in connection with the preparation of Company’s statutory and GAAP financial statements, tax returns and other required financial reports. The parties shall cooperate in good faith to establish the manner and schedule for the providing of such reports.

(v)	For so long as this Agreement remains in effect, upon reasonable notice, Administrator shall from time to time furnish to Company such other reports and information related to the Insurance Contracts, Claims and Ceded Reinsurance Agreements as may be reasonably requested by Company for regulatory, tax, financial reporting or similar purposes and reasonably available to it. At Company’s reasonable request, Administrator shall supply to Company a copy of all supporting information used by Administrator in preparing any Quarterly Report or any other reports, summaries and certifications provided hereunder.

(vi)	On a monthly basis, provide to Company a report in a form mutually agreed by the parties summarizing deposits and withdrawals from the Bank Accounts and such other information as Company may reasonably request in connection with such Bank Accounts.
ARTICLE XII
MISCELLANEOUS ADMINISTRATIVE SERVICES
     Section 12.1. Miscellaneous Administrative Services. (a) Administrator shall assume the obligations set forth below:
(i)	Administrator shall timely pay, from Administrator’s own funds, to the Policyholders, any refunds of any kind due under the Insurance Contracts.

(ii)	Administrator shall have the exclusive authority to manage and administer the Ceded Reinsurance Agreements as relates to the Insurance Contracts, including providing all reports and notices required with regard to the Ceded Reinsurance Agreements to the reinsurers within the time required by the applicable reinsurance agreement and doing all other things

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necessary to comply with the terms and conditions of the Ceded Reinsurance Agreements. Without limiting the foregoing, Administrator shall timely pay all reinsurance premiums due to reinsurers under the Ceded Reinsurance Agreements and collect from such reinsurers all reinsurance recoverables due thereunder. Notwithstanding the foregoing, Company shall reasonably cooperate with Administrator in the administration of such Ceded Reinsurance Agreements to the extent that Company’s participation is required under the terms of any such Ceded Reinsurance Agreement or is requested by the counterparty to the Ceded Reinsurance Agreement. In no event may the Administrator enter into any new ceded reinsurance agreements on behalf of Company without the Company’s prior written consent.
(iii)	Administrator shall process all policy changes, lapses, cancellations, and reinstatements in accordance with the terms of this Agreement and the express terms of the Insurance Contracts.

(iv)	Administrator shall pay Commissions due under the Insurance Contracts to the extent such Commissions constitute Insurance Liabilities.

(v)	Administrator shall provide all customer service in connection with the Insurance Contracts.

(vi)	Administrator shall provide such other Administrative Services with respect to the Insurance Contracts and Claims as are necessary or appropriate to fully effectuate the purpose of the Purchase Agreement, the Excluded Business Reinsurance Agreement and this Agreement, including such Administrative Services as are not performed by or on behalf of Company on the date hereof but the need for which may arise due to changes or developments in Applicable Law or for any other reason.
ARTICLE XIII
BOOKS AND RECORDS
     Section 13.1. Records. Administrator shall keep accurate and complete records, files and accounts of all transactions and matters with respect to the Insurance Contracts, Claims and the Ceded Reinsurance Agreements and the administration thereof in accordance with (i) Applicable Law and (ii) its record management practices in effect from time to time for Administrator’s insurance business not covered by this Agreement, copies of which shall be provided to Company, if any.
     Section 13.2. Access. (a) Following the Effective Date, Administrator shall afford, and will cause its Affiliates to afford, to Company and any of its Affiliates, counsel, accountants or a designated representative, during normal business hours, the right to examine and make copies of the books and records maintained by Administrator pursuant to Section 13.1 for such period as this Agreement is in effect or for as long thereafter as any rights or obligations of Company

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survives or to the extent that such access may be reasonably required by Company or any of its Affiliates in connection with (i) the preparation of financial statements, (ii) responding to regulatory inquiries or other regulatory purposes, (iii) the preparation of tax returns or in connection with any audit, amended return, claim for refund or any proceeding with respect thereto, (iv) the investigation, arbitration, litigation and final disposition of any claims which may have been or may be made against Company in connection with the Insurance Contracts or which Company may make with respect to the Insurance Contracts, excluding in each case claims made by or against Administrator or its Affiliates, or (v) any other reasonable business purpose. Each of Company and its Affiliates, at its own cost and expense, shall have the right to duplicate all books and records relating to the Insurance Contracts. Administrator will not, and will cause its Affiliates to not, dispose of, alter or destroy any such books and records and other materials other than in accordance with Administrator’s books and records retention policy as may be amended from time to time but in any case for at least seven (7) years after the termination or expiration of all Insurance Contracts or as otherwise required under the Purchase Agreement. All such books and records pertaining to the Insurance Contracts shall remain the property of Company; provided that Administrator may keep a copy of such books and records subject to its normal records retention policies.
          (b) Following the Effective Date, Company shall afford, and will cause its Affiliates to afford, to Administrator and any of its Affiliates, counsel, accountant or a designated representative, during normal business hours, the right to examine and make copies of any books and records retained by Company or its Affiliates which relate to the Insurance Contracts or which are otherwise relevant to the Insurance Contracts for such period as this Agreement is in effect or for as long thereafter as any rights or obligations of Administrator survives or to the extent that such access may be reasonably required by Administrator or any of its Affiliates in connection with (i) the preparation of financial statements, (ii) responding to regulatory inquiries or other regulatory purposes, (iii) the preparation of tax returns or in connection with any audit, amended return, claim for refund or any proceeding with respect thereto, (iv) the investigation, arbitration, litigation and final disposition of any claims which may have been or may be made against Administrator or its Affiliates in connection with the Insurance Contracts or which Administrator or its Affiliates may make with respect to the Insurance Contracts, excluding in each case claims made by or against Company or its Affiliates, or (v) any other similar, reasonable business purpose. Each of Administrator and its Affiliates, at its own cost and expense, shall have the right to duplicate all such books and records relating to the Insurance Contracts. Company will not, and will cause its Affiliates to not, dispose of, alter or destroy any such books and records and other materials other than in accordance with Company’s books and records retention policy as may be amended from time to time but in any case for at least seven (7) years after the termination or expiration of all Insurance Contracts or as otherwise required under the Purchase Agreement.
ARTICLE XIV
COOPERATION
     Section 14.1. Cooperation. Each party shall cooperate to the extent reasonably possible with the other party and take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind which may be reasonably necessary to carry

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out any provisions of this Agreement and to effectuate the intention of the parties under the Excluded Business Reinsurance Agreement, the Purchase Agreement and this Agreement.
ARTICLE XV
PRIVACY REQUIREMENTS
     Section 15.1. Use of Confidential Information. Company and Administrator acknowledge that they will have access to confidential and proprietary information concerning the other party and its businesses, which information is not readily available to the public, and acknowledge that Company and Administrator have taken and will continue to take reasonable actions to ensure such information is not made available to the public. For the avoidance of doubt, Company and Administrator acknowledge that the possession, use and disclosure of such confidential information are subject to the restrictions set forth in Section 6.3 of the Purchase Agreement.
     Section 15.2. Privacy Requirements. Each party acknowledges that pursuant to Applicable Law regarding privacy (“Privacy Laws”), Company is required to obtain certain undertakings from Administrator with respect to the privacy, use and protection of Personally Identifiable Information. Notwithstanding anything to the contrary contained herein, Administrator covenants that, with respect to any Personally Identifiable Information, Administrator, its Affiliates and their respective Subcontractors shall (a) comply with all applicable Privacy Laws; (b) keep all Personally Identifiable Information confidential and not disclose or use any Personally Identifiable Information except only to the extent necessary to exercise its rights or perform its obligations hereunder; (c) when acting as a data processor, only process Personally Identifiable Information in accordance with the instructions of Company; (d) except with respect to the provision of Administrative Services hereunder or as otherwise agreed by the parties, not disclose any Personally Identifiable Information to any other Person without the prior written consent of Company and an agreement in writing from such other Person to comply, among other things, with the terms of this Section 15.2 and (e) maintain (and shall cause all third Persons consented to by the other party to receive Personally Identifiable Information in accordance with the foregoing subsection (d) to maintain) adequate administrative, technical and physical safeguards to ensure the security and confidentiality of all Personally Identifiable Information, provided that Subcontractors involved in the performance of Administrative Services as of the Effective Date shall not be required to comply with the foregoing requirements in this subsection (e) until March 1, 2012. “Personally Identifiable Information” means any information received by Administrator from Company in connection with the performance of Administrator’s obligations hereunder (a) from which an individual may be identified; (b) concerning an individual that would be considered “nonpublic personal information” within the meaning of Title V of the Gramm-Leach Bliley Act of 1999 and the regulations promulgated thereunder or (c) any other information of or relating to an individual that is protected from disclosure by applicable Privacy Laws.

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ARTICLE XVI
CONSIDERATION FOR ADMINISTRATIVE SERVICES
     Section 16.1. Consideration. Apart from the performance by Company of its obligations under the Purchase Agreement and the Excluded Business Reinsurance Agreement, there shall be no fee or other consideration due to Administrator for performance of the Administrative Services under this Agreement.
ARTICLE XVII
BANK ACCOUNT; USE OF COMPANY MARKS
     Section 17.1. Direct Payment. At its option, Administrator may pay Claims directly to Policyholders or Claimants of the Insurance Contracts out of its own accounts or out of accounts established by Administrator in the name of Company pursuant to Section 17.2 hereof. For the avoidance of doubt, any such direct payment to a Policyholder or a Claimant of an Insurance Contract shall, to the extent of such payment, discharge any obligation of Administrator to make such payment to Company under the Excluded Business Reinsurance Agreement in respect of such Claim.
     Section 17.2. Bank Accounts. To the extent required by Applicable Law for the Administrator to make direct payment of Claims to Policyholders or Claimants of the Insurance Contracts, Administrator may establish and maintain separate accounts in the name of the Company with banking institutions to provide the Administrative Services (the “Bank Accounts”). Administrator shall have exclusive authority over the Bank Accounts including, without limitation, the exclusive authority to (a) designate the authorized signatories on the Bank Accounts, (b) issue drafts on and make deposits in the Bank Accounts in the name of Company and (c) make withdrawals from the Bank Accounts. At Administrator’s request, Company shall do all things reasonably necessary to enable Administrator to open, maintain and access the Bank Accounts including, without limitation, executing and delivering such depository resolutions and other documents as may be requested from time to time by the banking institutions. The Company agrees that without Administrator’s prior written consent it shall not make any changes to the authorized signatories on the Bank Accounts nor attempt to withdraw any funds therefrom. Administrator shall provide and own all funds deposited in the Bank Accounts. To the extent permitted by Applicable Law, Administrator may pay Claims directly to Policyholders or Claimants of the Insurance Contracts on check stock of Administrator.
     Section 17.3. Trademarks and Letterhead.
          (a) Company hereby grants to Administrator a non-exclusive, royalty-free, non-transferable right and license to use Company’s trademarks (the “Trademarks”) solely in connection with the performance of the Administrative Services for the limited uses of providing the Administrative Services. The foregoing license is sub-licensable to Administrator’s subcontractors engaged pursuant to Section 20.11. The Administrator’s use (or its subcontractors’ use) of the Trademarks, and the provision of services in connection therewith shall (i) be of a consistently high standard of quality, style and appearance commensurate with

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the standards for quality, style and appearance associated with Company’s use of the Trademarks and provision of services in connection therewith, and (ii) conform to the quality standards set forth on Schedule B attached hereto, as amended from time to time by Company. The Administrator’s use (or its Subcontractors’ use) of the Trademarks and all goodwill associated therewith shall inure solely to the benefit of and be on behalf of Company.
          (b) Company shall make available to Administrator, at the sole expense of Administrator, such letterhead, printed forms and other documents of Company as may be reasonably required by Administrator to perform the Administrative Services. Upon termination of this Agreement, Administrator shall promptly return to Company all such unused letterhead, printed forms and other documents held by it.
ARTICLE XVIII
INDEMNIFICATION
     Section 18.1. Indemnification. (a) As used in this Article XVIII, “Loss” and/or “Losses” shall mean any and all liabilities, obligations, losses, claims, costs, expenses (including reasonable attorneys’ and accountants’ fees and expenses), judgments, settlements, deficiencies, damages, fines and demands, including interest, taxes and additions and penalties with respect thereto, but excluding any punitive damages (other than any punitive damages paid or payable to a third party).
          (b) Administrator agrees to indemnify and hold harmless Company and any of its directors, officers, employees, agents, representatives and Affiliates (and the directors, officers, employees, agents and representatives of such Affiliates) from any and all Losses arising out of or caused by any actual or alleged: (i) fraud, theft or embezzlement by directors, officers, employees, agents, subcontractors, successors or assigns of Administrator during the term of this Agreement; (ii) failure, either intentional or unintentional, of Administrator to properly perform the services or take the actions required by this Agreement, including the failure to properly process, evaluate and pay claims or to comply with disbursement requests in accordance with the terms of this Agreement; (iii) acts of negligence or willful misconduct committed by directors, officers, employees, agents, subcontractors, successors or assigns of Administrator during the term of this Agreement; or (iv) failure of Administrator to comply with Applicable Law during the term of this Agreement, other than, in the case of (i), (ii), (iii) or (iv), any failure on the part of Administrator caused by the action or inaction of Company or any of its Affiliates except any action or inaction on the part of Company or its Affiliates taken at the specific direction or specific request of Administrator or its Affiliates or with the specific approval of Administrator or its Affiliates.
          (c) Company agrees to indemnify and hold harmless Administrator and any of its directors, officers, employees, agents, representatives and Affiliates (and the directors, officers, employees, agents and representatives of such Affiliates) from any and all Losses arising out of or caused by any actual or alleged: (i) fraud, theft or embezzlement by directors, officers, employees, agents, successors or assigns of Company during the term of this Agreement; (ii) failure, either intentional or unintentional, of Company to take the actions required by this Agreement; (iii) acts of negligence or willful misconduct committed by

15

directors, officers, employees, agents, successors or assigns of Company during the term of this Agreement; or (iv) failure of Company to comply with Applicable Law during the term of this Agreement, other than, in the case of (i), (ii), (iii), or (iv), any failure on the part of Company caused by the action or inaction of Administrator or any of its Affiliates, except any action or inaction on the part of Administrator or its Affiliates taken at the specific direction of Company pursuant to Section 2.1 or otherwise at the specific written request or with the specific written approval of Company or its Affiliates.
     Section 18.2. Indemnification Procedures. (a) In order for a party (the “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by, or an action, proceeding or investigation instituted by, any Person not a party to this Agreement (a “Third Party Claim”), such Indemnified Party must notify the other party (the “Indemnifying Party”) in writing, and in reasonable detail, of the Third Party Claim within ten (10) Business Days after such Indemnified Party learns of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) Business Days after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.
          (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnifying Party shall have no liability with respect to any compromise or settlement of such claims effected without its written consent (such consent not to be unreasonably withheld or delayed); the Indemnifying Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed) unless (A) there is no finding or admission of any violation of Applicable Law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and a full and complete release is provided to the Indemnified Party.
          (c) The provisions of this Article XVIII shall survive the termination of this Agreement.

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     Section 18.3. Procedures for Direct Claims. In the event any Indemnified Party shall have a claim for indemnity against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall promptly deliver notice of such claim to the Indemnifying Party. Such notice referred to in the preceding sentence shall state the relevant facts and include therewith relevant documents and a statement in reasonable detail as to the basis for the indemnification sought. The failure by any Indemnified Party so to notify the Indemnifying Party in a timely manner shall not be deemed a waiver of the Indemnified Party’s right to indemnification with respect to any claim made pursuant to this Section 18.3, other than to the extent that such failure actually prejudices the Indemnifying Party.
ARTICLE XIX
DURATION; TERMINATION
     Section 19.1. Duration. This Agreement shall continue with respect to each Insurance Contract and Claim until no further Administrative Services are required to be performed hereunder by Administrator in respect of such Insurance Contract or Claim, unless it is earlier terminated under Section 19.2.
     Section 19.2. Termination. (a) This Agreement is subject to immediate termination at the option of Company, upon written notice to Administrator, on the occurrence of any of the following events:
(i)	Commencement of a voluntary or involuntary proceeding in any jurisdiction by or against Administrator for the purpose of conserving, rehabilitating or liquidating Administrator;

(ii)	There is a material breach by the Administrator of any term or condition of this Agreement that is not cured by the Administrator within thirty (30) days after receipt of written notice from Company of such breach or act;

(iii)	Any license required to be held by Administrator to provide the Administrative Services shall be revoked or the Administrator shall fail to obtain such license; or

(iv)	Administrator is unable to perform the services required under this Agreement for a period of thirty (30) consecutive days for any reason.
          (b) This Agreement may be terminated at any time upon the mutual written consent of the parties hereto, which writing shall state the effective date of termination.
          (c) In the event that this Agreement is terminated under Section 19.2(a), Administrator shall promptly select a third-party administrator to perform the services required by this Agreement. Company shall have the right to consent to any such administrator selected by Administrator, such consent not to be unreasonably withheld. If Administrator fails to so select an administrator pursuant to this Section 19.2(c), Company shall select the administrator which may be Company or an Affiliate. In either case, Administrator shall pay all fees and charges imposed by the selected administrator and shall bear all transition costs associated with

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the transition of the performance of the services required under this Agreement to such administrator.
          (d) In the event that this Agreement is terminated pursuant to Section 19.2, Administrator shall cooperate fully in the transfer of services and the books and records maintained by Administrator pursuant to this Agreement (or, where appropriate, copies thereof) to the third-party administrator or Company (or an Affiliate) chosen pursuant to Section 19.2(c), or as otherwise agreed in the event of a termination pursuant to Section 19.2(b), as applicable, so that such third-party administrator or Company (or an Affiliate), as the case may be, will be able to perform the services required under this Agreement without interruption following termination of this Agreement.
ARTICLE XX
MISCELLANEOUS PROVISIONS
     Section 20.1. No Strict Construction Against the Drafter. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event that any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
     Section 20.2. Waivers and Amendments; Remedies. This Agreement may not be amended, superseded, canceled, renewed or extended, and the terms hereof may not be waived, except by a written instrument signed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.
     Section 20.3. Entire Agreement. This Agreement, the Purchase Agreement and the other Ancillary Agreements (as defined in the Purchase Agreement) constitute the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and supersede all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof and thereof.
     Section 20.4. Interpretation.
          (a) The Exhibits and Schedules to this Agreement that are specifically referred to herein are a part of this Agreement as if fully set forth herein. When reference is made in this Agreement to any Section, Exhibit or Schedule, such reference is to a Section, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

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          (b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The words “hereof”, “herein”, “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to “dollars” or “$”are to lawful currency of the United States. References to periods “from” or “through” any date mean, unless otherwise specified, from and including or through and including, respectively. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.
     Section 20.5. Notices. All notices and other communications hereunder will be in writing, will be given by one or more of the following means and will be deemed given: (a) when delivered, if delivered in person, (b) upon confirmation of receipt, if transmitted by facsimile, or (c) on the Business Day on which delivered by an express courier (with confirmation) (or, if not delivered by on a Business Day, on the next Business Day), if delivered, in each case to a party at its address listed below (or at such other address as such party shall deliver to the other party by like notice):
To Administrator, to the Seller Representative at:
OneBeacon Insurance Group, Ltd.
1 Beacon Lane
Canton, MA 02021
Attention: Bradford W. Rich
          Senior Vice President and General Counsel
With a concurrent copy to:
Mayer Brown LLP
71 S. Wacker Drive
Chicago, IL 60606
Facsimile: (312) 701-7711
Attention: Edward S. Best
          Andrew J. Noreuil
To Company:
Tower Group, Inc.

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120 Broadway, 31st Floor
New York, NY 10271
Attention: General Counsel
With a concurrent copy to:
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019
Facsimile: (212) 259-6333
Attention: Jeffrey S. MacDonald
          Elizabeth B. Bannigan
          Section 20.6. Seller Representative. Company and Administrator agree and acknowledge that, pursuant to the Purchase Agreement, Administrator has appointed OneBeacon Insurance Group LLC as its representative (OneBeacon Insurance Group LLC, in such capacity, the “Seller Representative”), among other things, for the purposes of sending or receiving notices and reports and taking any other actions required by or permitted of Administrator under this Agreement, and that the Seller Representative has accepted such appointment.
     Section 20.7. Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior written consent of all other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     Section 20.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart. Delivery of an executed counterpart by facsimile or other means of electronic transmission will have the same effect as manual delivery thereof.
          Section 20.9. Governing Law.
          (a) This Agreement and any dispute arising out of this Agreement will in all respects be construed in accordance with and governed by the laws of the State of New York applicable to contracts made in the State of New York to be performed in the State of New York.
          (b) Any proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction located in New York City and, by execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.
     Section 20.10. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE

20

IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.10.
     Section 20.11. Subcontracting. Administrator reserves the right to subcontract any Administrative Service to Affiliates and unaffiliated third parties (each a “Subcontractor”); provided, that (i) any Administrative Service provided by a Subcontractor shall be performed in accordance with the standards set forth in Article III of this Agreement, (ii) Administrator shall remain liable for compliance of such Subcontractors in all respects with the terms and conditions of this Agreement, and for all acts and omissions of such Subcontractors and their personnel and (iii) the appointment of any Subcontractor that is not an Affiliate of Administrator shall be subject to the prior written consent of Company, which consent shall not be unreasonably withheld, except if such Subcontractor (a) is being used immediately prior to the Closing Date by Administrator or its Affiliates for similar services in respect of similar lines of insurance business to the Insurance Contracts or (b) is an appropriately licensed claims adjustor.

21

IN WITNESS WHEREOF, Company and Administrator have executed this Administrative Services Agreement as of the date first above written.

ONEBEACON INSURANCE COMPANY
By:
Name:
Title:

[YORK INSURANCE COMPANY OF MAINE]
By:
Name:
Title:

22

SCHEDULE A
QUARTERLY REPORT
[Drafting Note: Form of Quarterly Report to be prepared by Purchaser and Seller between signing and Closing.]

SCHEDULE B
Trademark Quality Standards
Administrator’s right to use the Trademarks is limited to the uses described in Section 17.2(a) of the Agreement and is valid only in conjunction with such use. Administrator shall use the Trademarks in the exact form provided to the Administrator by the Company, using the exact colors provided or a black and white image, and shall not modify or alter the Trademarks in any way or combine them with any other trademarks, words or images. Administrator shall comply with any other usage instructions provided by the Company, from time to time, including ownership disclosures. Administrator shall not use or allow others to use the Trademarks in any way which would tend to allow them to become generic, lose their distinctiveness, mislead the public, or be materially detrimental to or inconsistent with the good name or goodwill of the Company or its goods, products or services. Administrator specifically agrees not to use the Trademarks in connection with any unlawful activities or any pornographic, racist, sexist or discriminatory materials or publications. Administrator shall immediately notify the Company in the event Trademarks are used in violation of this Agreement.

EXHIBIT G

FORM OF EXCLUDED BUSINESS REINSURANCE AGREEMENT
by and between
[YORK INSURANCE COMPANY OF MAINE]
and
ONEBEACON INSURANCE COMPANY
Dated as of [   ], 2010

EXCLUDED BUSINESS REINSURANCE AGREEMENT
     This EXCLUDED BUSINESS REINSURANCE AGREEMENT (this “Agreement”), dated as of [...], 2010, is made by and between [York Insurance Company of Maine], a [Maine] domiciled insurance company (“Company”), and OneBeacon Insurance Company, a Pennsylvania domiciled insurance company (“Reinsurer”).
     WHEREAS, OneBeacon Insurance Group, Ltd., OneBeacon Insurance Group LLC, each Affiliates of Reinsurer, Reinsurer and Tower Group, Inc. (the “Buyer”), (among others) have entered into the Purchase Agreement (as defined below) which provides for the parties to enter into this Agreement;
     WHEREAS, Company has agreed to cede, and Reinsurer has agreed to reinsure, on a 100% quota share basis, the Insurance Liabilities (as defined below) of Company under the Insurance Contracts (as defined below), on the terms and conditions set forth herein; and
     WHEREAS, Company desires that Reinsurer perform administrative functions on behalf of Company with respect to the Insurance Contracts and Reinsurer has agreed to provide such services pursuant to the terms of the Administrative Services Agreement (as defined below);
     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     The following terms shall have the respective meanings set forth below throughout this Agreement:
     “Administrative Services Agreement” means the Excluded Business Administrative Services Agreement entered into by and between Reinsurer and Company dated as of the date hereof.
     “Affiliate” shall have the meaning set forth in the Purchase Agreement.
     “Agreement” means this Excluded Business Reinsurance Agreement.
     “Applicable Law” shall have the meaning set forth in the Purchase Agreement.
     “Business” means the development, marketing, underwriting, issuance, sale, administration, renewal, reinsurance or servicing of voluntary and involuntary property and casualty Insurance Policies to individuals and households in their private capacity, including automobile, homeowners’, fire, tenant-occupied dwellings, personal umbrella, personal inland marine, watercraft supported by homeowners or package, package, mobile home, landlord protector and fire Insurance Policies, in each case other than personal lines Insurance Policies constituting surplus lines policies for high-value property coverages or a part of Company’s or its Affiliates’ specialty personal lines programs described on Schedule 1.1B of the Purchase Agreement.
     “Business Day” shall have the meaning set forth in the Purchase Agreement.
     “Buyer” shall have the meaning set forth in the recitals.
     “Ceded Reinsurance Agreements” means, to the extent that such treaties or agreements relate to the Insurance Liabilities, (a) all reinsurance and retrocession treaties and agreements to which Company or any of its Affiliates is a ceding party that were in force on the date of the Purchase Agreement or were entered into by Company between the date of the Purchase Agreement and the date hereof in accordance with the terms of the Purchase Agreement and (b) any such treaty or agreement that is terminated or expired but under which Company may continue to receive reinsurance coverage, including, without limitation, the reinsurance agreements listed in Schedule A.
     “Closing Date” shall have the meaning set forth in the Purchase Agreement.
     “Commissions” means all commissions, expense allowances, and other fees and compensation owed to producers.
     “Company” shall have the meaning set forth in the introductory paragraph hereof.
     “Company Indemnitees” shall have the meaning set forth in Section 12.1.
     “Effective Date” shall have the meaning set forth in Article II hereof.
     “Extra Contractual Obligations” means all liabilities for compensatory, consequential, exemplary, punitive or other special or similar damages which relate to any alleged or actual act, error, omission or other event in connection with, any settlement, defense, investigation or handling of any claims under any Insurance Contract or in connection with the marketing, issuance, delivery, cancellation or administration of any of the Insurance Contracts, whether prior to, on or after the Closing Date, other than any such liabilities resulting from the act, error, omission of Company after the Closing Date other than as provided for in the prior written consent or direction of Reinsurer as Administrator under the Administrative Services Agreement.
     “Final Statutory Reserves” shall have the meaning set forth in Section 5.01(a)(vi).
     “Governmental Authority” shall have the meaning set forth in the Purchase Agreement.
     “Gross Statutory Reserves” means, as of any given date, the gross statutory reserves of Company with respect to the Insurance Liabilities, including loss reserves (including case reserves and reserves for losses incurred but not reported), loss adjustment expense reserves and unearned premium reserves, calculated in accordance with SAP, without giving effect to this Agreement or any Ceded Reinsurance Agreement.

     “Independent Consultant” shall have the meaning set forth in Section 5.01(a)(v).
     “Initial Reinsurance Premium” shall have the meaning set forth in Section 5.1.
     “Insurance Contracts” means (i) all treaties, policies, binders, slips or other contracts of insurance or reinsurance issued by or on behalf of Company prior to the Effective Date, except for the Subject Policies written by Company, and all renewals thereof; and (ii) the Reinsured Personal Lines Policy.
     “Insurance Policy” means any policy or contract of insurance or reinsurance.
     “Insurance Liabilities” means the following liabilities of Company net of amounts actually collected on or after the Effective Date under the Ceded Reinsurance Agreements, except to the extent that such amounts collected under the Ceded Reinsurance Agreements relate to the business of Company other than the Insurance Contracts: (a) all liabilities arising under the Insurance Contracts, including all liabilities for unpaid claims and incurred but not reported claims, whether incurred before, on or after the Effective Date; (b) all loss adjustment expenses and expense reimbursement amounts arising out of or relating to the Insurance Contracts; (c) premium taxes due in respect of premiums written with respect to the Insurance Contracts; (d) assessments and similar charges with respect to the Insurance Contracts in connection with the participation by Company or Reinsurer, whether voluntary or involuntary, in any guaranty association or risk pool established or governed by any state or other jurisdiction; (e) Commissions payable with respect to the Insurance Contracts; (f) premiums, payments, fees or other consideration (including profit sharing commission) or amounts due under any Ceded Reinsurance Agreements with respect to the Insurance Contracts; (g) all liabilities for amounts payable for returns or refunds of premiums with respect to the Insurance Contracts; and (h) all liabilities arising out of Extra Contractual Obligations with respect to the Insurance Contracts. For the avoidance of doubt, Reinsurer assumes the risk that reinsurance under the Ceded Reinsurance Agreements is not collected. For the avoidance of doubt, Insurance Liabilities shall include all liabilities arising out of or relating to the Reinsured Personal Lines Policy, including all Liabilities (as defined in the Purchase Agreement) arising out of or relating to [NTD: Add caption of Sandman litigation set forth on Schedule 4.7(a) of the Purchase Agreement]
     “Loss” shall have the meaning set forth in Section 12.1.
     “Net Statutory Reserves” means, as of any given date, the net statutory reserves (net of third party reinsurance) of Company with respect to the Insurance Liabilities, including loss reserves (including case reserves and reserves for losses incurred but not reported), loss adjustment expense reserves and unearned premium reserves, calculated in accordance with SAP, without giving effect to any reinsurance arrangements with Company’s Affiliates.
     “Person” shall have the meaning set forth in the Purchase Agreement.
     “Policyholder” means the holder of an Insurance Contract.
     “Proposed Statutory Reserves Calculation” shall have the meaning set forth in Section 5.1(a)(i).

     “Purchase Agreement” means the Purchase Agreement entered into by and among OneBeacon Insurance Group, Ltd., OneBeacon Insurance Group LLC, OneBeacon America Insurance Company, The Employers’ Fire Insurance Company, The Camden Fire Insurance Association, Homeland Insurance Company of New York, OneBeacon Insurance Company, OneBeacon Midwest Insurance Company, Pennsylvania General Insurance Company and The Northern Assurance Company of Maine, and Tower Group, Inc., dated as of [  ], 2010.
     “Reference SAP Balance Sheet” shall have the meaning set forth in the Purchase Agreement.
     “Reinsured Personal Lines Policy” means [NTD: Add details regarding insurance policy underlying the Sandman litigation set forth on Schedule 4.7(a) of the Purchase Agreement.]
     “Reinsurer” shall have the meaning set forth in the introductory paragraph hereof.
     “Reinsurer Indemnitees” shall have the meaning set forth in Section 12.2.
     “SAP” means statutory accounting principles prescribed by Company’s domiciliary insurance regulator applied on a consistent basis throughout the periods involved.
     “Seller Representative” shall have the meaning set forth in Section 13.6.
     “Subject Policies” means any policy or contract of insurance or reinsurance written by Company that constitute a part of the Business.
     “Termination Account” shall have the meaning set forth in Section 8.8.
     “Trust Account” shall have the meaning set forth in Section 8.2.
     “Trust Agreement” shall have the meaning set forth in Section 8.2.
     “Trustee” shall have the meaning set forth in Section 8.2.
ARTICLE II
BUSINESS REINSURED
     Upon the terms and subject to the conditions and other provisions of this Agreement, effective as of 12:01 a.m., Eastern time, on [...], 2010 (the “Effective Date”), Company hereby cedes as reinsurance to Reinsurer, and Reinsurer hereby assumes as reinsurance, on an indemnity basis, a 100% quota share participation in, the Insurance Liabilities outstanding as of the Effective Date or arising thereafter. This Agreement shall remain in effect until the natural expiry of all obligations of Company under the Insurance Contracts and until all obligations of either party hereunder have been discharged in full.

ARTICLE III
TERRITORY
     The territorial limits of this Agreement shall be identical with those of the Insurance Contracts.
ARTICLE IV
ADMINISTRATION; CHANGES
     Section 4.1. Administration. Pursuant to the Administrative Services Agreement, from and after the date hereof, Reinsurer shall administer the Insurance Contracts on behalf of Company.
     Section 4.2. Contract Changes. Except as directed by Reinsurer or as performed by Reinsurer acting on behalf of Company in Reinsurer’s capacity as the Administrator under the Administrative Services Agreement, Company, on its own initiative, shall not change the terms or conditions of any Insurance Contract. If the Insurance Liabilities under any of the Insurance Contracts are changed (A) because of changes made on or after the Effective Date in the terms and conditions of the Insurance Contracts effected by Reinsurer acting pursuant to the Administrative Services Agreement or (B) by reason of the requirements of any Governmental Authority or otherwise required by Applicable Law, Reinsurer will share proportionately, on a 100% quota share basis, in such changes, and Company and Reinsurer will make all appropriate adjustments to amounts due each other under this Agreement. With respect to any change required by reason of the requirement of any Governmental Authority or otherwise required by Applicable Law, Company shall, to the extent practicable, prior to the effectiveness of any such change, promptly notify Reinsurer of such proposed change and afford Reinsurer (at the Reinsurer’s sole cost and expense) the opportunity, to the extent practicable, to object to such change under applicable administrative procedures (both formal and informal).
     Section 4.3. Follow the Fortunes. Reinsurer’s liability shall attach simultaneously with that of Company and shall be subject in all respects to the same risks, terms, conditions, interpretations, waivers, modifications, alterations, and cancellations as those of Company under the Insurance Contract, the true intent of this Agreement being that Reinsurer shall, subject to the terms, conditions, and limits of this Agreement, follow the fortunes of Company with respect thereto; provided, however, that this Section shall not be construed to expand the liability of Reinsurer beyond what is specifically assumed under this Agreement.
     Section 4.4. Accounting. Pursuant to and in accordance with the terms of the Administrative Services Agreement, Reinsurer will provide to Company accounting and settlement reports as to the Insurance Contracts.
     Section 4.5. Financial Information. In order to assist Company in satisfying its financial reporting requirements, Reinsurer shall provide Company with such financial and informational reports as specified in the Administrative Services Agreement.
     Section 4.6. Losses and Loss Adjustment Expenses. All claims and losses shall be adjusted, settled or compromised in accordance with the terms of the Administrative Services Agreement. All such settlements, compromises, and adjustments, including those involving coverage issues and/or the resolution of whether such claims or losses are required by law, regulation, or regulatory authority to be covered (or not to be excluded thereunder), shall be binding on Company and Reinsurer.
ARTICLE V
CONSIDERATION; CEDED REINSURANCE AGREEMENTS
     Section 5.1. Consideration. (a) As consideration for the reinsurance hereunder, on the Closing Date, Company shall transfer to the Trustee for deposit to the Trust Account on behalf of Reinsurer cash equal to 100% of the Net Statutory Reserves as estimated by Company as of the end of the last day of the month immediately preceding the month in which the Closing Date occurs (or, if the Closing Date occurs on or before the 15th day of a month, as of the end of the last day of the month that is second month immediately preceding the month in which the Closing Date occurs) (the “Initial Reinsurance Premium”). The calculation of the Initial Reinsurance Premium shall be determined in a manner consistent with the preparation of the Estimated Statutory Balance Sheet (as defined in the Purchase Agreement). The Initial Reinsurance Premium will be subject to adjustment following the Closing Date as follows:
          (i) Not later than 120 days after the Closing Date or such other time as is mutually agreed in writing by Reinsurer and Company, Reinsurer shall prepare, or cause to be prepared, and deliver to Company a calculation of the Net Statutory Reserves as of the Effective Date (the “Proposed Statutory Reserves Calculation”). The Proposed Statutory Reserves Calculation shall be determined in a manner consistent with the preparation of the Proposed Final Balance Sheets pursuant to Section 2.3(b)(ii) of the Purchase Agreement (the “Proposed Final SAP Balance Sheet”). The parties shall cooperate with each other in the preparation of the Proposed Statutory Reserves Calculation and the Proposed Final SAP Balance Sheet;
          (ii) After delivery of the Proposed Statutory Reserves Calculation to Company, Company and a firm of independent public accountants and independent actuaries designated by Company will be entitled to reasonable access during business hours to the relevant records and working papers of Reinsurer and its accountants and actuaries to aid in their review of the Proposed Statutory Reserves Calculation;
          (iii) The Net Statutory Reserves determined by reference to the Proposed Statutory Reserves Calculation will be deemed to be accepted by and will be final, binding and conclusive on the parties except to the extent, if any, that Company has delivered to Reinsurer within 45 days after the date on which the Proposed Statutory Reserves Calculation is delivered to Company a written notice stating that Company believes that either the Proposed Statutory Reserves Calculation contains mathematical errors or that the Net Statutory Reserves determined by reference to such calculation were not prepared in accordance with SAP applied in a manner consistent with its application in the preparation of the Reference SAP Balance Sheet. Company may not challenge or object to the Proposed Statutory Reserves Calculation on any other basis. The written notice of objection must specify in reasonable detail (A) each and every item in the Proposed Statutory Reserves Calculation to which Company objects, (B) the nature of any such objection, (C) the amount in question, (D) Company’s proposed change with respect to such items and (E) the reasons supporting Company’s positions;

          (iv) If a proposed change by Company is disputed by Reinsurer, the parties shall negotiate in good faith to resolve such dispute. If parties reach agreement with respect to any disputed item, Reinsurer shall revise the Proposed Statutory Reserves Calculation to reflect such agreement, and such revised and agreed Proposed Statutory Reserves Calculation will be final, binding and conclusive on the parties;
          (v) If any such proposed change remains disputed after a period of 30 days following the date on which Company gives Reinsurer the written notice of objection, then Reinsurer shall engage a nationally recognized independent registered public accounting firm or an independent actuary mutually acceptable to the parties (the “Independent Consultant”) to resolve any remaining disputes; provided, however, that if a dispute is submitted to an independent accounting firm or independent actuarial firm pursuant to Section 2.3(b) of the Purchase Agreement, the Independent Consultant shall be the Independent Accountant or Independent Actuary, as applicable, as determined pursuant to the Purchase Agreement. The Independent Consultant will act as an arbitrator to determine only those issues as to which Company has disagreed in the notice of objection duly delivered pursuant to Section 5.05(a)(iii) that are disputed by Reinsurer. Reinsurer and Company shall deliver written briefs in support of their positions to the Independent Consultant and to one another within 20 Business Days after the matter is submitted to the Independent Consultant. Reasonable discovery will be permitted in any such arbitration proceeding, including the right to depose or obtain interrogatories from officers, employees or other representatives of the other party to the extent such Persons are knowledgeable about, or possess information regarding, matters relevant to any disputed item. In addition, during the review by the Independent Consultant, Reinsurer and Company shall each make available to the Independent Consultant such individuals and such information, books, records and work papers, as may be required by the Independent Consultant to fulfill its obligations under this Section 5.1(a)(v); provided, however, that the independent accountants and independent actuaries of Company or Reinsurer shall not be obligated to make any working papers available to the Independent Consultant unless and until the Independent Consultant has signed a confidentiality and hold harmless agreement relating to such access to working papers in form and substance reasonably acceptable to such independent accountants or independent actuaries. The parties shall use their commercially reasonable efforts to cause the Independent Consultant to issue its written determination regarding such disputed items within 30 days (and in any event such determination will be issued not later than 60 days) after such items are submitted for review. In no event may the Independent Consultant’s determination of disputed items be for an amount that is outside the range of Reinsurer’s and Company’s disagreement. The determination of the Independent Consultant will be final, binding and conclusive on the parties, and Reinsurer shall revise the Proposed Statutory Reserves Calculation to reflect such determination. The fees, costs and expenses of the Independent Consultant will be borne by Reinsurer and Company in a proportion equal to the aggregate amount unsuccessfully disputed by such party over the total amount of items submitted to the Independent Consultant, as calculated by the Independent Consultant;
          (vi) The Net Statutory Reserves determined by reference to the Proposed Statutory Reserves Calculation that becomes final, binding and conclusive on the parties pursuant to any of clauses (iii), (iv) and (v) of this Section 5.01(a) are respectively referred to herein as the “Final Statutory Reserves.” Within 5 Business Days following the date on which the Proposed Statutory Reserves Calculation is finalized in accordance with any of clauses (iii), (iv) and (v) of this Section 5.01(a):
          (A) if the Final Statutory Reserves are less than the Initial Reinsurance Premium, Reinsurer shall pay to Company an amount equal to such shortfall; and
          (B) if the Final Statutory Reserves exceed the Initial Reinsurance Premium, Company shall pay to Reinsurer an amount equal to such excess.
     (b) As additional consideration for the reinsurance hereunder, Reinsurer shall be entitled to 100% of all premiums, refunds (other than refunds collected after the Effective Date with respect to commissions paid by Company prior to the Effective Date with respect to an Insurance Contract, to which refund Company shall be entitled) and other payments to the extent that such amounts are collected after the Effective Date by Company or Reinsurer with respect to the Insurance Contracts. Company hereby irrevocably and unconditionally assigns to Reinsurer forever all of Company’s right, title and interest in and to such premiums, refunds and other payments payable to Company. Company shall promptly remit to Reinsurer any such amounts received by Company or its Affiliates. Company hereby irrevocably appoints Reinsurer as its agent to collect all such amounts in Company’s name. If necessary for such collection, Company shall reasonably cooperate, at Reinsurer’s expense (except as otherwise provided herein or in the Purchase Agreement), in any litigation or other matters relating to such collection.
     (c) Reinsurer shall be entitled to all amounts actually collected under the Ceded Reinsurance Agreements, excluding amounts collected under the Ceded Reinsurance Agreements to the extent that such amounts do not otherwise relate to the Insurance Liabilities. Company hereby irrevocably and unconditionally assigns to Reinsurer forever all of Company’s right, title and interest in and to such reinsurance recoverables payable to Company. Company shall promptly remit to Reinsurer any such amounts received by Company or its Affiliates. Reinsurer shall promptly remit to Company any amounts with respect to the Ceded Reinsurance Agreements received by Reinsurer to the extent that such amounts do not otherwise relate to the Insurance Liabilities.
ARTICLE VI
INSOLVENCY1
     Section 6.1. Payments. In the event of the insolvency of Company, all reinsurance ceded, renewed or otherwise becoming effective under this Agreement with respect to Company shall be payable on the basis of the liability of Company under the Insurance Contracts, without diminution because of the insolvency of Company. In the event of such an insolvency and the appointment of a liquidator, receiver or statutory successor of Company, such payments shall be made directly to the Policyholders.
     Section 6.2. Notice. It is agreed and understood, however, that (i) in the event of the insolvency of Company, the Reinsurer shall be given written notice of the pendency of a

[1]	Note to draft: To be conformed to requirements of law in the state of domicile for Seller.

claim against the insolvent Company on an Insurance Contract within a reasonable time after such claim is filed in the insolvency proceeding and (ii) during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defenses which it may deem available to Company or its liquidator, receiver or statutory successor.
     Section 6.3. Expenses. It is further understood that any expense thus incurred by the Reinsurer pursuant to Section 6.1 shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to Company solely as a result of the defense undertaken by the Reinsurer.
ARTICLE VII
OFFSETS
     Company and Reinsurer will have, and may exercise at any time and from time to time, the right to offset any undisputed balance or balances, whether on account of premiums, commissions, claims, losses, expenses, salvage, or subrogation, due from one party to the other under this Agreement.
ARTICLE VIII
REINSURANCE CREDIT; TRUST ACCOUNT
     Section 8.1. Reinsurance Credit. Reinsurer shall take all steps necessary on the part of Reinsurer to permit Company to obtain full credit for the reinsurance provided by this Agreement in each state within the United States (including the District of Columbia) in which Company is required to file statutory financial statements; provided that Reinsurer shall be entitled to elect among the methods available for obtaining such credit. Company and Reinsurer shall reasonably cooperate in any amendment of this Agreement to the extent required to permit Company to obtain such credit under Applicable Law.
     Section 8.2. Trust Account. In order to secure the obligations of Reinsurer hereunder, on or prior to the date hereof, Company and Reinsurer shall enter into a trust agreement in the form attached hereto as Exhibit A with such changes thereto that are required by the trustee thereof (“Trustee”) and that are mutually acceptable to Reinsurer and the Buyer, (the “Trust Agreement”) establishing a trust account (the “Trust Account”) for the benefit of Company. The trustee (i) shall be a qualified United States financial institution authorized to act as a fiduciary of a trust and (ii) shall not be a parent, subsidiary or Affiliate of the Company or Reinsurer. The Trust Account shall be clearly designated as a segregated account on the books, records and information systems of the Trustee.
     Section 8.3. Value of Assets in Trust. (a) Assets deposited in the Trust Account shall be valued according to their current Fair Market Value, and shall consist only of (i) cash (United States legal tender), (ii) certificates of deposit issued by a United States bank and payable in United States legal tender, (iii) securities representing investments of the types specified in subsections (1), (2), (3), (8) and (10) of Section 1404(a) of the New York Insurance Law and (iv) securities that meet the requirements of subsection (2) of Section 1404(a) of the

New York Insurance Law except for the credit quality criteria (other than solvency), so long as such securities are rated BBB- or above by Standard & Poor’s, BBB- or above by Fitch or Baa3 or above by Moody’s and do not at any time exceed, in the aggregate, more than 50% of the Fair Market Value of the assets in the Trust Account; provided that no such securities shall have been issued by a parent, a subsidiary or an Affiliate of either Company or Reinsurer.
     (b) Where assets are required in this Article VIII to be valued at “Fair Market Value,” the value of such assets shall mean the fair market value of such asset as calculated by Trustee in accordance with the terms of the Trust Agreement.
     (c) Amounts in the Trust Account shall be invested at the direction of Reinsurer (or its designated investment advisor) pursuant to the procedures set forth in the Trust Agreement.
     Section 8.4. Depositing Assets in Trust. Prior to depositing assets with the Trustee, Reinsurer and Company, as applicable, will execute assignments or endorsements in blank, or transfer legal title to the Trustee of all shares, obligations, or any assets requiring assignments, in order that Company may, or the Trustee upon direction of Company shall, whenever necessary negotiate these assets without the consent or signature of Reinsurer or any other Person.
     Section 8.5. Initial Deposit with Trustee. On the date hereof, Reinsurer shall deposit, or cause to be deposited, assets into the Trust Account in an amount at least equal to the Gross Statutory Reserves (which deposit shall include the amounts deposited pursuant to Section 5.1(a)) as estimated by Company as of the end of the last day of the month immediately preceding the month in which the Closing Date occurs (or, if the Closing Date occurs on or before the 15th day of a month, as of the end of the last day of the month that is the second month immediately preceding the month in which the Closing Date occurs.
     Section 8.6. Rebalancing the Trust Account. Pursuant to the Administrative Services Agreement, within thirty (30) days after the end of each calendar quarter that the Administrative Services Agreement is in effect, Administrator thereunder shall prepare and deliver to Company a Quarterly Report that shall include, among other things, a determination of the Gross Statutory Reserves and the Fair Market Value of the assets in the Trust Account, in each case as of the end of the prior calendar quarter. If the Fair Market Value of assets in the Trust Account as of the statement date of any Quarterly Report is less than 100% of the Gross Statutory Reserves as of such date, Reinsurer shall promptly (but in no event later than 5 Business Days after the Quarterly Report is received), cause additional assets to be deposited into the Trust Account having an aggregate Fair Market Value at least equal to the amount of such deficiency. If, however, the Fair Market Value of the assets in the Trust Account as of the statement date of such Quarterly Report is greater than 102% of the Gross Statutory Reserves as of such date, Company shall withdraw such excess from the Trust Account in accordance with the provisions of Section 8.7(b) and pay such excess to Reinsurer immediately upon withdrawal.
     Section 8.7. Trust Account Withdrawals. Assets in the Trust Account may be withdrawn by Company at any time, notwithstanding any other provisions in this Agreement, and shall be utilized and applied by Company or any successor of Company by operation of law, including without limitation any liquidator, rehabilitator, receiver or conservator of Company, without diminution because of insolvency on the part of Company or Reinsurer, only for the following purposes:
     (a) to pay or reimburse Company for Reinsurer’s share, under the terms and provisions of this Agreement, of Insurance Liabilities not paid directly by Reinsurer;
     (b) to pay to Reinsurer amounts held in the Trust Account in excess of 102% of the Gross Statutory Reserves; and
     (c) where Company has received notification of termination of the Trust Account and where Reinsurer’s obligations under this Agreement remain unliquidated and undischarged ten (10) days prior to the termination date, to withdraw an amount of assets which, in the aggregate, equal Reinsurer’s share of the obligations assumed under this Agreement (to the extent the liabilities have not already been paid through a deduction from the Trust Account or by Reinsurer directly), and deposit those assets in a separate account (the “Termination Account”) in the name of Company (and Company hereby covenants and agrees to provide Reinsurer with a first priority security interest over such account) in a qualified United States financial institution apart from its general assets, in trust only for the uses and purpose specified in paragraphs (a) and (b) of this Section 8.7. Company shall pay interest in cash to Reinsurer on the amount withdrawn, equal to the actual amount of interest, dividends and other income earned on the assets in the Termination Account. Company may at any time substitute or exchange any assets held in the Termination Account and invest or reinvest such assets, provided that the assets so substituted or exchanged and all reinvestment assets are in cash or cash equivalents.
     Section 8.8. Application of this Article. All of the foregoing provisions of this Article VIII are to be applied without diminution because of insolvency on the part of either the Company or the Reinsurer.
     Section 8.9. Holdback. In the event that Reinsurer at any time fails to meet its security obligations as set forth in this Article, Company shall be entitled to hold back, as funds withheld, any amounts otherwise due to Reinsurer under this Agreement.
ARTICLE IX
RIGHTS WITH RESPECT TO INSURANCE LIABILITIES
     Except as set forth in Article XII, Reinsurer’s reinsurance of the Insurance Liabilities is intended for the sole benefit of the parties to this Agreement and shall not create any right on the part of any other party, including any Policyholder, insured, claimant, policy beneficiary or counterparty to any Ceded Reinsurance Agreement, against Reinsurer or any legal relation between any Policyholders, insureds, claimants, beneficiaries or counterparties and Reinsurer.
ARTICLE X
ERRORS AND OMISSIONS
     Inadvertent delays, errors or omissions made by either Company or Reinsurer in connection with this Agreement or any transaction hereunder shall not relieve the other party from any liability which would have attached to such party had such delay, error or omission not occurred, provided that the party causing such delay, error or omission rectifies the same as soon as possible after its discovery thereof and no prejudice has occurred to the other party.
ARTICLE XI
DUTY OF COOPERATION
     Each party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement, including making available to each other their respective officers and employees and agents for interviews and meeting with Governmental Authorities, and furnishing any additional assistance, information and documents as may be reasonably requested by a party from time to time. The duty of cooperation shall apply, but not be limited, to regulatory matters and to litigation matters involving third parties.
ARTICLE XII
INDEMNIFICATION
     Section 12.1. Indemnification by Reinsurer. Reinsurer shall on demand indemnify Company and its officers, directors, employees, agents, and Affiliates (the “Company Indemnitees”) in respect of, and hold each of them harmless from and against any and all demands, actions, proceedings, suits (by any Person, entity or group, including any Governmental Authority) and liabilities paid, incurred, or suffered (including the reasonable costs and expenses of defending any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises and reasonable attorneys’ fees and expenses in connection therewith) (each, a “Loss”) by any of them or to which any of them becomes subject, relating to, resulting from or arising out of any nonfulfillment of or failure to perform any covenant or agreement on the part of Reinsurer contained in this Agreement, it being understood that Reinsurer shall have no obligation to indemnify the Company Indemnitees for a Loss under this Agreement that is indemnified under the Purchase Agreement.
     Section 12.2. Indemnification by Company. Company shall on demand indemnify Reinsurer and its officers, directors, employees, agents, and Affiliates (the “Reinsurer Indemnitees”) in respect of, and hold each of them harmless from and against any and all demands, actions, proceedings, suits (by any Person, entity or group, including, without limitation, any Governmental Authority) and Losses paid, incurred, or suffered by any of them or to which any of them becomes subject, relating to, resulting from or arising out of any nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, it being understood that Company shall have no obligation to indemnify the Reinsurer Indemnitees for a Loss under this Agreement that is indemnified under the Purchase Agreement.
ARTICLE XIII
MISCELLANEOUS PROVISIONS
     Section 13.1. No Strict Construction Against the Drafter. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event that any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
     Section 13.2. Waivers and Amendments; Remedies. This Agreement may not be amended, superseded, canceled, renewed or extended, and the terms hereof may not be waived, except by a written instrument signed by each of the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.
     Section 13.3. Entire Agreement. This Agreement, the Purchase Agreement and the other Ancillary Agreements (as defined in the Purchase Agreement) constitute the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and supersede all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof and thereof.
     Section 13.4. Interpretation.
     (a) The Exhibits and Schedules to this Agreement that are specifically referred to herein are a part of this Agreement as if fully set forth herein. When reference is made in this Agreement to any Section, Exhibit or Schedule, such reference is to a Section, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.
     (b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The words “hereof”, “herein”, “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to “dollars” or “$“are to lawful currency of the United States. References to periods “from” or “through” any date mean, unless otherwise specified, from and including or through and including, respectively. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

     Section 13.5. Notices. All notices and other communications hereunder will be in writing, will be given by one or more of the following means and will be deemed given: (a) when delivered, if delivered in person, (b) upon confirmation of receipt, if transmitted by facsimile, or (c) on the Business Day on which delivered by an express courier (with confirmation) (or, if not delivered by on a Business Day, on the next Business Day), if delivered, in each case to a party at its address listed below (or at such other address as such party shall deliver to the other party by like notice):
     To Reinsurer, to the Seller Representative at:
OneBeacon Insurance Group, Ltd.
1 Beacon Lane
Canton, MA 02021
Attention: Bradford W. Rich
      Senior Vice President and General Counsel
     With a concurrent copy to:
Mayer Brown LLP
71 S. Wacker Drive
Chicago, IL 60606
Facsimile: (312) 701-7711
Attention: Edward S. Best
      Andrew J. Noreuil
     To Company:
Tower Group, Inc.
120 Broadway, 31st Floor
New York, NY 10271
Attention: General Counsel
     With a concurrent copy to:
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019
Facsimile: (212) 259-6333
Attention: Jeffrey S. MacDonald
     Elizabeth B. Bannigan

     Section 13.6. Seller Representative. Company and Reinsurer agree and acknowledge that pursuant to the Purchase Agreement Reinsurer has appointed OneBeacon Insurance Group LLC as its representative (OneBeacon Insurance Group LLC, in such capacity, the “Seller Representative”), among other things, for the purposes of sending or receiving notices and reports and taking any other actions required by or permitted of Reinsurer under this Agreement, and that the Seller Representative has accepted such appointment.
     Section 13.7. Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior written consent of all other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     Section 13.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart. Delivery of an executed counterpart by facsimile or other means of electronic transmission will have the same effect as manual delivery thereof.
     Section 13.9. Governing Law.
     (a) This Agreement and any dispute arising out of this Agreement will in all respects be construed in accordance with and governed by the laws of the State of New York applicable to contracts made in the State of New York to be performed in the State of New York.
     (b) Any proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction located in New York City and, by execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.
     Section 13.10. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.10.

     Section 13.11. No Reinsurance Intermediary. The parties acknowledge that there is no reinsurance intermediary entitled to a fee from either Company or Reinsurer by reason of acting as a broker in soliciting, negotiating or procuring the making of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

[YORK INSURANCE COMPANY OF MAINE]
By:
Name:
Title:

ONEBEACON INSURANCE COMPANY
By:
Name:
Title:

SCHEDULE A
Ceded Reinsurance Agreements
[Note: OB to provide]

EXHIBIT A
Trust Agreement
[to be attached]

Exhibit H
TRANSITION SERVICES AGREEMENT
     This TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of [CLOSING DATE], 2010 (the “Effective Date”), is made and entered into by and among OneBeacon Insurance Group, LLC, a Delaware limited liability company (“Seller” or “Service Provider”) and Tower Group, Inc., a Delaware corporation (“Buyer” or “Service Recipient”). Service Provider and Service Recipient are sometimes referred to herein as a “Party” or collectively as the “Parties.”
RECITALS
     WHEREAS, Seller and certain Affiliates of Seller, on the one hand, and Buyer, on the other hand, have entered into that certain Purchase Agreement dated as of February 2, 2010 (as amended, modified or supplemented from time to time in accordance with its terms, the “Purchase Agreement”) pursuant to which, among other things, Seller and such Affiliates have agreed to sell, transfer and deliver to Buyer, and Buyer has agreed to purchase, acquire and accept from Seller and such Affiliates, all of their respective interest in and title to the Shares, the Units, the Surplus Notes and the Associated Assets;
     WHEREAS, the Purchase Agreement contemplates and requires the execution and delivery by the Parties of this Transition Services Agreement in order to further the transition and migration of the Acquired Companies, the Business and the Associated Assets (including the Data) to Buyer and to separate the Acquired Companies, the Business and the Associated Assets from the other businesses of Sellers; and
     WHEREAS, Service Provider is not in the business of providing the Services to unaffiliated third parties but is willing to provide the Services as an accommodation to Service Recipient in connection with the execution of the Purchase Agreement.
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
ARTICLE I
DEFINITIONS
All capitalized terms defined in this Agreement have the respective meanings assigned to them at the location of their definition. Capitalized terms used in this Agreement without definition have the meaning ascribed to such terms in the Purchase Agreement.
ARTICLE II
TRANSITION SERVICES
     Section 2.1. Transition Services. Subject to the terms and conditions set forth herein, from and after the Closing and during the Term or, if applicable, for the periods of time set forth on Exhibit A hereto, Service Provider shall provide, or cause to be provided, to Service Recipient or, as directed by Service Recipient, the Acquired Companies or Service Recipient’s other Affiliates, those services as set forth on Exhibit A hereto (the “Transition Services” and, together with any Omitted Services, Knowledge Transfer or Additional Services (as defined below) that may be added to the scope of the Services, the “Services”) solely in connection with the conduct of the Business, for substantially the same purposes as provided to the Business as of the Closing Date. Service Recipient will cause the Acquired Companies and any other Service Recipient Affiliates receiving Services hereunder to comply with the provisions of this Agreement, including all of the obligations of Service Recipient hereunder, and Service Recipient shall be responsible for the acts and omissions of its Affiliates. Service Recipient shall not, directly or indirectly, resell or permit the use of any of the Services to or by any third Person (other than an Acquired Company or an Affiliate of Buyer). In no event will any Service Recipient, its Affiliates or their respective employees, third Person technology consultants or other personnel be entitled to modify any of Service Provider’s or its Affiliates’ systems or the Services. As a condition to receiving the Services hereunder, Service Recipient shall cause each Service Recipient Affiliate (including each Acquired Company) to agree to execute and deliver to Service Provider on the Effective Date, or prior to their receipt of Services hereunder, a written agreement to comply with and abide by the provisions of this Agreement. For the avoidance of doubt, none of the Services shall include or require Service Provider to provide any legal services or services of an attorney.
     Section 2.2. Omitted Services. If, at any time within one hundred and twenty (120) calendar days following the Effective Date, Service Recipient becomes aware of any other service that (a) had been provided by Service Provider or its Affiliates to the Acquired Companies or in connection with the Business prior to Closing but which was omitted from Exhibit A other than by agreement of the Parties, (b) is reasonably necessary for the transition of the Business from Service Provider to Service Recipient or is reasonably necessary for the conduct of the Business as such Business was conducted in all material respects as of the Closing, and (c) Service Provider is able to perform using its commercially reasonable efforts and not prohibited from performing such service by Applicable Law or its agreements or licenses with any third party (an “Omitted Service”), then upon providing a written notice to Service Provider within such 120-day period, the Parties shall meet as soon as practicable to work in good faith to determine the manner in which it is to be provided, any consents required to provide such service, and the fees and other terms and conditions applicable thereto, and upon mutual agreement to such terms and conditions such Omitted Service shall be deemed added to the scope of the Services. For the avoidance of doubt, in the event that any Omitted Services were performed by Continuing Business Employees prior to the Closing Date, then subject to the terms and conditions of this Agreement, at Service Recipient’s cost and reasonable request, Service Provider shall provide the relevant Continuing Business Employees access to the relevant Service Provider systems to the extent reasonably necessary for such Continuing Business Employees to provide such Omitted Services to Service Recipient, but Service Provider shall not be required to provide such Omitted Services.
     Section 2.3. Knowledge Transfer. Service Provider will use commercially reasonable efforts to maintain, at all times during this Agreement, personnel with adequate knowledge to provide (a) the Services that Service Provider is required to provide hereunder, (b) information regarding the Services to assist the Buyer in the migration and integration of such Services and the related Business (“Knowledge Transfer”). Service Provider shall make such

2

personnel available at Buyer’s reasonable request (including reasonable notice), at mutually agreeable times to provide such information to Service Recipient, provided that such Knowledge Transfer does not unreasonably interfere with Service Provider’s obligation to provide Services and perform other obligations under this Agreement.
     Section 2.4. Additional Services.
     2.4.1 Service Recipient may request in writing that Service Provider provide additional services not otherwise provided as a Transition Service and not listed on Exhibit A and which would not constitute an Omitted Service (each, a “Requested Additional Service”), which request shall include a description of the service(s) requested to be performed and the associated business specifications. Subject to the terms and conditions of this Agreement, Service Provider shall only be obligated to provide, or cause to be provided, a Requested Additional Service that (a) Service Recipient cannot obtain from a third party or provide to itself, in each case, on commercially reasonable terms; (b) Service Provider can provide using commercially reasonable efforts; and (c) is reasonably necessary for the transition of the Business to Service Recipient or is reasonably necessary for the conduct of the Business as such Business was conducted in all material respects as of the Closing and which was not omitted from Exhibit A by agreement of the Parties (each, a “Required Additional Service”). For the avoidance of doubt, in the event that any Required Additional Services were performed for the Business by Continuing Business Employees prior to the Closing Date, then subject to the terms and conditions of this Agreement, at Service Recipient’s cost and reasonable request, Service Provider shall provide the relevant Continuing Business Employees with access to the relevant Service Provider systems to the extent reasonably necessary for such Continuing Business Employee to provide such Required Additional Service to Service Recipient, but Service Provider shall not be required to provide such Required Additional Services.
     2.4.2 In the event Service Recipient gives Service Provider written notice that Service Recipient would like Service Provider to provide, or cause to be provided, a Required Additional Service, Service Provider shall have ten (10) Business Days after the date of receipt of Service Recipient’s request to notify Service Recipient as to whether Service Provider agrees that the Requested Additional Service is a Required Additional Service; provided that any change in Applicable Law that requires a change in an existing Service or the provision of an Additional Service shall be deemed a Required Additional Service, if such change or Additional Service meets the requirements of clauses (a) through (c) in Section 2.4.1. If there is a dispute as to whether the Requested Additional Service is a Required Additional Service, it shall be resolved in accordance with Section 6. If Service Provider determines, or it is determined pursuant to the dispute resolution procedure set forth in Section 6, that a Requested Additional Service is a Required Additional Service, then within ten (10) Business Days after Service Provider’s notification or such determination pursuant to Section 6, Service Provider shall provide Service Recipient with a written proposal (“Required Additional Service Proposal”) for such Required Additional Service. Each such Required Additional Service Proposal submitted by Service Provider shall refer to the service description provided by Service Recipient and shall include the estimated time and price of performing the Required

3

Additional Service and any anticipated potential impact on the then-existing Services and any fees related thereto. If the Parties agree on Service Provider’s Required Additional Service Proposal or a written variation thereof, such Required Additional Services shall be deemed added to the scope of the Services and Service Provider shall perform or cause to be performed such Required Additional Service in accordance with the terms of this Agreement and such agreed upon Required Additional Service Proposal or such written variation thereof.
     2.4.3 If the Requested Additional Service is not a Required Additional Service (such service being a “Discretionary Additional Service” and, together with any Required Additional Services, the “Additional Services”), and if the Parties agree on a written proposal from Service Provider to provide such requested Discretionary Additional Service (a “Discretionary Additional Service Proposal”) or a written variation thereof, such Discretionary Additional Services shall be deemed added to the scope of the Services and Service Provider shall perform, or cause to be performed, such Discretionary Additional Service in accordance with the terms of this Agreement and such agreed upon proposal. Each such Discretionary Additional Service Proposal submitted by Service Provider shall refer to the service description provided by Service Recipient and shall include the estimated time and price of performing the Discretionary Additional Service and any anticipated potential impact on the then-existing Services and any fees related thereto.
     2.4.4 The costs of any third-Person consents for Additional Services or Change Requests (as set forth below), access to systems, data or materials of Service Recipient or its Affiliates, and the option in Section 4.4 shall be borne by the Service Recipient, which consents (for the avoidance of doubt) will not be subject to the TSA Consent Cost Cap.
     2.4.5 Service Provider’s Change Request Proposals and proposals for Additional Services will include an estimate of (a) the lifecycle cost of providing and maintaining the change or Additional Service and (b) the costs required to enable Service Provider to recoup any up-front investment for such change or Additional Service during the Term.
     Section 2.5. Services; Change Requests. Service Recipient may request in writing a change to any Service, which request shall include a description of the proposed change requested and the associated business specifications (each a “Change Request”). Service Provider shall, within ten (10) Business Days after the date of receipt of the Change Request (unless otherwise mutually agreed upon by the Parties), provide Service Recipient with a written proposal for changing the applicable Service in accordance with the Change Request (“Change Request Proposal”), provided that such a proposal can be provided by Service Provider personnel then-assigned to perform the Services without materially impairing their ability to perform their Service obligations in a timely manner, or Service Recipient consents to a reprioritization of the Services to allow such personnel to provide such proposal within such timeframe. Each such Change Request Proposal shall include the estimated time and price of implementing the Change Request and any anticipated potential impact of the Change Request on the Service being provided by Service Provider and any fees related thereto. The Parties shall act in good faith

4

concerning Change Requests, and shall not unreasonably cause any material delay implementing any such Change Request that is mutually agreed to by the Parties. If the Parties agree upon a Change Request, this Agreement shall be deemed amended to include the terms and conditions of such agreed-upon Change Request.
     Section 2.6. Subcontractors; Third-Person Suppliers and Personnel.
     2.6.1 Service Provider reserves the right to subcontract the performance of any of the Services to another provider, including third Persons and Service Provider’s Affiliates, (each, a “Subcontractor”) and to engage third-Person suppliers to provide components of the Services, such as printing and telecommunication vendors, provided, that Service Provider shall always remain responsible for (a) the performance of all Services in accordance with the terms and conditions hereof, including service levels, quality and costs set forth herein and (b) compliance by any Subcontractor and third-Person suppliers with the terms and conditions of this Agreement and (c) any failures of such Subcontractor and third-Person suppliers to comply with Service Provider’s obligations under this Agreement (to the same extent as if such failures were caused by Service Provider); provided, further, that the engagement of any third-Person Subcontractor or supplier shall be subject to Service Recipient’s prior written consent, which consent shall not be unreasonably withheld or delayed, only if the engagement of such third-Person Subcontractor or supplier will result in a material increase in Service Recipient’s net total costs of receiving the Services unless the engagement of such third-Person Subcontractor is required to comply with Applicable Law; provided, further, such consent is deemed given for any third Person involved in providing services to the Business during the twelve (12) month period immediately prior to the Effective Date.
     2.6.2 Service Provider, its Affiliates and their respective Subcontractors will have the right, in their sole discretion, to (a) designate which personnel they will assign to perform the Services and (b) remove and replace such personnel at any time. In performing their respective duties hereunder, all Service Provider personnel shall be under the direction, control and supervision of Service Provider, its Affiliates and their respective Subcontractors and the foregoing shall have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such personnel.
     Section 2.7. Electronic and Other Access. If and to the extent that the performance or receipt of Services hereunder requires that a Party’s personnel have access to any of the other Party’s or its Affiliates’ intranet or other computer software, networks, hardware, technology or computer-based resources (including third-Person services, e-mail and access to computer networks, database and equipment) or if such Party’s personnel is otherwise provided access to any of the foregoing in connection with the Services, such access shall be for the limited purposes of this Agreement and subject to compliance by such Party’s personnel with the security, use, virus protection, disaster recovery and confidentiality policies of the other Party (or, if applicable, its third-Person providers). In the event of non-compliance by a Party or its personnel with any of the foregoing policies of the other Party, the other Party shall have the right to terminate such access to the personnel who are not in compliance with such policies

5

(and, if and to the extent provided in such policies of the other Party, restore such access following reasonable assurances that such non-compliance shall not recur).
     Section 2.8. Standard of Performance.
     2.8.1 Subject to the terms and conditions of this Agreement, Service Provider shall provide the Services, or cause any Affiliates and Subcontractors to provide the Services, (a) in accordance with Applicable Law with respect to the provision of the Services; and (b) in a professional and workmanlike manner that is at a level generally consistent in all material respects with the level of service provided by Service Provider to the Acquired Companies immediately prior to execution of the Purchase Agreement or the level that Service Provider provides similar services for itself or its Affiliates. Exhibit B sets forth Service Provider target services levels as of the Effective Date with respect to services Service Provider provides to itself and its Affiliates.
     2.8.2 Except as expressly set forth herein, and subject to Article X, Service Recipient (on behalf of it and its Affiliates) acknowledges and agrees that the Services are provided as-is, that Service Recipient (on behalf of itself and its Affiliates) assumes all risks and liabilities arising from or relating to its use of and reliance upon the Services and that Service Provider (on behalf of itself and its Affiliates) makes no representation or warranty with respect thereto. EXCEPT AS EXPRESSLY SET FORTH HEREIN, SERVICE PROVIDER (ON BEHALF OF ITSELF AND ITS AFFILIATES) HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS, WARRANTIES AND CONDITIONS REGARDING THE SERVICES, WHETHER EXPRESS OR IMPLIED OR STATUTORY, INCLUDING ANY REPRESENTATION OR WARRANTY IN REGARD TO QUALITY, PERFORMANCE, NONINFRINGEMENT, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS OF THE SERVICES FOR A PARTICULAR PURPOSE.
     2.8.3 Service Recipient and its Affiliates shall be solely responsible for their own compliance with Applicable Law in the operation of their respective businesses and Service Provider shall be responsible for its and its Affiliates compliance with Applicable Law in the provisions of the Services. Service Recipient shall be responsible for its and its Affiliates’ compliance with Applicable Law in the receipt and use of the Services. Nothing in this Agreement shall be construed as a representation or warranty by Service Provider that any Service or Work Product complies with or is sufficient to satisfy Service Recipient’s obligations under Applicable Law.
          Section 2.9. Exception to Obligation to Provide Services. Notwithstanding anything to the contrary contained herein, Service Provider shall not be obligated to provide any Services if the provision of such Services would violate any agreement or license or any Law to which Service Provider or any other provider are subject; provided, however, that, in the event the provision of such Services would violate any Law or any agreement or license to which Service Provider or any other providers are subject (e.g., where Service Provider is unable to obtain a third-Person consent for which it is responsible hereunder, to permit Service Provider to provide the Transition Services or Omitted Services hereunder), (i) at the election of Service Recipient, Service Provider shall use its commercially reasonable efforts (or with respect to the

6

Transition Services and Omitted Services, its reasonable best efforts) to provide (1) such Services in a manner that does not violate any agreement or license or any Applicable Law to which Service Provider or any other providers are subject or, if such efforts are unsuccessful, (2) a commercially reasonable alternative to such Services and (ii) any costs and expenses incurred by Service Provider in connection with arranging to provide the Services in a manner that does not violate any agreement or license or Law to which Service Provider or any other providers are subject shall be borne by the Parties as set forth in Section 6.6 of the Purchase Agreement with respect to the consents required for the Transition Services and Omitted Services (consistent with Section 6.6 of the Purchase Agreement), and by Service Recipient with respect to any Additional Services, Change Requests or the exercise of the option in Section 4.4. For the avoidance of doubt, Section 6.6 of the Purchase Agreement addresses the responsibilities of the Parties with respect to consents, and alternative arrangements if consents cannot be obtained, to provide the Transition Services and Omitted Services.
          Section 2.10. Change in Services. Service Recipient acknowledges that Service Provider, its Affiliates and Subcontractors also use or provide to third parties services and systems that involve the same software, hardware, circuits, personnel and other resources as those used to provide the Services. Service Provider may, from time to time, reasonably supplement, modify, substitute or otherwise alter the Services and such other resources from time to time based on Service Provider’s business needs, subject to Service Provider following its normal change notification and change management procedures. Consistent with Service Provider’s normal technology change procedures, Service Provider will use commercially reasonable efforts to avoid making or minimize the adverse impacts of changes to systems that are used primarily to provide the Services to Service Recipient, if such change is not required for compliance with Applicable Law and would (i) materially adversely affect the quality, functionality or permanently availability of such Services, or (ii) materially increase the cost of using such Services.
          Section 2.11. No Agency. Nothing in this Agreement shall be deemed in any way or for any purpose to constitute Service Provider acting as an agent of Service Recipient in the conduct of its business. Service Provider shall act as an independent contractor and not as the agent of Service Recipient or its Affiliates in performing such Service.
          Section 2.12. Excuse of Performance. Service Provider’s failure to perform its obligations under this Agreement shall be excused (and any rights of Service Recipient arising as a consequence of such failure shall not be exercised by Service Recipient) if and to the extent such Service Provider non-performance is caused by (i) the breach of this Agreement or tortious actions of Service Recipient or a third Person acting for or on behalf of Service Recipient or its Affiliates or (ii) the failure of any Service Recipient or such third Person to perform Service Recipient’s obligations under this Agreement or otherwise comply with Service Provider’s work processes, policies and procedures (as applicable generally to Service Provider, with respect to services it provides to itself, and/or any other third-Persons to which Service Provider provides services similar to the Services) and any requirements under Service Provider third-Person contracts, in each case of which Service Recipient was given notice (which notice shall be in writing, through an intranet posting, through email or through another reasonable means), provided Service Provider gives Service Recipient prompt written notice of any such impediment to its performance of any Services. Service Provider will use its commercially reasonable efforts

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to mitigate the effect of any such impediment on its provision of the Services notwithstanding such failure by Service Recipient, provided that Service Recipient works with Service Provider’s governance team to remedy such failure. In the case of actions or failure as described in clause (i) or (ii) above, respectively, Service Recipient shall be responsible for any additional costs incurred by Service Provider in connection with providing the Service as a result of such actions or failure.
ARTICLE III
RECORDS AND ACCESS
     Section 3.1. Records. During the Term and for one (1) year thereafter, Service Provider shall maintain, and shall cause its Affiliates and their respective Subcontractors (to the extent permitted by the applicable Subcontractor agreement) to maintain, true and correct records of all receipts, invoices, reports and other available documents relating to the Services and this Agreement to the extent that Service Provider maintains such information with respect to similar services that it provides to its own operations (or the Parties agree to the creation of additional documents regarding the Services as an Additional Service), in accordance with Service Provider’s standard accounting practices and procedures, consistently applied.
     Section 3.2. Audit and Inspection. During the Term and for one (1) year thereafter, Service Provider shall, and shall cause its Affiliates and their respective Subcontractors to (to the extent permitted by the applicable Subcontractor agreement), afford, at Service Recipient’s sole cost and expense, Service Recipient, its Affiliates and their respective representatives, reasonable access not more than two (2) times in any calendar year during normal business hours and without material disruption to the business operations of Service Provider, its Affiliates or their respective Subcontractors, as reasonably necessary for Service Recipient to inspect and verify Service Provider’s compliance with the terms of this Agreement, provided that (i) Service Recipient gives Service Provider reasonable prior written notice of any such audit, (ii) in no event shall Service Recipient have any right to access (A) any confidential information of Service Provider or its Affiliates that does not pertain to the Services provided to Service Recipient or (B) any confidential information of any of Service Provider’s or its Affiliates’ respective consumers or customers, (iii) such audit shall be conducted in compliance with Service Provider’s then-current safety and security rules and procedures, and (iv) the individuals conducting such inspection shall execute a confidentiality agreement in the form attached hereto as Exhibit D. In the event that any such inspection establishes a material failure of Service Provider to comply with the terms of this Agreement or an overcharge for any Service, Service Provider shall, and shall cause its Affiliates and their respective Subcontractors, to use commercially reasonable efforts to promptly correct such material failure or, as the case may be, to credit or reimburse Service Recipient for any such overcharge.
ARTICLE IV
TERM AND TERMINATION
     Section 4.1. Term. This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with Article IV, expire on the earlier of (i) the thirty-sixth (36th)

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month anniversary of the Effective Date and (ii) the date Service Recipient notifies Service Provider in writing that Service Recipient no longer needs any Services (the “Term”).
     Section 4.2. Termination.
     4.2.1 Service Recipient may terminate this Agreement, either with respect to all or with respect to any one or more of the Services, for any reason or for no reason at any time upon at least ninety (90) calendar days’ prior written notice to Service Provider.
     4.2.2 Subject to the provisions of Article XI, Service Recipient may terminate this Agreement in its entirety or with respect to affected Services if Service Provider materially breaches this Agreement does not cure such breach within thirty (30) calendar days after receiving written notice of the breach.
     4.2.3 Service Provider may terminate this Agreement in its entirety or with respect to affected Services if (a) Service Recipient materially breaches this Agreement (except with respect to payment breaches) and does not cure such breach within sixty (60) calendar days after receiving written notice of the breach, or (b) Service Recipient goes into liquidation or becomes insolvent or if a receiver is appointed over any part of its assets, or if it is deemed unable to pay its debts or if it suffers any foreign equivalent of the foregoing.
     4.2.4 Service Provider may terminate this Agreement in its entirety or with respect to affected Services if Service Recipient fails to pay to Service Provider any amount due hereunder within the time period for payment provided in Section 9.2 and does not cure such failure within sixty (60) calendar days after receiving written notice of the breach.
     4.2.5 The Parties may mutually agree in writing to terminate this Agreement in its entirety or with respect to one or more Services at any time.
     Section 4.3. Effects of Expiration or Termination.
     4.3.1 In the event this Agreement expires or is terminated pursuant to Sections 4.2.2 or 4.2.5 or ARTICLE XI (with respect to a Force Majeure Event that impacts Service Provider, but does not impact any Service Recipient site or facility), Service Recipient shall not be liable for any early termination charge, including any third-Person charges to Service Provider such as “kill fees,” wind-down costs, breakage fees, early termination fees or charges, minimum volume make-up charges, other start-up or wind-down costs incurred by Service Provider. In the event this Agreement or any Service is terminated for any reason not covered by the preceding sentence, Service Recipient shall be liable for any early termination charge, including any third-Person charges to Service Provider including “kill fees,” wind-down costs, breakage fees, early termination fees or charges, minimum volume make-up charges, pro-rated share of license and consent fees (in proportion to the time remaining in the Term as of the date of termination), other start-up and wind-down costs incurred by Service Provider to the extent resulting from the termination of this Agreement or such terminated Service. In the event that Service Provider enters into a contract with a third-Person supplier that provides for early

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termination fees in excess of $350,000 (a “New Contract”), Service Provider will make Service Recipient aware of the New Contract and such early termination fees, and Service Recipient shall be entitled to consent to being responsible for such early termination fees under such New Contract, provided that such consent shall not be unreasonably withheld or delayed by Service Recipient, except that such consent shall not be required if such New Contract is required for Service Provider to be able to provide the Services. In the event this Agreement expires or is terminated for any reason, Service Recipient shall pay Service Provider all amounts due to Service Provider for Services provided or to be provided through the effective date of such expiration or termination (including the early termination fees and other amounts described above in this Section 4.3.1, as applicable), within thirty (30) days after Service Recipient’s receipt of an invoice for such amounts by Service Provider in accordance with Section 9.2.
     4.3.2 Expiration or termination of this Agreement or any Service shall not act as a waiver of any breach of this Agreement and shall not act as a release of either Party for any liability or obligation incurred under this Agreement through the effective date of such expiration or termination, including with respect to any Fees or Out-of-Pocket Expenses that accrued on or before the effective date of such expiration or termination.
     4.3.3 As promptly as practicable upon expiration or termination of this Agreement, or, if applicable, upon earlier termination of any particular Service (a) each Party will deliver to the other Party all materials and property in its possession or control (or the possession or control of an Affiliate) which are owned by or licensed from a third Person by such other Party or its Affiliates (including, in the case of Service Provider, any Work Product in whatever state of completion, but excluding such materials and property that Service Provider requires to provide to Service Recipient any Services that are not so terminated), and (b) subject to Service Provider’s records retention policy and Applicable Law, Service Provider shall use commercially reasonable efforts to delete from Service Provider’s systems (and to delete or cause to be deleted from the systems of Service Provider’s Subcontractors, as the case may be) all Work Product and Confidential Information belonging to Service Recipient that are no longer needed for Service Provider to fulfill its obligations under, or obtain the benefits under, this Agreement, the Purchase Agreement or the other Ancillary Agreements. Subject to Service Recipient’s records retention policy and Applicable Law, Service Recipient shall use commercially reasonable efforts to delete from Service Recipient’s systems all Confidential Information belonging to Service Provider that is no longer needed for Service Recipient to fulfill its obligations under, or obtain the benefits under, this Agreement, the Purchase Agreement or the other Ancillary Agreements. Notwithstanding the foregoing, nothing herein shall require Service Provider to delete any such Work Product or Confidential Information that is commingled with data or information of Service Provider or its Affiliates or would require deletion from any back-up or disaster recovery media; provided, that such Work Product and Confidential Information on such media is not accessed or used for any purpose other than restoration of information and data of such Party commingled with such Work Product and Confidential Information or as may be required by Applicable Law.
     Section 4.4. Option to Purchase Service Provider’s Personal Lines Platform.

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     4.4.1 4.4.1 For purposes of this Section 4.4, (a) “Personal Lines Software Platforms” means the computer applications that Service Provider uses to process personal lines insurance business, excluding all third-Person software and other third-Person Intellectual Property used therewith or incorporated therein, and (b) “Personal Lines Hardware” means the hardware used to operate the Personal Lines Software Platforms. Exhibit E hereto lists (i) the key components of the Personal Lines Software Platforms as of the Effective Date (the listed items include both third-Person software and Service Provider proprietary software), and (ii) the key components of the Personal Lines Hardware as of the Effective Date. The Parties will update Exhibit E from time to time to reflect the components of the Personal Lines Software Platforms and Personal Lines Hardware that are actually used in production to perform the Services.
     4.4.2 Subject to Service Recipient obtaining all applicable consents, at Service Recipient’s expense, Service Recipient, or its designee(s), shall have the right (but not the obligation) to:
(i)	purchase, or assume the lease for, any information technology hardware assets (other than software) that are owned or leased by Service Provider, or its Affiliates and that are used by Service Provider or its Affiliates solely to perform the Services, including the Personal Lines Hardware owned or leased by Service Provider that is set forth in Exhibit E hereto.

(ii)	obtain all of Service Provider’s rights in the Personal Lines Software Platforms used solely to provide the Services, but excluding any software licensed by Service Provider from any third Person and excluding any software owned by Service Provider that is not used solely to perform the Services (“Purchased Software”); and

(iii)	obtain a perpetual, irrevocable, nonexclusive, transferable, sub-licenseable (through multiple tiers), royalty-free, worldwide, fully-paid up license to use, copy, perform, display, edit, modify, adapt, translate, exhibit, publish, transmit, distribute and prepare derivative works of any other software owned by Service Provider that is used by Service Provider to perform the Services (but is not solely used to perform the Services).
If Service Recipient elects the option described in this Section 4.4, the hardware and software provided as part of such option shall be transferred on an “as-is” basis without any warranties, express or implied, as to the condition of such equipment and software. To the extent Service Provider is permitted to do so under its agreement with the applicable manufacturer, Service Provider will pass-through to Service Recipient any manufacturer’s warranty (if any) on the Personal Lines Hardware transferred to Service Provider under this Section 4.4. Such hardware conveyance by Service Provider to

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Service Recipient or its designee(s) shall be at fair market value (as determined by a neutral appraiser to be agreed-upon by the Parties in good faith). The conveyance and license provided for in Sections 4.4.2(ii) and (iii), respectively, are provided at no additional cost, however, Service Recipient will be responsible for the costs of shipping and implementing such information technology assets it acquires pursuant to this Section 4.4, and for Service Provider’s infrastructure environment and separation costs associated with separating the assets purchased pursuant to this Section 4.4. For the avoidance of doubt, Service Provider shall not be required to provide any data center or hosting services with respect to the Personal Lines Hardware transferred and the software conveyed and licensed above.
     4.4.3 In the event Service Recipient exercises its rights pursuant to this Section 4.4, Service Recipient shall and hereby does grant to Service Provider and its Affiliates a perpetual, irrevocable, nonexclusive, non-transferable, non-sublicenseable (except as provided for in this Section 4.4.3 with respect to Divested Businesses), royalty-free, worldwide, fully-paid up license to use, copy, perform, display, edit, modify, adapt, translate, exhibit, publish, transmit, distribute and prepare derivative works of the Purchased Software for the business purposes of Service Provider and its Affiliates. Service Provider and its Affiliates may grant sublicenses of the licenses granted under this Section 4.4.3 to Divested Businesses. As used herein, “Divested Business” means an Affiliate, business unit or other portion of the business of Service Provider and its Affiliates that Service Provider or any of its Affiliates divests (whether by stock or asset sale, merger, or otherwise). The Parties acknowledge and agree that the foregoing license does not permit Service Provider, its Affiliates or any Divested Business to use the Purchased Software for or on behalf of itself or any third Person to provide services that are competitive with the Business (other than any arrangements with third-Persons that may be in place on the Effective Date).
     4.4.4 Service Recipient may exercise its rights pursuant to this Section 4.4 at any time after December 31, 2011 during the Term of this Agreement, provided that Service Recipient gives Service Provider at least 120 calendar days written notice prior to such exercise or the expiration of the Term, whichever is earlier (the “Option Deadline Date”). In the event Service Recipient has not given Service Provider written notice of its exercise of its rights under this Section 4.4 on or before the Option Deadline Date, Service Recipient shall be deemed to have waived its rights under this Section 4.4. In the event that Service Recipient exercises its rights pursuant to this Section 4.4, any Services provided using the information technology assets transferred to Service Recipient shall be deemed terminated upon the effective date of such transfer. The Parties will meet prior to such transfer to discuss which of the Services will be terminated as a result of such transfer. The effective date of such transfer shall not be prior to Service Provider separating the applicable hardware and software components from the other portions of Service Provider’s environments, and removing from all items to be transferred to Service Recipient all commercial lines and other data that is not specific to the Business.
     4.4.5 In the event Service Recipient exercises its rights under Section 4.4 and Service Provider or its Affiliates reasonably concludes that they require the use of all or any part of the transferred assets, Service Recipient and Service Provider or its Affiliate

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shall enter into a transition services agreement (under which Service Recipient would provide services to Service Provider) with a term not to exceed one (1) year upon substantially the same terms as this Agreement. Service Provider shall be excused from its obligations hereunder to the extent Service Provider’s ability to perform such obligations is adversely affected due to Service Recipient’s exercising its rights under this Section 4.4. The Personal Lines Software Platform currently operates on a mainframe computing platform. The Parties agree to discuss the feasibility of a project to modify such software to operate on a new computing platform (e.g., servers) for transfer to Service Recipient under the option provided in this Section 4.4. If the Parties mutually determine that such project is feasible (from both a technology and Service Provider resource perspective) and would not violate Applicable Law or Service Provider’s agreements with third Persons, the Parties will negotiate in good faith to agree on the terms and conditions for such project to be performed as Discretionary Additional Services.
     Section 4.5. Survival. The following provisions shall survive termination: ARTICLE III (Records and Access), ARTICLE VII (Ownership of Work Product), ARTICLE X (Indemnification), ARTICLE XII (Miscellaneous), Section 4.3 (Effects of Termination), Section 4.5 (Survival), Section 6.3 (Arbitration), Section 8.1 (Confidentiality), Section 9.2 (Payment), Section 9.3 (Fee Dispute Resolution) and Section 9.4 (Sales Taxes).
ARTICLE V
ADDITIONAL TRANSITION SERVICE RESPONSIBILITIES
     Section 5.1. Responsibilities of Service Recipient. Service Recipient shall:
     5.1.1 Provide Service Provider and its applicable Affiliates and Subcontractors with access to Service Recipient’s personnel, resources and facilities as is reasonably necessary for Service Provider and its applicable Affiliates and Subcontractors to perform the Services;
     5.1.2 Provide Service Provider and its applicable Affiliates and Subcontractors with information and documentation reasonably necessary for Service Provider and its applicable Affiliates and Subcontractors to perform the Services;
     5.1.3 Provide timely decisions so that Service Provider may perform, or cause to be performed, its obligations hereunder;
     5.1.4 Cooperate with Service Provider and its Affiliates with respect to the provision of any Service;
     5.1.5 Comply, and cause the Acquired Companies and Service Recipient’s Affiliates to comply, with Applicable Laws with respect to their use and receipt of the Services and with Service Provider’s work processes, policies and procedures and any requirements under Service Provider third party contracts to which Service Recipient was given notice; and

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     5.1.6 Not take any action that would interfere with or materially increase the cost of Service Provider’s providing any of the Services.
     Section 5.2. Mutual Responsibilities. The Parties shall use their respective commercially reasonable efforts, and shall use their respective commercially reasonable efforts to cause their respective Affiliates and Subcontractors, as applicable, to cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include, but is not limited to, using commercially reasonable efforts to:
     5.2.1 Exchange information relevant to the provision of Services hereunder; and
     5.2.2 Require their respective personnel to obey the security regulations and other policies, procedures and practices of the other Party while on such other Party’s premises or accessing such other Party’s systems (and, in the case of Service Recipient, in connection with the use or access of the Services); and
     5.2.3 Notify the other Party as soon as practicable in advance, or as reasonable under the circumstances, (in the case of Service Provider, using Service Provider’s normal change notification procedures) of any material changes to such Party’s operating environment or personnel that such Party believes will have a material adverse effect on Services or security; and work with the other Party to minimize the effect of such changes, it being understood that no change shall free Service Provider or Service Recipient from its respective obligations under this Agreement.
     Section 5.3. Further Assurances. Each Party hereto shall cooperate fully with the other in all reasonable respects and shall use commercially reasonable efforts to accomplish the objectives of this Agreement, including furnishing any additional assistance, information and documents as may reasonably be requested by a Party from time to time and executing and delivering such other documents, certificates, agreements and other writings and taking such other actions as may be necessary or desirable in order expeditiously to consummate and implement the transactions contemplated by this Agreement.
ARTICLE VI
SERVICES MANAGERS/DISPUTE RESOLUTION
     Section 6.1. Service Managers. Service Provider and Service Recipient will each designate a services manager (that Party’s “Services Manager”) who will be directly responsible for coordinating and managing the delivery or receipt of the Services, and who will have the authority to act, on such Party’s behalf with respect to matters relating to this Agreement. The Services Managers will also discuss progress in the transition of the Services hereunder and may establish a set of procedures, including frequency of meetings and reporting, and other reasonable structures for their cooperation and the cooperation of the Parties in the execution of their obligations pursuant to this Agreement. Unless otherwise agreed to by the Parties, all communications relating to this Agreement and the Services shall be directed to the Services Managers. With respect to matters relating to the Services or under this Agreement requiring

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dispute resolution (other than those relating to Article IX), the Parties and their respective Services Managers will follow the dispute resolution process outlined in this Section 6. The Parties’ initial Services Managers are set forth on Exhibit C hereto. Service Provider and Service Recipient shall have the right, upon prior written notice to the other Party, to replace their or its respective Services Manager from time to time with a substitute manager with comparable job scope, knowledge, expertise and decision-making authority.
     Section 6.2. Dispute Resolution. The Parties agree that any dispute arising out of or relating to this Agreement (a “Dispute”) shall be first submitted for resolution to the Services Managers. If the Services Managers fail to resolve a Dispute within a reasonable time following its submission to the Services Managers, but in no event more than ten (10) Business Days, then at the request of either Party, such Dispute shall be submitted to a senior officer of each of the Parties, and such senior officers shall attempt in good faith to resolve the Dispute. If such senior officers cannot resolve the Dispute in such manner within a reasonable time, but in no event more than twenty (20) Business Days, then at the request of either Party, the Dispute shall be submitted to arbitration as described in Section 6.3. The Parties agree that all discussions, negotiations and other information exchanged between the Parties during the foregoing escalation proceedings shall be without prejudice to the legal position of a Party in any subsequent litigation or arbitration proceeding.
     Section 6.3. Arbitration. In the event that a Dispute is not resolved by the Services Managers or senior offers of the Parties within the time periods specified in Section 6.2, then either Party may initiate arbitration proceedings to resolve the Dispute upon notice to the other Party, and as provided in this Section 6.3. The arbitration shall be conducted in New York, New York by a panel of three (3) arbitrators in accordance with the rules of the American Arbitration Association (the “AAA”), JAMS or another mutually agreeable nationally recognized arbitration organization. Each Party shall appoint one neutral (1) arbitrator and the two (2) arbitrators appointed by the Parties shall appoint a third neutral arbitrator within thirty (30) calendar days after the appointment of the second arbitrator. The third arbitrator shall act as chair of the tribunal. If any of the three (3) arbitrators is not appointed within the time prescribed above, then upon the request of any Party, the arbitration organization selected by the Parties, which, in the absence of an agreement to the contrary between the Parties, shall be the AAA, shall appoint that arbitrator. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets. Service Recipient and Service Provider shall deliver written briefs in support of their positions to the arbitrators and to one another within twenty (20) Business Days after the Dispute is submitted to the arbitrators. Reasonable discovery will be permitted in any such arbitration proceeding, including the right to depose or obtain interrogatories from officers, employees or other representatives of the other Party to the extent such Persons are knowledgeable about, or possess information regarding, matters relevant to the Dispute. In addition, during the review by the arbitrators the Parties shall make available to the arbitrators such individuals and such information, books, records and work papers, as may be required by the arbitrators to fulfill their obligations under this Section 6.3. The Parties shall use their commercially reasonable efforts to cause the arbitrators to issue a written determination regarding the Dispute within thirty (30) calendar days (and in any event such determination will be issued not later than sixty (60) calendar days) after such items are submitted for review. In no event may the arbitrator’s determination of a Dispute be for an amount that is outside the range of the Parties’ disagreement. The determination of the arbitrator

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will be final, binding and conclusive on the Parties. The fees, costs and expenses of the arbitrator will be borne by the Parties in accordance with the arbitrators’ determination. Each Party shall be responsible for its own costs and expenses incurred in connection with the arbitration.
     Section 6.4. Specific Performance. Notwithstanding the terms of Section 6.3, each of the Parties acknowledges that money damages may be both incalculable and an insufficient remedy for any breach of this Agreement by any Party and that any such breach may cause irreparable harm. Accordingly, each of the Parties agrees that in the event of any breach or threatened breach of this Agreement, Service Provider or Service Recipient, as applicable, shall be entitled to seek equitable relief, including injunctive relief and specific performance, to the extent such relief is otherwise available under Applicable Law.
ARTICLE VII
WORK PRODUCT AND INTELLECTUAL PROPERTY
     Section 7.1. Work Product. All right, title and interest (including Copyrights) in the results and output of managerial and actuarial reports, and resulting data regarding Service Recipient’s Business produced by the Services provided to Service Recipient hereunder (but specifically excluding computer programs (source or object code), documentation, deliverables and inventions) developed or prepared by Service Provider in performance of the Services (the “Work Product”) shall be owned exclusively by Service Recipient (as between Service Recipient and its Affiliates, on the one hand, and the Service Provider, their Affiliates and Subcontractors on the other), in whatever stage of completion such Work Product may exist from time to time. All such Work Product shall be considered “works made for hire” (within the meaning of the United States Copyright Law) of Service Recipient. In the event such Work Product is for any reason or in any jurisdiction determined not to be “works made for hire” or that title to any such Work Product may not vest in Service Recipient or its Affiliates by operation of Applicable Law or otherwise, then Service Provider hereby assigns and shall cause its Affiliates or applicable Subcontractors to assign all right, title and interest (including copyrights) in such Work Product to Service Recipient. Service Provider agrees to give, and cause its Affiliates and Subcontractors to give, Service Recipient and any Person designated by Service Recipient, reasonable assistance required to protect and perfect the rights set forth in this Section 7.1, at Service Recipient’s reasonable cost and expense.
     Section 7.2. Developed Report Templates and Developments Related to the Personal Lines Software Platforms. All modifications, improvements or enhancements of, or additions to, the Personal Lines Software Platforms made by the Service Provider or its Affiliates in the course of providing the Services (collectively, “Personal Lines Platforms Modifications”) will be the sole and exclusive property of Service Provider. Service Provider shall, and hereby does, grant to Service Recipient a perpetual, irrevocable, nonexclusive, transferable, sublicenseable (through multiple tiers), royalty-free, worldwide, fully-paid up license to use, copy, perform, display, edit, modify, adapt, translate, exhibit, publish, transmit, distribute and prepare derivative works of any Service Provider-owned Personal Lines Platforms Modifications consisting solely of report templates provided to Service Provider hereunder as part of the Services. Unless otherwise agreed by the Parties, Service Provider will not reuse any rate, rules or policy

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components (specific to personal lines insurance) of any Service Provider-owned Personal Lines Platforms Modification developed by Service Provider for and at the request of Service Recipient.
     Section 7.3. Service Provider Intellectual Property. Subject to Sections 4.4 with respect to Purchased Software, Service Provider shall retain all ownership rights in any Intellectual Property of Service Provider existing prior to or after the Effective Date or created within or outside of the scope of this Agreement (other than Work Product), and all enhancements, improvements and derivative works thereto that are developed or created by or on behalf of Service Provider (“Service Provider Background Intellectual Property”). In the event that Service Provider incorporates any data elements owned by Service Provider into any Work Product, Service Provider shall and hereby does grant to Service Recipient a perpetual, irrevocable, nonexclusive, transferable, sublicenseable (through multiple tiers), royalty-free, worldwide, fully-paid up license to use, copy, perform, display, edit, modify, adapt, translate, exhibit, publish, transmit, distribute and prepare derivative works of such data elements solely as incorporated in the applicable Work Product.
     Section 7.4. Service Recipient Intellectual Property. Service Recipient shall retain all ownership rights in any Intellectual Property of Service Recipient (including all Work Product), and all enhancements, improvements and derivative works thereto (“Service Recipient Background Intellectual Property”). Service Recipient hereby grants to Service Provider, its Affiliates and to Subcontractors, a non-exclusive, non-sublicenseable, non-transferable, royalty-free, worldwide limited right and license during the Term to access, use, execute, reproduce, display, perform, modify, distribute and create derivative works of the Service Recipient Background Intellectual Property and Work Product for the sole purpose of providing the Services.
     Section 7.5. No Other Rights Granted. Except as expressly provided for in this ARTICLE VII, nothing in this ARTICLE VII shall be deemed to grant any license or transfer any right of ownership in any pre-existing Intellectual Property or any other Intellectual Property created or obtained by the Parties during the Term.
ARTICLE VIII
CONFIDENTIALITY; DISASTER RECOVERY
     Section 8.1. Confidentiality.
     8.1.1 Each Party acknowledges and agrees that Section 6.3 of the Purchase Agreement shall apply, mutatis mutandis, to information obtained in confidence from the other Party in connection with this Agreement (such information is “Confidential Information”). For the avoidance of doubt, the Records, Work Product, and Service Recipient Background Intellectual Property shall be Confidential Information of Service Recipient and its Affiliates. All (i) Service Provider Background Intellectual Property, (ii) passwords and user IDs issued by Service Provider to Service Recipient or its Affiliates in connection with Service Recipient’s receipt of the Services, (iii) information related to the Services (including technical specifications, network diagrams, facilities,

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technology, systems, processes, products, operations, business plans or opportunities, performance, customers or sales), shall be Confidential Information of Service Provider. For the avoidance of doubt, Service Provider may disclose Service Recipient’s Confidential Information to its Affiliates and their respective personnel, Subcontractors and third-Person suppliers for the sole purpose of performing the Services.
     8.1.2 Each Party acknowledges that pursuant to Applicable Law regarding privacy (“Privacy Laws”), Service Recipient is required to obtain certain undertakings from Service Provider with respect to the privacy, use and protection of Personally Identifiable Information. Notwithstanding anything to the contrary contained herein, Service Provider covenants that, with respect to any Personally Identifiable Information, Service Provider, its Affiliates and their respective Subcontractors shall (a) comply with all applicable Privacy Laws; (b) keep all Personally Identifiable Information confidential and not disclose or use any Personally Identifiable Information except only to the extent necessary to exercise its rights or perform its obligations hereunder; (c) when acting as a data processor, only process Personally Identifiable Information in accordance with the instructions of Service Recipient; (d) except with respect to the provision of Services hereunder or as otherwise agreed by the Parties, not disclose any Personally Identifiable Information to any other Person (including Service Provider’s third-Person Subcontractors) without the prior written consent of Service Recipient and an agreement in writing from such other Person to comply, among other things, with the terms of this Section 8.1.2 and (e) maintain (and shall cause all third Persons consented to by the other Party to receive Personally Identifiable Information in accordance with the foregoing subsection (d) to maintain) adequate administrative, technical and physical safeguards to ensure the security and confidentiality of all Personally Identifiable Information, provided that Subcontractors or other third-Person suppliers involved in the performance of Services as of the Effective Date shall not be required to comply with the foregoing requirements in this subsection (e) until March 1, 2012. “Personally Identifiable Information” means any information received by Service Provider from Service Recipient in connection with the performance of such Service Provider’s obligations hereunder (i) from which an individual may be identified; (ii) concerning an individual that would be considered “nonpublic personal information” within the meaning of Title V of the Gramm-Leach Bliley Act of 1999 and the regulations promulgated thereunder or (iii) any other information of or relating to an individual that is protected from disclosure by applicable Privacy Laws.
     8.1.3 Service Recipient is responsible for obtaining such consents, registrations and notifications as may be required to enable Service Provider to process Personally Identifiable Information to the extent necessary to provide the Services hereunder; provided that Service Provider shall use its reasonable efforts to assist Service Recipient to the extent necessary to obtain such consents, registrations and notifications.
     8.1.4 Upon or at any time after the termination of a Service or pursuant to the terms of this Agreement, upon the written request of Service Recipient provided that Service Recipient has provided Personally Identifiable Information to Service Provider, Service Provider shall return to Service Recipient any Personally Identifiable

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Information in Service Provider’s possession received by Service Provider in connection with the provision of the terminated Services as requested by Service Recipient.
     8.1.5 Disaster Recovery. Service Provider shall, and shall cause its Affiliates and their respective Subcontractors to, maintain and test backup, business continuation and disaster recovery plans substantially similar to such plans as have been in effect during the six (6) months immediately preceding the Effective Date.
ARTICLE IX
FEES AND PAYMENT
     Section 9.1. Consideration for Services. In full consideration for Service Provider providing, or causing to be provided, the Services hereunder and all rights granted hereunder, Service Recipient shall pay to Service Provider, and reimburse Service Provider for, each of the following:
     9.1.1 the prices and compensation set forth on Exhibit A for the Services (other than Additional Services and Omitted Services);
     9.1.2 all charges of any Subcontractors, third-Person suppliers, and Affiliates of Service Provider (which, for the sake of clarity, shall be determined in accordance with the principal set forth in the last paragraph of this Section 9.1) for any Service it provides hereunder on a pass-through basis without markup by Service Provider;
     9.1.3 compensation for any Omitted Services, Additional Services and services that are the subject of Change Requests (the amounts described in Sections 9.1.1, 9.1.2 and 9.1.3 are collectively, the “Fees”); and
     9.1.4 all of Service Provider’s actual, reasonable and documented out of pocket expenses in connection with the provision of Services by Service Provider or receipt of Services by Service Recipient (e.g., travel expenses); provided, that out-of-pocket expenses in excess of (A) fifteen thousand dollars ($15,000) for a single expense or (B) one hundred thousand dollars ($100,000) for aggregate expenses in a given month will not be incurred without the prior written approval of Service Recipient, such approval not to be unreasonably withheld or delayed (“Out-of-Pocket Expenses”). Service Provider shall use commercially reasonable efforts to minimize the amount of Out-of-Pocket Expenses.
For the avoidance of doubt, (i) Service Provider shall be entitled to invoice Service Recipient for charges of Service Provider’s Affiliates in providing any Services under this Agreement (which charges, for the sake of clarity, shall be determined in accordance with the principle set forth in (ii)), and (ii) the prevailing principle in the calculation of the consideration for the Services is that neither Service Provider nor any Affiliates of Service Provider, will sustain a loss, or earn a profit, as a result of the provision of such Services.

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     Section 9.2. Payment. Commencing with the calendar month ending in the first month following the Effective Date, Service Provider shall provide Service Recipient with a single monthly invoice (a “TSA Monthly Invoice”) by the fifteenth (15th) day of the month following the end of each calendar month for (i) all Fees for Services rendered by Service Provider or its Affiliates during such month and (ii) all Out-of-Pocket Expenses incurred by Service Provider or its Affiliates during such month. The Parties acknowledge that there may be a lag in the submission of charges from third-Persons or the invoicing of Fees that are based on the costs incurred in providing the Services (e.g., due to analysis of usage statistics) relating to the provision of the Services, that Service Provider shall be entitled to be compensated for such charges and Fees, and that Service Provider shall use its commercially reasonable efforts to obtain such third-Person invoices and determine the Fees, and to provide same to Service Recipient in a timely manner. Payment of all amounts in each TSA Monthly Invoice shall be due and payable by Service Recipient to Service Provider within thirty (30) calendar days of receipt of such TSA Monthly Invoice by wire transfer of immediately available funds to an account designated by Service Provider, subject to Fees or Out-of-Pocket Expenses disputed in accordance with Section 9.3.
     Section 9.3. Fee Dispute Resolution. If Service Recipient disputes in good faith any particular Fees or Out-of-Pocket Expenses incurred during such month set forth in an invoice (each, a “Disputed Amount”), Service Recipient shall promptly, but in no event later than thirty (30) calendar days after the receipt of such invoice, notify Service Provider of such dispute (along with a detailed description of the basis for such dispute), and the Parties shall escalate the matter for resolution through the escalation procedures set forth in Section 6 and shall promptly implement any remedy determined in accordance therewith. Notwithstanding the foregoing, Service Recipient shall pay all amounts not in dispute on the applicable invoice in accordance with Section 9.2.
     Section 9.4. Sales Taxes. Sales Taxes. All consideration under this Agreement is exclusive of any sales, transfer, value-added, goods, gross receipts, services or similar Tax (including any such Taxes that are required to be withheld, but excluding all other Taxes including Taxes based upon or calculated by reference to income or capital) imposed against or on services provided (“Sales Taxes”) by Service Provider hereunder. Such Sales Taxes shall be separately stated on the relevant invoice to Service Recipient. All taxable goods and services for which Service Recipient is compensating, or reimbursing, Service Provider shall be set out separately from non-taxable goods and services, if practicable. Service Recipient shall be responsible for any such Sales Taxes and shall either (i) remit such Sales Taxes to Service Provider (and Service Provider shall remit the such amounts to the applicable taxing authority) or (ii) provide Service Provider with a certificate or other acceptable proof evidencing an exemption from liability for such Sales Taxes. If Service Recipient is required to make any deduction or withholding on account of Sales Taxes from any amount payable to Service Provider hereunder, Service Recipient shall pay to Service Provider such additional amounts (“Additional Amounts”) as may be necessary so that Service Provider shall receive the full amount otherwise payable in respect of such payments had no such Sales Taxes (including any Sales Taxes payable in respect of Additional Amounts) been required to be deducted or withheld. In the event Service Provider fails timely to invoice Sales Taxes on taxable goods or services covered by this Agreement, Service Provider shall notify Service Recipient in a timely manner and Service Recipient shall remit such Sales Taxes to Service Provider; provided, however, that

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Service Recipient shall not be responsible for the payment of any additions to such Sales Taxes, including penalties and interest imposed due to a failure by Service Provider to remit or cause to be remitted such Sales Taxes in a timely manner to the appropriate taxing authority, unless such failure relates to the failure of Service Recipient to pay to Service Provider the amount of the Sales Taxes properly invoice in accordance with the terms herein. Service Recipient shall not be required to indemnify Service Provider for any taxes other than Sales Taxes and, to the extent that any tax other than a Sales Tax is required to be withheld or deducted by Service Recipient, Service Recipient has the right to withhold or deduct the amount of such tax from any consideration under this Agreement and such amount shall be treated as paid for purposes of this Agreement.
ARTICLE X
INDEMNIFICATION
     Section 10.1. Limited Liability of Service Provider. No Service Provider Indemnified Party shall have any liability to any Service Recipient Indemnified Party, in contract, tort or otherwise, for or in connection with (a) any Services provided or to be provided by any Service Provider Indemnified Party pursuant to this Agreement or (b) any Service Provider Indemnified Party’s actions or inactions in connection with any such Services referred to in the immediately preceding clause (a), in each case, except to the extent that such Service Recipient Indemnified Party suffers a Loss that results from such Service Provider Indemnified Party’s fraud, material breach, gross negligence or willful misconduct in connection with any such Services.
     Section 10.2. Indemnification by Service Provider. Subject to the limitations set forth in this Agreement, Service Provider agrees to indemnify and hold harmless Service Recipient, each of its Affiliates and its and their respective officers, directors, employees, agents and Representatives (each, a “Service Recipient Indemnified Party”), from any and all Losses incurred by such Service Recipient Indemnified Party to the extent such Losses are caused by or result from (i) any fraud, gross negligence or willful misconduct by or on behalf of Service Provider or any of its Affiliates providing Services hereunder in providing any of the Services pursuant to this Agreement; or (ii) any material breach by Service Provider of any obligation set forth in this Agreement.
     Section 10.3. Indemnification by Service Recipient. Subject to the limitations set forth in this Agreement, Service Recipient and its Affiliates that receive Services hereunder shall indemnify Service Provider, each of its Affiliates and its and their respective officers, directors, employees, agents and Representatives (each, a “Service Provider Indemnified Party”) from any and all Losses incurred by such Service Provider Indemnified Party to the extent such Losses are caused by or result from (i) any fraud, gross negligence or willful misconduct by or on behalf of Service Recipient or any of its Affiliates; or (ii) any material breach by Service Recipient of any obligation set forth in this Agreement.
     Section 10.4. Exclusions. Notwithstanding anything contained in this Agreement to the contrary, in no event shall Service Provider be obligated under this ARTICLE X to indemnify a Service Recipient Indemnified Party in respect of any Losses to the extent that such Losses result from (a) a Service Recipient Indemnified Party’s willful misconduct or gross negligence, (b) the

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acts or omissions of a Service Recipient Indemnified Party except for such acts or omissions (i) required hereunder or (ii) taken at the direction of Service Provider, (c) violation of Applicable Law by a Service Recipient Indemnified Party or (d) acts taken by Service Provider at a Service Recipient Indemnified Party’s direction.
     Section 10.5. Indemnification Procedures. Each Party acknowledges and agrees that Section 9.3 of the Purchase Agreement shall apply, mutatis mutandis, with respect to indemnification procedures for any claim of indemnity hereunder.
     Section 10.6. Disclaimer of Consequential Damages. THE PARTIES TO THIS AGREEMENT EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, CONSEQUENTIAL (INCLUDING LOST PROFITS) OR SIMILAR DAMAGES IN ANY ARBITRATION, LAWSUIT, LITIGATION OR PROCEEDING ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT EXCEPT FOR PUNITIVE, EXEMPLARY, LOST PROFITS, CONSEQUENTIAL OR SIMILAR DAMAGES PAID OR AWARDED TO A THIRD PERSON IN A THIRD PERSON CLAIM.
     Section 10.7. ADDITIONAL LIMITATIONS.
     10.7.1 Except with respect to Service Provider’s fraud, gross negligence, or willful misconduct, the aggregate liability of Service Provider with respect to the delivery or inability to deliver the Services to be provided pursuant to, or performance of its obligations under, this Agreement or anything done in connection with this Agreement, or Service Provider’s actions or inactions, whether in contract, tort (including negligence) or otherwise (each of the foregoing collectively, “Service Provider Actions or Inactions”), shall not exceed USD $10,000,000 (USD Ten Million), provided that in the event Service Provider willfully refuses to provide the Services, Service Provider’s total aggregate liability for Service Provider Actions or Inactions shall not exceed USD $20,000,000 (USD Twenty Million).
     10.7.2 For purposes of this Section 10.7, “willful refusal to provide the Services” means the deliberate and intentional election by Service Provider, in violation of this Agreement, to terminate its performance of the Services under this Agreement, where Service Provider has the ability to provide such Services to Service Recipient. For the avoidance of doubt, willful refusal to provide the Services shall not include (i) the exercise, in good faith, of any right, function, authority or discretion conferred upon Service Provider pursuant to this Agreement, (ii) any act or omission constituting negligence or (iii) any act or omission of Service Provider that is authorized, directed or controlled by Service Recipient.
     10.7.3 Other than in connection with an indemnity claim under this Article X, upon a claim of a breach of this Agreement, the non-breaching Party shall give the breaching Party a reasonable opportunity to correct the breach within thirty (30) days of the non-breaching Party delivering a notice of such breach to the breaching Party. If the breaching Party is able to cure the breach within thirty (30) days and the non-breaching

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Party has not incurred any actual Losses, the breaching Party shall not be liable for any Losses hereunder.
     10.7.4 Each Service Provider Indemnified Party and Service Recipient Indemnified Party agrees that it shall use commercially reasonable efforts to mitigate and otherwise minimize its respective Losses, whether direct or indirect, due to, resulting from or arising in connection with any failure by a Service Provider Indemnified Party or Service Recipient Indemnified Party, as applicable, to perform fully any obligations under, and comply with, this Agreement.
     10.7.5 Any claim for indemnification by a Service Recipient Indemnified Party with respect to any Service must be made in writing to Service Provider before the day that is the twelve-month anniversary of the date the Service giving rise to such claim was terminated.
     10.7.6 Application to Affiliates. The limitations and exclusions of Service Provider’s liability hereunder shall apply to all of its Affiliates.
ARTICLE XI
FORCE MAJEURE
Each Party will be excused for any failure or delay in performing any of its obligations under this Agreement if such failure or delay is caused by any act of God, any accident, explosion, fire, act of terrorism, storm, earthquake, flood or similar extraordinary circumstance or event outside the reasonable control of the non-performing Party which could not have been prevented by such Party’s reasonable precautions (each a “Force Majeure Event”). Following the written declaration of a Force Majeure Event by a Party, the Parties shall consult to assess the Force Majeure Event and any ways in which the same may be avoided or mitigated. During the pendency of a Force Majeure Event, the affected Party shall use its commercially reasonable efforts to avoid, mitigate, remedy or remove such Force Majeure Event, and shall use its commercially reasonable efforts to resume its performance under this Agreement with the least practicable delay, including, if applicable implementing its disaster recovery program. In the event any Force Majeure Event prevents the performance of a material Service and has a material adverse impact on the Business of Service Recipient, and lasts longer than thirty (30) consecutive calendar days, Service Recipient may terminate the affected Service or this Agreement for convenience immediately upon giving Service Provider written notice without liability to Service Provider with respect to such Service or this Agreement, other than liability for payment of unpaid invoices or for terminated Services rendered prior to the Force Majeure Event.
ARTICLE XII
MISCELLANEOUS
     Section 12.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if they are: (a) delivered in person, (b)

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transmitted by facsimile (with confirmation), (c) mailed by certified or registered mail (return receipt requested) or (d) delivered by an express courier (with confirmation) to a Party at its address listed below (or at such other address as such Party shall deliver to the other Party by like notice):
If to Service Provider, to:
OneBeacon Insurance Group LLC
One Beacon Lane
Canton, Massachusetts 02021
Attention: Bradford W. Rich
                    Senior Vice president and General Counsel
Phone: (781) 332-7189
Facsimile: (888) 862-8724
With a copy (which shall not constitute notice) to:
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attention: Edward S. Best, Esq.
Phone: (312) 701-7100
Facsimile: (312) 706-8106
If to Service Recipient:
Tower Group, Inc.
120 Broadway, 31st Floor
New York, NY 10271
Attention: Elliot S. Orol
                    Senior Vice President, General Counsel and Secretary
Phone: (212) 655-4001
Facsimile: (212) 202-3987
With copies (which shall not constitute notice) to:
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, New York 10019
Attention: Jeffrey S. MacDonald, Esq. and Elizabeth B. Bannigan, Esq.
Phone: (212) 259-8000
Facsimile: (212) 259-6333
     Section 12.2. Independent Contractors. The Parties are and shall remain independent contractors and no Party is or shall be deemed to be an employee, agent, partner, franchisee or joint venturer of or with any other Party. No Party shall hold itself out as an agent of the other Party, and no Party shall have the authority to bind the other Party.

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     Section 12.3. Additional Provisions. Each Party acknowledges and agrees that the following Sections of the Purchase Agreement shall apply, mutatis mutandis, as if fully set forth herein: (a) Section 11.1. (No Strict Construction Against the Drafter); (b) Section 11.2. (Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies); (c) Section 12.1. (Entire Agreement); (d) Section 11.4. (Interpretation); (e) Section 11.5. (Construction); (f) Section 11.6. (Severability); (g) Section 11.8. (Seller Representative); (h) Section 11.10. (No Third Party Beneficiaries; Binding Effect); (i) Section 11.12. (Governing Law); and (j) Section 11.13. (Waiver of Jury Trial). The Exhibits to this Agreement are hereby incorporated herein by reference.
     Section 12.4. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart by facsimile or other means of electronic transmission will be as effective as delivery of a manually executed counterpart.
     Section 12.5. Assignment. No Party to this Agreement may assign or transfer any of its rights or obligations under this Agreement (by operation of Applicable Law or otherwise) without the prior written consent of the other Party, except that each Party may, without the other Party’s consent, assign any or all of its rights, interests and obligations hereunder to (a) an Affiliate or (b) to a third Person acquiring control of such Party or in connection with a merger, acquisition or sale of all or substantially all of the assets of such Party; provided, that any such assignee agrees in writing to be bound by all of the terms, conditions and provisions contained herein, and no such assignment shall relieve the assigning Party of any liability or the performance of any of its obligations hereunder. Any assignment or transfer in violation of this Section 12.5 shall be null and void ab initio. Subject to the provisions contained in this Section 12.5, this Agreement is binding upon, inures to the benefit of, and is enforceable by the Parties and their respective successors and permitted assigns.
     Section 12.6. In the event that a Party or any of its Affiliates combines with a competitor of the other Party, such Party shall so notify the other Party and shall take reasonable measures to avoid disclosing to such competitor the Confidential Information of the other Party.
[Remainder of page intentionally left blank]

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     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives on the date first above written.

ONEBEACON INSURANCE GROUP LLC
By:
	Name:	●
	Title:	●

TOWER GROUP, INC.
By:
	Name:	●
	Title:	●

Signature Page to Transition Services Agreement

Exhibit A
Transition Service Agreement (“TSA”)
Services and Compensation1
1.	Pricing Methodology
Service Provider shall be reimbursed for all costs incurred by Service Provider in providing the Services, including as described in this Exhibit. References to use of the Services by Service Recipient shall include any Acquired Companies and Affiliates that are receiving Services under the TSA. The Parties acknowledge that any specific Fees referred to herein are intended to comply with the last paragraph of Section 9.1 of the TSA.

a.	Definitions
i.	“Annual Productive Hours” shall equal 1920 hours.

ii.	“Application Software Charges” shall be defined as the sum of Initial Application Software Charges and Incremental Application Software Charges.

iii.	“Base Hardware Charges” shall be defined as the charges associated with the fully loaded hardware costs (including rent, associated utilities, maintenance, equipment costs, etc.), as determined during the baseline period described in Section 5 (Base Utilization). The Base Hardware Charge does not include any additional hardware added to the Services after the baseline period.

iv.	“Data/Voice Charges” shall be defined as the cost to Service Recipient per Service Recipient employee of access to the Service Provider communications infrastructure. The Data/Voice Charges for 2010 is $315.00 per Service Recipient employee using the Service Provider communications infrastructure per month. The Data/Voice Charges for subsequent years shall be set by Service Provider in January of each subsequent year.

v.	“Desktop Charges” shall be defined as $250.00 per Continuing Business Employee desktop leased to Service Recipient from the Closing Date through the end of the Term.

vi.	“Discretionary Development Charge” shall be equal to the IT Hourly Rate multiplied by the Annual Productive Hours multiplied by the number of Discretionary Development Personnel. The Discretionary Development Charge for 2010 shall be $63,440 per month (i.e., $79.30 * 1920 * 5 / 12 ). The Discretionary Development Charge for subsequent years shall be recalculated in January of such subsequent year based on the updated IT Hourly Rate and/or any change in the number of Discretionary Development Personnel.

[1]	For the avoidance of doubt, costs on this Exhibit are not subject to any limit or Service Recipient’s responsibility for consent costs.

Exhibit A-1

vii.	“Discretionary Development Personnel” shall be defined as the dedicated Service Provider employees assigned to provide the Discretionary Development Services.

viii.	“FTE” means a full time equivalent, based on 1920 hours per year.

ix.	“Incremental Application Software Charges” shall be defined as incremental charges for the in-scope applications required to support the Business on an ongoing basis. Incremental Application Software Charges may include, for example, additional seats required by Service Recipient, additional CPU licenses required by Service Recipient, additional maintenance costs and any new interfaces and charges that Service Provider incurs from the software vendors.

x.	“Incremental Hardware Charges” shall be defined as the incremental charges associated with additional hardware added after the baselining period for the fully loaded hardware costs (including rent, associated utilities, maintenance, equipment costs, etc.). Incremental Application Software Charges may include additional servers or additional memory or storage added to support the Services.

xi.	“Initial Application Software Charges” shall be defined as $194,871.00 per month. The Initial Application Software Charge is based on the Parties’ agreed allocation of the in-scope application software for the Business as of the Closing Date, as compared with Service Provider’s use of the in-scope application software other than for the Business. Such allocation was calculated using various methodologies to approximate the percentage of the total cost for the in scope applications that is used by the Business, including the percentage of seats that are attributable to the Business and the percentage of CPUs associated with the Business.

xii.	“Initial Estimated Hardware Charges” shall be defined as $145,833.00 per month. The Initial Estimated Hardware Charges are based on Unix/Wintel maintenance costs and mainframe MIP costs, as each is due to the usage and volume of the Business.

xiii.	“IT Hourly Rate” shall be defined as the average rate across the IT department employees associated with the TSA and shall be for all direct costs of employment, which shall include such employee’s full and part-time salaries (plus overtime), contract labor costs, incentive expenses, fringe expenses (including state and federal payroll taxes, costs associated with provision of benefit plans and costs associated with provision of 401k) and employee education expenses (including membership of professional bodies), communication and information technology networking costs (including telephone charges, data mega charges, desktop charges, application support and infrastructure charges) and occupancy (including rent and utilities). Travel expenses are not included in the IT Hourly Rate and shall be billed separately, in accordance with Section 9.1.4 of the Agreement. The IT Hourly Rate for 2010 is $79.30. The IT Hourly Rate for subsequent years shall be set based on the criteria listed herein in January of each subsequent year.

xiv.	“IT Personnel” shall be defined those FTEs assigned to provide IT Services.

xv.	“IT Services” shall be defined as those Services defined in Section 2 (including Production Support Services, infrastructure Services and helpdesk Services), other than Discretionary Development Services.

Exhibit A-2

xvi.	“Non-IT Hourly Rates” shall be defined as the average rates for the applicable non-IT department employees and shall be for all direct costs of employment, which shall include such employee’s full and part-time salaries (plus overtime), contract labor costs, incentive expenses, fringe expenses (including state and federal payroll taxes, costs associated with provision of benefit plans and costs associated with provision of 401k), communication and information technology networking costs (including telephone charges, data mega charges, desktop charges, application support and infrastructure charges) and occupancy (including rent and utilities). The Non-IT Hourly Rates shall be different for each Service Provider non-IT department and shall be set each year based on the criteria listed herein.

xvii.	“Non-IT Personnel” shall be defined those FTEs assigned to provide Non-IT Services.

xviii.	“Non-IT Services” shall be defined as those Services defined in Section 3.

xix.	“Third Person Charges” shall be defined as the actual charges charged by a third Person provider for Third Person Personnel.

xx.	“Third Person Personnel” shall be defined as third Person personnel engaged by Service Provider in order to provide the Services.
b.	IT Services and Discretionary Development Services

Service Provider shall provide the Services described in Section 2 below using IT Personnel and Discretionary Development Personnel.
i.	IT Services
1.	Service Recipient will pay for Services with the pricing mechanism “IT Personnel” based on actual hours worked by IT Personnel at the IT Hourly Rate.

2.	To the extent Service Provider provides any IT Services using Third Person Personnel, Service Provider shall pass through all Third Person Charges to Service Recipient. To the extent the provision of IT Services requires additional hardware or software, Service Provider shall pass through all Incremental Hardware Charges and Incremental Application Software Charges to Service Recipient.

3.	If there are IT Personnel not otherwise engaged in IT Services, such IT Personnel may perform Discretionary Development Services at Service Recipient’s request. Service Provider cannot commit to delivery timelines when IT Personnel are performing Discretionary Development Services because such IT Personnel’s priority will be to perform the IT Services.
ii.	Discretionary Development Services
1.	Service Recipient will pay for Services with the pricing mechanism “Discretionary Development Personnel” at the Discretionary

Exhibit A-3

Development Charge. As of the Closing Date, there shall be five (5) Discretionary Development Personnel. Service Recipient shall be charged the Discretionary Development Charge for the Discretionary Development Personnel regardless of the number of actual hours worked by such personnel.

2.	To the extent Service Provider provides any Discretionary Development Services using Third Person Personnel, Service Provider shall pass through all Third Person Charges to Service Recipient. To the extent the provision of Discretionary Development Services requires additional hardware or software, Service Provider shall pass through all Incremental Hardware Charges and Incremental Application Software Charges to Service Recipient.

3.	If any Discretionary Development Personnel are not being fully utilized, Service Provider reserves the right to remove such Discretionary Development Personnel, subject to Service Recipient’s consent. If any Discretionary Development Personnel are removed, the Discretionary Development Charge shall be re-calculated based on the updated number of Discretionary Development Personnel, net of any removal costs. If Service Recipient requires additional personnel to perform the Discretionary Development Services beyond the Discretionary Development Personnel, Service Provider will use commercially reasonable efforts to provide such additional personnel, provided that such personnel shall be charged as IT Personnel or Third Person Personnel, as applicable.
iii.	Additional Services. If there are IT Personnel not otherwise engaged in IT Services or Discretionary Development Personnel not otherwise engaged in performing Discretionary Development Services, such IT Personnel or Discretionary Development Personnel may perform Additional Services agreed by the Parties in accordance with the Agreement. In addition or in the alternative, the Parties may agree that Additional Services shall be provided by Third Person Personnel for the Third Person Charges.

iv.	Retention Bonuses. Service Recipient acknowledges the importance of Service Provider’s ability to retain Service Provider employees for the duration of the Term. Service Provider may, in its sole discretion, provide bonuses throughout the Term to various employees that support the IT Services and Discretionary Development Services (“Retention Bonuses”). Service Recipient shall reimburse Service Provider for all such Retention Bonuses, up to $3,500,000.
c.	Non-IT Personnel
i.	Service Recipient will pay for Services with the pricing mechanism “Non-IT Personnel” based on actual hours worked by Non-IT Personnel at the Non-IT Hourly Rates.

ii.	To the extent Service Provider provides any Non-IT Services using Third Person Personnel, Service Provider shall pass through all Third Person Charges to Service Recipient. To the extent the provision of Non-IT Services requires additional

Exhibit A-4

hardware or software, Service Provider shall pass through all Incremental Hardware Charges and Incremental Application Software Charges to Service Recipient.
d.	Application Software Charges

Service Recipient will pay for Services with the pricing mechanism “Application Software Charges” based on Application Software Charges.

In the event Service Provider purchases or licenses additional software or acquires additional rights in software solely in connection with its obligation to provide the Services, Service Provider shall pass through all Incremental Application Software Charges to Service Recipient and Service Recipient will be responsible for the entire Incremental Application Software Charge. In the event Service Provider purchases or licenses additional software or acquires additional rights in software in connection with its obligation to provide the Services but that will also be used by Service Provider for other purposes, Service Provider shall pass through the proportion of the Incremental Application Software Charges to Service Recipient in relation to Service Recipient’s usage relative to the other users of such software and Service Recipient will be responsible for such portion of the Incremental Application Software Charge.

e.	Hardware Charges

Service Recipient shall be responsible for the Initial Estimated Hardware Charges beginning on the Closing Date. Service Provider will perform the baselining process specified in Section 5, in order to gather data to verify whether the Initial Estimated Hardware Charges accurately reflect the cost to Service Provider of providing the hardware during the baselining period. The Parties acknowledge that the Initial Estimated Hardware Charges are expected to be less than the Base Hardware Charges, since the Initial Estimated Hardware Charges are only based on two of the baselined charges. At the conclusion of the baselining period, Service Provider shall set the Base Hardware Charges based on the information gathered during the baselining period.

If the Base Hardware Charges are greater than the Initial Estimated Hardware Charges, Service Recipient shall be responsible for the difference between the Initial Estimated Hardware Charges and the Base Hardware Charges for the baselining period. If the Base Hardware Charges are less than the Initial Estimated Hardware Charges, Service Provider shall be provide a credit to Service Recipient for the difference between the Base Hardware Charges and the Initial Estimated Hardware Charges for the baselining period.

After the baselining period, Service Recipient shall be responsible for the Base Hardware Charges and any Incremental Hardware Charges each month.

In the event Service Provider purchases hardware solely in connection with its obligation to provide the Services, Service Provider shall pass through all Incremental Hardware Charges to Service Recipient and Service Recipient will be responsible for the entire Incremental Hardware Charge. In the event Service Provider purchases hardware in connection with its obligation to provide the Services but that will also be used by Service Provider for other purposes (such as refresh of Service Provider’s commonly used systems), Service Provider shall pass through the proportion of the Incremental Hardware Charges to Service Recipient in relation to Service Recipient’s usage relative

Exhibit A-5

to the other users of such hardware and Service Recipient will be responsible for such portion of the Incremental Hardware Charges.

f.	Third Person Personnel

Service Recipient will pay for Services with the pricing mechanism “Third Person Personnel” based on the Third Person Charges.

In the event Service Provider engages Third Person Personnel solely in connection with its obligation to provide the Services, Service Provider shall pass through all Third Person Charges to Service Recipient and Service Recipient will be responsible for the entire Third Person Charge. In the event Service Provider engages Third Person Personnel in connection with its obligation to provide the Services but that will also be used by Service Provider for other purposes (such as to provide maintenance of Service Provider’s commonly used systems), Service Provider shall pass through the proportion of the Third Person Charges to Service Recipient in relation to Service Recipient’s usage relative to the other users of the subject of the work performed by such Third Party Personnel and Service Recipient will be responsible for such portion of the Third Person Charges.

g.	Data/Voice Charges

Service Recipient will pay for Services with the pricing mechanism “Data/Voice Charges” based on the Data/Voice Charges per Service Recipient employee using Service Provider’s communication infrastructure.

h.	Desktop Charges

Service Recipient will pay for Services with the pricing mechanism “Desktop Charges” based on the Desktop Charges per Continuing Business Employee desktop leased to Service Recipient as of the Closing Date.

Exhibit A-6

     2. IT Services
Service Provider shall provide the following IT Services:

Description of
Activity	Timeframe	Services	Pricing Mechanism
(A) Software

(1) Claims Software	Term of TSA	Service Provider will provide access to CWS, EasyLink, Time Matters, ISO Claim Rpt, Customer Satisfaction Surveys, Branch Self-Audit, ACTS and Paybase.	Application Software Charges

(2) Other Software	Term of the TSA	Service Provider will provide mainframe, midrange and windows software and other software used to provide the Services.	Application Software Charges

(3) Warranty	Not applicable	Service Provider does not warrant third party software.	N/A

(B) Application support

(1) Production Support Services	Term of TSA	Service Provider will provide Production Support Services. “Production Support Services” are defined as break fix; software upgrades; and regulatory/compliance changes for normal and ordinary development changes.	IT Personnel

Regulatory/compliance changes will be identified, prioritized and requested by Service Recipient, subject to Section 2.4 of the Agreement.

Exhibit A-7

Description of
Activity	Timeframe	Services	Pricing Mechanism
(2) Discretionary Development Services	Term of the TSA	All development changes that are not Production Support Services, including break fix, software upgrades, and regulatory/compliance changes for non-routine or extraordinary development changes, will be considered “Discretionary Development Services”, subject to Section 2.4 of the Agreement.	Discretionary Development Personnel

(3) Interfaces/Set up	Term of the TSA	Service Provider shall build necessary interfaces to Service Recipient (e.g., stat, bureau reports, general ledger, etc.).	Discretionary Development Personnel

(4) Geographic Support (State)	Term of the TSA	Production Support Services are limited to regulatory support for the eight (8) states covered by the Business as of the Effective Date (New England plus NY and NJ).	IT Personnel

(5) Geographic Expansion (State)	Term of the TSA	If Service Recipient requests support beyond the initial eight (8) states, such regulatory support shall be Discretionary Development Services.	Discretionary Development Personnel

(6) Developers - Discretionary Development (Continuing Business Employees)	Not applicable	The Parties acknowledge that there are no Continuing Business Employees that are IAF developers.	N/A

(7) IAF Development	To be determined if requested by Service Recipient	In the event that there are Continuing Business Employees who are IAF developers:
- the Services do not include having developers do any commercial lines (“C/L”) work on any PAS platform prior to 12/4/2012.
Discretionary Development Services, IT Personnel, Incremental Hardware

Exhibit A-8

Description of
Activity	Timeframe	Services	Pricing Mechanism
- Service Recipient will indemnify Service Provider against any harm from Hanover resulting from any work performed by these developers
		- Service Recipient developers shall not access any other Service Provider systems	Charges, and/or Incremental Application Software Charges

If any IAF development is planned by Service Recipient:
(i). Separation of C/L and P/L data is required. Service Recipient will pay for Service Provider time and materials for performing this separation which is currently estimated at $1,500,000.
(ii). Applicable resources will not be made available for Service Recipient hire, until data separation is complete.

(8) Oracle DocuCorp (EDS) Print - extension of support	Term of TSA	Oracle support for Service Provider’s current version of Docucorp expires in 2012.
At Service Recipient ‘s option and cost, Service Provider shall:
(i) Not upgrade. Service Recipient will accept all risk (including impacts to the Services) associated with the unsupported platform and any costs incurred to repair after the Oracle support is discontinued;
(ii) Request an extended support contract from Oracle; or
		(iii) Perform the upgrade.	(i) N/A (ii) Third Person : Personnel, Hardware Charges and/or Application Software Charges (iii) IT Personnel, Third Person Personnel, Hardware Charges and/or Application Software Charges

(9) Sapiens Recertification	Term of the TSA	Upgrade Sapiens due to IBM software upgrades (e.g., CICS).	Third Person Personnel, Hardware Charges and/or Application Software Charges

Exhibit A-9

Description of
Activity	Timeframe	Services	Pricing Mechanism
(10) Keane Legacy Policy Admin. support and conversion completion	June 30 2011	Legacy policy administration support and conversion completion (performed by Keane).	Third Person Personnel, Hardware Charges and/or Application Software Charges

(11) CGI MA Auto Policy Admin Support	Term of TSA	CGI support of MA Auto	Third Person Personnel, Hardware Charges and/or Application Software Charges

(12) CGI MA Auto Conversion	To be determined, if requested by Service Recipient	If requested by Service Recipient, migration of MA Auto onto the IAF platform and creation of package product.	Discretionary Development Personnel, Third Person Personnel, Hardware Charges and/or Application Software Charges

(13) CGI I/O Conversion and Landlord Protector Policy Migration	Auto/home policy component of Inside/Out set to be sunset by June 30 2011; Land Protector Policy Migration – To be determined.	CGI I/O Conversion and Landlord Protector Policy Migration until completion of migration.	Third Person Personnel, Hardware Charges and/or Application Software Charges

Exhibit A-10

Description of
Activity	Timeframe	Services	Pricing Mechanism
(C) Infrastructure

(1) Technology Refresh — Mainframe Upgrade	Term of TSA	Service Provider and Service Recipient will jointly discuss how any upgrade associated with the Services will be handled. Service Provider will perform technology refresh agreed by the Parties.	Third Person Personnel, Hardware Charges and/or Application Software Charges

(2) Remote Access	Term of TSA	Remote access for the Service Recipient will utilize terminal services. Service Provider will provide the applicable (i) servers, (ii) licenses and (iii) implementation services required for Service Recipient to access Service Provider systems.	(i) servers –Hardware Charges (ii) licenses – Application Software Charges (iii) implementation services – IT Personnel, Hardware Charges, Application Software Charges and/or Third Person Personnel

(3) Data Mega /Voice Mega	Term of TSA	For Service Recipients that are directly connected to the Service Provider network, Service Provider will provide communication infrastructure (voice network, data network, phone, PBX) for use by Service Recipient employees.	Data/Voice Charges

(4) Help Desk Support	Term of TSA	Service Recipient level 1 support will forward any calls concerning Services provided under the TSA to Service Provider.	IT Personnel

Exhibit A-11

Description of
Activity	Timeframe	Services	Pricing Mechanism
(5) E-mail	As specified	(a) On or as soon as practicable (but not more than thirty (30) days) from the date that an employee of Sellers becomes a Continuing Business Employee, Service Provider will export, in a commercially reasonable and legible format that the Parties shall agree upon, the email contact list of such Continuing	IT Personnel

Business Employee for import to Buyer’s email system. (b) From the date that an employee of Sellers becomes a Continuing Business Employee and for six (6) months after the Closing Date, Service Provider will provide forwarding of all email messages for the applicable Continuing Business Employee from the Continuing Business Employee’s account in Sellers’ email system to the Continuing Business Employee’s account in Buyer’s email system.

(c) For a period of sixty (60) days from the date that an employee of Sellers becomes a Continuing Business Employee, such Continuing Business Employee shall retain access to and use of his/her email account in Sellers’ email system. During such sixty (60) day period, such Continuing Business Employee’s account in Sellers’ email system will still receive email, and such email will also be forwarded to the Continuing Business Employee’s account in Buyer’s email system.

(d) On or around sixty (60) days from the date an employee of Sellers becomes a Continuing Business Employee, Service Provider will prevent access to the Sellers’ email system by the Continuing Business Employee.

(e) Service Provider will copy, in a commercially reasonable and legible format that the Parties shall agree upon, all email, including email on the Seller’s archive system, of such Continuing Business Employee for import to Buyer’s email system and will use commercially reasonable efforts to do so within 90 days after such

Exhibit A-12

Description of
Activity	Timeframe	Services	Pricing Mechanism
employee of Sellers becomes a Continuing Business Employee. If any emails copied to Buyer’s emails system contains information for which Service Recipient is not authorized to access, Service Recipient and the applicable Continuing Business Employee shall not have any right to use or retain any such information. Service Recipient shall promptly notify Service Provider of such unauthorized access and delete or destroy any information obtained.

(f) Buyer shall formally notify each employee of Sellers who becomes a Continuing Business Employee to move his/her email data on Sellers’ email system to Sellers’ archives prior to and during the period of sixty (60) days from the date that such employee becomes a Continuing Business Employee.

(6) Desktops and Laptops	Term of TSA	Seller shall lease the desktops and laptops of the Continuing Business Employees to Service Recipient from the Closing Date through the end of the Term. Seller agrees to provide access to its systems for the Continuing Business Employees who are desktop support staff for the purpose of supporting the Continuing Business Employees. Seller will support desktops of Continuing Business Employees until the end of the Term. If Buyer issues a desktop to a Continuing Business Employee, the previously used desktop will, at the sole discretion of Buyer, become the property of Buyer. Upon expiration or termination of the Term, Buyer can choose whether or not to keep each remaining desktop. If Buyer chooses not to keep any desktops, such desktops will be returned to Service Provider. If Buyer chooses to keep any desktops, Buyer shall remove all Service Provider data and software such that such desktop cannot be unformatted and Buyer cannot forensically retrieve the removed data and software.	Desktop Charges and IT Personnel

Exhibit A-13

Description of
Activity	Timeframe	Services	Pricing Mechanism
(7) Desktop Software	Not Applicable	Service Recipient is responsible for consent costs required to transfer licenses transferred or purchased in connection with the lease of desktops for Continuing Business Employees. The following desktop software will be handled as specified below:	N/A
- Trend - Service Recipient to purchase.
- Microsoft (OS & Office) - Service Provider to assign licenses to Service Recipient.
Service Recipient to pay Microsoft “true up”.
- Night watchman - Service Provider will remove from desktop.
- Checkpoint - Service Provider to remove MEPP from the desktop. Service Recipient to purchase FDE.
- Diskeeper - Service Provider to remove from desktop.
- Contivity VPN – transfers with all laptops for no charge.

(D) Post-Signing Activities

(1) Preparation of the Environment	From the Effective Date to the Closing Date	After the Effective Date, Service Provider will begin work on Service Recipient’s behalf, to prepare the system(s) for use by Service Recipient by the Closing Date. Examples of this work are items including, but not limited to, logo, form and address changes as needed; creation of user ids for Service Recipient personnel; transfer of agent portal; closure of Continuing Business Employees’ voice and email accounts.	IT Personnel

Exhibit A-14

Description of
Activity	Timeframe	Services	Pricing Mechanism
(E) Administration

(1) Invoice preparation	Term of TSA	Service Provider will prepare and present an invoice to Service Recipient in accordance with the TSA. Service Provider will cooperate with Service Recipient in the event Service Recipient initiates an audit.	IT Personnel, Non-IT Personnel, Third Person Personnel, Hardware Charges and/or Application Software Charges

(2) Contract Administration	Term of TSA	Service Provider will manage the TSA on a daily basis and provide project management services.	IT Personnel and/or Non-IT Personnel

(3) Daily Operation	Term of TSA	Service Provider will provide day-to-day operational activities associated with performance of the Services.	IT Personnel and/or Non-IT Personnel
3.	Non-IT Services

Service Provider shall provide the following Non-IT Services:

Exhibit A-15

				Cost Structure/Pricing of	FTE Estimate and Hire
Department	Unit	Description of Activity	Timeframe	Service	Option
Operations	BIS	Service Provider shall provide information privacy systems administration services to Service Recipient.	Term of the TSA	Non-IT Personnel	.75 FTE.

Operations	BIS	Service Provider will provide statistical coding, bureau reporting (e.g., ISO, TICO & CAR), DMVS, Medicare, state reporting and information management services.

Service provider will re-direct data feeds to Service Recipient. This Service will include the required underlying IT system charges which are include in the IT Discretionary TSA. Service Provider shall develop full specifications for data feeds to cover multiple requirements for the activity. Service Provider may require reverse assistance relating to historical York CL transactions although data is currently in Service Provider systems and future transactions will also be in Service Provider systems.	Twelve (12) months from the Closing Date, with thirty (30) days notice required to terminate earlier.	Non-IT Personnel Re-direction of data feeds shall be covered by the IT Discretionary TSA.	5 FTE dedicated to this task.

Service Recipient shall have the option to hire 4 FTE at TSA conclusion. Service Recipient must give Service Provider at least 90 days notice prior to the termination or expiration of this Service if Service Recipient intends to hire such employees.

Operations	BSC	Agency receivables, collections, lockbox & cash processing (including commission statements, credit cards/ACH/EFT/return premium check printing)	Six (6) months from the Closing Date	Non-IT Personnel	5.7 FTE dedicated to these tasks (FTE: collections 1, receivables .7, cash processing 4).

		Cooperation to change Lockbox - Service Provider and Service Recipient agree to change over the Service Provider lockbox and payment coupons to Service Recipient (assumes bank account change on Closing			Service Recipient may make offers to such employees once this Service is complete. Service Recipient must give Service Provider at

Exhibit A-16

				Cost Structure/Pricing of	FTE Estimate and Hire
Department	Unit	Description of Activity	Timeframe	Service	Option
Date) and to properly address system feeds.

Service Provider and Service Recipient will cooperate to effect this change immediately following execution of the agreement so that the bank change does not cause an interruption of the automated check application process. For avoidance of doubt the Bank is the driving factor to implement the change.

		Service Provider will redirect non-lockbox checks to Service Recipient per Service Recipient instructions.			least 90 days notice prior to the termination or expiration of this Service if Service Recipient intends to hire such employees.

Operations	BSC	Cooperation to change Electronic Payments (credit card and e-check). Service Provider to cooperate with Service Recipient in affecting change for credit card and ach vendor.	Until change is completed	No Cost for cooperative efforts to secure changes to the process

Operations	Internal Services	Canton Mailroom — Service Provider will provide full mailroom services including incoming/outgoing distribution and the underwriting/operations/claims imaging/indexing function.	Three (3) months from the Closing Date.	Non-IT Personnel Service Recipient has option to purchase equipment and/or assume lease of equipment used to perform this Service, after the Service expires.	6 FTE (UW and claims functions) - 4 for scanning/indexing and 2 for mail distribution. Service Recipient or Service Recipient Vendor has option to hire staff after Service expires or terminates with 45 days prior notice.

Exhibit A-17

				Cost Structure/Pricing of	FTE Estimate and Hire
Department	Unit	Description of Activity	Timeframe	Service	Option
Operations	Internal Services	Record Storage (Iron Mountain)

		Proposal — share boxes, pro-rata cost for storage; agreement/right to pull material — requires legal review and wording on privacy/confidentiality to accommodate the objective to avoid unnecessary costs	To be agreed by the Parties based on a shared box approach	Cost structure to be developed between the parties prior to Close

Operations	Internal Services	Print, Insertion and Postage	Six months from Closing Date with additional options to extend for six month intervals up to the end of the Term of the TSA with 90 days notice required for each extension.	Non-IT Personnel and Third Party Pass-Through Service Recipient responsible for all Service Provider costs associated with move to vendor platform – IT Discretionary TSA	6.2 FTE.

			A Reduction of Service request will be permitted based on plan to move to vendor system in whole or in part with 60 days notice.	Cost will be actual fully loaded per item charge. Service Provider to provide itemized monthly invoice based on the itemized pricing set forth in this schedule. Costs will be adjusted to reflect actual fully loaded costs as price changes occur to cost structure

Cost: Printing Image Fees:
$0.0211 per image
Envelope Printing: Actual
Envelope cost per piece
Automated #10/6x9 insertion: $0.0400 per piece
Automated Flat Insertion: $0.1700 per piece
Manual Insertion (non standard or large policy): $0.2400 per piece

Exhibit A-18

				Cost Structure/Pricing of	FTE Estimate and Hire
Department	Unit	Description of Activity	Timeframe	Service	Option
Insertion of cancellations: $0.099 per piece
Automated insertion of insert: No Charge
Job Set Up Charge (standard jobs):
$5.0000 per job
Manual Function Non-insertion: $25.00 per hour
Inventory Mgmt & Storage: $25.00 per month/pallet
Initial Setup Charge:
$10.00per job
Change to job set-up:
$5.00 per change
DHL/UPS: Actual Cost
Pull Requests — Manual
Removals: $3.20 per request Management, Systems Analysis: $2,000 per month
Postage – at actual cost Claim check printing - $0.0511 per check
Customer Satisfaction Surveys — $0.0211 per printed image; automated insertion $0.040 per piece and actual envelope per item cost

Exhibit A-19

				Cost Structure/Pricing of	FTE Estimate and Hire
Department	Unit	Description of Activity	Timeframe	Service	Option
Operations	Producer Management	Preparation, maintenance and delivery of agency reports, profit sharing estimates, ad hoc data requests for communications, operational reporting and producer reports for external reporting.

Potential use or allocation of a designated entry operator and/or business analyst to maintain, develop reports and evaluate output.	TSA required for administration of Agency Management until system can be separated of CL/SL agency data or PL data feeds are re-directed to Service Recipient system.

			Producer Management System will be provided as needed through the Term of the TSA.	Non-IT Personnel Ad Hoc Reporting – provided at cost Data feeds – cost covered under IT Discretionary TSA	1 FTE. Service Recipient will consider hiring the 1 additional FTE who provides agency interface services and coordinates Comparative Rater vendors in conjunction with the agency plant.

Claims	Management Reports	Management Information — Reports and information that are customarily produced from the system in the normal course of our business, as requested by Service Recipient.

This includes a one-time effort to provide Service Recipient with a copy of the claims audit database containing all available historical PL claims audit data including but not limited to any forms, tables and table structures contained in the claims audit database. Licensing, maintenance of the database, changes/modifications, etc. related to the Branch Self Audit application and database would be the responsibility of the Service Recipient.	Service Provider will provide this Service until data segregation is achieved. Service Recipient will assume direct responsibility through System access once data segregation issues are resolved.	Non-IT Personnel

Anything provided by Service Provider to Service Recipient (expected to be agreed upon data feeds and data access) will be charged at additional actual cost.

				Ad hoc reports provided at cost.	1 FTE Service Recipient will have the option to hire claims analytics staff dedicated to PL at the point where they are off Service Provider system or once data segregation issues are resolved

Ad hoc reports produced upon request.

Exhibit A-20

				Cost Structure/Pricing of	FTE Estimate and Hire
Department	Unit	Description of Activity	Timeframe	Service	Option
Finance	General Ledger activity/data feeds	General Ledger data feeds; Detailed Premium, Loss and ALAE, and Commission and Premium Tax Expense information. — For Direct Business

Level of detail for Premium, loss and expense data feed to be prepared by Service Provider and Service Recipient between signing and closing.

Accounting and Financial Reporting - Service Provider to supply data as specifically defined in TSA within 8 business days following the calendar month end; Service Provider will not be performing any accounting or financial reporting responsibilities (GAAP or Statutory utilizing the PeopleSoft general ledger or FSI annual/quarterly statement software);	Provide information to populate Service Recipient GL – this includes premium, loss and ALAE, commissions, premium tax expense, etc for internal and non-stat reporting through at least first quarter after close.

			Note: Unlikely that service will be required after the first quarterly close following transaction but is possible depending upon date of transaction close.	Cost covered under the IT Discretionary TSA

Finance	GL History	Service Provider to provide 5 year historical data feed of GL for all Acquired Companies for transfer to Service Recipient GL in NYC	Within one month of Closing Date	AAIF, NJSMC, NJSIA, NJSIC, AIE — Provide Trial Balances as Reported for both GAAP and Statutory MHIC and York — Provide Trial balances as reported Statutory only

Finance	Treasury and Accounts Payable	Includes AP, return premium checks, claim finance (claim payments, reconciliation and fraud research, and other reporting performed in the normal course), data to support bank reconciliations, etc.

Specifics to be worked through include data feeds to the various bank accounts, funding, etc. Service Provider to complete bank reconciliations through first quarter after close. Dependant upon banking	This Service will continue thru the quarter end of the month of close.	Non-IT Personnel

Data feeds – cost covered under IT Discretionary TSA

				If Service Recipient is interested in processing AP through Sourcenet during a transition period there is a $7.00 per invoice charge (as processing	1.5 FTE (Finance estimate for Non-IT work to be performed);

Exhibit A-21

				Cost Structure/Pricing of	FTE Estimate and Hire
Department	Unit	Description of Activity	Timeframe	Service	Option
		relationship. Service		costs. Note:
		Recipient has indicated a potential interest in AP services beyond data feed — depending on date of close		this is current cost and subject to change).

Finance	Tax	Premium tax only	This Service will continue until feeds are re-directed to Service Recipient systems and history is available.	Non-IT Personnel	.5 FTE and ratable cost of tax software.

Finance	Reinsurance Accounting	Reinsurance reporting and accounting Service Provider and Service Recipient to develop full specs between signing and the Closing Date	Until data feeds are established Service Provider to provide support for the reporting/accounting needs of the HO QS in addition to any activity on outstanding reinsurance recoverable. Service Provider to also provide services for the renewal rights business.	Non-IT Personnel Data feeds – cost covered under IT Discretionary TSA	.5 FTE

Finance	Fixed Assets	Service Provider to provide details on fixed asset accounting to Service Recipient and Service Recipient to take over accounting once data is received	TSA thru the quarter end of the month of close.	Non-IT Personnel	$1500 one time fixed cost (estimate only)

Exhibit A-22

				Cost Structure/Pricing of	FTE Estimate and Hire
Department	Unit	Description of Activity	Timeframe	Service	Option
Reinsurance	Exposure Aggregation Modeling	Provide PML analysis on the transferred policies.	If requested by Service Recipient, until such Service is competed (anticipated to be short term)	Non-IT Personnel	1 FTE.
4.	Excluded Services and Service Recipient Responsibilities

The following services are not included in the scope of Services provided by Service Provider under the TSA or are Service Recipient responsibilities:

IT Services:

Description of
Activity	Timeframe	Service Recipient Activities/Responsibilities
Claims Software	Term of TSA	Service Recipient is responsible for (and the Services do not include the use of) securing its own licenses for any other Claims software that is required. (Including but not limited to: CCC, Safelite, Exactimate, Mitchell Med-Bill, Colossus/Precendent) Service Recipient is responsible for any new interfaces and charges that Service Provider may incur from the software vendors.

Helpdesk Support	Term of TSA	1st level support to be provided by Service Recipient.

Control Processes - Service Recipient development option	Term of TSA	For all development activities Service Recipient will follow Service Provider’s existing control process. This includes: (i) providing the priority of all development activities, (ii) providing requirements for all development activities, (iii) work with Service Provider’s reporting structure and assimilate into the teams, (iv) participate

Exhibit A-23

Description of
Activity	Timeframe	Service Recipient Activities/Responsibilities
with Service Provider’s resource planning process, (v) comply with Service Provider’s Governance processes, (vi) comply with Service Provider’s time reporting process, (vii) comply with Service Provider’s development, testing and migration processes (including sign-off of work product), and (viii) provide sign off of all requirements, change controls, QA test plans, and approval that a release is ready to be moved into production.

Adhere to Service Provider Policies	Term of the TSA	Service Recipient ‘s employees, contractors, consultants, third party providers and agents will observe the working rules and all policies including but not limited to the data security policy, and employee handbook, and procedures of Service Provider.
Non-IT Services:

Department	Unit	Description of Activity	Timeframe (1)	Issues/Comment	FTE Estimate
Operations	BIS	State filings — rate/form	Service Recipient will assume on Closing Date.

Operations	BIS	Information Privacy	Service Recipient will assume on Closing Date.	Service Recipient will assume responsibility for interpretation, compliance and direction to Service Provider subsequent to closing.

Operations	BIS	BBA oversight	Service Recipient will assume on Closing Date.	Service Recipient pays only PL related Expense

Operations	BSC	Direct Bill Analyst	Service Recipient will assume on Closing Date.	Service Recipient hires direct staff	1 FTE — Service Recipient assumes direct staff.

Exhibit A-24

Department	Unit	Description of Activity	Timeframe (1)	Issues/Comment	FTE Estimate
Operations	BSC	Service Recipient cooperation to change Lockbox

		Service Provider and Service Recipient agree to change over the Service Provider lockbox and payment coupons to Service Recipient (assumes bank account change day 1) and to properly address system feeds.		Service Provider and Service Recipient will cooperate to effect this change immediately following execution of the agreement so that the bank change does not cause an interruption of the automated check application process. For avoidance of doubt the Bank is the driving factor to implement the change.

Operations	BSC	Buffalo Mailroom — Service Recipient is responsible for full mailroom services including incoming/outgoing distribution and the underwriting/operations/claims imaging/indexing function.	Service Recipient will assume on Closing Date.	Service Recipient hires direct staff and has option to purchase equipment and/or assume Lease

Operations	Internal Services	Purchasing	Service Recipient will assume on Closing Date.		.5 FTE.

Operations	OFAC	OFAC Screening and IT system generated referral system	Ongoing during period of system use	Advisories sent to Service Recipient designee — Peter Barbano (peterbarbano@twrgrp.com). Service Recipient required sign-off on screening criteria pre-Close.

Operations	Producer Management	Agency Contracting and Licensing	Service Recipient will assume on Closing Date.	Service Recipient will take all responsibility for agency re-contracting and licensing (need to re-contract non-reciprocal companies).

				Service Recipient may require Service Provider to provide data entry to the Producer Management system for a period of time (up to the length of the TSA) due to data segregation issues. In this event a TSA will be established for this data entry/maintenance service. Service Recipient requests producer data file from the Service Provider to facilitate agency licensing with the Service Recipient’s vendor.	2-3 FTE. Service Recipient may hire staff at their option.

Exhibit A-25

Department	Unit	Description of Activity	Timeframe (1)	Issues/Comment	FTE Estimate
Human Resources		Service Recipient will be responsible for all human resource services.

Claims	Staff Counsel	Lawsuits handled by Service Recipient staff counsel	Decision post announcement with resolution pre-close. Expected that Service Recipient will take appropriate numbers of Staff Counsel.		81 FTE; 10 locations and ~50% split PL/CL although that split varied by office.

Claims	FNOL	Claims intake	Service Recipient handles task directly without Service Provider involvement. No requests have been made yet by Service Recipient to Service Provider.	Possible telecommunications costs (Service Recipient will need some numbers and assistance rerouting calls that come into call center; they also want to acquire any dedicated PL phone numbers) and software licensing fees (FNOL application).

Exhibit A-26

Department	Unit	Description of Activity	Timeframe (1)	Issues/Comment	FTE Estimate
Corporate Actuarial		Complete year end statutory work	Timing dependent - no requests have yet been made by Buyer of Seller re:
Business loss reserves data.

Corporate Actuarial	Reserving	Detail loss information from corporate databases — used for loss reserve analysis	Service recipient will assume responsibility for reserving. No requests have yet been made by Buyer of Seller re: Business loss reserves data.	Service Recipient will require historical data within a short time period post Close.

Corporate Actuarial	Pricing	Provide any relevant pricing databases — premium and loss information, rate history etc - used for pricing indications	Service recipient will assume responsibility for Pricing. Primarily expected to be data feed and data access similar to Management reporting. No Requests have been made yet by Service Recipient to Service Provider.

Corporate Actuarial		IBNR and ULAE	Service Recipient has not requested of Service Provider and it is expected that Loss Reserving is entirely a Service Recipient task.

Corporate Actuarial		Corporate Reserving analysis specifically including support for year end opinions for reciprocals	No Requests have been made yet by Service Recipient to Service Provider.

Legal		Service Recipient will be responsible for all legal services.

Exhibit A-27

Department	Unit	Description of Activity	Timeframe (1)	Issues/Comment	FTE Estimate
Finance	Statutory Reporting	Prepare legal entity statutory statements

		Service Recipient will be performing all accounting and financial reporting responsibilities directly utilizing their general ledger system and financial reporting tools with data specified herein supplied by Service Provider.	Service Recipient will assume responsibility for preparation of statements and statutory reporting.

Finance	Abandoned Property/ Escheatment	Clear old outstanding checks	Service Recipient will assume responsibility with Service Provider providing detail on historical outstanding drafts after the first quarter close following transaction. Massachusetts deadline is June 30 with reporting required by November 1. Unlikely that TSA will be needed unless transaction does not close until September 2010. Service Recipient will need to do due diligence on the files prepared by Service Provider in July and August. Service Provider needs to consider effect if significant problems encountered with data file.	Service Provider to provide details supporting outstanding transactions prior to close. Subject to due diligence review by Service Recipient following close. Dependant upon banking relationship

Finance	Investment Accounting	Investment transaction accounting	Service Recipient will assume on Closing Date.	Service Provider not to trade two weeks prior to close — Change of custodian to take place on date of transaction close — Mellon to State Street. Service Recipient s Investment managers to take over all investment accounts at close.

Exhibit A-28

Department	Unit	Description of Activity	Timeframe (1)	Issues/Comment	FTE Estimate
Finance	1099 Reporting	1099 reporting to be done by Service Recipient with supporting details from Service Provider for pre-close time frame.	Service Provider to support in time for October and Year End requirements

Finance	Sox/Model Audit Rule and Internal Audit		Service Recipient will assume on Closing Date.

Exhibit A-29

     5. Base Utilization
This Section sets forth specific Base Utilization processes to respond to Business growth and increased Service Recipient requirements.
i.	Base Utilization. “Base Utilization” is comprised of the following components based on the average of three (3) complete months of actuals for the following measures:
a.	“Mainframe Base Utilization” means the total of all CPU cycles (MIPS) used by the Business at peak hour.

b.	“AIX Base Utilization” is defined as the total Rperf of the indentified servers at peak utilization.

c.	“Network Base Utilization” is defined as the 95th percentile utilization of the primary WAN link for the applicable office, at peak time, for Buyer/Acquired Company office being supported by Service Provider on a 10 second level for a 24 hour period.

d.	“ID Base Utilization” is defined as the total number of IDs (both internal IDs and Agent IDs) provisioned on systems used by the Business.

e.	“Email Mailbox Utilization” is defined as the total number of email mailboxes allocated to systems by the Business.

f.	“Help Desk Base Utilization” is defined as the total number of calls (both internal and external calls) placed to the help desk related to the systems used by the Business.

g.	“Portal Utilization” is defined as the total number of “page views” averaged over normal business hours supporting the Business.

h.	“Windows Utilization” is defined as the total number or fraction thereof of windows servers supporting the Business.

i.	“Comparative Rater Utilization” is defined as the total number of quote transactions.
ii.	Fees. The Fee for Base Hardware Charges covers only Base Utilization levels and will be published within thirty (30) days after the completion of the baselining described in Section 1. In the case of Network Base Utilization, the Base Hardware Charge covers both the primary and backup circuits to any Buyer/Acquired Company office being supported by Service Provider. This Fee will be adjusted over the Term based on Section 3 and 4.

iii.	Base Utilization Exceeded. Monthly reports will be created and reviewed with Service Recipient to determine if the Base Utilization has been exceeded. If Base Utilization has been exceeded, the Fees will be adjusted in accordance with Section 4. Base Utilization will be defined as having been exceeded if any one of the following has occurred over a thirty (30) day time period:
a.	Mainframe Base Utilization has increased by 5% or more above the Base Utilization for the applicable thirty (30) day time period.

b.	AIX Base Utilization has increased by 5% or more for the applicable thirty (30) day time period.

Exhibit A-30

c.	Network Base Utilization (WAN) link to any office has exceeded the base measure whereby any of the following occur a) the utilization of any specific link during the peak time increases by more than 5% above the Base Utilization or b) employees response times are negatively impacted and a mutual agreement has been concluded to upgrade whatever components are required to perform at the Base Utilization rate for the applicable thirty (30) day time period.

d.	ID Base Utilization has increased by more than 5% above the Base Utilization for the applicable thirty (30) day time period.

e.	Email Mailbox Utilization accounts has increased by more than 5% above the Base Utilization for the applicable thirty (30) day time period.

f.	Help Desk Base Utilization has increased by 5% above the Base Utilization for the applicable thirty (30) day time period.

g.	Portal Utilization has increased by 5% above the Base Utilization for the applicable thirty (30) day time period.

h.	Windows Utilization has increased above the base number of windows servers.

i.	Comparative Rater Utilization has increased by 5% above the Base Utilization for the applicable thirty (30) day time period.
iv.	Fee Adjustments. If Base Utilization has been exceeded (as provided in Section 3), Service Recipient shall be responsible for the associated Incremental Hardware Charges.

v.	Request for Capacity, Disk Space and Projects. At any time, Service Recipient can request (i) additional capacity, (ii) excess disk space (above normal business increases, which are included in the Base Utilization Fees) or (iii) increased support which requires additional IT support (e.g., adding an application, which may also require additional servers, capacity, etc.), solely at Service Recipient’s cost. In each case, Service Recipient will follow the standard change request process agreed upon by the Parties, with costs allocated on a pass through basis and such change will be subject to the parties’ agreement to a Change Request for such change.

vi.	Production Support & Operations.
a.	Production Problems. In the event of a production problem (i.e., interruption to a service that impacts the Business) (for example, system performance or system outage), Service Provider is entitled, without notice to Service Recipient to take whatever steps necessary to correct the problem and restore the system to normal operation. Once the problem has been resolved, it will then be determined if the corrective action has caused the system to exceed any Base Utilizations. If the Base Utilization has been exceeded, the Fees will be adjusted in accordance with Section 4. Notifications will be sent out when the condition is first identified and throughout the outage to update the status. A post-mortem will be held twenty-four (24) hours after the root cause is identified.

b.	Capacity Planning. During normal operations, if Service Provider notices any of the above measures are on an increasing trend, Service Recipient will be notified

Exhibit A-31

and a mutually agreed upon plan will be implemented to avoid any system outages.

c.	Systems Uptime Report. A daily systems operator log will be sent out daily before 6 am ET. This report will provide a status of all systems used by the Business.

Exhibit A-32

Exhibit B
Current Service Levels
     ThisExhibit B sets forth Service Provider target services levels as of the Effective Date with respect to services Service Provider provides to itself and its Affiliates.
     I. Availability
     Metrics related to availability of production systems are measured based on the following standard availability:
     Monday through Friday 7:30AM – 9:00PM Eastern Time
     Saturday & Sunday 7:30AM – 6:00PM Eastern Time
     (referred to herein as the “Availability Window”)
     Availability of production systems outside of the windows specified above is not included in the Availability metrics specified in Section IV (Metrics) below.
     II. Maintenance Windows
     The following are scheduled maintenance windows for 2010. Service Recipient should assume all systems will be down on these dates.
2010 Maintenance Window Schedule

March 13th - 14th	6:00 p.m. ET Saturday thru
7:00 a.m. ET Monday

May 15th - 16th	6:00 p.m. ET Saturday thru
7:00 a.m. ET Monday

Exhibit B-1

2010 Maintenance Window Schedule

June 19th – 20th	6:00 p.m. ET Saturday thru
7:00 a.m. ET Monday

July 10th – 11th	6:00 p.m. ET Saturday thru
7:00 a.m. ET Monday

September 18th – 19th	6:00 p.m. ET Saturday thru
7:00 a.m. ET Monday

October 23rd – 24th	6:00 p.m. ET Saturday thru
7:00 a.m. ET Monday

November 13th – 14th	6:00 p.m. ET Saturday thru
7:00 a.m. ET Monday

December 18th – 19th	6:00 p.m. ET Saturday thru
7:00 a.m. ET Monday
     (referred to herein as the “Maintenance Window”)
     Subsequent years’ Maintenance Window schedules will be available in January of that year.
     III. Change Management
     All changes (including infrastructure changes) are required to follow Service Provider’s CRB process.

Exhibit B-2

     All changes that involve extended downtime are generally scheduled for during the maintenance weekends specified in Section II above unless otherwise requested and approved via Service Provider’s Change Review Board (“CRB”).
     Appropriate Service Recipient staff, as agreed by the Parties, will be added to the CRB distribution list, though such Service Recipient staff will not participate in the approval process by the CRB. Notification of CRB action will be via Service Provider’s then-current change notification process.
     IV. Target Metrics

Target
Type	Metric*
System Availability	98.25%
Agent Portal Availability	99.0%
Successful Production Changes	98.5%
Unsuccessful Production Changes	1.3%
Backed out Production Changes	.2%

*	As an average for systems & locations utilized by Service Recipient.
     V. System Support
     Initial, first-level, end-user support will be provided by Service Recipient’s helpdesk. Once determined to be an issue with Service Provider’s system/infrastructure, Service Recipient’s helpdesk will escalate through Service Provider’s Enterprise Support Center, which can be contacted in the following manner:
     escent@OneBeacon.com or at 877-248-9500
     The Enterprise Support Center currently provides support Monday through Friday, 7 a.m. to 7 p.m. and Saturday, 9 a.m. to 12 p.m. (Eastern Time) (“ESC Support Hours”). Outside of ESC Support Hours, Service Recipient will be given an option to transfer to the Enterprise Operations Services department for emergency support. Emergency issues will be escalated to

Exhibit B-3

the appropriate BTS support personnel for handling. Non-emergency calls will be logged and forwarded to the Enterprise Support Center for handling the following business day.
     VI. Severity Level Definitions

Severity -1	A problem that denies or substantially impacts the availability or generally accepted usage of a product or service critical to the delivery of Service Provider’s or Service Recipient’s business to a number of IT customers. There is no reasonable workaround for this problem.

Examples include the following:

☐ Application system error or failure by more than 1 person

☐ CICS region down or an application within a region down

☐ Network unavailable — inability to connect to network resources

☐ Application or Network Response Time — Irrespective of the cause of the delay

☐ Portal, including Onebeacon.com site

☐ Power failure

☐ Servers, including print servers

☐ Software Communications — Email (internal and external), Internet or Intranet access

☐ Third Party Vendors — Examples include — MCI, Verizon, Equifax, ISO

☐ Voice — includes any toll free numbers or telephone outage

Severity -1A	This severity code is only to be used when a severity one outage has been resolved, however, root cause analysis continues across BTS. Once the root cause is determined, the incident ticket is updated and closed. The owner of the outage is responsible to notify the Severity One Manager and Enterprise Support Center.

Severity -1X	A problem that does not deny availability of a product or service; however; the issue impacts premium, billing, commissions or is of a financial nature which critically impedes the customer’s processing of business.

Severity -2	A problem which may deny the use of a critical product or service threatening future productivity.

Exhibit B-4

Severity -3	Urgent high impact problem. This type of problem may impact as few as one person and disrupts a group’s work methods and productivity.

Severity -4	An important issue but does not have a significant current productivity impact.

Severity -5	A service request that has a discretionary time value in which to respond.

Severity -6	An enhancement or modification of a product, system or service.
     VII. Problem Response/Resolution Targets

Problem	Target	Target
Type	Response Time	Resolution Time
Severity – 1	15 Min	2 Hours
Severity – 2	1 Hour	8 Hours
Severity – 3	4 hours	16 hours (2 days)
Severity – 4	8 hours	24 hours (3 days)
Severity – 5	2 Days	>10 Days
Severity – 6	2 Days	>10 Days
     Target Response Times are based on receipt of problem notification by Enterprise Support Center. Target Resolution Times are based on Service Provider’s determination that the problem is with a Service Provider System.
     VIII. Disaster Recovery / Business Continuity
     Service Provider’s disaster recovery and business continuity procedures will apply to Service Recipient employees and/or third party vendors using Service Provider’s systems and facilities. Service Provider’s last test of these procedures before the Effective Date was on 12/31/2009.

Exhibit B-5

     IX. Reports
     Service Provider shall use commercially reasonable efforts to implement and maintain reasonable measurement and monitoring tools and metrics as well as reasonable reporting procedures to measure and report on availability. The following are sample Service Provider reports:

Exhibit B-6

Exhibit C
Services Managers
Service Provider Services Manager: Gary Plotkin
Service Recipient Services Manager: Salvatore Abano

Exhibit C-1

Exhibit D
Form of Confidentiality Agreement
AUDITOR CONFIDENTIALITY AGREEMENT
{DATE}
XXXXXXX
XXXXXXX
Dear XXXX:
     This will confirm the agreement between the undersigned, on behalf of itself and its affiliates, employees, officers, directors, representatives and advisors (“Auditor”), and OneBeacon Insurance Group LLC and its subsidiaries (“OneBeacon”), with respect to the handling of certain confidential information relating to OneBeacon’s business. OneBeacon is furnishing Auditor with certain non-public, confidential and proprietary information regarding OneBeacon’s IT systems, processes and services and other information (the “Information”), including, but not limited to, rates, tables, graphs, knowledge, trade secrets, client information and other data which are valuable, special and unique aspects of OneBeacon’s business. The Information includes (i) the provisions and existence of this agreement, (ii) any other information, data, materials or records that have been or will be furnished by or through OneBeacon that are marked as “proprietary” or “confidential” or which, under all of the circumstances, ought reasonably to be treated as proprietary and/or confidential (including, but not limited to, information, data, materials and records relating to business affairs, data, designs, manuals, training materials and documentation, formulas, ideas, inventions, knowledge of manufacturing processes, mask-works, methods, prices, financial and accounting data, products and product specifications, systems and technical information of OneBeacon), and (iii) all information, data, materials and records created or generated in connection with the Audit.
     Recipient hereby agrees as follows:
     1. Auditor wishes to have access to the Information for purposes of conducting an audit of OneBeacon’s services provided to Tower Group, Inc. (“Tower”) under that certain Transition Services Agreement between OneBeacon Insurance Group LLC and Tower dated as of [Closing Date] (the “TSA”) as provided in Section 3.2 of the TSA (the “Audit”). Auditor will keep the Information secret and confidential and will not use the Information except for the sole purpose of performing the Audit and will not disclose the Information to any other person (other than Tower) at any time without the prior written consent of OneBeacon except as outlined herein.
     2. Auditor will limit access to the Information to only those employees, officers, attorneys, accountants and financial advisors of Auditor who (a) have a strict need to know the Information to perform the Audit, (b) are informed by Auditor of the confidential nature of the Information and (c) agree to act in accordance with the terms and conditions of this Agreement.

Exhibit D-1

     3. Auditor will not make any copies of the Information or remove the Information from the premises of OneBeacon without the prior written consent of OneBeacon. With respect to Information provided to Auditor orally, Auditor will keep any written reports or memoranda which contain or make reference to such Information separate from its other business records and papers, and will treat such written reports or memoranda as if they were received from OneBeacon.
     4. Upon request by OneBeacon, Auditor will promptly return all copies of the Information to OneBeacon or certify to OneBeacon that all such copies have been destroyed.
     5. In the event that Auditor or any of its representatives becomes legally compelled to disclose any of the Information, Auditor will provide OneBeacon with prompt notice so that OneBeacon may seek a protective order or other appropriate remedy. If such protective order or other appropriate remedy is not obtained, or if OneBeacon waives compliance with the provisions of this Agreement, Auditor will furnish only that portion of the Information which is legally required to be furnished and will exercise its best efforts to obtain reliable assurances that such Information will be treated as confidential.
     6. Auditor will disclose the results of the Auditor to OneBeacon and Tower, but not to any other entity.
     7. Auditor acknowledges that any disclosure of the Information may cause significant damage and harm to OneBeacon and that remedies at law may be inadequate, and Recipient agrees that OneBeacon may seek injunctive relief in addition to any other remedy to which OneBeacon may be entitled.
     8. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts.
     9. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior or contemporaneous oral or written agreements between the parties

ONEBEACON INSURANCE GROUP LLC

By

Printed Name:

Title:

Date:

ACCEPTED:

Exhibit D-2

[AUDITOR]

By

Printed Name:

Title:

Date:

Exhibit D-3

Exhibit E
Personal Lines Software Platforms and
Personal Lines Hardware
1.	Personal Lines Software Platforms (key components as of the Effective Date):

–	IAF (Insurance Applications Framework)

–	IAF Front-end

–	Legacy Policy Admin Systems
•	Master Driver II (MDII)

•	Home Protector (Property)

•	Custom-Pac (CPAC)

•	Dwelling Fire

•	Personal Protector (Umbrella System)

•	Harbormaster
–	Producer Management

–	Claims
•	CWS (Claims Workstation)

•	ACTS (Claims Financial)
–	Billing

–	Data Warehouse

–	EDS (Electronic Document Storage)/Document Creation/PDF Rendering

2.	Personal Lines Hardware (key components as of the Effective Date):

–	AIX servers (2)

–	Wintel Servers (170)

–	IBM Mainframe (3)
Note: software and hardware products/configuration/volume will change from time to time.

Exhibit E-1

EXHIBIT I
FORM OF
TRUST AGREEMENT
Dated as of [...], 2010
among
[OB ENTITY],
as Grantor
[YORK INSURANCE COMPANY OF MAINE],
as Beneficiary
and
[                    ],
as Trustee

EXHIBIT I
TABLE OF CONTENTS

Page(s)
1. Deposit of Assets to the Trust Account	2

2. Withdrawal of Assets from the Trust Account	2

3. Redemption, Investment and Substitution of Assets	3

4. The Income Account	3

5. Corporate Actions	4

6. Additional Rights and Duties of the Trustee	4

7. The Trustee’s Compensation, Expenses, etc	6

8. Resignation or Removal of the Trustee	7

9. Termination of the Trust Account	8

10. Definitions	8

11. Governing Law; Etc	9

12. Successors and Assigns	9

13. Severability	10

14. Entire Agreement	10

15. Amendments	10

16. Notices, etc	10

17. Headings	11

18. Counterparts	11

19. USA Patriot Act	12

20. Required Disclosure	12

1

EXHIBIT I

Page(s)
21. Representations	12

EXHIBIT A List of Assets Deposited to the Trust Account

EXHIBIT B Form of Withdrawal Notice

2

EXHIBIT I
TRUST AGREEMENT
     TRUST AGREEMENT, dated as of [...], 2010 (the “Agreement”), among [OB ENTITY], a [...] corporation (the “Grantor”), [YORK INSURANCE COMPANY OF MAINE], a [...] corporation (the “Beneficiary”), and [          ], a [New York] banking corporation (the “Trustee”) (the Grantor, the Beneficiary and the Trustee are hereinafter each sometimes referred to individually as a “Party” and collectively as the “Parties”).
W I T N E S S E T H
     WHEREAS, the Grantor has entered into that certain Reinsurance Agreement, effective [•, 2010] (the “Reinsurance Agreement”) with the Beneficiary;
     WHEREAS, the parties desire that Grantor establish the Trust Account (as defined below) to hold assets that secure payment of all Insurance Liabilities (as defined in the Reinsurance Agreement) of the Grantor to the Beneficiary under the Reinsurance Agreement; and
     WHEREAS, the Grantor desires to transfer to the Trustee for deposit to a trust account such assets as it may desire to make subject to this Agreement;
     WHEREAS, the Trustee has agreed to act as Trustee hereunder, and to hold such assets in trust in the Trust Account for the sole use and benefit of the Beneficiary; and
     WHEREAS, this Agreement is made for the sole use and benefit of the Beneficiary and for the purpose of setting forth the duties and powers of the Trustee with respect to the Trust Account;
     NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:
1. Establishment of Trust Account
(a)	Grantor hereby establishes trust account number [ ] in the name of Trustee for the benefit of Beneficiary (the “Trust Account”) upon the terms and conditions hereinafter set forth. All funds and securities deposited and held in the Trust Account, together with the proceeds thereof, all investments of such assets and proceeds in other assets, and all substitutions of such assets and proceeds for other assets are (except as set forth in Section 5) referred to individually as an “Asset” and collectively as the “Assets.”

(b)	Trustee hereby accepts appointment as trustee and agrees to establish and maintain

1

EXHIBIT I
the Trust Account as provided hereunder and to hold the Assets at its office in the United States.

(c)	The Trust Account and the related Assets shall serve to secure only Grantor’s obligations to Beneficiary under the Reinsurance Agreement, and shall not secure Grantor’s obligations to any other party.
2. Deposit of Assets to the Trust Account.
(a)	The Trustee shall administer the Trust Account in its name as Trustee for the Beneficiary. The Trust Account shall be subject to withdrawal by the Beneficiary solely as provided herein.

(b)	The Grantor shall transfer to the Trustee, for deposit to the Trust Account, the assets listed in Exhibit A hereto, and may transfer to the Trustee, for deposit to the Trust Account, such other assets as it may from time to time desire. The Assets shall consist only of cash (United States legal tender) and Eligible Securities (as hereinafter defined).

(c)	The Grantor hereby represents and warrants that all Assets transferred by the Grantor to the Trustee for deposit to the Trust Account and all Assets invested at the direction of the Grantor hereunder (i) will be in such form that the Beneficiary whenever necessary may, and the Trustee upon direction by the Beneficiary will, negotiate any such Assets without notice to, or consent or signature from, the Grantor or any person in accordance with the terms of this Agreement and (ii) will consist only of cash and Eligible Securities.
3. Withdrawal of Assets from the Trust Account.
(a)	Without notice to or the consent of the Grantor, the Beneficiary shall have the right, at any time and from time to time, to withdraw from the Trust Account, upon written notice to the Trustee in substantially the form of Exhibit B hereto (a “Withdrawal Notice”), such Assets as are specified in such Withdrawal Notice. The Withdrawal Notice may designate a third party (the “Designee”) to whom Assets specified therein shall be delivered. The Beneficiary need present no statement or document in addition to a Withdrawal Notice in order to withdraw any Assets.

(b)	Upon receipt of a Withdrawal Notice, the Trustee shall immediately take any and all steps necessary to transfer the Assets specified in such Withdrawal Notice, and shall deliver such Assets to or for the account of the Beneficiary or such Designee

2

EXHIBIT I
as specified in such Withdrawal Notice.

(c)	In the absence of a Withdrawal Notice or an Investment Order (as defined in Section 4 of this Agreement), the Trustee shall allow no substitution or withdrawal of any Asset from the Trust Account.
4. Redemption, Investment and Substitution of Assets.
(a)	The Trustee shall surrender for payment all maturing Assets and all Assets called for redemption and deposit the principal amount of the proceeds of any such payment to the Trust Account.

(b)	From time to time, at the written order and direction of the Grantor or its designated investment advisor, the Trustee shall invest Assets in the Trust Account in Eligible Securities.

(c)	From time to time, subject to the prior written approval of the Beneficiary, the Grantor may direct the Trustee to substitute Assets of equal value for other Assets presently held in the Trust Account. The Trustee shall have no responsibility whatsoever to determine the value of such substituted securities or that such substituted securities constitute Eligible Securities.

(d)	All investments and substitutions of securities referred to in sections 4(b) and 4(c) above shall be in compliance with the definition of “Eligible Securities” in Section 11 of this Agreement. Any instruction or order concerning such investments or substitutions of securities shall be referred to herein as an “Investment Order”. The Trustee shall execute Investment Orders and settle securities transactions by itself or by means of an agent or broker. The Trustee shall not be responsible for any act or omission, or for the solvency, of any such agent or broker.

(e)	When the Trustee is directed to deliver Assets against payment, delivery will be made in accordance with generally accepted market practice.

(f)	Any loss incurred from any investment pursuant to the terms of this Section 4 shall be borne exclusively by the Trust Account.
5. The Income Account.
     All payments of interest, dividends and other income in respect of Assets in the Trust Account shall be posted and credited by the Trustee, subject to deduction of the Trustee’s compensation and expenses as provided in Section 8 of this Agreement, in the separate income column of the custody ledger (the “Income Account”) within the Trust Account established and

3

EXHIBIT I
maintained by the Grantor at an office of the Trustee in [New York City]. Notwithstanding any provision of this Agreement to the contrary, the Assets credited to the Income Account shall not be considered to be part of the Trust Account for any purposes of this Agreement. Any interest, dividend or other income automatically posted and credited on the payment date to the Income Account which is not subsequently received by the Trustee shall be reimbursed by the Grantor to the Trustee and the Trustee may debit the Income Account for this purpose. The interest, dividends and other income shall be paid to the Grantor or credited to an account of the Grantor in accordance with written instructions provided from time to time by the Grantor to the Trustee.
6. Corporate Actions.
     Whenever there are voluntary rights that may be exercised or alternate courses of action that may be taken by reason of the Grantor’s ownership of Eligible Securities, the Grantor or its designee shall be responsible for making any decisions relating thereto and for directing the Trustee to act. The Trustee shall notify the Grantor or its designee of rights or discretionary actions with respect to Eligible Securities as promptly as practicable under the circumstances, provided that the Trustee has actually received notice of such right or discretionary corporate action from the relevant depository or other appropriate person. Absent actual receipt of such notice, the Trustee shall have no liability for failing to so notify the Grantor or its designee. Absent the Trustee’s timely receipt of instructions, the Trustee shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Eligible Securities.
7. Additional Rights and Duties of the Trustee.
(a)	The Trustee shall notify the Grantor and the Beneficiary in writing within 10 days following each deposit to, or withdrawal from, the Trust Account.

(b)	Before accepting any Asset for deposit to the Trust Account, the Trustee shall determine that such Asset is in such form that the Beneficiary whenever necessary may, or the Trustee upon direction by the Beneficiary will, negotiate such Asset without consent or signature from the Grantor or any person or entity other than the Trustee in accordance with the terms of this Agreement.

(c)	The Trustee shall have no responsibility whatsoever to determine whether any Assets are or continue to be Eligible Securities.

(d)	The Trustee may deposit any Assets in the Trust Account in a book-entry account maintained at the Federal Reserve Bank of New York or in depositories such as the Depository Trust Company and the Participants Trust Company. The Trustee shall have no liability whatsoever for the action or inaction of any depositary or for any losses resulting from the maintenance of Eligible Securities with a depositary.

4

EXHIBIT I
Assets may be held in the name of a nominee maintained by the Trustee or by any such depository.

(e)	The Trustee shall accept and open all mail directed to the Grantor or the Beneficiary in care of the Trustee.

(f)	The Trustee shall furnish to the Grantor and the Beneficiary a statement of all Assets in the Trust Account no later than ☐ days after the end of each calendar month, which statement shall include the Trustee’s determination of the fair market value of such Assets as of the end of such calendar month.

(g)	Upon the request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, during the Trustee’s normal business hours, any books, documents, papers and records relating to the Trust Account or the Assets.

(h)	Unless otherwise provided in this Agreement, the Trustee is authorized to follow and rely upon all instructions from time to time by the Grantor, the Beneficiary and any relevant investment advisor of the Grantor; respectively, and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor or the Beneficiary, including, without limitation, instructions given by letter, facsimile transmission, telegram, teletype, cablegram or electronic media, if the Trustee believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties. The Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such instructions, provided that it was not negligent in doing so. The Trustee shall not incur any liability in executing instructions from any attorney-in-fact prior to receipt by it of notice of the revocation of the written authority of the attorney-in-fact. Each of the Grantor and the Beneficiary acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee, and that there may be more secure methods of transmitting instructions than the method selected by the sender. Each of the Grantor and the Beneficiary agrees that the security procedures, if any, to be followed in connection with a transmission of instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

(i)	The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall be liable for its own negligence, willful misconduct or lack of good

5

EXHIBIT I
faith.

(j)	No provision of this Agreement shall require the Trustee to take any action which, in the Trustee’s reasonable judgment, would result in any violation of this Agreement or any provision of law. In respect thereto, the Trustee may obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice, provided that it was not negligent in doing so.

(k)	Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee, has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(l)	The Trustee shall not be responsible for the existence, genuineness or value of any of the Assets or for the validity, perfection, priority or enforceability of the liens in any of the Assets, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, for the validity of title to the Assets, for insuring the Assets or for the payment of taxes, charges, assessments or liens upon the Assets.

(m)	The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Trustee, including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war or terrorism, accidents, labor disputes, loss or malfunction of utilities or computer software or hardware, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.
8. The Trustee’s Compensation, Expenses, etc.
(a)	The Grantor shall pay the Trustee, as compensation for its services under this Agreement, a fee computed at rates determined by the Trustee from time to time and communicated in writing to the Grantor. The Grantor shall pay or reimburse the Trustee for all of the Trustee’s expenses and disbursements in connection with its duties under this Agreement (including attorney’s fees and expenses), except any such expense or disbursement as may arise from the Trustee’s negligence, willful misconduct, or lack of good faith. The Trustee shall be entitled to deduct its compensation and expenses from payments of dividends, interest and other income

6

EXHIBIT I
in respect of the Assets held in the Income Account. The Grantor hereby indemnifies the Trustee for, and holds it harmless against, any loss, liability, costs or expenses (including attorney’s fees and expenses) incurred or made without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, including any loss, liability, costs or expenses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of the Assets. The Grantor hereby acknowledges that the foregoing indemnity and Grantor payment and reimbursement obligations shall survive the resignation or discharge of the Trustee or the termination of this Agreement and hereby grants the Trustee a lien, right of set-off and security interest in the funds in the Income Account for the payment of any claim for compensation, reimbursement or indemnity hereunder.

(b)	No Assets shall be withdrawn from the Trust Account or used in any manner for paying compensation to, or reimbursement or indemnification of, the Trustee.
9. Resignation or Removal of the Trustee.
(a)	The Trustee may resign at any time by giving not less than 90 days’ written notice thereof to the Beneficiary and to the Grantor. The Trustee may be removed by the Grantor’s delivery of not less than 90 days’ written notice of removal to the Trustee and the Beneficiary. Such resignation or removal shall become effective on the acceptance of appointment by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account in accordance with paragraph (b) of this Section 9.

(b)	Upon receipt by the proper Parties of the Trustee’s notice of resignation or the Grantor’s notice of removal, the Grantor and the Beneficiary shall appoint a successor Trustee. Any successor Trustee shall be a bank that is a member of the Federal Reserve System or chartered in the State of New York and shall not be a Parent, a Subsidiary or an Affiliate of the Grantor or the Beneficiary. Upon the acceptance of the appointment as Trustee hereunder by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account, the resignation or removal of the Trustee shall become effective. Thereupon, such successor Trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Trustee, and the resigning or removed Trustee shall be discharged from any future duties and obligations under this Agreement, but the resigning or removed Trustee shall continue after such resignation or removal to be entitled to the benefits of the indemnity provided herein for the Trustee.

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EXHIBIT I
10. Termination of the Trust Account.
(a)	The Trust Account and this Agreement, except for the indemnity provided herein, may be terminated only after (i) the Grantor or the Beneficiary has given the Trustee written notice of its intention to terminate the Trust Account (the “Notice of Intention”), and (ii) the Trustee has given the Grantor and the Beneficiary the written notice specified in paragraph (b) of this Section 10. The Notice of Intention shall specify the date on which the notifying Party intends the Trust Account to terminate (the “Proposed Date”).

(b)	Within 3 days following receipt by the Trustee of the Notice of Intention, the Trustee shall give written notification (the “Termination Notice”) to the Beneficiary and the Grantor of the date (the “Termination Date”) on which the Trust Account shall terminate. The Termination Date shall be (a) the Proposed Date if the Proposed Date is at least 30 days but no more than 45 days subsequent to the date the Termination Notice is given; (b) 30 days subsequent to the date the Termination Notice is given, if the Proposed Date is fewer than 30 days subsequent to the date the Termination Notice is given; or (c) 45 days subsequent to the date the Termination Notice is given, if the Proposed Date is more than 45 days subsequent to the date the Termination Notice is given.

(c)	On the Termination Date, upon receipt of written approval of the Beneficiary, the Trustee shall transfer to the Grantor any Assets remaining in the Trust Account, at which time all liability of the Trustee with respect to such Assets shall cease.
11.	Definitions.
     Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both forms of such term are used in this Agreement):
     The term “Affiliate” with respect to any corporation shall mean a corporation which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such corporation.
     The term “Beneficiary” shall include any successor of the Beneficiary by operation of law including, without limitation, any liquidator, rehabilitator, receiver or conservator.
     The term “control” (including the related terms “controlled by” and “under common control with”) shall mean the ownership, directly or indirectly, of more than 10% of the voting stock of a corporation.
     The term “Eligible Securities” shall mean (i) certificates of deposit issued by a United

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EXHIBIT I
States bank and payable in United States legal tender, (ii) securities representing investments of the types specified in subsections (1), (2), (3), (8) and (10) of Section 1404(a) of the New York Insurance Law and (iii) securities that meet the requirements of subsection (2) of Section 1404(a) of the New York Insurance Law except for the credit quality criteria (other than solvency), so long as such securities are rated BBB- or above by Standard & Poor’s, BBB- or above by Fitch or Baa3 or above by Moody’s and do not at any time exceed, in the aggregate, more than 50% of the Fair Market Value of the assets in the Trust Account; provided that no such securities shall have been issued by a Parent, a Subsidiary or an Affiliate of either Beneficiary or Grantor.
     The terms “person” shall mean and include an individual, a corporation, a partnership, an association, a trust, an unincorporated organization or a government or political subdivision thereof.
     The term “Parent” shall mean an institution that, directly or indirectly, controls another institution.
     The term “Subsidiary” shall mean an institution controlled, directly or indirectly, by another institution.
12.	Governing Law; Etc.
     This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. Each Party hereby waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement Each Party consents to the jurisdiction of any state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The establishment and maintenance of the Trust Account, and all interests, duties and obligations with respect thereto, shall be governed by the laws of the State of New York.
     Each of the Parties hereby submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in courts located within the City and State of New York or elsewhere as the Trustee may select.
13.	Successors and Assigns.
     This Agreement shall extend to and shall be binding upon the Parties hereto and their respective successors and assignees; provided, that no Party may assign this Agreement or any of its rights or obligations hereunder, whether by merger, consolidation, sale of all or substantially all of its assets, liquidation, dissolution or otherwise, except as expressly permitted by Section 9 of

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EXHIBIT I
this Agreement.
14.	Severability.
     In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.
15.	Entire Agreement.
     This Agreement constitutes the entire agreement among the Parties, and there are no understandings or agreements, conditions or qualifications relative to this Agreement which are not fully expressed in this Agreement.
16.	Amendments.
     This Agreement may be modified or otherwise amended, and the observance of any term of this Agreement may be waived, if such modification, amendment or waiver is in writing and signed by the Parties.
17.	Notices, etc.
     Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgments and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly given or made (a)(i) when delivered personally, (ii) when made or given by prepaid telex, telegraph, telecopier, facsimile or electronic media, or (iii) in the case of mail delivery, upon the expiration of three days after any such notice, direction, request, demand, acknowledgment or other communication shall have been deposited in the United States mail for transmission by first class mail, postage prepaid, or upon receipt thereof, whichever shall first occur and (b) when addressed as follows:
If to the Grantor:
[ONEBEACON ENTITY]
1 Beacon Lane
Canton, MA 02021
Attention: Bradford W. Rich
Senior Vice President and General Counsel
With a concurrent copy to:

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EXHIBIT I
Mayer Brown LLP
71 S. Wacker Drive
Chicago, IL 60606
Facsimile: (312) 701-7711
Attention: Edward S. Best
Andrew J. Noreuil
If to the Beneficiary:
[YORK INSURANCE COMPANY OF MAINE]
c/o Tower Group, Inc.
120 Broadway, 31st Floor
New York, NY 10271
Attention: General Counsel
With a concurrent copy to:
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019
Facsimile: (212) 259-6333
Attention: Jeffrey S. MacDonald
Elizabeth B. Bannigan
If to the Trustee:
          [                    ]
     Each Party may from time to time designate a different address for notices, directions, requests, demands, acknowledgments and other communications by giving written notice of such change to the other Parties. All notices, directions, requests, demands, acknowledgments and other communications relating to the Beneficiary’s approval of the Grantor’s authorization to substitute Trust Assets and to the termination of the Trust Account shall be in writing and may be made or given by prepaid telex, telegraph, telecopier, facsimile or electronic media.
18. Headings.
     The headings of the Sections and the Table of Contents have been inserted for convenience of reference only and shall not be deemed to constitute a part of this Agreement.
19. Counterparts.

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EXHIBIT I
     This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute but one and the same Agreement.
20. USA Patriot Act.
     The Grantor and Beneficiary hereby acknowledges that the Trustee is subject to federal laws, including the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Trustee must obtain, verify and record information that allows the Trustee to identify the Grantor and Beneficiary. Accordingly, prior to opening the Trust Account hereunder, the Trustee will ask the Grantor and Beneficiary to provide certain information including, but not limited to, the Grantor’s and Beneficiary’s name, physical address, tax identification number and other information that will help the Trustee to identify and verify the Grantor’s and Beneficiary’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Each of the Grantor and Beneficiary agrees that the Trustee cannot open the Trust Account hereunder unless and until the Trustee verifies the Grantor’s and Beneficiary’s identity in accordance with the Trustee’s CIP.
21. Required Disclosure.
     The Trustee is authorized to supply any information regarding the Trust Account and related Assets that is required by any law, regulation or rule now or hereafter in effect. Each of the Grantor and the Beneficiary agrees to supply the Trustee with any required information if it is not otherwise reasonably available to the Trustee.
22. Representations.
     Each Party represents and warrants to the others that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to bind such Party to this Agreement, and that the Agreement constitutes a binding obligation of such Party enforceable in accordance with its terms.

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EXHIBIT I
IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

[OB ENTITY], as Grantor
By:
Name:
Title:

[YORK INSURANCE COMPANY OF MAINE], as Beneficiary
By:
Name:
Title:

[ ], as Trustee
By:
Name:
Title:

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EXHIBIT A
(List of Assets Deposited to the Trust Account)

EXHIBIT B
Form of Withdrawal Notice
[DATE]
[          ]

Re:	Withdrawal Notice re Trust Agreement dated as of [...], 2010, among [OB ENTITY], as Grantor, [YORK INSURANCE COMPANY OF MAINE], as Beneficiary, and [ ], as Trustee, as amended, supplemented or otherwise modified (the “Trust Agreement”).
We refer to Section 2(a) of the Trust Agreement, and hereby give you notice of our election to withdraw the following Assets from the Trust Account:
[SPECIFY ASSETS]
Please deliver such assets to or for the account of the person or entity named below at the address specified below:
[SPECIFY DESIGNEE AND ADDRESS]
Very truly yours,
[YORK INSURANCE COMPANY OF MAINE]

By:

Name:

Title: